PROSPECTUS SUPPLEMENT
(To Prospectus Dated January 15, 1999)


                         $1,353,485,000 (Approximate)
                    AMORTIZING RESIDENTIAL COLLATERAL TRUST
              Mortgage Pass-Through Certificates, Series 2000-BC1

                    Structured Asset Securities Corporation
                                   Depositor

                 Norwest Bank Minnesota, National Association
                                Master Servicer
                              -------------------

     Consider carefully the risk factors beginning on page S-12 of this prospectus supplement and on page 9 of the prospectus.
     For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary beginning on page S-79 of this prospectus supplement and on page 103 in the prospectus.
     The certificates will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.
     This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

         The trust fund will issue certificates including the following:
                         Class            Interest       CUSIP
Class             Principal Amount(1)       Rate        Number
---------------  ---------------------  ------------  ----------

  A1 ..........       $983,064,000             (2)    863572K85
  A2 ..........        275,679,000         8.05%      863572K93
  M1 ..........         40,604,000             (2)    863572L27
  M2 ..........         40,604,000             (2)    863572L35
  B ...........         13,534,000             (2)    863572L43

 -----------
(1)  These balances are approximate, as described in this prospectus supplement.
(2) Interest will accrue on the Class A1, M1, M2 and B Certificates based upon one-month LIBOR plus a specified margin, subject to limitation, as described in this prospectus supplement under "Description of the Certificates -- Distributions of Interest."


     This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table above and not to the other classes of certificates that will be issued by the trust fund as described in this prospectus supplement.

     The assets of the trust fund will primarily consist of conventional, fixed and adjustable rate, fully amortizing and balloon, first and junior lien residential mortgage loans that were originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines. As a result, these mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with higher standards.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     The certificates listed in the table above will be purchased by Lehman Brothers Inc. from Structured Asset Securities Corporation, and are being offered by Lehman Brothers Inc. from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to Structured Asset Securities Corporation from the sale of these certificates will be approximately 100.00% of their initial total principal amount, plus accrued interest, before deducting expenses.

     On or about February 9, 2000, delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking, societe anonyme (formerly Cedelbank) and the Euroclear System.

                                  Underwriter:
                                 LEHMAN BROTHERS
          This date of this prospectus supplement is February 7, 2000.

             Important notice about information presented in this
            prospectus supplement and the accompanying prospectus:

     We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

     If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                              Tables of Contents
                             Prospectus Supplement





                                                       Page
                                                      -----
    Summary of Terms ...............................   S-6
    Risk Factors ...................................  S-12
    Description of the Certificates ................  S-18
       General .....................................  S-18
       Book-Entry Registration .....................  S-19
       Distributions of Interest ...................  S-23
       Determination of LIBOR ......................  S-25
       Distributions of Principal ..................  S-27
       Credit Enhancement ..........................  S-31
       Final Scheduled Distribution Date ...........  S-34
       Optional Purchase of Mortgage Loans;
          Termination of the Trust .................  S-34
       The Trustee .................................  S-34
    Description of the Mortgage Pools ..............  S-35
       General .....................................  S-35
       Adjustable Rate Mortgage Loans ..............  S-36
       The Indices .................................  S-37
       Pool 1 Mortgage Loans .......................  S-37
       Pool 2 Mortgage Loans .......................  S-50
    Additional Information .........................  S-57
    Underwriting Guidelines ........................  S-57
    The Master Servicer ............................  S-59
    The Servicers ..................................  S-59
       General .....................................  S-59
       Ocwen .......................................  S-60
       Life Bank ...................................  S-62
       Aurora ......................................  S-63
       Option One ..................................  S-64
       Ameriquest ..................................  S-66
    Servicing of the Mortgage Loans ................  S-66
       General .....................................  S-66
       Servicing Compensation and Payment of
          Expenses .................................  S-67
       Prepayment Interest Shortfalls ..............  S-67
       Advances ....................................  S-67

                                                      Page
                                                      ----
       Collection of Taxes, Assessments and
         Similar Items .............................  S-68
       Insurance Coverage ..........................  S-68
       Evidence as to Compliance ...................  S-68
       The Loss Mitigation Advisor .................  S-68
    Trust Agreement ................................  S-68
       General .....................................  S-68
       Assignment of Mortgage Loans ................  S-69
       Voting Rights ...............................  S-70
    Yield, Prepayment and Weighted
       Average Life ................................  S-70
       General .....................................  S-70
       Overcollateralization .......................  S-72
       Subordination of the Offered
          Subordinate Certificates .................  S-72
       Weighted Average Life .......................  S-72
    Material Federal Income Tax
       Considerations ..............................  S-75
       General .....................................  S-75
       Taxation of Regular Interests ...............  S-75
       Status of the Offered Certificates ..........  S-76
       The Basis Risk Reserve Fund .................  S-76
    Legal Investment Considerations ................  S-76
    ERISA Considerations ...........................  S-77
    Use of Proceeds ................................  S-77
    Underwriting ...................................  S-77
    Legal Matters ..................................  S-77
    Ratings ........................................  S-77
    Glossary of Defined Terms ......................  S-79
    Annex A:
    Global Clearance, Settlement and
       Documentation Procedures ....................   A-1
       Initial Settlement ..........................   A-1
       Secondary Market Trading ....................   A-1
       Certain U.S. Federal Income Tax
          Documentation Requirements ...............   A-3

                                  Prospectus





                                                          Page
                                                         -----
   Summary of Terms ...................................     5
      Depositor .......................................     5
      Certificates Offered ............................     5
      Distributions ...................................     5
      The Trust Fund ..................................     5
      Mortgage Backed Securities ......................     6
      Mortgage Loans ..................................     6
      Guaranteed Investment Contracts and
         Other Agreements .............................     6
      Pre-Funding Account .............................     6
      Collection and Certificate Accounts .............     6
      Final Scheduled Distribution Date ...............     6
      Optional Termination or Purchase of
         Certificates .................................     7
      Trustee .........................................     7
      Servicing of Mortgage Loans .....................     7
      Credit Enhancement ..............................     7
      Material Federal Income Tax
         Consequences .................................     7
   Legal Investment Considerations ....................     7
   ERISA Considerations ...............................     8
   Use of Proceeds ....................................     8
   Ratings ............................................     8
   Risk Factors .......................................     9
      Limited Ability to Resell Certificates ..........     9
      Adverse Effect of Prepayments on the
         Yield and Maturity of Certificates ...........     9
      Principal Prepayments Not Addressed by
         Ratings ......................................    10
      Potential Inadequacy of Credit
         Enhancement ..................................    10
      Bankruptcy ......................................    10
      Recent Origin of Certain Loan Types .............    10
      Greater Risks Involving Certain
         Property Types ...............................    11
      Limited Obligations and Assets of the
         Depositor ....................................    11
      Limitations of FNMA and FHLMC
         Guaranties ...................................    11
      ERISA Considerations ............................    11
   Description of the Certificates ....................    12
      General .........................................    12
      Distributions on the Certificates ...............    12
      Optional Termination ............................    14
      Optional Purchase of Certificates ...............    14
      Other Purchases .................................    14
      Book-Entry Registration .........................    14

                                                          Page
                                                          ---
   Yield, Prepayment and Maturity
      Considerations ..................................    16
      Payment Delays ..................................    16
      Principal Prepayments ...........................    16
      Timing of Reduction of Principal
         Amount .......................................    16
      Interest or Principal Weighted
         Certificates .................................    16
      Final Scheduled Distribution Date ...............    16
      Prepayments and Weighted Average
         Life .........................................    17
      Other Factors Affecting Weighted
         Average Life .................................    18
   The Trust Funds ....................................    19
      General .........................................    19
      GNMA Certificates ...............................    20
      FNMA Certificates ...............................    21
      FHLMC Certificates ..............................    23
      Private Mortgage-Backed Securities ..............    25
      The Mortgage Loans ..............................    26
      The Manufactured Home Loans .....................    29
      Pre-Funding Arrangements ........................    31
      Collection Account and Certificate Account           31
      Other Funds or Accounts .........................    32
   Loan Underwriting Procedures and
      Standards .......................................    32
      Underwriting Standards ..........................    32
      Loss Experience .................................    34
      Representations and Warranties ..................    35
      Substitution of Primary Assets ..................    36
   Servicing of Loans .................................    36
      General .........................................    36
      Collection Procedures; Escrow
         Accounts .....................................    37
      Deposits to and Withdrawals from the
         Collection Account ...........................    37
      Servicing Accounts ..............................    39
      Buy-Down Loans, GPM Loans and
         Subsidized Loans .............................    39
      Advances and Limitations Thereon ................    40
         Maintenance of Insurance Policies and
           Other Servicing Procedures .................    41
         Presentation of Claims; Realization
           Upon Defaulted Loans .......................    43
      Enforcement of Due-On-Sale Clauses ..............    44
      Certain Rights Related to Foreclosure ...........    44
      Servicing Compensation and Payment of
         Expenses .....................................    45

                                                            Page
                                                           -----
     Evidence as to Compliance ..........................    45
     Certain Matters Regarding the Master
        Servicer ........................................    46
   Credit Support .......................................    47
      General ...........................................    47
      Subordinate Certificates; Subordination
         Reserve Fund ...................................    47
      Cross-Support Features ............................    48
      Insurance 55 ......................................    48
      Letter of Credit ..................................    49
      Certificate Guarantee Insurance ...................    49
      Reserve Funds .....................................    49
   Description of Mortgage and Other
      Insurance .........................................    50
      Mortgage Insurance on the Loans ...................    50
      Hazard Insurance on the Loans .....................    54
      Bankruptcy Bond ...................................    56
      Repurchase Bond ...................................    56
   The Trust Agreements .................................    56
      Assignment of Primary Assets ......................    56
      Repurchase and Substitution of
         Non-
         Conforming Loans ...............................    59
      Reports To Certificateholders .....................    60
      Investment of Funds ...............................    61
      Event of Default ..................................    61
      Rights Upon Event of Default ......................    61
      The Trustee .......................................    62
      Duties of the Trustee .............................    62
      Resignation of Trustee ............................    63
      Certificate Account ...............................    63
      Expense Reserve Fund ..............................    63
      Amendment of Trust Agreement ......................    64
      Voting Rights .....................................    64
      List of Certificateholders ........................    64
      REMIC or FASIT Administrator ......................    64
      Termination .......................................    64
   Certain Legal Aspects of Loans .......................    65
      Mortgages .........................................    65
      Junior Mortgages; Rights of Senior
         Mortgages ......................................    65
      Cooperative Loans .................................    67
      Foreclosure on Mortgages ..........................    69
      Realizing Upon Cooperative Loan
         Security .......................................    69
      Rights of Redemption ..............................    70

                                                            Page
                                                            ---
       Anti-Deficiency Legislation and Other
         Limitations on Lenders .........................    71
         Soldiers' and Sailors' Civil Relief Act of
           1940 .........................................    73
      Environmental Risks ...............................    73
         Due-on-Sale Clauses in Mortgage Loans               74
         Enforceability of Prepayment and Late
           Payment Fees .................................    75
      Equitable Limitations on Remedies .................    75
      Applicability of Usury Laws .......................    75
      Adjustable Interest Rate Loans ....................    76
      Manufactured Home Loans ...........................    76
   Material Federal Income Tax
      Considerations ....................................    79
      General ...........................................    79
      Characterization of Certificates ..................    79
      Qualification as a REMIC ..........................    79
      Qualification as a FASIT ..........................    80
      Taxation of Regular Interest Certificates .........    82
      Sale or Exchange of Regular Interest
         Certificates ...................................    86
      Taxation of the REMIC .............................    86
      Taxation of Holders of Residual Interest
         Certificates ...................................    87
      Restrictions on Ownership and Transfer of
         REMIC Residual Interest Certificates ...........    89
   REMIC Expenses .......................................    89
   Administrative Matters ...............................    90
      Taxation of Holders of FASIT High-Yield
         Interests ......................................    90
      Taxation of Holders of FASIT Ownership
         Interests ......................................    90
      Tax Status as a Grantor Trust .....................    91
      Miscellaneous Tax Aspects .........................    94
      Tax Treatment of Foreign Investors ................    95
   State Tax Considerations .............................    96
   ERISA Considerations .................................    96
   Legal Investment Considerations ......................    99
   Legal Matters ........................................   100
   The Depositor ........................................   100
   Use of Proceeds ......................................   100
   Plan of Distribution .................................   100
   Additional Information ...............................   101
   Incorporation of Certain Documents by
      Reference .........................................   101
   Reports to Certificateholders ........................   102
   Glossary .............................................   103

                               Summary of Terms

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire document and accompanying prospectus.

o While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

o Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included herein.

o Whenever we refer to a percentage of some or all of the mortgage loans in the trust fund or in any pool, that percentage has been calculated on the basis of the total "scheduled principal balance" of those mortgage loans as of January 1, 2000, unless we specify otherwise. We explain in this prospectus supplement under "Description of the Certificates -- Distributions of Principal" how the scheduled principal balance of a mortgage loan is determined. Whenever we refer in this summary or in the Risk Factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their scheduled principal balances, unless we specify otherwise.


The Offered Certificates

      Amortizing Residential Collateral Mortgage Trust Pass-Through Certificates, Series 2000-BC1 consist of the following classes: A1, A2, M1, M2, B, P, X and R. Only the Class A1, A2, M1, M2 and B Certificates are being offered by this prospectus supplement. These certificates will be issued in book-entry form.

      See "Description of the Certificates -- General" in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of each class of certificates.

      The certificates represent ownership interests in a trust fund, the assets of which consist primarily of conventional, adjustable and fixed rate, fully amortizing and balloon, first and junior lien residential mortgage loans. The mortgage loans to be included in the Trust Fund will be divided into two pools: "pool 1", consisting of both fixed and adjustable rate mortgage loans and "pool 2", consisting solely of fixed rate mortgage loans, each having the characteristics described at "Description of the Mortgage Pools" in this prospectus supplement.

      Distributions of principal on the Class A1 Certificates will be based, mostly, on collections on the pool 1 mortgage loans, while distributions of principal on the Class A2 Certificates will be based, mostly, on collections on the pool 2 mortgage loans. Payments of principal on the Class M1, M2 and B Certificates will be based on collections on both pools of mortgage loans. Payments of interest on the Class A1, A2, M1, M2 and B Certificates will be based on collections on both pools of mortgage loans.

      The rights of holders of the Class M1, M2 and B Certificates to payments will be subordinate to the rights of the holders of certificates having a higher priority of payment, as described in this Summary of Terms under "-- Enhancement of Likelihood of Payment on the Certificates -- Subordination of Payments" below. We refer to those certificates as "subordinate" certificates, and we refer to the Class A1 and A2 Certificates as "senior" certificates.

      The Class X and Class R Certificates are not entitled to monthly distributions of principal and interest, but rather solely to any residual cash flows remaining after all payments on the other classes of the certificates and certain other fees and expenses of the trust fund have been made on the related distribution date. The Class P Certificate will solely be entitled to the cash flow arising from prepayment premiums paid by the mortgagors on certain voluntary full and partial payments of the mortgage loans.


      The certificates will have an approximate total initial principal amount of $1,353,485,000. Any difference between the total principal amount of the certificates on the date they are issued and the approximate total principal amount of the certificates on the date of this prospectus supplement will not exceed 5%.


The Parties

The Originators


      The originators of the mortgage loans are various savings banks, other mortgage lending institutions or their correspondents, which have previously sold the mortgage loans under separate sale agreements to either Lehman Capital, a Division of Lehman Brothers Holdings Inc., or Lehman Brothers Bank, FSB.


      See "The Trust Agreement -- Assignment of the Mortgage Loans" in this prospectus supplement.


The Seller


      Prior to the closing date, Lehman Brothers Bank, FSB will have assigned all of its interest in the mortgage loans it acquired from the originators to Lehman Capital. On the closing date, Lehman Capital, as seller, will convey all of its interest in the mortgage loans to the depositor.


      See "The Trust Agreement -- Assignment of the Mortgage Loans" in this prospectus supplement.


The Depositor


      Structured Asset Securities Corporation, a limited purpose Delaware corporation and a wholly owned subsidiary of Lehman Brothers Holdings Inc., will convey the mortgage loans to the trust fund.


      See "The Trust Agreement -- Assignment of the Mortgage Loans" in this prospectus supplement.

The Trustee

      First Union National Bank, a national banking association, will act as the trustee of the Amortizing Residential Collateral Trust, Series 2000-BC1.

      See "Description of the Certificates -- The Trustee" in this prospectus supplement.

The Master Servicer

      Norwest Bank Minnesota, National Association, as master servicer, will oversee the servicing of the mortgage loans by the servicers.

      See "The Master Servicer" in this prospectus supplement.


The Servicers

      Ocwen Federal Bank FSB, Life Bank, Aurora Loan Services Inc., Option One Mortgage Corporation and Ameriquest Mortgage Company will each act as a primary servicer of certain of the mortgage loans in the trust fund pursuant to separate servicing agreements.

      See "The Servicers" in this prospectus supplement.


Cut-off Date

      January 1, 2000.


Closing Date

      On or about February 9, 2000.


Payments on the Certificates


      Principal and interest on the certificates will be payable on the 25th day of each month, beginning in February 2000. However, if the 25th day is not a business day, distributions will be made on the next business day after the 25th day of the month.


Interest Payments


      Interest will accrue on each class of certificates, other than the Class P, Class X and R Certificates, at the applicable annual rate described in this prospectus supplement.


      See "Description of the Certificates -- Distributions of Interest" in this prospectus supplement.

Principal Payments

      The amount of principal payable on the certificates will be determined by
(1) formulas that allocate portions of principal payments received on the mortgage loans among the different mortgage pools and the different certificate classes, (2) funds actually received on the mortgage loans that are available to make principal payments on the certificates and (3) the application of excess interest to pay principal on the certificates as described below. Funds actually received on the mortgage loans may consist of expected monthly scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers.

      The manner of allocating payments of principal will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the distribution date in February 2003 or on or after that date, and depending upon whether the delinquency and loss performance of the mortgage loans is worse than certain levels set by the rating agencies.

      We explain how principal is paid on the certificates under "Description of the Certificates -- Distributions of Principal" in this prospectus supplement.


Prepayment Premiums on the Mortgage Loans

      The Class P Certificate will be entitled to distributions of all prepayment premiums collected on the mortgage loans. Accordingly, such amounts will not be available for payments to other classes of certificates.

      See "Description of the Certificates" and "Description of the Mortgage Pools -- General" in this prospectus supplement.


Limited Recourse

      The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund. The trust fund will have no other source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise and no other entity will be required or expected to make any payments on the certificates.


Enhancement of Likelihood of Payment on the Certificates

      The payment structure includes overcollateralization, subordination, loss allocation, cross-collateralization and limited insurance features to enhance the likelihood that certificateholders of more senior classes will receive regular distributions of interest and principal. The Class B Certificates are more likely to experience losses than the M2, M1, A2 and A1 Certificates. The Class M2 Certificates are more likely to experience losses than the Class M1, A2 and A1 Certificates; and the Class M1 Certificates are more likely to experience losses than the Class A2 and A1 Certificates.

      See "Risk Factors -- Potential Inadequacy of Credit Enhancement" and "Description of the Certificates -- Credit Enhancement" in this prospectus supplement for a more detailed description of overcollateralization, subordination, loss allocation, cross-collateralization and limited insurance features.

Subordination of Payments

      Certificates with an "A" in their class designation will have a payment priority as a group over other certificates. The Class M1 Certificates will have a payment priority over the Class M2 and B Certificates; and the Class M2 Certificates will have a payment priority over the Class B Certificates.

      See "Description of the Certificates -- Credit Enhancement -- Subordination" in this prospectus supplement.

Allocation of Losses
      As described in this prospectus supplement, amounts representing losses on the mortgage loans (in excess of excess interest and any overcollateralization) will be applied to reduce the principal amount of the subordinate class of certificates still outstanding that has the lowest payment priority, until the principal amount of that class of certificates has been reduced to zero. For example, losses in excess of the overcollateralization will first be allocated in reduction of the principal amount of the Class B Certificates until it is reduced to zero, then to the principal amount of the Class M2 Certificates until it is reduced to zero, and finally to the principal amount of the Class M1 Certificates until it is reduced to zero. If a loss has been allocated to reduce the principal amount of your subordinate certificate, it is unlikely that you will receive any payment in respect of that reduction. If the applicable subordination is insufficient to absorb losses, then holders of senior certificates will incur losses and may never receive all of their principal payments.

      See "Description of the Certificates -- Credit Enhancement -- Application of Realized Losses" in this prospectus supplement.


Overcollateralization


      On the closing date, the total principal amount of the certificates is expected to equal the total principal balance of the mortgage loans. Commencing with the distribution date in August 2000, any interest received on the mortgage loans in excess of the amount needed to pay interest on the certificates and certain expenses and fees of the trust fund will be used to reduce the total principal amount of the certificates to a level set by the rating agencies until the mortgage loans have a total principal balance that exceeds the total outstanding principal amount of the certificates by the amount required by the rating agencies. This condition is referred to as "overcollateralization." We cannot, however, assure you that sufficient interest will be generated by the mortgage loans to create overcollateralization or to maintain any level of overcollateralization after it has been created.


      See "Risk Factors -- Potential Inadequacy of Credit Enhancement" and "Description of the Certificates -- Credit Enhancement --
Overcollateralization" in this prospectus supplement.


Cross-collateralization


      Under certain limited circumstances, payments on the mortgage loans in a pool may be distributed as principal to holders of the Class A Certificates corresponding to the other pool:


      o If the Class A1 Certificates have been retired but the Class A2 Certificates are outstanding, then certain payments on the pool 1 mortgage loans may be paid to the Class A2 Certificates before being paid to the Class M1, M2 and B Certificates.


      o Conversely, if the Class A2 Certificates have been retired but the Class A1 Certificates are outstanding, then certain payments on the pool 2 mortgage loans may be paid to the Class A1 Certificates before being paid to the Class M1, M2 and B Certificates.


      See "Description of the Certificates-- Distributions of Principal" in this Prospectus Supplement.

Primary Mortgage Insurance

      The seller has acquired on behalf of the trust fund loan-level primary mortgage insurance policies for approximately 98.05% of those mortgage loans in the trust fund with original loan-to-value ratios in excess of 60% not otherwise covered by an existing primary mortgage insurance policy. However, such policies will provide only limited protection against losses on defaulted mortgage loans.

      See "Description of the Certificates -- Credit Enhancement -- Primary Mortgage Insurance" in this prospectus supplement.


The Mortgage Loans

      On the closing date, the assets of the trust fund will consist of two pools of mortgage loans with a total scheduled principal balance of approximately $1,353,485,647. The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

      The mortgage loans include conventional, adjustable and fixed rate, fully amortizing and balloon, senior and junior lien residential mortgage loans, approximately 85.98% of which have original terms to stated maturity of 30 years.

      The mortgage loans were generally originated or acquired in accordance with underwriting guidelines that are less strict than Fannie Mae and Freddie Mac guidelines. As a result, such mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.

      The mortgage loans in the trust fund will not be insured or guaranteed by any government agency.

      See "Description of the Mortgage Pools" and "Underwriting Guidelines" in this prospectus supplement and "The Trust Fund -- The Mortgage Loans" in the prospectus for a general description of the mortgage loans, the underwriting guidelines applied in their origination and certain statistical data with respect to the characteristics of each mortgage pool.


Servicing of the Mortgage Loans

      The mortgage loans will be master serviced by Norwest Bank Minnesota, National Association.

The master servicer will oversee the servicing of the mortgage loans by the servicers. Initially, the servicers will be Ocwen Federal Bank FSB, Life Bank, Aurora Loan Services Inc., Option One Mortgage Corporation and Ameriquest Mortgage Company, which servicers will be responsible for servicing approximately 35.82%, 27.37%, 16.90%, 16.03% and 3.89%, respectively, of the mortgage loans in the trust fund as of the Cut-off Date. The Class X holder will have certain rights relating to the mortgage loans, including the right to terminate and replace any servicer, at any time, without cause, in accordance with the terms of the applicable servicing agreement.

      See "The Master Servicer," "The Servicers" and "Servicing of the Mortgage Loans" in this prospectus supplement.

Optional Purchase of Mortgage Loans

      The Class X holder may purchase the mortgage loans after the total principal balance of the mortgage loans declines to less than 10% of the initial total principal balance of the mortgage loans. In addition, the depositor will have the option to purchase the mortgage loans in the event that the Class X holder does not exercise its optional purchase right as described in this prospectus supplement.

      If the mortgage loans are purchased, the certificateholders will be paid accrued interest and principal equal to the outstanding principal amount of the certificates.

      If the Class X holder does not exercise its option to purchase the mortgage loans as described above when it is first entitled to do so, the interest rates of the Class A1, M1, M2 and B certificates will be increased as described in this prospectus supplement.

      See "Description of the Certificates -- Optional Purchase of Mortgage Loans; Termination of the Trust Fund" in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans upon an optional purchase. See "Description of the Certificates -- Distributions of Interest" in this prospectus supplement for a description of the increased interest rates to be paid on the Class A1, M1, M2 and B certificates in the event that the Class X holder does not exercise its option to purchase the mortgage loans as described above.

Tax Status

      The trustee will elect to treat all or a portion of the trust fund as multiple REMICs for federal income tax purposes. Each of the certificates, other than the Class P and the Class R Certificates, will represent ownership of "regular interests" in a REMIC. The Class R Certificate will be designated as the sole class of "residual interest" in each of the REMICs. The Class P Certificate will evidence an interest in the trust fund but not in any REMIC.

      Certain of the certificates may be issued with original issue discount for federal income tax purposes.

      See "Material Federal Income Tax Considerations" in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.


ERISA Considerations

      Generally, the Class A1 and A2 Certificates may, but the Class M1, M2 and B Certificates may not, be purchased by employee benefit plans or individual retirement accounts subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986. A fiduciary of an employee benefit plan or an individual retirement account must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

      See "ERISA Considerations" in this prospectus supplement and in the prospectus for a more complete discussion of these issues.


Legal Investment Considerations

      The certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

      There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.

      See "Legal Investment Considerations" in this prospectus supplement and in the prospectus.

Ratings of the Certificates

      The certificates offered by this prospectus supplement will initially have the following ratings from Fitch IBCA, Inc., Moody's Investors Service, Inc. and Standard & Poor's Rating Services, a division of the McGraw Hill Companies, Inc.

                                 Standard &
 Class     Fitch     Moody's       Poor's
-------   -------   ---------   ------------
  A1        AAA       Aaa           AAA
  A2        AAA       Aaa           AAA
  M1        AA        Aa2           AA
  M2        A         A2            A
  B         BBB       Baa2          BBB


o These ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency.


o The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.



      See "Ratings" in this prospectus supplement for a more complete discussion of the certificate ratings.

                                 Risk Factors


o The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.


Underwriting Guidelines and
 Potential Delinquencies...   The mortgage loans were originated or acquired
                              by various banks, other mortgage lending institutions or their correspondents generally in accordance with the underwriting guidelines described in this prospectus supplement. In general, these guidelines are not as strict as Fannie Mae or Freddie Mac guidelines and are generally intended to assess the credit risk of mortgage loans made to borrowers with imperfect credit histories, ranging from minor delinquencies to bankruptcy, or borrowers with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. In addition, such guidelines also evaluate the value and adequacy of the underlying mortgaged property as collateral.
                              Consequently, the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

                              Changes in the values of mortgaged properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust fund than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.

                              See "Description of the Mortgage Pools --
                              General" in this prospectus supplement for a description of the characteristics of each mortgage pool and "Underwriting Guidelines" for a general description of the underwriting guidelines applied in originating the mortgage loans.

Mortgage Loan Interest Rates
 May Limit Interest Rates on
 the Certificates..........   One-month LIBOR (i.e., the index used in
                              determining the interest rates of the Class A1, M1, M2 and B Certificates) may increase or decrease at different times and in different amounts than the particular six-month LIBOR indices or other indices applicable to the adjustable rate mortgage loans included in the trust fund.

                              In addition, because the interest rates on the adjustable rate mortgage loans included in pool 1 adjust at different times and in different amounts, and because the interest rates on the other mortgage loans included in pool 1 and all of the mortgage loans included in pool 2 are fixed, if the interest rates of the Class A1, M1, M2 and B Certificates were not capped as described in this prospectus supplement under "Description of the Certificates -- Distributions of Interest," there may be times when those rates would exceed the weighted average of the interest rates on the mortgage loans (after deduction of fees). If that happens, the caps will have the effect of reducing the interest rates on those certificates, at least temporarily. The difference will be paid to you on future payment dates only if there is enough cashflow generated from excess interest on the mortgage loans.

                              See "Description of the Certificates -- Credit Enhancement -- Overcollateralization" in this prospectus supplement. For detailed information on the interest rates of the mortgage loans, see "Description of the Mortgage Pools" in this prospectus supplement.

Potential Inadequacy of
 Credit Enhancement........   The certificates are not insured by any
                              financial guaranty insurance policy. The overcollateralization, subordination, loss allocation and primary mortgage insurance features described in this prospectus supplement are intended to enhance the likelihood that certificateholders of more senior classes will receive regular payments of interest and principal, but such credit enhancements are limited in nature and may be insufficient to cover all losses on the mortgage loans.

                              Overcollateralization. In order to create overcollateralization, it will be necessary that the mortgage loans in a mortgage pool generate more interest than is needed to pay interest on the related certificates, as well as such pool's allocable portion of fees and expenses of the trust fund. We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans in a mortgage pool is higher than the weighted average of the interest rates on the related certificates. We cannot assure you, however, that enough excess interest will be generated to reach the overcollateralization level required for such mortgage pool by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

                              o Prepayments. Every time a mortgage loan is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest. The effect on your certificates of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

                              o Defaults. The rate of defaults on the mortgage loans related to your certificates may turn out to be higher than expected. Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.

                              o Level of LIBOR. If LIBOR increases, more money will be needed to pay interest to the Class A1, M1, M2 and B certificateholders, so less money will be available as excess interest.

                              See "Description of the Certificates -- Credit Enhancement -- Overcollateralization" in this prospectus supplement.

                              Subordination. If applicable subordination is insufficient to absorb such losses, then certificateholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

                              o if you buy a Class B Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class B Certificates by the amount of that excess;

                              o if you buy a Class M2 Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created plus the total principal amount of the Class B Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M2 Certificates by the amount of that excess;

                              o if you buy a Class M1 Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created plus the total principal amount of the Class B and Class M2 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M1 Certificates by the amount of that excess.

                              Losses on the mortgage loans will not reduce the principal amount of the Class A1 or A2 Certificates.

                              If, after overcollateralization is created in the required amount, the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the certificates and fees and expenses of the trust fund, the excess interest will be used to pay you and other certificateholders the amount of any reduction in the principal balances of the certificates caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal balance was reduced because of the application of losses.

                              See "Description of the Certificates -- Credit Enhancement -- Subordination" and "-- Application of Losses" in this prospectus supplement.

                              Cross-Collateralization. If you buy a Class A1 or A2 Certificate, your principal payments will depend, for the most part, on collections on the mortgage loans in the pool that relates to your class of certificates. However, your certificates will have the benefit of credit enhancement in the form of overcollateralization and subordination from both pools. That means that even if the rate of losses on mortgage loans in the pool that relates to your certificates is low, losses in the other pool will reduce the loss protection for your certificates.

                              Primary Mortgage Insurance. Approximately 92.40% of the mortgage loans included in pool 1 and approximately 88.12% of the mortgage loans included in pool 2 have original loan-to-value ratios greater than 60%, calculated as described at "Description of the Mortgage Pools -- General". Of such mortgage loans, approximately 99.85% and 97.85%, respectively, are not otherwise covered by an existing primary mortgage insurance policy. The seller has acquired on behalf of the trust fund loan-level primary mortgage insurance policies for approximately 98.87% of those mortgage loans in pool 1 with original loan-to-value ratios greater than 60% and approximately 95.00% of such mortgage loans in pool 2 with original loan-to-value ratios greater than 60%. However, such policies will provide only limited protection against losses on defaulted mortgage loans.

                              See "Description of the Certificates -- Credit Enhancement -- Primary Mortgage Insurance" in this prospectus supplement.

Junior Lien Loans and Balloon
 Loans.....................   Approximately 0.60% of the mortgage loans
                              included in pool 1 and approximately 0.60% of the mortgage loans included in pool 2 are secured by junior mortgages that are subordinate to senior mortgages held by lenders. If the property securing a junior mortgage loan is sold, you will not receive any distributions from the proceeds until the senior mortgage loan has been paid in full. If a borrower defaults on a junior mortgage loan and the related property is sold, there may not be enough proceeds to pay both the senior mortgage loan and the junior mortgage loan. If that happens, holders of the related lowest priority certificates outstanding may suffer losses.

                              Approximately 4.96% of the mortgage loans included in pool 1 and approximately 27.63% of the mortgage loans included in pool 2 are balloon loans. Balloon loans pose a special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the collateral for such loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

                              See "Description of the Mortgage Pools" in this prospectus supplement.

Unpredictability and Effect
 of Prepayments............   The rate of prepayments on the mortgage loans
                              will be sensitive to prevailing interest rates.
                              Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of fixed rate mortgage loans or other adjustable rate mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on the mortgage loans may decrease.

                              Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately 82.80% of the mortgage loans included in pool 1 and approximately 68.20% of the mortgage loans included in pool 2 require the payment of a prepayment premium in connection with any voluntary full and certain partial prepayments made during periods ranging from one to five years after the mortgage loan was originated. Such prepayment premiums may discourage these borrowers from prepaying their mortgage loans during the applicable period. Any prepayment premiums collected with respect to the mortgage loans shall be distributed to the Class P Certificateholder.

                              Prepayments of principal may also be caused by liquidations of or insurance payments on the mortgage loans. In addition, the seller may be required to purchase mortgage loans from the trust in the event that certain breaches of representations and warranties made by the originator or the seller with respect to the mortgage loans have not been cured. These purchases will have the same effect on the holders of the certificates as a prepayment of the mortgage loans.

                              A prepayment of a mortgage loan will usually result in a prepayment on the certificates.

                              o If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

                              o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                              See "Yield, Prepayment, and Weighted Average
                              Life" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Delay in Receipt of
 Liquidation Proceeds;
 Liquidation Proceeds
 May Be Less Than
 Mortgage Loan Balance.....   Substantial delays could be encountered in
                              connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

Geographic Concentration of
 Mortgage Loans............   Approximately 37.68% of the mortgage loans
                              included in pool 1 and approximately 21.98% of the mortgage loans included in pool 2 are secured by property in California. Delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in California because the following conditions will have a disproportionate impact on the mortgage loans in general:

                              o property in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, wildfires, mudslides and other natural disasters.

                              o weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

                              o declines in the residential real estate market may reduce the values of properties located in that state, which would result in an increase in the loan-to-value ratios.

                              For additional information regarding the geographic distribution of the mortgage loans in each mortgage pool, see the applicable table under "Description of the Mortgage Pools" in this prospectus supplement.

Potential Disruption of Computer
 Systems...................   There is a continuing risk that the transition
                              from the year 1999 to the year 2000 may interfere with the ability of computer systems used by the master servicer, the servicers, the trustee, The
                              Depository Trust Company and other parties to process information. All problems associated with this transition may not yet have been identified and this risk may persist for some time. This could disrupt collection of payments on the mortgage loans and the calculation and distribution of payments on the certificates.

                              A federal law enacted in 1999 protects borrowers from foreclosure if their residential mortgage loans become delinquent because an actual year 2000 failure results in the inability to accurately or timely process their mortgage payments.

                              This legislation could delay the master
                              servicer's or any servicer's ability to foreclose on some mortgages during the first quarter of the year 2000. These delays could consequently affect the timing of payment on the certificates offered hereby.

Limited Ability to Resell
 Certificates..............   The underwriter is not required to assist in
                              resales of the certificates, although it may do so. A secondary market for any class of certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.

                        Description of the Certificates


General

     Amortizing Residential Collateral Trust Mortgage Pass-Through Certificates, Series 2000-BC1 will consist of the following Classes: Class A1, Class A2, Class M1, Class M2, Class B, Class P, Class X and Class R (together, the "Certificates").

     The Class A1 and Class A2 Certificates are collectively referred to herein as the "Senior Certificates," and the Class M1, Class M2 and Class B Certificates are collectively referred to herein as the "Offered Subordinate Certificates." Only the Class A1, Class A2, Class M1, Class M2 and Class B Certificates (collectively, the "Offered Certificates") are offered hereby. The Class A1, Class M1, Class M2 and Class B Certificates are sometimes collectively referred to herein as the "LIBOR Certificates." The Class M1, Class M2, Class B, Class X and Class R Certificates are collectively referred to herein as the "Subordinate Certificates." The Class R Certificate is also referred to as the "Residual Certificate."

     Each of the Class P Certificate, the Class X Certificate and the Class R Certificate will be issued as a single Certificate in fully registered, definitive form.

     The Certificates will evidence the entire beneficial ownership interests in a trust fund (the "Trust Fund") , the assets of which consist primarily of
(1) conventional, adjustable and fixed rate, fully amortizing and balloon, senior and junior lien residential mortgage loans (the "Mortgage Loans"), (2) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in a certificate account maintained by the Trustee (the "Certificate Account"), (3) property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure, (4) the primary mortgage insurance policies covering certain of the mortgage loans and any other applicable insurance policies and all proceeds thereof, and (5) the Basis Risk Reserve Fund (as defined herein).

     The Mortgage Loans to be included in the Trust Fund will be divided into two separate mortgage pools ("Pool 1" and "Pool 2", respectively, and each, a "Mortgage Pool"). Pool 1 will consist of Mortgage Loans which bear fixed interest rates (collectively, "Fixed Rate Mortgage Loans") or interest rates that adjust in accordance with an index (collectively, "Adjustable Rate Mortgage Loans"), as described at "Description of the Mortgage Pools -- Adjustable Rate Mortgage Loans" and "-- The Indices". Pool 2 will solely consist of Fixed Rate Mortgage Loans.

     Each Class of Offered Certificates will be issued in the respective approximate initial aggregate principal amount (a "Class Principal Amount") set forth on the cover page hereof. The Class P, the Class X and Class R Certificates will be issued without principal or notional amounts or interest rates, and will be entitled only to such amounts as are described herein. The aggregate Certificate Principal Amount (as defined herein) of the Certificates and the initial Class Principal Amount of each Class of Offered Certificates may be increased or decreased by up to five percent to the extent that the Cut-off Date Balance (as defined herein) of the Mortgage Loans is increased or decreased as described under "Description of the Mortgage Pools" herein.

     For purposes of allocating distributions of principal, the Class A1 Certificates will relate to the Mortgage Loans in Pool 1 and the Class A2 Certificates will relate to the Mortgage Loans in Pool 2. Holders of such Certificates will be entitled to receive distributions of principal with respect to the Mortgage Loans in the related Mortgage Pool, except as described herein, and will be entitled to receive distributions of interest with respect to all of the Mortgage Loans in the aggregate. Holders of the Subordinate Certificates will be entitled to receive distributions of interest and principal with respect to all of the Mortgage Loans in the aggregate; such rights will be subordinate to the rights of the holders of the Senior Certificates to the extent described herein.

     Distributions on the Certificates will be made on the 25th day of each month or, if such 25th day is not a Business Day, on the next succeeding Business Day, commencing in February 2000 (each a "Distribution Date"), to Certificateholders of record on the applicable Record Date. The "Record Date" for the LIBOR Certificates and each Distribution Date will be the close of business on the Business Day immediately preceding such Distribution Date. The "Record Date" for the Class A2 Certificates and each Distribution Date will be the close of business on the last Business Day of the month immediately preceding the month in which the Distribution Date occurs (or, in the case of the first Distribution Date, February 9, 2000 (the "Closing

Date")). A "Business Day" is generally any day other than a Saturday or Sunday or a day on which banks in New York, Illinois, Minnesota, Maryland or North Carolina (or, as to any Servicer, such other states as are specified in the applicable Servicing Agreement) are closed.

     Distributions on the Offered Certificates will be made to each registered holder entitled thereto, either (1) by check mailed to the address of such Certificateholder as it appears on the books of the Trustee (as defined herein), or (2) at the request, submitted to the Trustee in writing at least five Business Days prior to the related Record Date, any holder of an Offered Certificate having an initial Certificate Principal Amount of not less than $2,500,000, by wire transfer (at the expense of such holder) in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined herein) of the Trustee. See "-- The Trustee" herein.

     The Offered Certificates (the "Book-Entry Certificates") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants (as defined herein). The Book-Entry Certificates will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess thereof.

     Each Class of Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. Structured Asset Securities Corporation (the "Depositor") has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a certificate representing such person's interest (a "Definitive Certificate"), except as set forth below under "-- Book-Entry Registration -- Definitive Certificates." Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.


Book-Entry Registration

     General. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold their Certificates through DTC in the United States, or Clearstream Banking, societe anonyme (formerly Cedelbank) (hereinafter, "Clearstream Luxembourg") or the Euroclear System ("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each Class of Book-Entry Certificates will be issued in one or more certificates that equal the initial Class Principal Amount of the related Class of Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank will act as depositary for Clearstream Luxembourg and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively, the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm (a "Participant") that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Material Federal Income Tax Considerations -- Tax Treatment of Foreign Investors" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream Banking, societe anonyme (referred to herein as Clearstream Luxembourg) is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of 28 currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 35 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.


     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payment to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.


     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations -- Tax Treatment of Foreign Investors" in the Prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Offered Certificates.

     Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Depositor, the Seller, the Master Servicer, any Servicer or the Trustee (as such terms are defined herein) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The information in the following three paragraphs has been provided by
DTC:

     DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community (the "Industry") that it has developed and has implemented a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to security holders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment, a remediation plan and a testing phase, each of which is complete.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it has contacted third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of continually developing and updating such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     Definitive Certificates. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Certificates -- Book-Entry Registration." Upon the occurrence of an event described in the penultimate paragraph thereunder, the Trustee is required to direct DTC to notify Participants who have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement (as defined herein).


Distributions of Interest

     The amount of interest distributable on each Distribution Date in respect of each Class of Certificates (other than the Class P, Class X and Class R Certificates) will equal the sum of (1) Current Interest (as defined herein) for such Class on such date and (2) any Carryforward Interest (as defined herein) for such Class and date. Interest will accrue on the Class A1, Class M1, Class M2 and Class B Certificates on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period. Interest will accrue on the Class A2 Certificates on the basis of a 360-day year consisting of twelve 30-day months.

     o The "Interest Rate" for each Class of Certificates will be the applicable annual rate described below:

     o Class A1 Certificates: the lesser of (i) LIBOR plus 0.32% (the "A1 Spread") and (ii) the Net Funds Cap (as defined below).

     o  Class A2 Certificates: the lesser of (i) 8.05% and (ii) the Net Funds
        Cap.

     o Class M1 Certificates: the lesser of (i) LIBOR plus 0.48% (the "M1 Spread") and (ii) the Net Funds Cap.

     o Class M2 Certificates: the lesser of (i) LIBOR plus 0.98% (the "M2 Spread") and (ii) the Net Funds Cap.

     o Class B Certificates: the lesser of (i) LIBOR plus 2.25% (the "B Spread") and (ii) the Net Funds Cap.

     However, if the Class X Certificateholder does not exercise its option to purchase the Mortgage Loans when it is first entitled to do so, as described under "-- Optional Purchase of Mortgage Loans; Termination of the Trust" herein, then with respect to such Distribution Date and each succeeding Distribution Date, the A1 Spread will be increased to 0.64%, the M1 Spread will be increased to 0.98%, the M2 Spread will be increased to 1.48% and the B Spread will be increased to 2.75%.

     o The "Net Funds Cap" with respect to each Distribution Date will be the annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount (as defined below) for such date and (2) 12, and the denominator of which is the Aggregate Loan Balance (as defined under "-- Distributions of Principal") for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the greater of 30 and the actual number of days in the immediately preceding calendar month.

     o The "Optimal Interest Remittance Amount" with respect to each Distribution Date will be equal to the product of (1) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans as of the first day of the related Collection Period divided by
        (y) 12 and (2) the Aggregate Loan Balance for the immediately preceding Distribution Date.

     o Each of the A1 Spread, the M1 Spread, the M2 Spread and the B Spread is referred to herein as the "Spread" applicable to the related Class.

     The "Net Mortgage Rate" for any Mortgage Loan at any time equals the Mortgage Rate thereof minus the Aggregate Expense Rate.

     o The "Aggregate Expense Rate" equals the sum of the Servicing Fee Rate, the Trustee Fee Rate, the Master Servicing Fee Rate and the Insurance Fee Rate (each as defined herein).

     The "Certificate Principal Amount" of any Offered Certificate with respect to any date of determination will equal the principal amount of such Certificate on the Closing Date as reduced by all amounts previously distributed on such Certificate in respect of principal and in the case of any Offered Subordinate Certificate, as reduced by any Applied Loss Amount (as defined at "Credit Enhancement -- Application of Realized Losses") previously allocated thereto.

     With respect to each Distribution Date, the "Accrual Period" applicable to each Class of LIBOR Certificates will be the period beginning on the immediately preceding Distribution Date (or on February 9, 2000, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date. The "Accrual Period" applicable to the Class A2 Certificates with respect to each Distribution Date will be the calendar month immediately preceding the month of such Distribution Date.

     With respect to each Distribution Date, to the extent that (a) the amount payable if clause (i) of the definition of Interest Rate applicable to any Class of the Offered Certificates is used to calculate interest exceeds (b) the applicable Net Funds Cap (such excess, a "Basis Risk Shortfall"), such Class, will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall (as defined below) with interest thereon at the applicable Interest Rate before the Class X Certificate and the Class R Certificate are entitled to any distributions. Such Class will be entitled to receive the amount of such Basis Risk Shortfall from Monthly Excess Cashflow (as defined herein) treated as paid from and to the extent of funds on deposit in a reserve fund (the "Basis Risk Reserve Fund"). The source of funds on deposit in the Basis Risk Reserve Fund will be limited to an initial deposit of $1,000 and amounts that would otherwise be distributed on the Class X Certificate. Notwithstanding the foregoing, the amount of Basis Risk Shortfall for any Class in respect of any Distribution Date may not exceed the excess of (x) the amount payable at the applicable Maximum Interest Rate over (y) the amount payable at the applicable Net Funds Cap.

     o The "Unpaid Basis Risk Shortfall" for any Class of Certificates on any Distribution Date will equal the aggregate of all Basis Risk Shortfalls for such Class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, less all payments made with respect to such Class in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

     o The "Maximum Interest Rate" for any Class of Certificates and any Distribution Date will be an annual rate equal to the weighted average of the Maximum Rates (as defined herein) of the Adjustable Rate Mortgage Loans or the Mortgage Rates of the Fixed Rate Mortgage Loans less the Aggregate Expense Rate.

     o "Current Interest" with respect to any Offered Certificate will equal with respect to any Distribution Date the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of such.

     o "Carryforward Interest" with respect to each Class of Certificates will equal, with respect to any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

     o The "Interest Remittance Amount" with respect to any Distribution Date will equal (a) the sum of (1) all interest collected (other than Payaheads (as defined herein)) or advanced in respect of Scheduled Payments (as defined herein) on the Mortgage Loans during the related Collection Period (as defined herein), less (x) any prepayment premiums received by the applicable Servicer during such Collection Period, (y) the Servicing Fee and Master Servicing Fee with respect to such Mortgage Loans and (z) unreimbursed Advances (as defined at "Servicing of the Mortgage Loans-- Advances") and other amounts due to the Master Servicer, any Servicer or the Trustee with respect to such Mortgage Loans, to the extent allocable to interest, (2) all Compensating Interest (as defined herein) paid by the Master Servicer or any Servicer with respect to the Mortgage Loans with respect to the related Prepayment Period (as defined herein), (3) the portion of any Substitution Amount (as defined herein) paid with respect to such Mortgage Loans during the related Prepayment Period allocable to interest, and (4) all Net Liquidation Proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and expenses, to the extent allocable to interest, and unpaid Servicing Fees) collected with respect to the Mortgage Loans during the related Prepayment Period, to the extent allocable to interest, as reduced by (b) any other amounts reimbursable to the Trustee. The Master Servicer will be entitled to any interest or other income earned on funds on deposit in the Collection Account maintained by the Master Servicer for the collection of all principal and interest payments on the Mortgage Loans received from the Servicers prior to remittance of such funds to the Trustee for deposit into the Certificate Account and the Trustee will be entitled to any interest or other income earned on funds on deposit in the Certificate Account pending distribution to Certificateholders. See "Servicing of the Mortgage Loans-- Servicing Compensation and Payment of Expenses."

     o A "Payahead" is generally any Scheduled Payment intended by the related borrower to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

     o The "Substitution Amount" will be generally equal to the amount, if any, by which the Scheduled Principal Balance of a Mortgage Loan required to be removed from a Mortgage Pool due to a breach of representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon.

     On each Distribution Date, the Interest Remittance Amount for such date will be distributed in the following order of priority:

     (1) to the Trustee, the Trustee Fee (including any reimbursable expenses) for such Distribution Date;

     (2)  to the PMI Insurer, the PMI Insurance Premiums (as defined herein);

     (3) pro rata, on the basis of interest otherwise payable to the Class A1 and Class A2 Certificates, Current Interest for each such Class and such Distribution Date and any Carryforward Interest for each such Class and such Distribution Date;

     (4) to the Class M1 Certificates, Current Interest for such Class and such Distribution Date;

     (5) to the Class M2 Certificates, Current Interest for such Class and such Distribution Date;

     (6) to the Class B Certificates, Current Interest for such Class and such Distribution Date;

     (7) to the Loss Mitigation Advisor, the Loss Mitigation Advisor's Fee (as defined herein); and

     (8) for application as part of Monthly Excess Cashflow for such Distribution Date, as described under "-- Credit Enhancement -- Overcollateralization" below, any such Interest Remittance Amount remaining after application pursuant to clauses (1) through (7) above (such amount, "Monthly Excess Interest") for such Distribution Date.

     When a principal prepayment in full is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received in any calendar month will be distributed to holders of Offered Certificates on the Distribution Date following the applicable Prepayment Period. To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month's interest on the amount prepaid, a shortfall in the amount available to make distributions of interest on the Certificates could result. The amount by which one month's interest at the Mortgage Rate, as reduced by the Servicing Fee Rate, on a Mortgage Loan as to which a voluntary prepayment has been made exceeds the amount of interest actually received in connection with such prepayment is a "Prepayment Interest Shortfall." With respect to prepayments in full and in part, the applicable Servicer is obligated to fund any resulting Prepayment Interest Shortfalls (such payment obligation being limited to the aggregate of the Servicing Fees on the Mortgage Loans serviced by it for the applicable Distribution Date). The Master Servicer is obligated to reduce its Master Servicing Fee for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicers. See "Servicing of the Mortgage Loans -- Prepayment Interest Shortfalls" herein. Any such payment by a Servicer or the Master Servicer is referred to herein as "Compensating Interest." Any Prepayment Interest Shortfalls not funded by the applicable Servicer or the Master Servicer ("Net Prepayment Interest Shortfalls") will reduce the Interest Remittance Amount available for distribution on the related Distribution Date.


Determination of LIBOR

     On the second London Banking Day (as defined below) immediately preceding the first day of each Accrual Period other than the first Accrual Period (each, a "LIBOR Determination Date"), the Master Servicer will determine the arithmetic mean of the LIBOR quotations for one-month Eurodollar deposits ("LIBOR") for the succeeding Accrual Period on the basis of the offered LIBOR quotations provided to the Master Servicer as of 11:00 a.m. (London time) on such LIBOR Determination Date. As used herein with respect to a LIBOR Determination Date, "London Banking Day" means any day on which commercial banks and foreign exchange markets settle payments in London and New York City; "Reference Banks" means four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) whose quotations appear on the Bloomberg Screen LIUS01M Index Page on the LIBOR Determination Date in question and (3) which have been designated as such by the Depositor and are able and willing to provide such quotations to the Master Servicer on each LIBOR Determination Date; and "Bloomberg Screen LIUS01M Index Page" means the display designated as page "LIUS01M" on the Bloomberg Financial Markets Commodities News (or such other pages as may replace such page on that service for the purpose of displaying LIBOR quotations of major banks). If any Reference Bank is removed from the Bloomberg Screen LIUS01M Index Page or in any other way fails to meet the qualifications of a Reference Bank, the Depositor may, in its sole discretion, designate an alternative Reference Bank.

     On each LIBOR Determination Date, LIBOR for the next succeeding Accrual Period will be established by the Master Servicer as follows:

     (1) If on any LIBOR Determination Date two or more of the Reference Banks provide offered LIBOR quotations on the Bloomberg Screen LIUS01M Index Page, LIBOR for the next applicable Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean if necessary to the nearest five decimal places).

     (2) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next applicable Accrual Period will be the higher of (x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the annual rate that the Master Servicer determines to be either
(A) the arithmetic mean (rounding such arithmetic mean if necessary to the nearest five decimal places) of the one-month Eurodollar lending rate that New York City banks selected by the Depositor are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Master Servicer can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Depositor are quoting on such LIBOR Determination Date to leading European banks.

     (3) If on any LIBOR Determination Date the Master Servicer is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (2) above, LIBOR for the next applicable Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date.

     Notwithstanding the foregoing, LIBOR for the next succeeding Accrual Period shall not be based on LIBOR for the previous Accrual Period for two consecutive LIBOR Determination Dates. If, under the priorities described above, LIBOR for the next succeeding Accrual Period would be based on LIBOR for the previous LIBOR Determination Date for the second consecutive LIBOR Determination Date, the Master Servicer shall select an alternative index (over which the Master Servicer has no control) used for determining Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

     The establishment of LIBOR by the Master Servicer and the Master Servicer's subsequent calculation of the rate of interest applicable to the LIBOR Certificates (and their respective Components, if applicable) for the relevant Accrual Period, in the absence of manifest error, will be final and binding.


Distributions of Principal

     Distributions of principal on the Class A1 and Class A2 Certificates will be made primarily from the Principal Distribution Amount for the related Mortgage Pool and secondarily from the Principal Distribution Amount for the unrelated Mortgage Pool, to the extent of available funds, as described below. Distributions of principal on the Class M1, Class M2 and Class B Certificates will be made from the aggregate of the Principal Distribution Amounts from both Mortgage Pools after distributions of principal have been made on the Senior Certificates.

     o The "Principal Distribution Amount" for each Mortgage Pool for any Distribution Date will be equal to the Principal Remittance Amount for such Mortgage Pool for such date minus the Overcollateralization Release Amount, if any, for such Mortgage Pool for such date.

     o The "Principal Remittance Amount" for each Mortgage Pool for any Distribution Date will be equal to the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Pool during the related Collection Period (less unreimbursed Advances, servicing advances and other amounts due to the Master Servicer, the Servicers, or the Trustee with respect to the Mortgage Loans, to the extent allocable to principal), (2) all prepayments in full or in part received during the related Prepayment Period, (3) the outstanding principal balance of each Mortgage Loan that was repurchased by the Class X Certificateholder or the Seller from such Mortgage Pool during the related Prepayment Period, (4) the portion of any Substitution Amount paid with respect to any replaced Mortgage Loans during the related Prepayment Period allocable to principal, and (5) all Net Liquidation Proceeds (as defined herein) and any other recoveries (net of unreimbursed Advances, servicing advances and other expenses, to the extent allocable to principal) collected with respect to the Mortgage Loans during the related Prepayment Period, to the extent allocable to principal.

     o The "Collection Period" with respect to any Distribution Date is the one-month period beginning on the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

     o The "Prepayment Period" with respect to each Distribution Date is the one-month period beginning on the Cut-off Date, in the case of the first Distribution Date, and on the second day of the calendar month immediately preceding the month in which the related Distribution Date occurs, in the case of each subsequent Distribution Date, and ending on the first day of the month in which such Distribution Date occurs.

     The Principal Distribution Amount for each Mortgage Pool will be distributed on each Distribution Date as follows:

     I. On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred, the Trustee will make the following distributions:

     For Pool 1: Until the aggregate Certificate Principal Amount of all of the Offered Certificates equals Target Amount 1 for such Distribution Date, the Principal Distribution Amount for Pool 1 will be distributed in the following order of priority:

     (i) to the Class A1 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

     (ii) to the Class A2 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

     (iii) to the Class M1 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

     (iv) to the Class M2 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

     (v) to the Class B Certificates, until the Class Principal Amount of such Class has been reduced to zero; and

     (vi) for application as part of Monthly Excess Cashflow for such Distribution Date, as described under "-- Credit Enhancement -- Overcollateralization" below, any such Principal Distribution Amount for Pool 1 remaining after application pursuant to clauses (i) through (v) above.


     For Pool 2: Until the aggregate Certificate Principal Amount of all of the Offered Certificates equals Target Amount 2 for such Distribution Date, the Principal Distribution Amount for Pool 2 will be distributed in the following order of priority:


     (i) to the Class A2 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

     (ii) to the Class A1 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

     (iii) to the Class M1 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

     (iv) to the Class M2 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

     (v) to the Class B Certificates, until the Class Principal Amount of such Class has been reduced to zero; and

     (vi) for application as part of Monthly Excess Cashflow for such Distribution Date, as described under "-- Credit Enhancement -- Overcollateralization" below, any such Principal Distribution Amount for Pool 2 remaining after application pursuant to clauses (i) through (v) above.


     The distributions set forth above will be made first with respect to Pool 1 before any distributions are made with respect to Pool 2. Any Principal Distribution Amount remaining after the applicable Target Amount is achieved will be applied as part of the Monthly Excess Cashflow for such Distribution Date as described under "-- Credit Enhancement -- Overcollateralization" below.



     II. On each Distribution Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event has not occurred, the Principal Distribution Amount for both Mortgage Pools for such date will be distributed in the following order of priority:


      (i) so long as the Class M1, Class M2, or Class B Certificates are outstanding, to the Class A1 Certificates (in the case of Pool 1) and to the Class A2 Certificates (in the case of Pool 2), an amount equal to the lesser of (x) the Principal Distribution Amount for the related Mortgage Pool for such Distribution Date and (y) the Senior Principal Distribution Amount for the related Mortgage Pool for such date, in each case until the Class Principal Amount of such Class has been reduced to zero; provided, however, to the extent that the Principal Distribution Amount for a Mortgage Pool exceeds the Senior Principal Distribution Amount for such Mortgage Pool, such excess shall be applied to the Senior Certificates of the other Mortgage Pool, but in an amount not to exceed the Senior Principal Distribution Amount related to such other Mortgage Pool for such Distribution Date (as reduced by any distributions pursuant to subclauses
   (x) or (y) of this clause (i) on such Distribution Date); otherwise to the Class A1 and Class A2 Certificates, the Principal Distribution Amount for the related Mortgage Pool for such Distribution Date;

      (ii) to the Class M1 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Distribution Amounts for each of Pool 1 and Pool 2 for such Distribution Date over (b) the amount distributed to the Senior Certificates on such date pursuant to clauses (i) and (ii) above, and (y) the M1 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

      (iii) to the Class M2 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Distribution Amounts for each of Pool 1 and Pool 2 for such Distribution Date over (b) the amount distributed to the Senior Certificates and the Class M1 Certificates on such date pursuant to clauses (i), (ii) and (iii) above, respectively, and
   (y) the M2 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

      (iv) to the Class B Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amounts for each of Pool 1 and Pool 2 for such Distribution Date over (b) the amount distributed to the Senior Certificates, the Class M1 Certificates and the Class M2 Certificates on such date pursuant to clauses (i), (ii), (iii) and (iv) above, respectively, and (y) the B Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero; and

      (v) for application as part of Monthly Excess Cashflow for such Distribution Date, as described under "-- Credit Enhancement -- Overcollateralization" below, any such Principal Distribution Amount remaining after application pursuant to clauses (i) through (iv) above.

     Notwithstanding the foregoing, on any Distribution Date on which the Class Principal Amount of each Class of Certificates having a higher priority of distribution has been reduced to zero, any remaining Principal Distribution Amount will be distributed to the remaining Certificates, in the order of priority set forth above, until the Class Principal Amount of each such Class has been reduced to zero.

     o "Target Amount 1" with respect to any Distribution Date will be equal to the sum of (1) Target Amount 2 for such Distribution Date and (2) the Principal Distribution Amount for Pool 2 for such Distribution Date.

     o "Target Amount 2" with respect to any Distribution Date will be equal to the Aggregate Loan Balance (as defined below) as of such Distribution Date minus the product of (1) 0.50% and (2) the Cut-off Date Balance.

     o A "Trigger Event" has occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds 100% of the Senior Enhancement Percentage for such Distribution Date.

        As provided in the Trust Agreement, the "Rolling Three Month Delinquency Rate" with respect to any Distribution Date will be, generally, the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months. The "Delinquency Rate" for any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance as of the close of business on the last day of such month.

     o The "Stepdown Date" is the later to occur of (x) the Distribution Date in February 2003 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period but before giving effect to distributions on any Certificates on such Distribution Date) is greater than or equal to approximately 15%.

     o The "Senior Principal Distribution Amount" for each Mortgage Pool for any Distribution Date will be equal to (a) prior to the Stepdown Date or if a Trigger Event has occurred with respect to such Distribution Date, 100% of the Principal Distribution Amount and (b) on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, the product of (i) the applicable Senior Proportionate Percentage and (ii) the amount, if any, by which
        (x) the aggregate Certificate Principal Amount of the Senior Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 85% and
        (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Cut-off Date Balance.

     o The "M1 Principal Distribution Amount" for any Distribution Date will be equal, on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Certificate Principal Amount of the Senior Certificates after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 91% and
        (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Cut-off Date Balance.

     o The "M2 Principal Distribution Amount" for any Distribution Date will be equal, on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Certificate Principal Amount of the Senior Certificates and the Class Principal Amount of the Class M1 Certificates, in each case, after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 97% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Cut-off Date Balance.

     o The "B Principal Distribution Amount" for any Distribution Date will be equal, on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Certificate Principal Amount of the Senior Certificates and the aggregate Class Principal Amounts of the Class M1 and Class M2 Certificates, in each case, after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class B Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 99% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Cut-off Date Balance.

     o The "Overcollateralization Amount" with respect to any Distribution Date will be equal to the amount, if any, by which (x) the Aggregate Loan Balance for such Distribution Date exceeds (y) the aggregate Certificate Principal Amount of the Offered Certificates after giving effect to distributions on such Distribution Date.

     o The "Overcollateralization Deficiency" with respect to any Distribution Date will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the Certificate Principal Amounts of the Certificates resulting from the distribution of the Principal Distribution Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

     o The "Aggregate Overcollateralization Release Amount" with respect to any Distribution Date will be equal to the lesser of (x) the Principal Distribution amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date exceeds
        (2) the Targeted Overcollateralization Amount for such date.

     o The "Overcollateralization Release Amount" with respect to each Mortgage Pool and any Distribution Date will be equal to the product of (1) the Aggregate Overcollateralization Release Amount for such Distribution Date and (2) the Pool Percentage for such Mortgage Pool for such Distribution Date.

     o The "Pool Percentage" for each Mortgage Pool and any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the Pool Balance for such Mortgage Pool for such date and the denominator of which is the Aggregate Loan Balance for such date.

     o The "Senior Enhancement Percentage" with respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Certificate Principal Amount of the Offered Subordinate Certificates and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case after giving effect to distributions on such Distribution Date, and the denominator of which is the Aggregate Loan Balance for such Distribution Date.

     o The "Senior Proportionate Percentage" for Pool 1 with respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the Class Principal Amount of the Class A1 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Principal Amount of the Senior Certificates immediately prior to such date. The "Senior Proportionate Percentage" for Pool 2 with respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the Certificate Principal Amount of the Class A2 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Principal Amount of the Senior Certificates immediately prior to such date.


     o The "Targeted Overcollateralization Amount" with respect to any Distribution Date will be equal to 0.50% of the Cut-off Date Balance.


     o The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination will be generally equal to its outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled Payments due on or before such date, whether or not received, reduced by
        (i) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Collection Period immediately preceding such date of determination.


     o A "Scheduled Payment" is the monthly scheduled payment of interest and principal specified in the Mortgage Note.


     o The "Aggregate Loan Balance" as of any date of determination will be equal to the aggregate of the Scheduled Principal Balances of the Mortgage Loans as of such date.


     o The "Cut-off Date Balance" means the aggregate of the Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date.


     o The "Pool Balance" for any Mortgage Pool as of any date of determination will be equal to the aggregate of the Scheduled Principal Balances of the Mortgage Loans in such Mortgage Pool as of such date.


     o "Net Liquidation Proceeds" means all amounts, net of (1) unreimbursed expenses and (2) unreimbursed Advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.


Credit Enhancement


     Credit enhancement for the Offered Certificates consists of the subordination of the Subordinate Certificates, the priority of application of Realized Losses (as defined herein) and overcollateralization, in each case as described herein. In addition, under certain limited circumstances, as described under "-- Distributions of Principal" above, the holders of the Class A1 and Class A2 Certificates will be entitled to distributions of principal in respect of the Mortgage Loans in the unrelated Mortgage Pool.


     Subordination. The rights of holders of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each Class of Offered Certificates having a higher priority of distribution, as described under "-- Distributions of Interest" and "-- Distributions of Principal." This subordination is intended to enhance the likelihood of regular receipt by holders of Offered Certificates having a higher priority of distribution of the full amount of interest and principal distributable thereon, and to afford such Certificateholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

     The limited protection afforded to holders of Class A1, Class A2, Class M1, Class M2 and Class B Certificates by means of the subordination of Subordinate Certificates having a lower priority of distribution will be accomplished by the preferential right of holders of Offered Certificates to receive, prior to any distribution in respect of interest or principal, respectively, being made on any Distribution Date in respect of Certificates having a lower priority of distribution, the amounts of interest due them and principal available for distribution, respectively, on such Distribution Date.

     Application of Realized Losses. If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Collection Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of such Mortgage Loan. The amount of such insufficiency is a "Realized Loss." Realized Losses on Mortgage Loans will have the effect of reducing amounts distributable in respect of, first, the Class X Certificate (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Distribution Date); second, the Class B Certificates; third, the Class M2 Certificates; and fourth, the Class M1 Certificates, before reducing amounts distributable in respect of the Senior Certificates. A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the applicable Servicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

     To the extent that Realized Losses, such Realized Losses will reduce the Aggregate Loan Balance occur, and thus may reduce the Overcollateralization Amount. As described herein, the Overcollateralization Amount is created, increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Offered Certificates.

     If on any Distribution Date after giving effect to all Realized Losses incurred with respect to Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount of the Certificates exceeds the Aggregate Loan Balance for such Distribution Date (such excess, an "Applied Loss Amount"), the Certificate Principal Amounts of the Offered Subordinate Certificates will be reduced in inverse order of priority of distribution. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class B Certificates, until the Class Principal Amount thereof has been reduced to zero; second, the Class M2 Certificates, until the Class Principal Amount thereof has been reduced to zero; and third, the Class M1 Certificates, until the Class Principal Amount thereof has been reduced to zero. The Certificate Principal Amounts of the Senior Certificates will not be reduced by allocation of Applied Loss Amounts.

     Holders of Offered Subordinate Certificates will not receive any distributions in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow as described below.

     Overcollateralization. The weighted average Net Mortgage Rates of the Mortgage Loans is generally expected to be higher than the weighted average of the interest rates of the Certificates, thus generating certain excess interest collections. To the extent described above, Monthly Excess Interest will be applied on any Distribution Date in reduction of the Certificate Principal Amounts of the Certificates. Such application of interest collections as distributions of principal will cause the aggregate Certificate Principal Amounts of the Certificates to amortize more rapidly than the Aggregate Loan Balance, thus creating and maintaining overcollateralization. However, Realized Losses with respect to Mortgage Loans in any Mortgage Pool will reduce overcollateralization, and could result in an Overcollateralization Deficiency.


     As described herein, on and after the applicable Stepdown Date, to the extent that the Overcollateralization Amount for a Mortgage Pool exceeds the related Targeted Overcollateralization Amount, a portion of the Principal Distribution Amount will not be applied in reduction of the Certificate Principal Amounts of the Certificates, but will instead be applied as described below.

     The sum of Monthly Excess Interest for any Distribution Date and the Aggregate Overcollateralization Release Amount for such date will be the "Monthly Excess Cashflow" for such date, which will, on each Distribution Date (except as noted in (1) below), be distributed in the following order of priority:

     (1) for each Distribution Date occurring on or after the Distribution Date in August 2000, until the aggregate Certificate Principal Amount of all of the Offered Certificates equals the Aggregate Loan Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred, to the extent of Monthly Excess Interest for such Distribution Date, to the Offered Certificates, in the following order of priority:

      (a) concurrently, pro rata, in proportion to their respective Class Principal Amounts after giving effect to distributions on such Distribution Date, to the Class A1 Certificates and the Class A2 Certificates until the respective Class Principal Amounts of each such Class has been reduced to zero;

      (b) to the Class M1 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

      (c) to the Class M2 Certificates, until the Class Principal Amount of such Class has been reduced to zero; and

      (d) to the Class B Certificates, until the Class Principal Amount of such Class has been reduced to zero;

      (2) pro rata, to the Class A1 and Class A2 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such Class and such Distribution Date;

      (3) to the Class M1 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Distribution Date;

      (4) to the Class M2 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Distribution Date;

      (5) to the Class B Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Distribution Date;

      (6) to the Class M1 Certificates, any Carryforward Interest for such Class and such date;

      (7) to the Class M1 Certificates, any Deferred Amount (as defined below) for such Class and such date;

      (8) to the Class M2 Certificates, any Carryforward Interest for such Class and such date;

      (9) to the Class M2 Certificates, any Deferred Amount for such Class and such date;

     (10) to the Class B Certificates, any Carryforward Interest for such Class and such date;

     (11) to the Class B Certificates, any Deferred Amount for such Class and such date;

     (12) to the Basis Risk Reserve Fund, any amounts required under the Trust Agreement to be deposited therein;

     (13) to the Class X Certificate, the amount distributable thereon under the Trust Agreement; and

     (14) to the Class R Certificate, any remaining amount.

     With respect to each Distribution Date, the "Deferred Amount" for each Subordinate Certificate will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the aggregate of amounts previously distributed in reimbursement thereof.

     Primary Mortgage Insurance. Approximately 92.40% of the Mortgage Loans included in Pool 1 and approximately 88.12% of the Mortgage Loans included in Pool 2 have original Loan-to-Value Ratios in excess of 60.00%. See "Description of the Mortgage Pools -- General." Of such Mortgage Loans, approximately 99.85% (in the case of Pool 1) and approximately 97.85% (in the case of Pool 2) are not otherwise covered by existing primary mortgage insurance policies (the "PMI Policies"). The Seller has acquired on behalf of the Trust Fund loan-level PMI Policies with respect to approximately 95.84% of such non-insured Mortgage Loans in Pool 1 and approximately 79.01% of such non-insured Mortgage Loans in Pool 2 through PMI Mortgage Insurance Co. ("PMI"). In addition, approximately 3.17% of such non-insured Mortgage Loans (in the case of Pool 1) and approximately 18.08% (in the case of Pool 2) will be insured by the Trust through another monoline insurance company (PMI, together with such insurer, collectively referred to as the "PMI Insurer").

     PMI, an Arizona corporation with its administrative offices in San Francisco, California, is a monoline guaranty insurance company founded in 1972. PMI is licensed in 50 states and the District of Columbia to offer both primary and pool insurance and is approved as a private mortgage insurer by Freddie Mac and Fannie Mae. The following description is applicable to the PMI Policies provided by PMI:

     The PMI Policies do not cover Mortgage Loans with an original Loan-to-Value-Ratios in excess of 100%, Second-Lien Mortgage Loans, any Mortgage Loan in default at the applicable "Effective Date" of the Policies (i.e., the Cut-off Date) or any Mortgage Loan otherwise insured under the terms of a traditional mortgage guaranty insurance policy. Each Mortgage Loan covered by a PMI Policy is covered by the PMI Policy for losses up to the policy limits; provided, however, that the PMI Policy will not cover special hazard, bankruptcy, fraud losses and certain other types of losses as described in such Policy. Claims on insured Mortgage Loans will reduce uninsured exposure to an amount equal to 60% of the lesser of the appraised value or purchase price, as the case may be, of the related Mortgaged Property, in each case, at the time of the applicable Effective Date of the PMI Policy. The PMI Policies are cancelable only with the consent of the Trustee in accordance with the Policies' terms. The PMI Policies may be terminated for failure to pay premiums or if PMI is no longer qualified under state law to write the insurance provided by the Policies.

     The premiums payable to PMI for coverage of each insured Mortgage Loan will be paid by the Trust from interest collections on the Mortgage Loans as described at "Description of the Certificates -- Distributions of Interest". Such premiums are calculated as a per annum percentage (ranging from 0.10% to 0.97%, depending upon the original Loan-to-Value Ratio of the insured Mortgage
Loan) (the "Insurance Fee Rate") of the Scheduled Principal Balance of the Mortgage Loan.

     The premium rates under the Policies were established taking into account the loss mitigation and servicing advisory services to be provided by the Loss Mitigation Advisor throughout the entire effective life of the Policies. See "Servicing of the Mortgage Loans -- The Loss Mitigation Advisor." Should the Loss Mitigation Advisor cease to provide such services the annual premium rate on each insured Mortgage Loan would increase by 0.02%.

     The PMI Policies will provide only limited protection against losses on defaulted Mortgage Loans.


Final Scheduled Distribution Date

     The Final Scheduled Distribution Date for the Class A1 and Class A2 Certificates has been determined to be April 25, 2029 on the basis of the Modeling Assumptions (as defined herein), and the additional assumption that there are no principal prepayments. The Final Scheduled Distribution Date for the remaining Classes of Offered Certificates has been determined to be January 25, 2030, based on the month of scheduled maturity of the latest maturing Mortgage Loan. As to each Class, the actual final Distribution Date may be earlier or later, and could be substantially earlier, than such Class's Final Scheduled Distribution Date.


Optional Purchase of Mortgage Loans; Termination of the Trust

     On any Distribution Date on or after which the Aggregate Loan Balance is less than 10% of their aggregate Cut-off Date Balance (such date the "Initial Purchase Date"), the holder of the related Class X Certificate will (subject to the terms of the Trust Agreement) have the option to purchase the Mortgage Loans, any REO Property and any other related property for a price equal to the sum of (a) 100% of the aggregate outstanding principal balance of such Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate, (b) the fair market value of all other property being purchased and (c) any unreimbursed Advances, servicing advances and Master Servicing Fees, Servicing Fees, and certain other amounts payable to the Servicers, the Master Servicer and the Trustee (the "Purchase Price"). If the Class X Certificateholder has not exercised such option by the third Distribution Date following the related Initial Purchase Date, the Depositor will have the option to purchase the Mortgage Loans and property for the Purchase Price. If either such option is exercised, the Trust Fund will be terminated (such event, an "Optional Termination").

     If the Class X Certificateholder does not exercise its option as described above when it is first entitled to do so, the Spread of the LIBOR Certificates will be increased as described under "-- Distributions of Interest" herein.


The Trustee

     First Union National Bank will be the trustee (the "Trustee") under the Trust Agreement. The Trustee will be paid an annual administration fee ("Trustee Fee") equal to the product of 0.00075% (the "Trustee Fee Rate") and the outstanding principal balance of the Mortgage Loans, plus certain other acceptance fees and reimbursement of certain expenses. The Trustee will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. The Trustee's "Corporate Trust Office" for purposes of presentment and surrender of the Offered Certificates for the final distribution thereon is Corporate Trust Operation/CIC, 1525 West W.T. Harris Boulevard, 3C3, Charlotte, North Carolina 28288-1153 and for all other purposes is located at 401 S. Tryon Street N.C. 1179, Charlotte, North Carolina 28288-1179, Attention: Structured Finance Trust Services, or such address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer.

                       Description of the Mortgage Pools

     Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, such percentage is determined (unless otherwise specified) on the basis of the aggregate Cut-off Date Balance of such Mortgage Loans.


General

     The Trust Fund will primarily consist of approximately 10,844 conventional, adjustable and fixed-rate, fully-amortizing and balloon, senior and junior lien residential Mortgage Loans with original terms to maturity from the first due date of the Scheduled Payment of not more than 30 years, having an aggregate Cut-off Date Balance of approximately $1,353,485,647.

     The Mortgage Loans were originated or acquired by various banks, other mortgage lending institutions or their correspondents (collectively, the "Originators") generally in accordance with the underwriting guidelines described herein. See "Underwriting Guidelines" below. Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard. The Mortgage Loans to be included in the Trust Fund will be acquired by the Depositor from Lehman Capital, A Division of Lehman Brothers Holdings Inc. ("Lehman Capital" or the "Seller"). The Seller acquired the Mortgage Loans either directly from the Originators or, indirectly, through an affiliate, Lehman Brothers Bank, FSB. See "The Trust Agreement -- Assignment of the Mortgage Loans."

     Approximately 4,721 (or 35.43%) of the Mortgage Loans in the Trust Fund are Fixed Rate Mortgage Loans and approximately 6,123 (or 64.57%) are Adjustable Rate Mortgage Loans as described in more detail at "--Adjustable Rate Mortgage Loans" below. Interest on both the Fixed Rate Mortgage Loans and the Adjustable Rate Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

     Approximately 10,646 (or 99.40%) of the Mortgage Loans are secured by first mortgages ("First Lien Mortgage Loans") and approximately 198 (or 0.60%) are secured by junior mortgages or deeds of trust ("Second Lien Mortgage Loans") or similar security instruments, creating first or second liens on residential properties consisting of one-to-four family dwelling units, individual condominium units, manufactured housing, townhouses or individual units in planned unit developments. In the case of the Second Lien Mortgage Loans, the related senior mortgage loans are not included in the Trust Fund.

     Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building. See "Description of Mortgage and Other Insurance Hazard -- Insurance on the Loans -- Standard Hazard Insurance Policies" in the Prospectus.

     In the case of those Mortgage Loans which are First Lien Mortgage Loans, approximately 27.08% of the Mortgage Loans have current Loan-to-Value Ratios in excess of 80%. The "Loan-to-Value Ratio" of a Mortgage Loan at any time is the ratio of the principal balance of such Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sales price of the Mortgaged Property and its appraised value at the time of sale (in the case of Mortgage Loans serviced by Option One, the appraised value) or (b) in the case of a refinance or modification, the appraisal value of the Mortgaged Property at the time of such refinance or modification. In the case of those Mortgage Loans which are Second Lien Mortgage Loans, approximately 40.29% of such Mortgage Loans have Combined Loan-to-Value Ratios in excess of 80%. The "Combined Loan-to-Value Ratio" of a Mortgage Loan at any time is the ratio of the principal balance of such Mortgage Loan at the date of determination plus, the principal balance of each mortgage loan senior thereto based upon the most recent information available to the seller, to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale, (in the case of Mortgage Loans serviced by Option One, the appraised value) or (b) in the case of a refinance or modification, the appraised value of the Mortgaged Property at the time of such refinance or modification.

     Approximately 99.43% of the Mortgage Loans with original Loan-to-Value Ratios in excess of 60% are not covered by an existing primary insurance policy. With respect to approximately 98.05% of such Mortgage Loans, the Seller has acquired through PMI or another monoline insurer , primary mortgage insurance as described at "Description of Certificates -- Credit Enhancements -- Primary Mortgage Insurance".

     As of December 31, 1999, approximately 1.44% of the Mortgage Loans were one Scheduled Payment delinquent. None of the Mortgage Loans were more than one Scheduled Payment delinquent.

     All of the Adjustable Rate Mortgage Loans and approximately 71.99% of the Fixed Rate Mortgage Loans are fully amortizing. However, approximately 28.01% of the Fixed Rate Mortgage Loans will have original terms to maturity that are shorter than their amortization schedules, leaving final payments ("Balloon Payments") due on their maturity dates that are significantly larger than other monthly payments (such loans, "Balloon Loans"). The Balloon Loans are generally expected to have original terms to maturity of 15 years. The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance such loan. Any loss on a Balloon Loan as a result of the borrower's inability to refinance such loan will be borne by Certificateholders, to the extent not covered by the applicable credit enhancement. None of the Servicers, the Master Servicer, or the Trustee will make any Advances with respect to delinquent Balloon Payments.

     Approximately 79.60% of the Mortgage Loans provide for payment by the mortgagor of a prepayment premium (each, a "Prepayment Premium") in connection with certain full or partial prepayments of principal. Generally, each such Mortgage Loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related Mortgage Note, ranging from one to five years from the date of origination of such Mortgage Loan, as described herein. The amount of the applicable Prepayment Premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note; generally, such amount is equal to six months' interest on any amounts prepaid in excess of 20% of the then original principal balance of the related Mortgage Loan during any 12-month period. Such Prepayment Premiums will not be part of available funds applied to pay interest or principal on the Offered Certificates, but rather will be distributed to the holder of the Class P Certificate.

     As earlier described at "Description of the Certificates -- General", the Mortgage Loans in the Trust Fund have been divided into two Mortgage Pools, Pool 1 and Pool 2, for the purpose of allocating principal distributions between the Class A1 and the Class A2 Certificates. Pool 1 will consist of approximately (i) 1,246 Fixed Rate Mortgage Loans having an aggregate Cut-off Date Balance of approximately $183,104,125 and (ii) approximately 6,123 Adjustable Rate Mortgage Loans having an aggregate Cut-off Date Balance of approximately $873,953,276. Pool 2 will consist of approximately 3,475 Fixed Rate Mortgage Loans have an aggregate Cut-off Date Balance of approximately $296,428,246. Other important statistical characteristics of each Mortgage Pool are described at "-- Pool 1 Mortgage Loans", "--Pool 2 Mortgage Loans".


Adjustable Rate Mortgage Loans

     Approximately 96.25% of the Adjustable Rate Mortgage Loans included in Pool 1 provide for semi-annual adjustment of the related Mortgage Rate based on the Six-Month LIBOR Index (as described below under "Indices"), as specified in the related Mortgage Note, and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided that the first such adjustment for approximately 68.47% of the Adjustable Rate Mortgage Loans will occur after an initial period of two years following origination; in the case of approximately 21.17% of the Adjustable Rate Mortgage Loans, three years after origination; in the case of approximately 2.35% of the Adjustable Rate Loans, five years after origination; and approximately 4.25% of such Adjustable Rate Mortgage Loans have no delayed adjustment date. On each Adjustment Date for each Adjustable Rate Mortgage Loan, the Mortgage Rate thereon will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of 1/8%, of the Index (as described below) and a fixed percentage amount (the "Gross Margin"), provided that in the substantial majority of cases the Mortgage Rate on each such Adjustable Rate Mortgage Loan generally will not increase or decrease by more than a fixed percentage ranging from 1.00% to 2.00% specified in the related Mortgage Note (the "Periodic Cap") on any related Adjustment Date, except in the case of the first such Adjustment Date, and will not exceed a specified maximum Mortgage Rate over the life of such Adjustable Rate Mortgage Loan (the "Maximum Rate") or be less than a specified minimum Mortgage Rate over the life of such Adjustable Rate Mortgage Loan (the "Minimum Rate"). The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related Mortgage Note (the "Initial Cap"); the Initial Cap ranges from 1.00% to 3.00% annually for substantially all such Adjustable Rate Mortgage Loans. Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Adjustable Rate Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each such Adjustable Rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described herein. See "-- The Index" herein. The Adjustable Rate Mortgage Loans generally do not permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.


The Indices

     The index applicable to the determination of the Mortgage Rates for approximately 96.25% of the Adjustable Rate Mortgage Loans included in Pool 1 will be the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related Mortgage Note (the "Six-Month LIBOR Index") and as most recently available either (1) as of the first business day a specified period of time prior to such Adjustment Date, (2) as of the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related Mortgage Note. Approximately 3.68% of the Adjustable Rate Mortgage Loans in Pool 1 adjust their interest rates on the basis of the "One-Year CMT Index" calculated based upon information in the Release regarding yields on actively traded issues of U.S. Treasury securities adjusted to a constant maturity of one year. In the event that either indices described above becomes unavailable or otherwise unpublished, the applicable Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.


Pool 1 Mortgage Loans

     The Mortgage Loans included in Pool 1 are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from Pool 1 as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in the Pool 1 prior to the issuance of the Offered Certificates.



  Number of Mortgage Loans ................................             7,369

  Number of Fixed Rate Mortgage Loans .....................             1,246
  Number of Adjustable Rate Mortgage Loans ................             6,123
  Aggregate Scheduled Principal Balance ...................    $1,057,057,401
  Mortgage Rates: .........................................
     Weighted Average .....................................             9.441%
     Range ................................................  6.350% to 16.600%
  Weighted Average Remaining Term to Maturity (in months) .               339


     The Scheduled Principal Balances of the Mortgage Loans in Pool 1 range from approximately $3,129 to approximately $1,040,281. The Pool 1 Mortgage Loans had an average Scheduled Principal Balance of approximately $143,446.

     The weighted average Combined Loan-to-Value Ratio at origination of the Pool 1 Mortgage Loans is approximately 77.05%, and approximately 26.65% of the Pool 1 Mortgage Loans have a Combined Loan-to-Value Ratio at origination exceeding 80%.

     No more than approximately 0.31% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     The following tables set forth as of the Cut-off Date the number, aggregate Scheduled Principal Balance and percentage of the Pool 1 Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

              Cut-Off Date Scheduled Principal Balances -- Pool 1



                                                                                  Percentage of
                                                                                  Mortgage Loans
                                                               Aggregate           by Aggregate
                                                               Scheduled            Scheduled
             Range of                    Number of             Principal            Principal
 Scheduled Principal Balances ($)     Mortgage Loans            Balance              Balance
----------------------------------   ----------------   ----------------------   ---------------
        1 to    50,000 ...........         1,112         $     40,941,196.36            3.87%
   50,001 to   100,000 ...........         2,356              173,397,776.98           16.40
  100,001 to   150,000 ...........         1,468              179,690,852.25           17.00
  150,001 to   200,000 ...........           657              113,329,332.39           10.72
  200,001 to   250,000 ...........           389               86,877,347.84            8.22
  250,001 to   300,000 ...........           642              175,839,015.87           16.63
  300,001 to   350,000 ...........           383              125,032,370.72           11.83
  350,001 to   400,000 ...........           155               57,849,513.11            5.47
  400,001 to   450,000 ...........            87               36,998,450.09            3.50
  450,001 to   500,000 ...........            66               31,954,533.62            3.02
  500,001 to   550,000 ...........            15                7,953,065.53            0.75
  550,001 to   600,000 ...........             9                5,206,044.63            0.49
  600,001 to   650,000 ...........            10                6,266,025.18            0.59
  650,001 to   700,000 ...........             4                2,735,397.59            0.26
  700,001 to   750,000 ...........             8                5,930,539.99            0.56
  750,001 to   800,000 ...........             3                2,344,988.26            0.22
  800,001 to   850,000 ...........             1                  843,266.72            0.08
  850,001 to   900,000 ...........             1                  874,912.23            0.08
  950,001 to 1,000,000 ...........             2                1,952,491.09            0.18
  Greater than 1,000,000 .........             1                1,040,281.13            0.10
                                           -----         -------------------          ------
   Total .........................         7,369         $  1,057,057,401.58          100.00%
                                           =====         ===================          ======


     The average Cut-off Date Scheduled Principal Balance is approximately $143,446.

                           Mortgage Rates -- Pool 1



                                                                          Percentage of
                                                                          Mortgage Loans
                                                       Aggregate           by Aggregate
                                                       Scheduled            Scheduled
         Range of                Number of             Principal            Principal
     Mortgage Rates(%)        Mortgage Loans            Balance              Balance
--------------------------   ----------------   ----------------------   ---------------
 6.001 to  6.500 .........             4         $        457,325.32            0.04%
 6.501 to  7.000 .........            18                2,999,614.09            0.28
 7.001 to  7.500 .........           132               30,690,935.57            2.90
 7.501 to  8.000 .........           417               90,725,065.24            8.58
 8.001 to  8.500 .........           783              144,381,965.95           13.66
 8.501 to  9.000 .........         1,054              188,249,537.26           17.81
 9.001 to  9.500 .........           970              152,924,207.57           14.47
 9.501 to 10.000 .........         1,192              171,705,609.27           16.24
10.001 to 10.500 .........           784               97,408,344.85            9.22
10.501 to 11.000 .........           737               77,028,417.20            7.29
11.001 to 11.500 .........           410               39,622,822.03            3.75
11.501 to 12.000 .........           330               27,779,377.58            2.63
12.001 to 12.500 .........           167               12,757,798.14            1.21
12.501 to 13.000 .........           134                8,183,249.30            0.77
13.001 to 13.500 .........            99                5,714,238.49            0.54
13.501 to 14.000 .........            71                3,096,430.59            0.29
14.001 to 14.500 .........            23                1,418,951.52            0.13
14.501 to 15.000 .........            28                1,237,583.20            0.12
15.001 to 15.500 .........             7                  362,343.04            0.03
15.501 to 16.000 .........             6                  191,947.64            0.02
16.001 to 16.500 .........             2                   62,228.13            0.01
16.501 to 17.000 .........             1                   59,409.60            0.01
                                   -----         -------------------          ------
   Total .................         7,369         $  1,057,057,401.58          100.00%
                                   =====         ===================          ======


     The weighted average Mortgage Rate is approximately 9.441%.


                              Loan Type -- Pool 1



                                                                                      Percentage of
                                                                                      Mortgage Loans
                                                                   Aggregate           by Aggregate
                                                                   Scheduled            Scheduled
                                              Number of            Principal            Principal
               Loan Type                   Mortgage Loans           Balance              Balance
---------------------------------------   ----------------   ---------------------   ---------------
2/28 ARM (Six-Month Libor) ............         4,148        $    598,371,873.77           56.61%
3/27 ARM (Six-Month Libor) ............         1,308             185,020,396.89           17.50
5/25 ARM (Six-Month Libor) ............           207              20,521,695.50            1.94
ARM (Six-Month Libor) .................           191              27,070,692.21            2.56
ARM (One-Year CMT) ....................           195              32,107,527.06            3.04
1/29 ARM (Six-Month Libor) ............            66              10,008,372.50            0.95
ARM (One-Year Libor) ..................             2                 385,266.50            0.04
2/28 ARM (One Year Libor) .............             4                 281,702.14            0.03
4/26 ARM (Six-Month Libor) ............             1                  84,303.93            0.01
7/1 ARM (CMT) .........................             1                 101,445.98            0.01
Fixed Rate (Balloon) ..................           326              55,264,889.10            5.23
Fixed Rate (Fully Amortizing) .........           920             127,839,236.00           12.09
                                                -----        -------------------          ------
   Total ..............................         7,369        $  1,057,057,401.58          100.00%
                                                =====        ===================          ======

                     Original Terms to Maturity -- Pool 1



                                                                    Percentage of
                                                                    Mortgage Loans
                                                 Aggregate           by Aggregate
                                                 Scheduled            Scheduled
 Range of Maturities        Number of            Principal            Principal
       (months)          Mortgage Loans           Balance              Balance
---------------------   ----------------   ---------------------   ---------------
 49 to  72 ..........            12        $      208,369.50             0.02%
 73 to  96 ..........             1                36,462.07             0.00
 97 to 120 ..........             3                68,583.81             0.01
169 to 192 ..........           473            65,380,801.65             6.19
217 to 240 ..........            48             4,192,550.53             0.40
289 to 312 ..........            14               299,997.11             0.03
337 to 360 ..........         6,818           986,870,636.91            93.36
                              -----        -----------------           ------
  Total .............         7,369        $1,057,057,401.58           100.00%
                              =====        =================           ======

  The weighted average original term to maturity is approximately 348 months.


                     Remaining Terms to Maturity -- Pool 1



                                                                    Percentage of
                                                                    Mortgage Loans
                                                 Aggregate           by Aggregate
                                                 Scheduled            Scheduled
 Range of Maturities        Number of            Principal            Principal
       (months)          Mortgage Loans           Balance              Balance
---------------------   ----------------   ---------------------   ---------------
 25 to  48 ..........            11        $      171,909.09            0.02%
 49 to  72 ..........             1                36,460.41            0.00
 73 to  96 ..........             1                36,462.07            0.00
 97 to 120 ..........             3                68,583.81            0.01
145 to 168 ..........            96             6,167,531.30            0.58
169 to 192 ..........           377            59,213,270.35            5.60
217 to 240 ..........            48             4,192,550.53            0.40
265 to 288 ..........            14               299,997.11            0.03
313 to 336 ..........             5               495,555.19            0.05
337 to 360 ..........         6,813           986,375,081.72           93.31
                              -----        -----------------          ------
  Total .............         7,369        $1,057,057,401.58          100.00%
                              =====        =================          ======

  The weighted average remaining term to maturity is approximately 339 months.

                    Combined Loan-to-Value Ratios -- Pool 1



                                                                         Percentage of
                                                                         Mortgage Loans
                                                      Aggregate           by Aggregate
                                                      Scheduled            Scheduled
     Range of Combined           Number of            Principal            Principal
 Loan-to-Value Ratios (%)     Mortgage Loans           Balance              Balance
--------------------------   ----------------   ---------------------   ---------------
  0.01 to  10.00 .........             1        $      324,089.61            0.03%
 10.01 to  20.00 .........             8               357,471.87            0.03
 20.01 to  30.00 .........            39             2,231,481.38            0.21
 30.01 to  40.00 .........            78             7,016,123.62            0.66
 40.01 to  50.00 .........           154            17,634,026.85            1.67
 50.01 to  60.00 .........           393            47,312,668.23            4.48
 60.01 to  70.00 .........         1,333           166,350,633.82           15.74
 70.01 to  80.00 .........         3,503           534,053,579.58           50.52
 80.01 to  90.00 .........         1,653           254,465,152.92           24.07
 90.01 to 100.00 .........           177            26,098,782.91            2.47
100.01 to 110.00 .........            21               901,895.08            0.09
110.01 to 120.00 .........             7               260,769.61            0.02
120.01 to 130.00 .........             2                50,726.10            0.00
                                   -----        -----------------          ------
  Total ..................         7,369        $1,057,057,401.58          100.00%
                                   =====        =================          ======

   The weighted average Combined Loan-to-Value Ratio is approximately 77.05%.

                       Geographic Distribution -- Pool 1



                                                                             Percentage of
                                                                             Mortgage Loans
                                                          Aggregate           by Aggregate
                                                          Scheduled            Scheduled
                                     Number of            Principal            Principal
             State                Mortgage Loans           Balance              Balance
------------------------------   ----------------   ---------------------   ---------------
Alaska .......................             7        $    1,251,973.51             0.12%
Alabama ......................            27             1,972,386.51             0.19
Arkansas .....................            50             3,155,896.01             0.30
Arizona ......................           169            21,346,742.40             2.02
California ...................         1,983           398,313,229.52            37.68
Colorado .....................           303            40,423,477.19             3.82
Connecticut ..................            96            15,135,232.45             1.43
District of Columbia .........            23             3,059,498.88             0.29
Delaware .....................             8             1,491,390.60             0.14
Florida ......................           451            48,575,892.59             4.60
Georgia ......................           109            16,166,359.50             1.53
Hawaii .......................           129            24,909,217.70             2.36
Iowa .........................            29             1,763,267.08             0.17
Idaho ........................            31             2,468,703.53             0.23
Illinois .....................           498            63,524,617.55             6.01
Indiana ......................           182            13,448,616.05             1.27
Kansas .......................            21             1,572,752.19             0.15
Kentucky .....................            35             2,999,300.20             0.28
Louisiana ....................            25             2,946,103.63             0.28
Massachusetts ................           163            27,906,518.95             2.64
Maryland .....................           155            23,754,760.17             2.25
Maine ........................            14             1,575,757.76             0.15
Michigan .....................           301            27,107,038.88             2.56
Minnesota ....................           119            12,320,882.57             1.17
Missouri .....................           155            12,358,474.10             1.17
Mississippi ..................            26             1,825,822.32             0.17
Montana ......................            13             1,114,141.10             0.11
North Carolina ...............           101            10,694,201.09             1.01
Nebraska .....................            17             1,184,795.10             0.11
New Hampshire ................            26             3,663,871.54             0.35
New Jersey ...................            80            17,082,698.12             1.62
New Mexico ...................            68             7,213,066.37             0.68
Nevada .......................            58             8,284,175.59             0.78
New York .....................           101            23,053,663.96             2.18
Ohio .........................           283            23,822,514.03             2.25
Oklahoma .....................            47             2,706,678.40             0.26
Oregon .......................           260            34,061,063.24             3.22
Pennsylvania .................           160            16,622,770.66             1.57
Rhode Island .................            25             2,979,897.65             0.28
South Carolina ...............            49             4,066,475.12             0.38
South Dakota .................             3               281,418.83             0.03
Tennessee ....................            88             7,131,489.21             0.67
Texas ........................           175            22,164,808.28             2.10
Utah .........................           190            27,759,076.10             2.63
Virginia .....................           128            21,941,222.17             2.08
Washington ...................           285            41,468,699.31             3.92
Wisconsin ....................            97             7,407,260.13             0.70
West Virginia ................             2               215,341.18             0.02
Wyoming ......................             4               764,162.56             0.07
                                       -----        -----------------           ------
  Total ......................         7,369        $1,057,057,401.58           100.00%
                                       =====        =================           ======

                            Lien Priority -- Pool 1



                                                                     Percentage of
                                                                     Mortgage Loans
                                                  Aggregate           by Aggregate
                                                  Scheduled            Scheduled
                            Number of             Principal            Principal
    Lien Priority        Mortgage Loans            Balance              Balance
---------------------   ----------------   ----------------------   ---------------
First Lien ..........         7,238        $1,050,732,290.48            99.40%
Second Lien .........           131             6,325,111.10             0.60
                              -----        -----------------           ------
  Total .............         7,369        $1,057,057,401.58           100.00%
                              =====        =================           ======

                            Property Type -- Pool 1



                                                                                Percentage of
                                                                                Mortgage Loans
                                                              Aggregate          by Aggregate
                                                              Scheduled           Scheduled
                                         Number of            Principal           Principal
           Property Type              Mortgage Loans           Balance             Balance
----------------------------------   ----------------   --------------------   ---------------
Single-Family ....................         5,898        $  843,750,073.75           79.82%
Planned Unit Development .........           470            96,400,659.11            9.12
Two- to Four-Family ..............           454            56,671,629.98            5.36
Condominium ......................           437            51,738,232.86            4.89
Manufactured Housing .............           101             7,547,066.56            0.71
Townhouse ........................             9               949,739.32            0.09
                                           -----        -----------------          ------
  Total ..........................         7,369        $1,057,057,401.58          100.00%
                                           =====        =================          ======

                            Loan Purpose -- Pool 1



                                                                           Percentage of
                                                                           Mortgage Loans
                                                         Aggregate          by Aggregate
                                                         Scheduled           Scheduled
                                    Number of            Principal           Principal
         Loan Purpose            Mortgage Loans           Balance             Balance
-----------------------------   ----------------   --------------------   ---------------
Cash Out Refinance ..........        3,668         $  520,662,042.67            49.26%
Purchase ....................        2,636            367,263,980.62            34.74
Rate/Term Refinance .........        1,065            169,131,378.29            16.00
                                     -----         -----------------           ------
  Total .....................        7,369         $1,057,057,401.58           100.00%
                                     =====         =================           ======

                          Occupancy Status -- Pool 1




                                                                     Percentage of
                                                                     Mortgage Loans
                                                  Aggregate           by Aggregate
                                                  Scheduled            Scheduled
                             Number of            Principal            Principal
   Occupancy Status       Mortgage Loans           Balance              Balance
----------------------   ----------------   ---------------------   ---------------
Primary Home .........         6,654        $   990,164,093.42           93.67%
Investment ...........           339             35,218,040.30            3.33
Second Home ..........           376             31,675,267.86            3.00
                               -----        ------------------          ------
    Total ............         7,369        $ 1,057,057,401.58          100.00%
                               =====        ==================          ======

                         Loan Documentation -- Pool 1




                                                                         Percentage of
                                                                         Mortgage Loans
                                                      Aggregate           by Aggregate
                                                      Scheduled            Scheduled
                                 Number of            Principal            Principal
    Loan Documentation        Mortgage Loans           Balance              Balance
--------------------------   ----------------   ---------------------   ---------------
Full .....................         5,019        $   706,983,026.94           66.98%
Limited ..................         1,719            225,446,784.53           21.33
No Documentation .........            37              3,935,436.65            0.37
Stated Income ............           594            119,692,153.46           11.32
                                   -----        ------------------          ------
    Total ................         7,369        $ 1,057,057,401.58          100.00%
                                   =====        ==================          ======

                      Prepayment Premium Years -- Pool 1




                                                                           Percentage of
                                                                           Mortgage Loans
                                                        Aggregate           by Aggregate
                                                        Scheduled            Scheduled
                                   Number of            Principal            Principal
 Prepayment Premium (Years)     Mortgage Loans           Balance              Balance
----------------------------   ----------------   ---------------------   ---------------
0 ..........................         1,272        $   181,865,931.12           17.20%
0.01 to 1.00 ...............           348             64,167,667.89            6.07
1.01 to 2.00 ...............         3,135            480,663,153.90           45.47
2.01 to 3.00 ...............         1,565            184,467,644.34           17.45
3.01 to 4.00 ...............           120             11,251,824.92            1.06
4.01 to 5.00 ...............           926            134,267,187.27           12.70
Greater than 5.01 ..........             3                373,992.14            0.04
                                     -----        ------------------          ------
    Total ..................         7,369        $ 1,057,057,401.58          100.00%
                                     =====        ==================          ======

                              Rate Type -- Pool 1




                                                                    Percentage of
                                                                    Mortgage Loans
                                                 Aggregate           by Aggregate
                                                 Scheduled            Scheduled
                           Number of             Principal            Principal
      Rate Type         Mortgage Loans            Balance              Balance
--------------------   ----------------   ----------------------   ---------------
Adjustable .........        6,123         $    873,953,276.48       82.68%
Fixed ..............        1,246             183,104,125.10        17.32
                            -----         -------------------      ------
    Total ..........        7,369         $  1,057,057,401.58      100.00%
                            =====         ===================      ======

         Gross Margins of the Adjustable Rate Mortgage Loans -- Pool 1




                                                                          Percentage of
                                                                          Mortgage Loans
                                                        Aggregate          by Aggregate
                                                        Scheduled           Scheduled
                                   Number of            Principal           Principal
 Range of Gross Margins (%)     Mortgage Loans           Balance             Balance
----------------------------   ----------------   --------------------   ---------------
  2.501 to  2.750 ..........             1        $     101,445.98            0.01%
  2.751 to  3.000 ..........             4              442,504.94            0.05
  3.001 to  3.250 ..........             9            2,107,344.59            0.24
  3.251 to  3.500 ..........            11            2,069,164.31            0.24
  3.501 to  3.750 ..........            29            4,096,167.58            0.47
  3.751 to  4.000 ..........            81           11,897,721.00            1.36
  4.001 to  4.250 ..........           129           19,673,304.13            2.25
  4.251 to  4.500 ..........           177           30,768,120.53            3.52
  4.501 to  4.750 ..........           217           34,825,915.59            3.98
  4.751 to  5.000 ..........           285           47,647,122.05            5.45
  5.001 to  5.250 ..........           346           61,279,057.50            7.01
  5.251 to  5.500 ..........           384           72,548,631.09            8.30
  5.501 to  5.750 ..........           693          103,678,506.84           11.86
  5.751 to  6.000 ..........         1,001          148,728,545.35           17.02
  6.001 to  6.250 ..........           663           90,403,506.55           10.34
  6.251 to  6.500 ..........           720           85,863,180.17            9.82
  6.501 to  6.750 ..........           364           45,417,434.19            5.20
  6.751 to  7.000 ..........           395           50,289,709.62            5.75
  7.001 to  7.250 ..........           238           28,129,010.69            3.22
  7.251 to  7.500 ..........           137           12,907,479.60            1.48
  7.501 to  7.750 ..........            97            8,670,658.71            0.99
  7.751 to  8.000 ..........            65            5,330,759.16            0.61
  8.001 to  8.250 ..........            25            2,067,110.00            0.24
  8.251 to  8.500 ..........            25            2,377,085.31            0.27
  8.501 to  8.750 ..........             9              957,952.34            0.11
  8.751 to  9.000 ..........             8              698,932.56            0.08
  9.001 to  9.250 ..........             4              404,663.16            0.05
  9.251 to  9.500 ..........             2              287,478.11            0.03
 10.001 to 10.250 ..........             2              142,832.25            0.02
 10.251 to 10.500 ..........             1               69,766.55            0.01
 10.751 to 11.000 ..........             1               72,166.03            0.01
                                     -----        ----------------          ------
    Total ..................         6,123        $ 873,953,276.48          100.00%
                                     =====        ================          ======

     The weighted average Gross Margin for Adjustable Rate Mortgage Loans is approximately 5.855%.

         Maximum Rates of the Adjustable Rate Mortgage Loans -- Pool 1




                                                                          Percentage of
                                                                          Mortgage Loans
                                                        Aggregate          by Aggregate
                                                        Scheduled           Scheduled
                                   Number of            Principal           Principal
 Range of Maximum Rates (%)     Mortgage Loans           Balance             Balance
----------------------------   ----------------   --------------------   ---------------
 9.501 to 10.000 ...........             1        $     102,642.77            0.01%
10.001 to 10.500 ...........             1               97,572.51            0.01
11.001 to 11.500 ...........             2              176,038.43            0.02
11.501 to 12.000 ...........             1              101,445.98            0.01
12.001 to 12.500 ...........             1              119,041.86            0.01
12.501 to 13.000 ...........            17            3,117,568.56            0.36
13.001 to 13.500 ...........            81           19,706,613.29            2.25
13.501 to 14.000 ...........           337           68,240,920.03            7.81
14.001 to 14.500 ...........           409           76,742,323.83            8.78
14.501 to 15.000 ...........           867          154,760,002.12           17.71
15.001 to 15.500 ...........           687          112,366,097.65           12.86
15.501 to 16.000 ...........         1,037          149,839,079.42           17.14
16.001 to 16.500 ...........           613           81,174,564.08            9.29
16.501 to 17.000 ...........           711           85,197,268.94            9.75
17.001 to 17.500 ...........           443           48,454,696.42            5.54
17.501 to 18.000 ...........           389           34,512,455.91            3.95
18.001 to 18.500 ...........           203           15,804,757.29            1.81
18.501 to 19.000 ...........           156           12,394,020.06            1.42
19.001 to 19.500 ...........            88            6,789,637.36            0.78
19.501 to 20.000 ...........            44            2,435,110.82            0.28
20.001 to 20.500 ...........            21            1,266,907.60            0.14
20.501 to 21.000 ...........            12              460,045.77            0.05
21.001 to 21.500 ...........             1               47,508.43            0.01
22.501 to 23.000 ...........             1               46,957.35            0.01
                                     -----        ----------------          ------
    Total ..................         6,123        $ 873,953,276.48          100.00%
                                     =====        ================          ======

     The weighted average Maximum Rate for Adjustable Rate Mortgage Loans is approximately 15.680%.

         Minimum Rates of the Adjustable Rate Mortgage Loans -- Pool 1




                                                                          Percentage of
                                                                          Mortgage Loans
                                                        Aggregate          by Aggregate
                                                        Scheduled           Scheduled
                                   Number of            Principal           Principal
 Range of Minimum Rates (%)     Mortgage Loans           Balance             Balance
----------------------------   ----------------   --------------------   ---------------
 2.501 to  3.000 ...........             2        $     160,452.98            0.02%
 3.501 to  4.000 ...........             2              140,064.67            0.02
 4.001 to  4.500 ...........             2              131,512.53            0.02
 4.501 to  5.000 ...........            18            1,384,922.05            0.16
 5.001 to  5.500 ...........            35            3,012,156.59            0.34
 5.501 to  6.000 ...........            47            4,124,552.73            0.47
 6.001 to  6.500 ...........            18            1,762,095.99            0.20
 6.501 to  7.000 ...........            47            6,233,342.92            0.71
 7.001 to  7.500 ...........           146           30,324,349.78            3.47
 7.501 to  8.000 ...........           364           75,622,341.44            8.65
 8.001 to  8.500 ...........           694          118,369,482.52           13.54
 8.501 to  9.000 ...........           925          157,948,733.09           18.07
 9.001 to  9.500 ...........           847          129,256,622.00           14.79
 9.501 to 10.000 ...........         1,032          146,336,618.46           16.74
10.001 to 10.500 ...........           628           77,546,055.87            8.87
10.501 to 11.000 ...........           581           60,261,406.67            6.90
11.001 to 11.500 ...........           288           27,079,696.12            3.10
11.501 to 12.000 ...........           223           18,147,027.68            2.08
12.001 to 12.500 ...........           105            7,902,840.71            0.90
12.501 to 13.000 ...........            61            4,166,228.93            0.48
13.001 to 13.500 ...........            37            3,084,669.32            0.35
13.501 to 14.000 ...........            17              724,871.92            0.08
14.001 to 14.500 ...........             3              186,274.16            0.02
15.501 to 16.000 ...........             1               46,957.35            0.01
                                     -----        ----------------          ------
    Total ..................         6,123        $ 873,953,276.48          100.00%
                                     =====        ================          ======

     The weighted average Minimum Rate for Adjustable Rate Mortgage Loans is approximately 9.287%.

     Next Adjustment Date of the Adjustable Rate Mortgage Loans -- Pool 1




                                                                     Percentage of
                                                                     Mortgage Loans
                                                   Aggregate          by Aggregate
                                                   Scheduled           Scheduled
                               Number of           Principal           Principal
  Next Adjustment Date      Mortgage Loans          Balance             Balance
------------------------   ----------------   -------------------   ---------------
February 2000 ..........            32             4,457,420.05            0.51
March 2000 .............           334            45,481,414.03            5.20
April 2000 .............           348            49,652,589.98            5.68
May 2000 ...............            98            13,438,788.07            1.54
June 2000 ..............           341            51,257,223.79            5.86
July 2000 ..............            82            10,135,413.03            1.17
August 2000 ............            39             3,991,862.06            0.46
September 2000 .........            20             2,059,630.50            0.24
October 2000 ...........            22             2,790,518.04            0.32
November 2000 ..........            17             1,327,485.95            0.15
December 2000 ..........            43             4,264,579.73            0.49
January 2001 ...........            60             5,987,679.92            0.69
February 2001 ..........           176            20,208,041.52            2.31
March 2001 .............           202            24,741,883.39            2.83
April 2001 .............           358            43,003,791.42            4.92
May 2001 ...............           273            37,097,496.49            4.24
June 2001 ..............           512            81,228,887.48            9.29
July 2001 ..............           300            61,916,040.96            7.08
August 2001 ............           281            56,116,462.31            6.42
September 2001 .........           618            99,324,166.40           11.36
October 2001 ...........           417            58,042,079.94            6.64
November 2001 ..........           183            28,457,329.27            3.26
December 2001 ..........           105            17,546,680.47            2.01
January 2002 ...........           126            12,969,926.14            1.48
February 2002 ..........           130            13,939,023.85            1.59
March 2002 .............           127            14,903,431.30            1.71
April 2002 .............            81            10,483,025.78            1.20
May 2002 ...............            73             8,986,392.68            1.03
June 2002 ..............           127            15,564,843.90            1.78
July 2002 ..............           154            20,009,535.56            2.29
August 2002 ............           158            22,250,483.86            2.55
September 2002 .........            45             7,559,684.88            0.86
October 2002 ...........            27             3,482,651.85            0.40
November 2002 ..........             5               519,366.47            0.06
December 2002 ..........             1                84,303.93            0.01
December 2003 ..........            10               487,567.41            0.06
January 2004 ...........             2               113,774.66            0.01
February 2004 ..........            21             1,930,865.43            0.22
March 2004 .............            22             2,246,175.12            0.26
April 2004 .............            27             2,867,208.38            0.33
May 2004 ...............            12             1,088,416.48            0.12
June 2004 ..............             9               909,222.50            0.10
July 2004 ..............             8               625,248.09            0.07
August 2004 ............            10               746,352.29            0.09
November 2004 ..........            13             1,373,111.46            0.16
December 2004 ..........            55             6,094,603.68            0.70
January 2005 ...........            18             2,039,150.00            0.23
November 2005 ..........             1               101,445.98            0.01
                                   ---          ---------------          ------
    Total ..............         6,123         $ 873,953,276.48          100.00%
                                 =====         ================          ======


     Initial Periodic Caps of the Adjustable Rate Mortgage Loans -- Pool 1



                                                                Percentage of
                                                                Mortgage Loans
                                              Aggregate          by Aggregate
                                              Scheduled           Scheduled
  Initial Periodic        Number of           Principal           Principal
      Cap (%)          Mortgage Loans          Balance             Balance
-------------------   ----------------   -------------------   ---------------
1.000 .............           204         $  24,744,430.43            2.83%
1.500 .............           323            42,183,655.00            4.83
2.000 .............         1,870           233,244,934.25           26.69
3.000 .............         3,702           570,454,235.70           65.27
4.000 .............             2               464,709.12            0.05
5.000 .............             1               101,445.98            0.01
7.000 .............            21             2,759,866.00            0.32
                            -----         ----------------          ------
  Total ...........         6,123         $ 873,953,276.48          100.00%
                            =====         ================          ======


   Subsequent Periodic Caps of the Adjustable Rate Mortgage Loans -- Pool 1



                                                                            Percentage of
                                                                            Mortgage Loans
                                                         Aggregate           by Aggregate
                                                         Scheduled            Scheduled
                                    Number of            Principal            Principal
 Subsequent Periodic Cap (%)     Mortgage Loans           Balance              Balance
-----------------------------   ----------------   ---------------------   ---------------
1.000 .......................         5,743         $   815,755,650.11           93.34%
1.500 .......................           169              24,334,321.03            2.78
2.000 .......................           204              33,054,575.09            3.78
3.000 .......................             7                 808,730.25            0.09
                                      -----         ------------------          ------
    Total ...................         6,123         $   873,953,276.48          100.00%
                                      =====         ==================          ======


Pool 2 Mortgage Loans


     The Mortgage Loans included in Pool 2, all of which are Fixed Rate Mortgage Loans, are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from Pool 2 as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in the Pool 2 prior to the issuance of the Offered Certificates.



         Number of Mortgage Loans ........................................         3,475
         Aggregate Scheduled Principal Balance ...........................   $296,428,246
         Mortgage Rates:
            Weighted Average .............................................         9.426%
            Range ........................................................   6.000% to 15.700%
         Weighted Average Remaining Term to Maturity (in months) .........           282


     The Scheduled Principal Balances of the Mortgage Loans in Pool 2 range from approximately $1,579 to approximately $308,526. The Pool 2 Mortgage Loans had an average Scheduled Principal Balance of approximately $85,303.


     The weighted average Combined Loan-to-Value Ratio at origination of the Pool 2 Mortgage Loans is approximately 75.76%, and approximately 28.76% of the Pool 2 Mortgage Loans have a Combined Loan-to-Value Ratio at origination exceeding 80%.


     No more than approximately 0.72% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.


     The following tables set forth as of the Cut-off Date the number, aggregate Scheduled Principal Balance and percentage of the Pool 2 Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)


              Cut-Off Date Scheduled Principal Balances -- Pool 2



                                                                               Percentage of
                                                                               Mortgage Loans
                                                             Aggregate          by Aggregate
                                                             Scheduled           Scheduled
             Range of                    Number of           Principal           Principal
 Scheduled Principal Balances ($)     Mortgage Loans          Balance             Balance
----------------------------------   ----------------   -------------------   ---------------
      1 to  50,000 ...............           996         $  36,039,180.05           12.16%
 50,001 to 100,000 ...............         1,427           102,830,343.83           34.69
100,001 to 150,000 ...............           624            75,844,136.22           25.59
150,001 to 200,000 ...............           290            49,804,245.82           16.80
200,001 to 250,000 ...............           123            27,772,482.81            9.37
250,001 to 300,000 ...............            13             3,527,692.64            1.19
300,001 to 350,000 ...............             2               610,164.77            0.21
                                           -----         ----------------          ------
    Total ........................         3,475         $ 296,428,246.14          100.00%
                                           =====         ================          ======


 The average Cut-off Date Scheduled Principal Balance is approximately $85,303.

                           Mortgage Rates -- Pool 2



                                                                       Percentage of
                                                                       Mortgage Loans
                                                     Aggregate          by Aggregate
                                                     Scheduled           Scheduled
         Range of                Number of           Principal           Principal
    Mortgage Rates (%)        Mortgage Loans          Balance             Balance
--------------------------   ----------------   -------------------   ---------------
 5.501 to  6.000 .........             1         $      43,415.51            0.01%
 6.001 to  6.500 .........             1               123,951.26            0.04
 6.501 to  7.000 .........            10               974,395.41            0.33
 7.001 to  7.500 .........            53             6,804,862.69            2.30
 7.501 to  8.000 .........           190            21,368,407.75            7.21
 8.001 to  8.500 .........           418            42,257,038.78           14.26
 8.501 to  9.000 .........           570            56,516,021.01           19.07
 9.001 to  9.500 .........           472            42,983,120.44           14.50
 9.501 to 10.000 .........           559            49,796,344.38           16.80
10.001 to 10.500 .........           362            26,281,965.64            8.87
10.501 to 11.000 .........           350            24,040,375.59            8.11
11.001 to 11.500 .........           182            10,200,387.48            3.44
11.501 to 12.000 .........           154             8,280,442.63            2.79
12.001 to 12.500 .........            90             4,489,057.60            1.51
12.501 to 13.000 .........            30             1,101,512.71            0.37
13.001 to 13.500 .........            16               512,854.58            0.17
13.501 to 14.000 .........            11               406,936.73            0.14
14.001 to 14.500 .........             2               115,002.92            0.04
14.501 to 15.000 .........             3               111,172.74            0.04
15.501 to 16.000 .........             1                20,980.29            0.01
                                     ---         ----------------          ------
    Total ................         3,475         $ 296,428,246.14          100.00%
                                   =====         ================          ======


          The weighted average Mortgage Rate is approximately 9.426%.


                              Loan Type -- Pool 2



                                                                                    Percentage of
                                                                                    Mortgage Loans
                                                                  Aggregate          by Aggregate
                                                                  Scheduled           Scheduled
                                              Number of           Principal           Principal
               Loan Type                   Mortgage Loans          Balance             Balance
---------------------------------------   ----------------   -------------------   ---------------
Fixed Rate (Fully Amortizing) .........         2,573           214,489,403.67           72.36
Fixed Rate (Balloon) ..................           902         $  81,938,842.47           27.64%
                                                -----         ----------------          ------
    Total .............................         3,475         $ 296,428,246.14          100.00%
                                                =====         ================          ======


                     Original Terms to Maturity -- Pool 2



                                                                 Percentage of
                                                                 Mortgage Loans
                                                Aggregate         by Aggregate
                                                Scheduled          Scheduled
 Range of Maturities        Number of           Principal          Principal
       (months)          Mortgage Loans          Balance            Balance
---------------------   ----------------   ------------------   ---------------
 49 to  72 ..........            19        $    310,976.45           0.10%
 73 to  96 ..........             1               2,951.08           0.00
 97 to 120 ..........            14             623,972.76           0.21
169 to 192 ..........         1,326         107,823,424.36          36.37
217 to 240 ..........           163          10,230,427.10           3.45
289 to 312 ..........             8             558,302.54           0.19
337 to 360 ..........         1,944         176,878,191.85          59.67
                              -----        ---------------         ------
  Total .............         3,475        $296,428,246.14         100.00%
                              =====        ===============         ======

  The weighted average original term to maturity is approximately 289 months.


                     Remaining Terms to Maturity -- Pool 2



                                                                 Percentage of
                                                                 Mortgage Loans
                                                Aggregate         by Aggregate
                                                Scheduled          Scheduled
 Range of Maturities        Number of           Principal          Principal
       (months)          Mortgage Loans          Balance            Balance
---------------------   ----------------   ------------------   ---------------
 25 to  48 ..........            16        $    225,093.83           0.08%
 49 to  72 ..........             4              88,833.70           0.03
 73 to  96 ..........             1              64,481.84           0.02
 97 to 120 ..........            13             559,490.92           0.19
121 to 144 ..........             7             458,491.09           0.15
145 to 168 ..........           204          11,322,290.58           3.82
169 to 192 ..........         1,115          96,042,642.69          32.40
193 to 216 ..........             1              19,196.55           0.01
217 to 240 ..........           162          10,211,230.55           3.44
265 to 288 ..........             5             251,618.65           0.08
289 to 312 ..........             6             579,945.28           0.20
313 to 336 ..........             7             494,096.55           0.17
337 to 360 ..........         1,934         176,110,833.91          59.41
                              -----        ---------------         ------
  Total .............         3,475        $296,428,246.14         100.00%
                              =====        ===============         ======

 The weighted average remaining term to maturity is approximately 282 months.

                    Combined Loan-to-Value Ratios -- Pool 2



                                                                       Percentage of
                                                                       Mortgage Loans
                                                     Aggregate          by Aggregate
                                                     Scheduled           Scheduled
     Range of Combined           Number of           Principal           Principal
 Loan-to-Value Ratios (%)     Mortgage Loans          Balance             Balance
--------------------------   ----------------   -------------------   ---------------
 0.01 to  10.00 ..........             1        $     14,640.18            0.00%
10.01 to  20.00 ..........             9             183,632.77            0.06
20.01 to  30.00 ..........            38           1,615,954.65            0.55
30.01 to  40.00 ..........            74           4,565,796.93            1.54
40.01 to  50.00 ..........           141           8,968,938.92            3.03
50.01 to  60.00 ..........           254          18,630,412.69            6.28
60.01 to  70.00 ..........           686          53,500,865.67           18.05
70.01 to  80.00 ..........         1,375         123,707,302.98           41.73
80.01 to  90.00 ..........           653          61,140,183.83           20.63
90.01 to 100.00 ..........           244          24,100,517.52            8.13
                                   -----        ---------------          ------
  Total ..................         3,475        $296,428,246.14          100.00%
                                   =====        ===============          ======

   The weighted average Combined Loan-to-Value Ratio is approximately 75.76%.

                       Geographic Distribution -- Pool 2



                                                                          Percentage of
                                                                          Mortgage Loans
                                                         Aggregate         by Aggregate
                                                         Scheduled          Scheduled
                                     Number of           Principal          Principal
             State                Mortgage Loans          Balance            Balance
------------------------------   ----------------   ------------------   ---------------
Alabama ......................           139        $  9,462,746.76           3.19%
Arizona ......................            56           4,065,177.96           1.37
Arkansas .....................            51           2,844,856.30           0.96
California ...................           543          65,168,402.05          21.98
Colorado .....................           136          14,807,166.88           5.00
Connecticut ..................            24           2,393,274.04           0.81
Delaware .....................             2             181,654.73           0.06
District of Columbia .........            24           2,639,909.80           0.89
Florida ......................           447          32,662,249.50          11.02
Georgia ......................           104           9,898,098.90           3.34
Hawaii .......................            17           2,589,108.36           0.87
Idaho ........................             7             428,264.53           0.14
Illinois .....................            75           5,295,754.08           1.79
Indiana ......................           110           5,785,354.10           1.95
Iowa .........................            28           1,971,329.45           0.67
Kansas .......................            37           2,431,367.54           0.82
Kentucky .....................            24           1,794,643.62           0.61
Louisiana ....................            60           3,738,195.53           1.26
Maine ........................             3             218,877.80           0.07
Maryland .....................            76           8,152,710.99           2.75
Massachusetts ................            73           9,089,040.98           3.07
Michigan .....................           167          10,678,125.65           3.60
Minnesota ....................            34           2,921,938.60           0.99
Mississippi ..................            23           1,390,702.24           0.47
Missouri .....................            47           2,954,238.25           1.00
Montana ......................             7             658,629.35           0.22
Nebraska .....................            19           1,183,303.33           0.40
Nevada .......................            25           2,343,765.22           0.79
New Hampshire ................             5             435,044.08           0.15
New Jersey ...................            31           3,324,177.16           1.12
New Mexico ...................            30           2,387,931.22           0.81
New York .....................            59           6,925,028.53           2.34
North Carolina ...............           142          11,852,296.95           4.00
Ohio .........................           135           8,096,304.66           2.73
Oklahoma .....................            53           3,120,661.11           1.05
Oregon .......................            39           4,592,113.45           1.55
Pennsylvania .................           111           7,635,951.50           2.58
Rhode Island .................            17           1,715,251.94           0.58
South Carolina ...............            53           3,814,716.63           1.29
South Dakota .................             2              91,896.52           0.03
Tennessee ....................            67           4,803,999.62           1.62
Texas ........................           167          11,519,806.63           3.89
Utah .........................            44           4,480,658.53           1.51
Vermont ......................            15           1,146,819.93           0.39
Virginia .....................            68           5,114,467.92           1.73
Washington ...................            45           5,259,552.21           1.77
West Virginia ................             3             253,130.76           0.09
Wisconsin ....................            20           1,587,971.79           0.54
Wyoming ......................            11             521,578.46           0.18
                                         ---        ---------------         ------
  Total ......................         3,475        $296,428,246.14         100.00%
                                       =====        ===============         ======

                            Lien Priority -- Pool 2


                                                                   Percentage of
                                                                   Mortgage Loans
                                                 Aggregate          by Aggregate
                                                 Scheduled           Scheduled
                            Number of            Principal           Principal
    Lien Priority        Mortgage Loans           Balance             Balance
---------------------   ----------------   --------------------   ---------------
First Lien ..........         3,408         $294,656,229.41            99.40%
Second Lien .........            67            1,772,016.73             0.60
                              -----         ---------------           ------
  Total .............         3,475         $296,428,246.14           100.00%
                              =====         ===============           ======

                            Property Type -- Pool 2

                                                                                Percentage of
                                                                                Mortgage Loans
                                                              Aggregate          by Aggregate
                                                              Scheduled           Scheduled
                                         Number of            Principal           Principal
           Property Type              Mortgage Loans           Balance             Balance
----------------------------------   ----------------   --------------------   ---------------
Single-Family ....................         2,733         $224,511,816.58           75.74%
Two- to Four-Family ..............           350           38,603,568.31           13.02
Planned Unit Development .........           170           17,222,950.69            5.81
Condominium ......................           179           13,476,483.22            4.55
Manufactured Housing .............            42            2,591,401.14            0.87
Townhouse ........................             1               22,026.20            0.01
                                           -----        ----------------          ------
  Total ..........................         3,475         $296,428,246.14          100.00%
                                           =====        ================          ======

                            Loan Purpose -- Pool 2

                                                                           Percentage of
                                                                           Mortgage Loans
                                                         Aggregate          by Aggregate
                                                         Scheduled           Scheduled
                                    Number of            Principal           Principal
         Loan Purpose            Mortgage Loans           Balance             Balance
-----------------------------   ----------------   --------------------   ---------------
Cash Out Refinance ..........         2,015        $ 166,512,513.70           56.17%
Purchase ....................         1,107           96,785,623.56           32.65
Rate/Term Refinance .........           353           33,130,108.88           11.18
                                      -----        ----------------          ------
  Total .....................         3,475        $ 296,428,246.14          100.00%
                                      =====        ================          ======

                          Occupancy Status -- Pool 2

                                                                    Percentage of
                                                                    Mortgage Loans
                                                  Aggregate          by Aggregate
                                                  Scheduled           Scheduled
                             Number of            Principal           Principal
   Occupancy Status       Mortgage Loans           Balance             Balance
----------------------   ----------------   --------------------   ---------------
Primary Home .........         2,860        $ 246,220,269.11           83.06%
Investment ...........           589           48,634,688.40           16.41
Second Home ..........            26            1,573,288.63            0.53
                               -----        ----------------          ------
  Total ..............         3,475        $ 296,428,246.14          100.00%
                               =====        ================          ======

                         Loan Documentation -- Pool 2



                                                                        Percentage of
                                                                        Mortgage Loans
                                                      Aggregate          by Aggregate
                                                      Scheduled           Scheduled
                                 Number of            Principal           Principal
    Loan Documentation        Mortgage Loans           Balance             Balance
--------------------------   ----------------   --------------------   ---------------
Full .....................         2,005        $ 161,967,094.73           54.64%
Limited ..................           886           83,540,711.14           28.18
No Documentation .........             1              148,229.43            0.05
Stated Income ............           583           50,772,210.84           17.13
                                   -----        ----------------          ------
  Total ..................         3,475        $ 296,428,246.14          100.00%
                                   =====        ================          ======

                      Prepayment Premium Years -- Pool 2



                                                                         Percentage of
                                                                         Mortgage Loans
                                                       Aggregate          by Aggregate
                                                       Scheduled           Scheduled
                                   Number of           Principal           Principal
 Prepayment Premium (Years)     Mortgage Loans          Balance             Balance
----------------------------   ----------------   -------------------   ---------------
0 ..........................         1,098        $  94,265,267.45          31.80%
0.01 to 1.00 ...............           123           13,613,057.91           4.59
1.01 to 2.00 ...............           561           53,388,070.91          18.01
2.01 to 3.00 ...............           779           58,662,218.18          19.79
3.01 to 4.00 ...............            20            1,352,172.02           0.46
4.01 to 5.00 ...............           894           75,147,459.67          25.35
                                     -----        ----------------         ------
  Total ....................         3,475        $ 296,428,246.14         100.00%
                                     =====        ================         ======

                            Additional Information


     The description in this Prospectus Supplement of the Mortgage Pools and the Mortgaged Properties is based upon each Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before such date. A Current Report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed, together with the Trust Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth herein under "Description of the Mortgage Pools," such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

     Pursuant to the Trust Agreement, the Master Servicer will prepare a monthly statement to Certificateholders which will set forth certain information regarding the Certificates and the Mortgage Pools. The Master Servicer may make available each month, to any interested party, the monthly statement to Certificateholders via the Master Servicer's website, electronic bulletin board and its fax-on-demand service. The Master Servicer's website will be located at www.ctslink.com. and its fax-on-demand service may be accessed by calling (301) 815-6610.


                            Underwriting Guidelines


     The Mortgage Loans have been originated or acquired by the Originators in accordance with the underwriting guidelines established by each of them (collectively, the "Underwriting Guidelines"). Such Underwriting Guidelines differ among the Originators in various particulars. The following is a general summary of the Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by each Originator. This does not purport to be a complete description of the underwriting standards of any of the Originators.


     The Underwriting Guidelines are generally intended to evaluate the credit risk of mortgage loans made to borrowers with imperfect credit histories, ranging from minor delinquencies to bankruptcy, or borrowers with relatively high ratio of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. In addition, such guidelines also evaluate the value and adequacy of the Mortgage Property as collateral. On a case-by-case basis, the Originators may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, relatively low loan-to-value ratio, relatively low debt-to-income ratio, good credit history, stable employment, financial reserves, and time in residence at the applicant's current address. A significant number of the Mortgage Loans may represent such underwriting exceptions.


     Under the Underwriting Guidelines, the Originators review and verify the loan applicant's sources of income (except under the stated income programs), calculate the amount of income from all such sources indicated on the loan application or similar documentation, review the credit history of the applicant and calculate the debt-to-income ratio to determine the applicant's ability to repay the loan, and review the Mortgaged Property for compliance with the Underwriting Guidelines. The Underwriting Guidelines are applied in accordance with a procedure that generally requires (i) an appraisal of the Mortgaged Property that conforms to Fannie Mae and Freddie Mac standards and
(ii) a review of such appraisal, which review may be conducted by the Originator's staff appraiser or representative and, depending upon the original principal balance and loan-to-value ratio of the Mortgaged Property, may include a review of the original appraisal or a drive-by review appraisal of the Mortgaged Property. The Underwriting Guidelines generally permit single-family loans with loan-to-value ratios at origination of up to 90% (or, with respect to certain Mortgage Loans, up to 95%) for the highest credit grading category (80% under the stated income programs), depending on the creditworthiness of the mortgagor and, in some cases, the type and use of the property and the debt-to-income ratio. Under the Underwriting Guidelines, the maximum combined loan-to-value ratio for purchase money mortgage loans may differ from those applicable to refinancings.


     The Mortgage Loans were originated on the basis of loan application packages submitted through mortgage brokerage companies or at the related Originator's retail branches or were purchased from originators approved by the Originators. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to the Originator for approval and funding. The mortgage brokerage companies receive all or a portion of the loan origination fee charged to the mortgagor at the time the loan is made.

     Each prospective borrower completes an application that includes information with respect to the applicant's liabilities, income (except with respect to certain "No Documentation" mortgage loans described below) and employment history, as well as certain other personal information. Each Originator requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and (to the extent reported) any record of payment defaults, bankruptcy, repossession, suits or judgments.

     Mortgaged Properties that are to secure mortgage loans are generally appraised by qualified independent appraisers. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Except with respect to purchase money mortgage loans, independent appraisals are generally reviewed by the related Originators before the loan is funded, and a drive-by review or appraisal is generally performed in connection with loan amounts over a certain predetermined dollar amount established for each state. With respect to purchase money mortgage loans, an independent appraisal may or may not be reviewed by the Originator.

     The Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac. Mortgagors who qualify under the Underwriting Guidelines generally have payment histories and debt ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors. Because such Underwriting Guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard. See "Risk Factors -- Underwriting Standards and Potential Delinquencies" herein.

     In general, a substantial majority of the Mortgage Loans were originated consistent with and generally conform to "Full Documentation," "Limited Documentation," or "Stated Income Documentation" residential loan programs. Under each of such programs, the related Originator generally reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the type and use of the property being financed. The Underwriting Guidelines require that mortgage loans be underwritten according to a standardized procedure that complies with applicable federal and state laws and regulations and requires the Originator's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, supports the outstanding loan balance. The Underwriting Guidelines permit one-to four-family loans to have loan-to-value ratios at origination of generally up to 90% (or, in certain cases, 95%), depending on, among other things, the loan documentation program, the purpose of the mortgage loan, the mortgagor's credit history, and repayment ability, as well as the type and use of the property. With respect to mortgage loans secured by Mortgaged Properties acquired by a mortgagor under a "lease option purchase," the loan-to-value ratio of the related mortgage loan is generally based on the appraised value at the time of origination of such mortgage loan.

     Certain of the Mortgage Loans were originated under "No Documentation" programs pursuant to which no information was obtained regarding the borrower's income or employment and there was no verification of the borrower's assets.

     Under the Full Documentation programs, applicants generally are required to submit two written forms of verification of stable income for 12 to 24 months, depending on the particular Originator and its guidelines. Under the Limited Documentation programs, generally one such form of verification is required for six or 12 months, depending upon the practices of the applicable Originator. Under the Stated Income Documentation programs, generally an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs typically require that with respect to each applicant, there be a telephone verification of the applicant's employment. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under the Full Documentation program guidelines, except, with respect to certain Originators, in the case of mortgage loans with loan-to-value ratios below a specified level. Generally, no such verification is required under the other programs.

     Under the Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgage property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories that permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Underwriting Guidelines establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

     A substantial portion of the Mortgage Loans were classified by the related Originators in relatively low (i.e., relatively higher risk) credit categories. The incidence of delinquency, default and bankruptcy with respect to such Mortgage Loans is expected to be greater than if such Mortgage Loans had been classified in relatively higher categories.


                              The Master Servicer

     The information set forth under "The Master Servicer" has been provided by Norwest Bank Minnesota, National Association ("Norwest" or the "Master Servicer"), and none of the Depositor, Lehman Brothers Inc. (the "Underwriter" or "Lehman Brothers"), the Trustee, any Servicer or any of their respective affiliates makes any representations or warranties as to the accuracy or completeness of such information.

     Norwest is a national banking association, with executive offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and its master servicing offices located at 11000 Broken Land Parkway, Columbia, Maryland 21044.

     The Servicers will directly service the Mortgage Loans under the supervision of the Master Servicer. The Master Servicer, however, will not be ultimately responsible for the servicing of the Mortgage Loans except to the extent described under "Servicing of the Mortgage Loans" herein.

     The Master Servicer is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. As of October 31, 1999, the Master Servicer master serviced more than 665,000 mortgage loans with an aggregate outstanding principal balance of approximately $75 billion.


                                 The Servicers


General

     The Mortgage Loans will initially be serviced by Ocwen Federal Bank FSB ("Ocwen"), in the case of approximately 35.82% of the Mortgage Loans, Life Bank ("Life Bank"), in the case of approximately 27.37% of the Mortgage Loans, Aurora Loan Services Inc. ("Aurora"), in the case of approximately 16.90% of the Mortgage Loans, Option One Mortgage Corporation ("Option One"), in the case of approximately 16.03% of the Mortgage Loans, and Ameriquest Mortgage Corporation ("Ameriquest"), in the case of approximately 3.89% of the Mortgage Loans (Ocwen, Life Bank, Aurora, Option One and Ameriquest each a "Servicer" and collectively, the "Servicers"). Those Mortgage Loans currently serviced by Ameriquest will be transferred for servicing by Aurora approximately 90 days subsequent to the Closing Date. The Servicers will have primary responsibility for servicing the Mortgage Loans including, but not limited to, all collection, advancing and reporting obligations, maintenance of escrow accounts and maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and the Mortgaged Properties under the supervision of the Master Servicer and with the assistance of the Loss Mitigation Advisor, in each case in accordance with the provisions of their respective servicing agreements (each, a "Servicing Agreement") and a Loss Mitigation Advisory Agreement between the Loss Mitigation Advisor and each Servicer. See "Servicing of the Mortgage Loans".

     Under each Servicing Agreement, the Master Servicer has the authority to terminate the Servicer for certain events of default which indicate either the Servicer is not performing, or is unable to perform, its duties and obligations under the Servicing Agreement. In addition, under each Servicing Agreement, the Class X Certificateholder has the authority to terminate the Servicer, without cause, upon thirty days notice and, with limited exceptions, the payment of certain termination fees and expenses to the Servicer. See "Servicing of the Mortgage Loans" below.

     The information set forth in the following paragraphs has been provided by the particular Servicer. None of the Depositor, the Trustee, Lehman Brothers, the Master Servicer, the other Servicers or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

     The delinquency and loan loss data set forth below for any particular Servicer solely represents the historical experience of that Servicer's servicing portfolio for the periods indicated. The actual delinquency and loss experience of the Mortgage Pools will be affected by a number of factors, including but not limited to the borrowers' personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on Mortgage Loans to the extent that Mortgaged Properties are concentrated in certain geographic areas. In addition, any particular servicing portfolio described below may include mortgage loans which have not been outstanding long enough to have seasoned to a point where delinquencies would be fully reflected. In the absence of substantial continuous additions of servicing for recently originated mortgage loans to an unseasoned portfolio, it is possible that the delinquency and foreclosure percentages experienced could be significantly higher than that indicated in the tables below. Accordingly, there can be no assurance and no representation is made by any Servicer that the delinquency and loss experience of the Mortgage Pools will be similar to that of any particular Servicer's servicing portfolio, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans in the Mortgage Pools.


Ocwen

     Ocwen is a federally-chartered savings bank with its home office in Fort Lee, New Jersey and its servicing operations and corporate offices in West Palm Beach, Florida. Ocwen is a wholly-owned subsidiary of Ocwen Financial Corporation, a public financial services holding company. As of September 30, 1999, Ocwen had approximately $2.26 billion in assets, approximately $2.02 billion in liabilities and approximately $244 million in equity. As of September 30, 1999, Ocwen's tangible and leveraged capital ratio was approximately 10% and its total risk-based capital ratio was approximately 18.37%. For the four quarters ended September 30, 1999, Ocwen's net income from continuing operations was approximately $32.3 million.

     The primary business of Ocwen has been the resolution of nonperforming single-family, multifamily and commercial mortgage loan portfolios acquired from the Resolution Trust Corporation, from private investors, from the United States Department of Housing and Urban Development ("HUD") through HUD's auction of defaulted FHA Loans, and third-party mortgage loan servicing for third parties.

     The following tables set forth, for the non-conforming credit mortgage loan ("BCD Mortgage Loan") servicing portfolio serviced by Ocwen, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure included in Ocwen's servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis.

                        Delinquencies and Foreclosures
                            (Dollars in Thousands)




                                                      As of
                                                December 31, 1997
                               ---------------------------------------------------
                                                           Percent       Percent
                                By No.         By            by            by
                                  of         Dollar        No. of        Dollar
                                 Loans       Amount         Loans        Amount
                               --------  -------------  ------------  ------------
Total Portfolio .............   21,827    $2,318,261      100.00%        100.00%
Period of Delinquency(1)
 31-59 days .................      437    $   41,429        2.00%          1.79%
 60-89 days .................      171    $   17,803        0.78%          0.77%
 90 days or more ............      302    $   36,878        1.38%          1.59%
Total Delinquent Loans ......      910    $   96,110        4.17%          4.15%
Loans in
 Foreclosure(2) .............      281    $   34,663        1.29%          1.50%



                                                      As of                                         As of
                                                December 31, 1998                            September 30, 1999
                               ---------------------------------------------------  ---------------------------------------------
                                                                         Percent                             Percent    Percent
                                By No.         By          Percent         by        By No.         By         by         by
                                  of         Dollar        by No.        Dollar        of         Dollar     No. of     Dollar
                                 Loans       Amount       of Loans       Amount       Loans       Amount      Loans     Amount
                               --------  -------------  ------------  ------------  --------  -------------  --------------------
Total Portfolio .............   68,274    $6,099,336      100.00%       100.00%      86,255    $7,525,480    100.00%    100.00%
Period of Delinquency(1)
 31-59 days .................    3,325    $  265,396        4.87%         4.35%       3,987    $  333,963      4.62%      4.44%
 60-89 days .................    1,555    $  129,439        2.28%         2.12%       2,069    $  179,535      2.40%      2.39%
 90 days or more ............    6,322    $  561,709        9.26%         9.21%      12,416    $1,054,233     14.39%     14.01%
Total Delinquent Loans ......   11,202    $  956,545       16.41%        15.68%      18,472    $1,567,731     21.41%     20.84%
Loans in
 Foreclosure(2) .............    3,158    $  297,859        4.63%         4.88%       5,514    $  499,447      6.39%      6.64%


-----------
(1) Includes 13,521 loans totaling $1,078,734,361 for September 30, 1999 which were delinquent at the time of transfer to Ocwen.
(2) Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                               Real Estate Owned
                            (Dollars in Thousands)




                                            As of                          As of                          As of
                                      December 31, 1997              December 31, 1998              September 30, 1999
                                 ----------------------------   ----------------------------   ----------------------------
                                                     By                             By                             By
                                   By No.          Dollar         By No.          Dollar         By No.          Dollar
                                  of Loans         Amount        of Loans         Amount        of Loans         Amount
                                 ----------   ---------------   ----------   ---------------   ----------   ---------------
Total Portfolio ..............     21,827       $ 2,318,261       68,274       $ 6,099,336       86,255       $ 7,525,480
Foreclosed Loans(1) ..........         66       $     7,387          808       $    70,592        2,454       $   202,071
Foreclosure Ratio(2) .........       0.30%             0.32%        1.18%             1.16%        2.85%             2.69%

-----------
(1) For the purposes of these tables, "Foreclosed Loans" means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Ocwen.


(2) The "Foreclosure Ratio" is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.



                          Loan Gain/(Loss) Experience
                            (Dollars in Thousands)




                                                                        As of                As of                As of
                                                                  December 31, 1997    December 31, 1998    September 30, 1999
                                                                 -------------------  -------------------  -------------------
Total Portfolio (1) ...........................................       $2,318,261           $6,099,366           $7,525,480
Net Gains/(Losses) (2,3) ......................................      ($   1,209)          ($  26,068)          ($  95,487)
Net Gains/(Losses) as a Percentage of Total Portfolio .........           -0.05%               -0.43%               -1.27%

-----------
(1) "Total Portfolio" on the date stated above is the principal balance of the mortgage loans outstanding on the last day of the period.


(2) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties and shortfall payoffs for each respective period. Gains or Losses on liquidated properties are calculated as net sales proceeds less book value (exclusive of loan purchase premium or discount). Shortfall payoffs are calculated as the difference between principal payoff amount and unpaid principal at the time of payoff.


(3) Includes $32,802,259 as of September 30, 1999 of losses attributable to loans which were delinquent at the time of transfer to Ocwen.

Life Bank

     General. Life Bank was originally chartered under the name Life Savings and Loan Association as a stock savings and loan association under the laws of the State of California in 1983 and changed its name to Life Savings Bank, Federal Savings Bank and became a federally chartered stock savings bank in 1991. It subsequently changed its name to Life Bank in July of 1997. Life Bank conducts its mortgage banking business through a national sales force and centralized operations located in its home office in Riverside, California.

     Life Bank's headquarters are located at 10540 Magnolia Avenue, Suite B., Riverside, California 92505, and its telephone number is (888) 388-5433. Life Bank's servicing office is located at 10540 Magnolia Avenue, Suite C, Riverside, California 92505, and its telephone number is also (888) 388-5433. Life Bank originates, purchases, sells, and services primarily non-conventional mortgage loans principally secured by first and second mortgages on one- to four-family residences. Life Bank's primary products are "Liberator Series" loans, which are for the purchase or refinance of residential real property.

     Life Bank purchases and originates mortgage loans and other real estate secured loans primarily through a network of originators on a nationwide basis. Except for a limited number of loans specifically originated for retention in Life Bank's portfolio as loans held for investment, loans originated or purchased since 1994 are originated for sale in the secondary mortgage market.

     Origination and Purchase of Loans. Loans are originated both through Life Bank's wholesale and correspondent network of originators. Life Bank also has made bulk purchases of loans from time to time. With its national sales force, Life Bank is able to originate or purchase its core products in the District of Columbia and nearly all 50 states with the exceptions of Alaska and Hawaii.

     Servicing Portfolio. At December 31, 1999, Life Bank serviced $1.841 billion of loans. Life Bank's loan servicing activities generally include (i) the collection and remittance of mortgage loan payments, (ii) accounting for principal and interest and other collections and expenses, (iii) holding and disbursing escrow or impounding funds for real estate taxes and insurance premiums, (iv) inspecting properties when appropriate, (v) contacting delinquent borrowers, and (vi) acting as fiduciary in foreclosing and disposing of collateral properties. Life Bank receives a servicing fee for performing these services for others.

     Delinquency and Loan Loss Experience. The following tables set forth information relating to the delinquency and loan loss experience on the mortgage loans included in Life Bank's servicing portfolio for the periods shown.


                        Delinquencies and Foreclosures
                            (Dollars in Thousands)




                                                      As of
                                                December 31, 1998
                                 ------------------------------------------------
                                  Percentage     Number                  Percent
                                      of           of                      of
                                     Loans        Loans      Amount      Amount
       Delinquency Status          Serviced     Serviced    Serviced    Serviced
-------------------------------  ------------  ----------  ----------  ----------
Period of Delinquency:
 30-59 days ...................    1.19%           292      $11,419       0.85%
 60-89 days ...................    0.51%           126        3,795       0.28%
 90 days or more ..............    1.07%           263        9,847       0.74%
Bankruptcy ....................    0.64%           157        8,213       0.61%
Foreclosure ...................    0.59%           144       12,489       0.93%
REO ...........................    0.17%            42        3,225       0.24%
                                   ----            ---      -------       ----
Total Delinquent Loans ........    4.17%         1,024      $48,988       3.65%



                                                      As of
                                                December 31, 1999
                                 -----------------------------------------------
                                  Percentage     Number                 Percent
                                      of           of                      of
                                     Loans        Loans      Amount      Amount
       Delinquency Status          Serviced     Serviced    Serviced    Serviced
-------------------------------  ------------  ----------  ----------  ---------
Period of Delinquency:
 30-59 days ...................     1.18%           303     $12,676      0.69%
 60-89 days ...................     0.51%           131       4,271      0.23%
 90 days or more ..............     0.94%           242      11,185      0.61%
Bankruptcy ....................     0.82%           212      10,913      0.59%
Foreclosure ...................     1.33%           342      27,940      1.52%
REO ...........................     0.34%            87       6,885      0.37%
                                    ----            ---     -------      ----
Total Delinquent Loans ........     5.12%         1,317     $73,870      4.01%

                           Total Servicing Portfolio
                            (Dollars in Thousands)




                                               At Or For the Year     At Or For the Year
                                                      Ended                 Ended
                                                December 31, 1998     December 31, 1999
                                              --------------------   -------------------
Servicing Portfolio at Period End .........        1,338,287              1,841,388
Average Outstanding .......................        1,162,403              1,608,501
Number of Loans Outstanding ...............           24,612                 25,729

                            Servicing Portfolio and
                          Loan Charge-Off Experience
                            (Dollars in Thousands)




                                                                              At Or For the Year     At Or For the Year
                                                                                     Ended                 Ended
                                                                               December 31, 1998     December 31, 1999
                                                                             --------------------   -------------------
Servicing Portfolio at Period End ........................................        1,338,287              1,841,388
Average Outstanding Servicing Portfolio ..................................        1,162,403              1,608,501
Loan Charge-Offs .........................................................           15,583                 21,955
Loan Recoveries ..........................................................              720                  1,185
Net Loan Charge-Offs .....................................................           14,863                 20,770
Net Loan Charge-Offs as a Percentage of the Average Outstanding
 Servicing Portfolio .....................................................             1.28%                  1.29%
Net Loan Charge-Offs as a Percentage of the Portfolio at Period End ......             1.11%                  1.13%

Aurora

     Aurora, an affiliate of Lehman Brothers Holdings Inc., began operation as a servicer of residential mortgage loans in August 1997 following the acquisition of substantially all of the assets and a majority of the management and employees of Harbourton Financial Services L.P. ("Harbourton"). Prior to this acquisition, Harbourton liquidated a substantial portion of its servicing portfolio, generally retaining loans with higher rates of delinquency.

     Aurora's executive offices and centralized real estate master servicing facility are located at 2530 South Parker Road, Suite 601, Aurora, Colorado 80014, and its centralized real estate loan servicing facility is located at 601 Fifth Avenue, Scottsbluff, Nebraska 69361. Aurora has been approved to service mortgage loans for Fannie Mae and Freddie Mac.

     As of December 31, 1999, Aurora's total loan servicing and subservicing portfolio included loans with a total outstanding principal balance of approximately $12.64 billion, of which the substantial majority are sub-serviced for Lehman Brothers Holdings Inc. The following table sets forth certain information regarding the delinquency and foreclosure experience of Aurora and Harbourton with respect to non-VA/FHA-insured mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.


                        Delinquencies and Foreclosures
                             (Dollars in Millions)




                                                                      As of December 31,
                                                     -----------------------------------------------------
                                                         1996        1997(3)       1998(4)       1999(4)
                                                     -----------   -----------   -----------   -----------
Total balance of mortgage loans serviced .........     $ 1,765       $ 1,203       $ 6,096       $ 3,870
Percentage of mortgage loans delinquent by
 period of delinquency(1)(2)
 30 to 59 days ...................................        1.92%         3.21%         3.21%         4.03%
 60 to 89 days ...................................        0.45          0.73          0.92          1.19
 90 days or more .................................        0.25          0.28          0.42          0.30
                                                       -------       -------       -------       -------
Total percentage of mortgage loans
 delinquent(1)(2) ................................        2.62%         4.22%         4.55%         5.52%
In foreclosure (excluding Bankruptcies) ..........        1.16          1.99          2.10          1.11
In bankruptcy ....................................        0.47          0.78          0.61          1.15
                                                       -------       -------       -------       -------
Total(2) .........................................        4.25%         6.99%         7.26%         7.78%

-----------
(1) Delinquency information is for conventional loans only, excluding bankruptcies.


(2) Percentages are based on the number of mortgage loans.


(3) Excludes information related to the servicing of certain sub-prime loans acquired in 1997 and 1998.


(4) A weighted average of the "MBS method" for conventional loans and the "ABS method" for subprime loans is used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. In contrast, under the ABS methodology, a loan is considered delinquent if any payment is past due 30 days or more. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months). Consequently, under the ABS methodology, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month.

Option One


     Option One is a California corporation headquartered in Irvine, California. Option One was incorporated in 1992, commenced receiving applications for mortgage loans under its regular lending program in February 1993 and began funding such mortgage loans indirectly in the same month. The principal business of Option One is the origination, sale and servicing of non-conforming mortgage loans.


     Option One is a wholly-owned subsidiary of Block Financial, which is in turn a wholly-owned subsidiary of H&R Block, Inc. H&R Block, Inc. has previously announced that it is evaluating strategic alternatives for Option One, including a possible sale or joint venture with a business partner. There are no assurances that any such transaction will or will not take place or that any such transaction will not negatively impact Option One's servicing of the Mortgage Loans.


     As of December 31, 1999, Option One had five loan origination centers in California, three loan origination centers in each of Florida Ohio, Illinois and Virginia, two loan origination centers in each of Arizona and Rhode Island and one loan origination center in each of Connecticut, Georgia, Indiana, Massachusetts, Minnesota, New Jersey, Pennsylvania, Texas, Washington and Wisconsin.


     Option One operates as a stand-alone mortgage banking company and is a Freddie Mac approved seller/servicer.

     The following tables set forth, as of December 31, 1996, 1997, 1998 and 1999 certain information relating to the delinquency experience (including imminent foreclosures, foreclosures in progress and bankruptcies) of one-to four-family residential mortgage loans included in Option One's entire servicing portfolio (which portfolio includes mortgage loans originated under Option One's underwriting guidelines and mortgage loans that are subserviced for others) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it has not been paid by the next scheduled due date for such mortgage loan.


                        Delinquencies and Foreclosures
                            (Dollars in Thousands)




                                               At December 31, 1996                            At December 31, 1997
                                   ---------------------------------------------  ----------------------------------------------
                                                             Percent    Percent                             Percent     Percent
                                    By No.         By           by         by      By No.         By         by No.       by
                                      of         Dollar       No. of     Dollar      of         Dollar         of       Dollar
                                     Loans       Amount       Loans      Amount     Loans       Amount       Loans      Amount
                                   --------  -------------  ---------  ---------  --------  -------------  ---------  ----------
Total Portfolio .................   20,107    $1,865,636       N/A        N/A       34,707    $3,407,167      N/A        N/A
Period of Delinquency
 31-59 days .....................      329    $   29,980      1.64%      1.61%         457    $   42,556     1.32%      1.25%
 60-89 days .....................      161    $   14,972      0.80%      0.80%         222    $   20,364     0.64%      0.60%
 90 days or more ................      773    $   70,607      3.84%      3.78%       1,099    $  100,238     3.17%      2.94%
                                    ------    ----------      ----       ----       ------    ----------     ----       ----
Total Delinquent Loans ..........    1,263    $  115,559      6.28%      6.19%       1,778    $  163,158     5.12%      4.79%
                                    ======    ==========      ====       ====       ======    ==========     ====       ====
Loans in Foreclosure(*) .........      677    $   61,555      3.37%      3.30%         923    $   83,726     2.66%      2.46%


                                               At December 31, 1998                            At December 31, 1999
                                   ---------------------------------------------  ----------------------------------------------
                                                             Percent    Percent                             Percent     Percent
                                    By No.         By           by         by      By No.         By         by No.       by
                                      of         Dollar       No. of     Dollar      of         Dollar         of       Dollar
                                     Loans       Amount       Loans      Amount     Loans       Amount       Loans      Amount
                                   --------  -------------  ---------  ---------  --------  -------------  ---------  ----------
Total Portfolio .................   55,708    $5,601,703      N/A        N/A       98,910    $9,924,101       N/A        N/A
Period of Delinquency
 31-59 days .....................      514    $   47,806     0.92%      0.85%       1,085    $   94,371      1.10%      0.95%
 60-89 days .....................      276    $   25,731     0.50%      0.46%         605    $   53,276      0.61%      0.54%
 90 days or more ................    1,161    $  101,984     2.08%      1.82%       2,167    $  193,290      2.19%      1.95%
                                    ------    ----------     ----       ----       ------    ----------      ----       ----
Total Delinquent Loans ..........    1,951    $  175,521     3.50%      3.13%       3,857    $  340,937      3.90%      3.44%
                                    ======    ==========     ====       ====       ======    ==========      ====       ====
Loans in Foreclosure(*) .........      939    $   83,757     1.69%      1.50%       1,983    $  177,763      2.00%      1.79%

-----------
(*) Loans in foreclosure are also included under the heading "Total Delinquent
    Loans."

                            Total Real Estate Owned
                            (Dollars in Thousands)




                                            At                           At
                                     December 31, 1996            December 31, 1997
                                ---------------------------  ---------------------------
                                                   By                           By
                                  By No.         Dollar        By No.         Dollar
                                 of Loans        Amount       of Loans        Amount
                                ----------  ---------------  ----------  ---------------
Total Portfolio ..............    20,107      $ 1,865,636      34,707      $ 3,407,167
Foreclosed Loans(1) ..........       323      $    30,677         296      $    26,313
Foreclosure Ratio(2) .........      1.61%            1.64%       0.85%            0.77%



                                            At                           At
                                     December 31, 1998            December 31, 1999
                                ---------------------------  ---------------------------
                                                   By                           By
                                  By No.         Dollar        By No.         Dollar
                                 of Loans        Amount       of Loans        Amount
                                ----------  ---------------  ----------  ---------------
Total Portfolio ..............    55,708      $ 5,601,703      98,910      $ 9,924,101
Foreclosed Loans(1) ..........       336      $    28,344         367      $    28,940
Foreclosure Ratio(2) .........      0.60%            0.51%       0.37%            0.29%

-----------
(1) For the purpose of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgage properties the title to which has been acquired by Option One, by investors or by an insurer following foreclosure of delivery of a deed in lien of foreclosure.

(2) The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

  Loan Loss Experience on Option One's Servicing Portfolio of Mortgage Loans
                            (Dollars in Thousands)



                                                                                      For the Year
                                                                                          Ended
                                                                                      December 31,
                                                          ---------------------------------------------------------------------
                                                                1996              1997              1998              1999
                                                          ---------------   ---------------   ---------------   ---------------
Total Portfolio(1) ....................................     $ 1,865,636       $ 3,407,167       $ 5,601,703       $ 9,924,101
Net Losses(2)(3) ......................................     $     8,519       $    24,870       $    22,128       $    26,492
Net Losses as a Percentage of Total Portfolio .........            0.46%             0.73%             0.40%             0.27%

-----------
(1) "Total Portfolio" on the date stated above is the principal balances of the mortgage loans outstanding on the last day of the period.


(2) "Net Losses" means "Gross Losses" minus "Recoveries." "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal, foreclosure costs and accrued interest to the date of liquidation. "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.


(3) "Net Losses" are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods. The information in this table reflects costs and recoveries through December 31, 1999.


Ameriquest


     Ameriquest, a Delaware corporation, is a specialty finance company engaged in the business of originating, purchasing and selling sub-prime mortgage loans secured by one- to four- family residences. Ameriquest's mortgage business was begun in 1988 by Long Beach Savings and Loan Association (later known as Long Beach Bank, F.S.B., together, the "Bank"). To gain greater operating flexibility and improve its ability to compete against other financial services companies, in October 1994, the Bank ceased operations, voluntarily surrendered its federal thrift charter and transferred its mortgage banking business to a new Delaware corporation called Long Beach Mortgage Company ("Old Long Beach").

     In May 1997, Old Long Beach completed a reorganization (the "Reorganization") of its business operations by transferring to its wholly-owned subsidiary Long Beach Financial Corporation ("LBFIC") the assets and personnel related to Old Long Beach's broker-sourced mortgage lending and loan sales operations. The assets received from Old Long Beach by LBFC were transferred to a wholly-owned subsidiary of LBFC which was named "Long Beach Mortgage Company." As part of the Reorganization, Old Long Beach changed its name to "Ameriquest Mortgage Company." Immediately following the Reorganization, Ameriquest sold all of the outstanding shares of Common Stock of LBFC in an underwritten public offer (the "Offering"). As a result of the Reorganization and Offering, Ameriquest commenced operations under its new name and the new Long Beach Mortgage Company commenced operations as an independent company with the assets and personnel that were previously operating as the broker-sourced mortgage lending and loan sales divisions of Old Long Beach.

     Ameriquest is approved as a seller/servicer for Fannie Mae and Freddie Mac and as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development. As of December 31, 1999, Ameriquest had 248 offices, consisting of 39 loan origination centers located in California and 209 loan origination centers located throughout the rest of the United States.


                        Servicing of the Mortgage Loans


General

     The Mortgage Loans will be serviced by the related Servicer, under the supervision of the Master Servicer, in accordance with the provisions of the applicable Servicing Agreement.

     Notwithstanding anything to the contrary in the Prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by the Servicer, except as described under "-- Prepayment Interest Shortfalls" and "-- Advances" below. If a Servicer fails to fulfill its obligations under the related Servicing Agreement, the Master Servicer is obligated to terminate such Servicer and appoint a successor servicer as provided in the Trust Agreement.

     As of the date of this Prospectus Supplement, it is expected that Lehman Brothers will be the initial holder of the Class X Certificate. Lehman Brothers or any subsequent holder of the Class X Certificate (the "Directing Holder"), upon 30 days' prior written notice, will have the right to terminate the rights and obligations of any Servicer under the applicable Servicing Agreement, at any time, without cause, and to appoint a successor servicer, provided that (1) such successor is reasonably acceptable to the Master Servicer, (2) a letter is provided to the Trustee from each Rating Agency to the effect that such termination and appointment will not result in the qualification, reduction or withdrawal of the ratings then applicable to the Certificates and (3) all other applicable requirements of the Trust Agreement and the related Servicing Agreement are satisfied, including the payment of any applicable termination fee or expenses to the Servicer.


Servicing Compensation and Payment of Expenses

     Each Servicer will be paid a monthly fee (a "Servicing Fee") with respect to each Mortgage Loan serviced by it calculated as 0.50% per annum (0.35% per annum in the case of Life Bank) (the "Servicing Fee Rate") on the outstanding principal balance of each such Mortgage Loan. Each Servicer will also be entitled to receive, to the extent provided in the applicable Servicing Agreement, additional compensation, in the form of any interest or other income earned on funds it has deposited in a custodial account pending remittance to the Master Servicer, as well as certain customary fees and charges paid by borrowers (other than Prepayment Premiums).

     The Master Servicer will be paid a monthly fee (the "Master Servicing Fee") with respect to each Mortgage Loan master serviced by it calculated as 0.01% per annum (the "Master Servicing Fee Rate") on the outstanding principal balance of each such Mortgage Loan. The Master Servicer will also be entitled to receive, to the extent provided in the Trust Agreement, additional compensation in the form of investment earnings on funds on deposit in the Collection Account maintained by the Master Servicer prior to remittance of such funds to the Certificate Account maintained by the Trustee.

     The Master Servicing Fee and the Servicing Fee of each Servicer are subject to reduction as described below under "-- Prepayment Interest Shortfalls." See "Servicing of Loans -- Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding servicing-related expenses payable by the Master Servicer and the Servicers. The Master Servicer and each Servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. See "Servicing of Loans -- Servicing Compensation and Payment of Expenses" in the Prospectus.


Prepayment Interest Shortfalls

     When a borrower prepays a Mortgage Loan in full or in part between Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment (or to the first day of the applicable month, in the case of certain prepayments in part), with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall resulting from a prepayment in full or in part, is generally required to be paid by the Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the Mortgage Loans serviced by it for the applicable Distribution Date.

     Prepayment Interest Shortfalls required to be funded but not funded by the Servicers are required to be funded by the Master Servicer, to the extent that such amounts in the aggregate do not exceed the Master Servicing Fee for the applicable Distribution Date, through a reduction in the amount of such compensation.


Advances

     Each Servicer will generally be obligated to make an advance of with respect to delinquent payments of principal of and interest on the Mortgage Loans (other than Balloon Payments), adjusted to the related Mortgage Rate less the applicable Servicing Fee Rate (an "Advance"), to the extent that such Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan. The Master Servicer will be obligated to make any such Advances if the applicable Servicer fails in its obligation to do so, and the Trustee will be obligated to make any required Advance if the Master Servicer fails in its obligation to do so, to the extent provided in the Trust Agreement. The Master Servicer, the related Servicer or the Trustee, as applicable, will be entitled to recover any

Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation, condemnation and insurance proceeds or, if such amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.


     The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Relief Act.


Collection of Taxes, Assessments and Similar Items


     Each Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers.


Insurance Coverage


     The Master Servicer and each Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.


Evidence as to Compliance


     The Trust Agreement will provide that each year during which the Master Servicer directly services any of the Mortgage Loans a firm of independent accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Master Servicer and that, on the basis of such examination, such firm is of the opinion that the master servicing has been conducted in accordance with the terms of the Trust Agreement, except for (i) such exceptions as the firm believes to be immaterial and (ii) such other exceptions set forth in such statement.


The Loss Mitigation Advisor


     In connection with the PMI Policies obtained by the Seller for the Trust Fund, The Murrayhill Company, a Colorado corporation, (the "Loss Mitigation Advisor") will act as the Trust's representative in monitoring and making recommendations to the Servicers regarding certain delinquent and defaulted Mortgage Loans and in monitoring and reporting to the Trust on the performance of such Mortgage Loans. The Loss Mitigation Advisor will rely upon mortgage loan data that is provided to it by the Servicers in performing its advisory and monitoring functions.


     The Loss Mitigation Advisor will be entitled to receive a Loss Mitigation Advisor's Fee until the termination of the Trust or until its removal by a vote of at least 662/3% of the Certificateholders. Such fee will be paid by the Trust Fund and will be equal to 0.015% per annum (the "Advisor's Fee Rate") of the Scheduled Principal Balance of each Mortgage Loan.


                                Trust Agreement



General


     The Certificates will be issued pursuant to a Trust Agreement (the "Trust Agreement") dated as of January 1, 2000 among the Depositor, the Master Servicer and the Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the Offered Certificates. Offered Certificates in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trustee, which will serve as Certificate Registrar and Paying

Agent. The Trustee will provide to a prospective or actual Certificateholder, without charge, on written request, a copy (without exhibits) of the Trust Agreement. Requests should be addressed to First Union National Bank, 401 S. Tryon Street, N.C. 1179, Charlotte North Carolina 28288-1179, Attention:
Structured Finance Trust Services.


Assignment of Mortgage Loans

     The Mortgage Loans will be assigned to the Trustee, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date, other than Scheduled Payments due on such date. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment and the maturity date.

     As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee (or its custodian) in accordance with the Trust
Agreement: (1) the related original Mortgage Note endorsed without recourse to the Trustee or in blank, (2) the original Mortgage with evidence of recording indicated thereon (or, if such original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording), (3) an original assignment of the Mortgage to the Trustee or in blank in recordable form, (4) the policies of title insurance issued with respect to each Mortgage Loan, and (5) the originals of any assumption, modification, extension or guaranty agreements. Where necessary to protect the interest of the Trustee in the Mortgage Loans, the assignments to the Trustee in connection with the Mortgage Loans are required to be submitted for recording promptly after the Closing Date.

     The Mortgage Loans were originally purchased by the Seller (or Lehman Brothers Bank FSB ("Bank"), an affiliate of the Seller) from the Originator or some other transferor (collectively, the "Transferors") pursuant to various mortgage loan sale agreement (each a "Sale Agreement"). Prior to the Closing Date, Bank will assign all its rights under its various Sale Agreements, without recourse, to the Seller. Pursuant to the terms of each Sale Agreement, each Originator has made, as of the date of (or provided in) the applicable agreement (each such date, a "Sale Date"), certain representations and warranties concerning the Mortgage Loans that generally include representations and warranties similar to those summarized in the Prospectus under the heading "Loan Underwriting Procedures and Standards -- Representations and Warranties". The Seller's rights under the various Sale Agreements will be assigned to the Depositor under the Mortgage Loan Sale and Assignment Agreement ("Sale and Assignment Agreement"). The Depositor will in turn assign such rights to the Trustee for the benefit of the Certificateholders pursuant to the Trust Agreement. Within the period of time specified in the applicable Sale Agreement following its discovery or notification by the Seller or the Trustee of a breach of any representation or warranty that materially and adversely affects the interests of Certificateholders in a Mortgage Loan or receipt of notice of such breach, the applicable Transferor will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust Fund for a price equal to the unpaid principal balance thereof plus accrued interest thereon (or, in certain circumstances, to substitute another mortgage loan).

     Pursuant to the terms of the Sale and Assignment Agreement whereby the Mortgage Loans will be purchased by the Depositor from the Seller, the Seller will make to the Depositor (and the Depositor will assign its rights thereunder to the Trustee for the benefit of Certificateholders) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the Mortgage Loans between the applicable Sale Date and the Closing Date. In the event of a breach of any such representation or warranty that materially and adversely affects the interests of the Certificateholders in a Mortgage Loan and otherwise does not constitute a breach of any representation or warranty made by the applicable Transferor as described above, the Seller will be obligated in the same manner as the Transferor, as described above. In addition, the Seller will represent and warrant that as of the Closing Date it has no reason to believe that any borrower will default under the related Mortgage Loan. Such representation and warranty will be deemed to be breached only if, as to any Mortgage Loan, (1) such Mortgage Loan had a Combined Loan-to-Value Ratio as of the Cut-off Date in excess of 80%; (2) such Mortgage Loan is in default and is liquidated within six months after the Closing Date; (3) a Realized Loss is incurred on such Mortgage Loan and (4) prior to such liquidation, Realized Losses have been incurred on the Mortgage Loans in an amount sufficient to reduce the aggregate Certificate Principal Amount of the Subordinate Certificates to zero.

     To the extent that any such Mortgage Loan is not repurchased by Transferor or the Seller and a Realized Loss occurs with respect to such Mortgage Loan, holders of Offered Certificates, in particular the Offered Subordinate Certificates, may incur a loss.


Voting Rights

     At all times 98% of all voting rights will be allocated among the holders of the Offered Certificates and the Class R Certificates as provided below. The portion of such voting rights allocated to the Certificates (other than the Class R Certificates) shall be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate principal balance of the Mortgage Loans then outstanding. The remainder of such percentage of voting rights shall be allocated to the Class R Certificates. At all times during the term of the Trust Fund, the holders of the Class P Certificates and the Class X Certificates shall each be allocated 1% of the voting rights. The voting rights allocated to any class of Certificates shall be allocated among all holders of each such class in proportion to the outstanding Certificate Principal Amount or Percentage Interest of such Certificates.


                  Yield, Prepayment and Weighted Average Life


General

     The yields to maturity (or to early termination) on the Offered Certificates will be affected by the rate of principal payments on the Mortgage Loans (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans. Such yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of mortgagor delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price for the Offered Certificates and other factors.

     Yields on the Class A1 and Class A2 Certificates will be affected by the rate of principal payments on the Mortgage Loans in the related Mortgage Pool, primarily, and only to a lesser extent (if at all) by the rate of principal prepayments on the Mortgage Loans in the other Mortgage Pool.

     Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

     Approximately 82.80% of the Mortgage Loans included in Pool 1 and approximately 68.20% of the Mortgage Loans included in Pool 2 are subject to Prepayment Premiums during intervals ranging from one to five years following origination, as described under "Description of the Mortgage Pools -- General" herein. Such prepayment premiums may have the effect of reducing the amount or the likelihood of prepayment of such Mortgage Loans during such intervals.

     The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under "Yield, Prepayment and Maturity Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related

Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters. Under the Sale and Assignment Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of such representation and warranty that materially and adversely affects the interests of Certificateholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, or landslides (or other cause) occurs after the Closing Date, the Seller will not have any such obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by flooding and landslides, and flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration thereof, such proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on such Certificates to the extent they are purchased at a premium.

     Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of the related Certificates of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on the Mortgage Loans are expected to occur with greater frequency in their early years.

     The yields on the Offered Certificates may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans.

     The yields to investors in the Offered Certificates will be affected by the exercise by the holder of the Class X Certificate or the Depositor of their respective rights to purchase the Mortgage Loans, as described under "Description of the Certificates -- Optional Purchase of Mortgage Loans; Termination of the Trust" herein, or the failure of such parties to exercise such rights.

     If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

     The Interest Rates applicable to the LIBOR Certificates will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under "Risk Factors -- Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates."

Overcollateralization

     The yields of the Offered Certificates will be affected by the application of Monthly Excess Cashflow as described herein and by the amount of overcollateralization. The amount of Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans. There can be no assurance as to the rate at which overcollateralization will be created, or whether such overcollateralization will be maintained at the levels described herein. In addition, because of the cross-collateralization features of the Pools as described at "Description of the Certificates -- Distributions of Principal" payments of principal on the Class A1 and Class A2 Certificates may be accelerated before principal payments are applied to the Subordinate Certificates of the unrelated Pool.


Subordination of the Offered Subordinate Certificates

     As described herein, the Senior Certificates are senior to the Offered Subordinate Certificates, and such Certificates will have a preferential right to receive amounts in respect of interest to the extent of the Interest Remittance Amount and amounts in respect of principal to the extent of the Principal Distribution Amount on any Distribution Date. In addition, Applied Loss Amounts will be allocated among the Class M1, Class M2 and Class B Certificates in inverse order of priority of distribution. As a result, the yields of the Offered Subordinate Certificates will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage Loans than the yields of the Senior Certificates and Classes of Offered Subordinate Certificates which have a relatively higher priority of distribution.


Weighted Average Life

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this Prospectus Supplement for the Mortgage Loans ("CPR") represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

     The tables on page S-74 were prepared based on the following assumptions among other things (collectively, the "Modeling Assumptions"): (1) the initial Class Principal Amounts are as set forth on the cover of this Prospectus Supplement for the Class A1, Class A2, Class M1, Class M2 and Class B Certificates and the Interest Rates of each Class are as described herein; (2) each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in February 2000; (3) principal prepayments are received in full on the last day of each month commencing in January 2000 and there are no Net Prepayment Interest Shortfalls; (4) there are no defaults or delinquencies on the Mortgage Loans; (5) Distribution Dates occur on the 25th day of each month, commencing in February 2000; (6) there are no purchases or substitutions of the Mortgage Loans; (7) the Mortgage Rate of each Adjustable Rate Mortgage Loan is adjusted on the next applicable Adjustment Date to equal the value of the Index set forth below plus the related Gross Margin, subject to any Periodic Cap; (8) the Mortgage Rates of the Adjustable Rate Mortgage Loans adjust either semi-annually based on Six-Month LIBOR or annually based on the One-Year CMT Index as described at "Description of the Mortgage Pool -- The Indices"; (9) the value of Six-Month LIBOR is 6.32875% and the One-Year CMT rate is 6.06%; (10) the applicable Index for the Class A1 Class M1, Class M2 and Class B Certificates is One-Month LIBOR calculated as described at "Description of the Certificates -- Distributions of Interest -- LIBOR"; (11) One-Month LIBOR is assumed to be equal to 5.89625%; (12) there is no Optional Termination of the Trust Fund unless otherwise indicated; (13) neither the Depositor nor the holder of the Class X Certificate exercises its right to purchase the Mortgage Loans; (14) the Certificates are issued on February 9, 2000; (15) no Prepayment Premiums have been collected on the Mortgage Loans; (16) the Master Servicing Fee Rate equals 0.01% annually; the Trustee Fee Rate equals 0.00075% annually; and the Advisor Fee Rate equals 0.015% annually; and (18) the Mortgage Loans were aggregated into assumed Mortgage Loans having the following characteristics:

                Assumed Mortgage Loan Characteristics of Pool 1




                                                 Gross        Net
                              Principal         Coupon       Coupon        Gross
   Mortgage Loan Type        Balance ($)       Rate (%)    Rate (%)*    Margin (%)
-----------------------  -------------------  ----------  -----------  ------------
2/28 ARM ..............      598,653,575.91       9.425       8.532       5.804
3/27 ARM ..............      185,020,396.89       9.373       8.524       6.251
5/25 ARM ..............       20,707,445.41       9.296       8.452       6.040
ARM (Six-Month
 LIBOR) ...............       27,455,958.71       9.878       9.121       5.741
ARM (One-year
 CMT) .................       32,107,527.06       8.548       7.787       4.730
1/29 ARM ..............       10,008,372.50      10.934      10.020       5.078
Fixed-Balloon .........       55,264,889.10       9.738       8.994         N/A
Fixed .................        9,781,392.52      10.16        9.538         N/A
Fixed .................      118,057,843.48       9.468       8.697         N/A



                                                                  Weighted      Weighted
                                                                   Average       Average      Weighted
                           Initial    Subsequent     Next Rate     Term to    Amortization     Average
                          Periodic     Periodic     Adjustment    Maturity        Term          Reset
   Mortgage Loan Type      Cap (%)      Cap (%)        Date       (months)      (months)      Frequency
-----------------------  ----------  ------------  ------------  ----------  --------------  ----------
2/28 ARM ..............    2.674        1.013        4/1/2001        351           351            6
3/27 ARM ..............    2.745        1.017        3/1/2002        349           349            6
5/25 ARM ..............    3.004        1.012        7/1/2004        354           354            6
ARM (Six-Month
 LIBOR) ...............    1.168        1.122        4/1/2000        350           350            6
ARM (One-year
 CMT) .................    2.021        2.000        5/1/2000        352           352           12
1/29 ARM ..............    2.000        1.000        4/1/2000        339           339            6
Fixed-Balloon .........     N/A          N/A            N/A          174           344           N/A
Fixed .................     N/A          N/A            N/A          171           171           N/A
Fixed .................     N/A          N/A            N/A          349           349           N/A

                Assumed Mortgage Loan Characteristics of Pool 2




                                                                             Weighted           Weighted
                                                  Gross         Net        Average Term          Average
                               Principal         Coupon        Coupon       to Maturity     Amortization Term
Mortgage Loan Type            Balance ($)       Rate (%)     Rate (%)*       (months)           (months)
-----------------------   ------------------   ----------   -----------   --------------   ------------------
Fixed-Balloon .........       81,938,842.47        9.656        8.883          172                351
Fixed .................       26,822,482.18        9.246        8.618          171                171
Fixed .................      187,666,921.49        9.352        8.598          346                346

-----------
* The Net Coupon Rate equals the Gross Coupon Rate less (i) applicable servicing fees and (ii) any applicable primary mortgage insurance premiums.


     The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of CPR.

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of CPR.

     The weighted average life of an Offered Certificate is determined by (i) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

              Percentage of Initial Class Principal Amount of the
Class A1, A2, M1, M2 and B Certificates Outstanding at the Following
                              Percentages of CPR



                                                            Class A1 Certificates
                                         -----------------------------------------------------------
Distribution Date                            0%        9%        18%       25%       35%       50%
---------------------------------------  ---------  --------  --------  --------  --------  --------
Initial Percentage ....................      100       100       100       100       100       100
January 2001 ..........................       99        89        79        72        61        45
January 2002 ..........................       98        80        63        52        37        18
January 2003 ..........................       97        71        50        36        21         5
January 2004 ..........................       97        64        40        28        16         5
January 2005 ..........................       96        57        33        21        10         3
January 2006 ..........................       95        50        27        16         7         1
January 2007 ..........................       94        45        22        12         4         *
January 2008 ..........................       93        40        17         9         3         0
January 2009 ..........................       92        36        14         6         2         0
January 2010 ..........................       90        32        11         5         1         0
January 2011 ..........................       89        29         9         3         *         0
January 2012 ..........................       87        26         7         2         0         0
January 2013 ..........................       85        23         6         2         0         0
January 2014 ..........................       83        20         5         1         0         0
January 2015 ..........................       76        16         3         *         0         0
January 2016 ..........................       74        14         3         *         0         0
January 2017 ..........................       71        13         2         *         0         0
January 2018 ..........................       68        11         1         0         0         0
January 2019 ..........................       64         9         1         0         0         0
January 2020 ..........................       61         8         1         0         0         0
January 2021 ..........................       56         7         *         0         0         0
January 2022 ..........................       51         6         *         0         0         0
January 2023 ..........................       46         5         0         0         0         0
January 2024 ..........................       41         4         0         0         0         0
January 2025 ..........................       35         3         0         0         0         0
January 2026 ..........................       28         2         0         0         0         0
January 2027 ..........................       20         1         0         0         0         0
January 2028 ..........................       11         *         0         0         0         0
January 2029 ..........................        2         0         0         0         0         0
January 2030 ..........................        0         0         0         0         0         0
                                             ---       ---       ---       ---       ---       ---
Weighted Average Life in Years:
 Without Optional Termination .........      20.5       8.1       4.4       3.1       2.1       1.2
 With Optional Termination ............      20.4       7.7       4.1       2.9       1.9       1.1


                                                                                                            Class M1
                                                            Class A2 Certificates                         Certificates
                                         -----------------------------------------------------------  --------------------
Distribution Date                            0%        9%        18%       25%       35%       50%        0%         9%
---------------------------------------  ---------  --------  --------  --------  --------  --------  ---------  ---------
Initial Percentage ....................      100       100       100       100       100       100        100        100
January 2001 ..........................       98        89        79        72        61        45        100        100
January 2002 ..........................       97        79        63        51        36        18        100        100
January 2003 ..........................       96        70        49        36        21         5        100        100
January 2004 ..........................       95        62        40        28        16         5        100        100
January 2005 ..........................       93        55        32        21        10         3        100        100
January 2006 ..........................       92        49        26        15         6         1        100        100
January 2007 ..........................       90        43        21        11         4         *        100         97
January 2008 ..........................       88        39        17         8         3         0        100         87
January 2009 ..........................       86        35        14         6         1         0        100         78
January 2010 ..........................       83        31        11         5         1         0        100         70
January 2011 ..........................       81        28         9         3         *         0        100         63
January 2012 ..........................       78        25         7         2         0         0        100         56
January 2013 ..........................       75        22         6         2         0         0        100         50
January 2014 ..........................       71        19         5         1         0         0        100         44
January 2015 ..........................       45        15         3         *         0         0        100         35
January 2016 ..........................       43        14         3         *         0         0        100         31
January 2017 ..........................       41        12         2         *         0         0        100         27
January 2018 ..........................       38        10         1         0         0         0        100         24
January 2019 ..........................       36         9         1         0         0         0        100         21
January 2020 ..........................       33         8         1         0         0         0        100         18
January 2021 ..........................       30         7         *         0         0         0        100         15
January 2022 ..........................       26         6         *         0         0         0        100         13
January 2023 ..........................       24         5         0         0         0         0         91          9
January 2024 ..........................       21         4         0         0         0         0         80          4
January 2025 ..........................       18         3         0         0         0         0         68          0
January 2026 ..........................       14         2         0         0         0         0         54          0
January 2027 ..........................       10         1         0         0         0         0         39          0
January 2028 ..........................        6         *         0         0         0         0         22          0
January 2029 ..........................        1         0         0         0         0         0          0          0
January 2030 ..........................        0         0         0         0         0         0          0          0
                                             ---       ---       ---       ---       ---       ---        ---        ---
Weighted Average Life in Years:
 Without Optional Termination .........      16.5       7.9       4.4       3.1       2.1       1.2       26.0       13.9
 With Optional Termination ............      16.5       7.5       4.1       2.8       1.9       1.1       26.0       13.3



                                                 Class M1 Certificates
                                         --------------------------------------
Distribution Date                           18%       25%       35%       50%
---------------------------------------  --------  --------  --------  --------
Initial Percentage ....................     100       100       100       100
January 2001 ..........................     100       100       100       100
January 2002 ..........................     100       100       100       100
January 2003 ..........................     100       100       100       100
January 2004 ..........................      88        61        35        26
January 2005 ..........................      71        46        22         0
January 2006 ..........................      58        34        14         0
January 2007 ..........................      47        25         6         0
January 2008 ..........................      38        19         0         0
January 2009 ..........................      31        14         0         0
January 2010 ..........................      25         9         0         0
January 2011 ..........................      20         2         0         0
January 2012 ..........................      16         0         0         0
January 2013 ..........................      13         0         0         0
January 2014 ..........................       9         0         0         0
January 2015 ..........................       2         0         0         0
January 2016 ..........................       0         0         0         0
January 2017 ..........................       0         0         0         0
January 2018 ..........................       0         0         0         0
January 2019 ..........................       0         0         0         0
January 2020 ..........................       0         0         0         0
January 2021 ..........................       0         0         0         0
January 2022 ..........................       0         0         0         0
January 2023 ..........................       0         0         0         0
January 2024 ..........................       0         0         0         0
January 2025 ..........................       0         0         0         0
January 2026 ..........................       0         0         0         0
January 2027 ..........................       0         0         0         0
January 2028 ..........................       0         0         0         0
January 2029 ..........................       0         0         0         0
January 2030 ..........................       0         0         0         0
                                            ---       ---       ---       ---
Weighted Average Life in Years:
 Without Optional Termination .........      7.7       5.5       4.2       3.9
 With Optional Termination ............      7.2       5.1       3.9       3.3



                                                            Class M2 Certificates
                                         ------------------------------------------------------------
Distribution Date                            0%         9%        18%       25%       35%       50%
---------------------------------------  ---------  ---------  --------  --------  --------  --------
Initial Percentage ....................      100        100       100       100       100       100
January 2001 ..........................      100        100       100       100       100       100
January 2002 ..........................      100        100       100       100       100       100
January 2003 ..........................      100        100       100       100       100       100
January 2004 ..........................      100        100        88        61        35         2
January 2005 ..........................      100        100        71        46        17         0
January 2006 ..........................      100        100        58        34         5         0
January 2007 ..........................      100         97        47        21         0         0
January 2008 ..........................      100         87        38        11         0         0
January 2009 ..........................      100         78        29         4         0         0
January 2010 ..........................      100         70        20         0         0         0
January 2011 ..........................      100         63        13         0         0         0
January 2012 ..........................      100         56         7         0         0         0
January 2013 ..........................      100         50         3         0         0         0
January 2014 ..........................      100         44         0         0         0         0
January 2015 ..........................      100         35         0         0         0         0
January 2016 ..........................      100         30         0         0         0         0
January 2017 ..........................      100         24         0         0         0         0
January 2018 ..........................      100         19         0         0         0         0
January 2019 ..........................      100         14         0         0         0         0
January 2020 ..........................      100         10         0         0         0         0
January 2021 ..........................      100          6         0         0         0         0
January 2022 ..........................      100          2         0         0         0         0
January 2023 ..........................       91          0         0         0         0         0
January 2024 ..........................       80          0         0         0         0         0
January 2025 ..........................       68          0         0         0         0         0
January 2026 ..........................       54          0         0         0         0         0
January 2027 ..........................       39          0         0         0         0         0
January 2028 ..........................       16          0         0         0         0         0
January 2029 ..........................        0          0         0         0         0         0
January 2030 ..........................        0          0         0         0         0         0
                                             ---        ---       ---       ---       ---       ---
Weighted Average Life in Years:
 Without Optional Termination .........      26.0       13.3       7.3       5.2       3.9       3.4
 With Optional Termination ............      25.9       13.1       7.1       5.1       3.8       3.3



                                                             Class B Certificates
                                         ------------------------------------------------------------
Distribution Date                            0%         9%        18%       25%       35%       50%
---------------------------------------  ---------  ---------  --------  --------  --------  --------
Initial Percentage ....................      100        100       100       100       100       100
January 2001 ..........................      100        100       100       100       100       100
January 2002 ..........................      100        100       100       100       100       100
January 2003 ..........................      100        100       100       100       100       100
January 2004 ..........................      100        100        82        42         2         0
January 2005 ..........................      100        100        57        18         0         0
January 2006 ..........................      100        100        37         1         0         0
January 2007 ..........................      100         96        20         0         0         0
January 2008 ..........................      100         81         7         0         0         0
January 2009 ..........................      100         68         0         0         0         0
January 2010 ..........................      100         55         0         0         0         0
January 2011 ..........................      100         44         0         0         0         0
January 2012 ..........................      100         34         0         0         0         0
January 2013 ..........................      100         24         0         0         0         0
January 2014 ..........................      100         16         0         0         0         0
January 2015 ..........................      100          2         0         0         0         0
January 2016 ..........................      100          0         0         0         0         0
January 2017 ..........................      100          0         0         0         0         0
January 2018 ..........................      100          0         0         0         0         0
January 2019 ..........................      100          0         0         0         0         0
January 2020 ..........................      100          0         0         0         0         0
January 2021 ..........................      100          0         0         0         0         0
January 2022 ..........................      100          0         0         0         0         0
January 2023 ..........................       86          0         0         0         0         0
January 2024 ..........................       70          0         0         0         0         0
January 2025 ..........................       52          0         0         0         0         0
January 2026 ..........................       31          0         0         0         0         0
January 2027 ..........................        9          0         0         0         0         0
January 2028 ..........................        0          0         0         0         0         0
January 2029 ..........................        0          0         0         0         0         0
January 2030 ..........................        0          0         0         0         0         0
                                             ---        ---       ---       ---       ---       ---
Weighted Average Life in Years:
 Without Optional Termination .........      25.0       10.7       5.5       4.0       3.2       3.1
 With Optional Termination ............      25.0       10.7       5.5       4.0       3.2       3.1


--------
*Indicates a value between 0.0% and 0.5%.

                   Material Federal Income Tax Considerations


General

     The Trust Agreement provides that the Trust Fund, exclusive of the assets held in the Basis Risk Reserve Fund, will comprise several "Lower Tier REMICs" and an "Upper Tier REMIC" organized in a tiered REMIC structure. Each Lower Tier REMIC will issue uncertificated regular interests and those interests will be held entirely by the REMIC immediately above it in the tiered structure. Each of the Lower Tier REMICs and the Upper Tier REMIC will designate a single class of interests as the residual interest in that REMIC. The Class R Certificate will represent ownership of the residual interests in each of the REMICs. Elections will be made to treat each Lower Tier REMIC and the Upper Tier REMIC as a REMIC for federal income tax purposes.

     Each class of Offered Certificates and the Class X Certificate will represent beneficial ownership of a corresponding class of regular interests issued by the Upper Tier REMIC. In addition, each of the Offered Certificates will represent a beneficial interest in the right to receive payments from the Basis Risk Reserve Fund.

     Upon the issuance of the Offered Certificates, Brown & Wood LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, for federal income tax purposes, each Lower Tier REMIC and the Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, Tax Counsel will deliver an opinion to the effect that the Basis Risk Reserve Fund is an "outside reserve fund" that is beneficially owned by the holder of the Class X Certificate. Moreover, Tax Counsel will deliver an opinion to the effect that the rights of the holders of these Offered Certificates to receive payments from the Basis Risk Reserve Fund represents, for federal income tax purposes, interests in an interest rate cap contract.


Taxation of Regular Interests

     A holder of a Class of Offered Certificates will be treated for federal income tax purposes as owning an interest in the corresponding Class of Regular Interests in the Upper Tier REMIC and, in the case of the Class A1, Class M2, Class M1, and Class B Certificates, an interest in limited recourse interest rate cap contracts (the "Cap Contracts"). A holder of a Class A1, Class M2, Class M1 or Class B Certificate must allocate its purchase price for the Offered Certificate between its components -- the REMIC Regular Interest component and the Cap Contract components. For information reporting purposes, the Trustee will assume that, with respect to any Offered Certificate, the Cap Contract components will have only nominal value relative to the value of the Regular Interest component. The IRS could, however, argue that the Cap Contract components have significant value, and if that argument were to be sustained, the Regular Interest component could be viewed as having been issued with an additional amount of original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Certain Federal Income Tax Considerations -- Taxation of Regular Interest Certificates -- Interest and Acquisition Discount" in the Prospectus.

     Upon the sale, exchange, or other disposition of an Offered Certificate, other than the Class A2 Certificates, the holder must allocate the amount realized between the components of the Offered Certificate based on the relative fair market values of those components at the time of sale. Assuming that an Offered Certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss, and gain or loss on the disposition of the Regular Interest component should, subject to the limitation described below, be capital gain or loss. Gain attributable to the Regular Interest components of an Offered Certificate will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of
(1) the amount that would have been includible in the holder's gross income with respect to the Regular Interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Offered Certificate over (2) the amount actually included in such holder's income.

     The Internal Revenue Service Restructuring and Reform Act of 1998, which was enacted into law on July 22, 1998, reduced from 18 months to one year the period during which an individual holder of Offered Certificates must hold such Certificates in order to benefit from the 20% preferential maximum capital gains rate upon the sale or exchange of such Certificates. The new provision generally applies to taxable years ending after December 31, 1997.

     Interest on the Regular Interest component of an Offered Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest components of the other Offered Certificates could be considered to have been issued with OID. See "Certain Federal Income Tax Considerations -- Taxation of Regular Interest Certificates -- Interest and Acquisition Discount" in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 25% CPR. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.


Status of the Offered Certificates

     The Regular Interest components of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the Basis Risk Reserve Fund, would be so treated. In addition, to the extent the Regular Interest component of an Offered Certificate represents real estate assets under section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code. The Cap Contract components of a Class A1, Class M2, Class M1 and Class B Certificate will not, however, qualify as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(5)(B) of the Code.


The Basis Risk Reserve Fund

     As indicated above, a portion of the purchase price paid by a holder to acquire a Class A1, Class M1, Class M2 or Class B Certificate will be attributable to the Cap Contract components of such Certificate. The portion of the overall purchase price attributable to the Cap Contract components must be amortized over the life of such Certificate, taking into account the declining balance of the related Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract components of an Offered Certificate.

     Any payments made to a holder from the Basis Risk Reserve Fund will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Considerations" in the Prospectus.


                        Legal Investment Considerations

     Because of the inclusion of Second Lien Mortgage Loans in the Trust Fund, the Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

     Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by such investors.

     See "Legal Investment Considerations" in the Prospectus.

                             ERISA Considerations

     A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA CONSIDERATIONS" in the accompanying Prospectus.

     Employee benefit plans ("Plans") that are subject to ERISA, and any person utilizing the assets of such a Plan, may not purchase the Class M1, M2, and B Certificates, except that any insurance company may purchase such Certificates with assets of its general account if the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) is available with respect to such investment. The Trust Agreement will include certain restrictions on the transfer of such Certificates.


                                Use of Proceeds

     The net proceeds from the sale of the Offered Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans. The Mortgage Loans will be acquired by the Depositor from the Seller in a privately negotiated transaction.


                                 Underwriting

     Subject to the terms and conditions set forth in the underwriting agreement and in a terms agreement (collectively, the "Underwriting Agreement") between the Depositor and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.

     The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act"). The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

     Lehman Brothers has entered into an agreement with the Depositor to purchase the Class P, Class X Certificate and the Residual Certificate simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

     The Underwriter is an affiliate of the Depositor.

     After the initial distribution of the Offered Certificates by the Underwriter, the Prospectus and Prospectus Supplement may be used by the Underwriter, which is an affiliate of the Seller and the Depositor in connection with market making transactions in the Offered Certificates. The Underwriter may act as principal or agent in such transactions. Such transactions will be at prices related prevailing market prices at the time of sale.


                                 Legal Matters

     Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by Brown & Wood LLP, Washington, D.C.



                                    Ratings

     It is a condition to the issuance of the Class A1 and Class A2 Certificates that they be rated "AAA" by Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. ("S&P"), "AAA" by Fitch IBCA, Inc. ("Fitch") and "Aaa" by Moody's Investors Service, Inc. ("Moody's", and together with S&P and

Fitch, the "Rating Agencies" or a "Rating Agency"). It is a condition to the issuance of the Class M1 Certificates that they be rated "AA" by S&P, "AA" by Fitch and "Aa2" by Moody's. It is a condition to the issuance of the Class M2 Certificates that they be rated "A" by S&P, "A" by Fitch and "A2" by Moody's. It is a condition to the issuance of the Class B Certificates that they be rated "BBB" by S&P, "BBB" by Fitch and "Baa2" by Moody's.

     The rating of "AAA" is the highest rating that S&P and Fitch ("Aaa", in the case of Moody's) assigns to securities.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A securities rating addresses the likelihood of the receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments. In addition, the ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be repaid to Certificateholders from Monthly Excess Cashflow.

     The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                           Glossary of Defined Terms


                 Defined terms                     Page
----------------------------------------------   --------
A1 Spread ....................................     S-23
Accrual Period ...............................     S-24
Act ..........................................     S-77
Adjustable Rate Mortgage Loan ................     S-18
Adjustment Date ..............................     S-36
Advance ......................................     S-67
Advisor's Fee Rate ...........................     S-68
Aggregate Expense Rate .......................     S-23
Aggregate Loan Balance. ......................     S-31
Aggregate Overcollateralization Release
   Amount ....................................     S-30
Ameriquest ...................................     S-59
Ameriquest Mortgage Company ..................     S-66
Applied Loss Amount ..........................     S-32
Aurora .......................................     S-59
B Principal Distribution Amount ..............     S-30
B Spread .....................................     S-23
Balloon Loans ................................     S-36
Balloon Payments .............................     S-36
Bank .........................................   S-66,69
Basis Risk Reserve Fund ......................     S-24
Basis Risk Shortfall .........................     S-24
BCD Mortgage Loans ...........................     S-60
Beneficial Owner. ............................     S-19
Bloomberg Screen LIUS01M Index Page ..........     S-26
Book-Entry Certificates ......................     S-19
Business Day .................................     S-19
Cap Contracts ................................     S-75
Capital Asset ................................     S-75
Carryforward Interest ........................     S-24
Certificate Account ..........................     S-18
Certificate Owners ...........................     S-19
Certificate Principal Amount .................     S-23
Certificateholder ............................     S-19
Certificates .................................     S-18
Class Principal Amount .......................     S-18
Clearstream Luxembourg .......................     S-19
Clearstream Luxembourg Participants ..........     S-20
Closing Date .................................     S-18
Code .........................................     S-75
Collection Period ............................     S-27
Combined Loan-to-Value Ratio .................     S-35
Compensating Interest ........................     S-25
Cooperative ..................................     S-21
Corporate Trust Office. ......................     S-34
CPR ..........................................     S-72
Current Interest. ............................     S-24
Cut-off Date Balance .........................     S-31
Deferred Amount ..............................     S-33
Definitive Certificate .......................     S-19
Delinquency Rate .............................     S-29
Depositor ....................................     S-19
Directing Holder .............................     S-67
Distribution Date ............................     S-18
DTC ..........................................     S-19

             Defined terms                         Page
-----------------------------------------------  -------
DTC Services .................................     S-22
ERISA ........................................     S-77
Euroclear ....................................     S-19
Euroclear Operator ...........................     S-21
Euroclear Participants .......................     S-21
European Depositaries ........................     S-19
Financial Intermediary. ......................     S-19
First Lien Mortgage Loans ....................     S-35
Fitch ........................................     S-77
Fixed Rate Mortgage Loan .....................     S-18
Full Documentation ...........................     S-58
Global Securities ............................     A-1
Gross Margin .................................     S-36
Harbourton ...................................     S-63
HUD ..........................................     S-60
Indices ......................................     S-36
Industry .....................................     S-22
Initial Cap ..................................     S-36
Initial Purchase Date ........................     S-34
Insurance Fee Rate ...........................     S-34
Interest Rate ................................     S-23
Interest Remittance Amount ...................     S-24
LBFIC ........................................     S-66
Lehman Brothers ..............................     S-59
Lehman Capital ...............................     S-35
Liberator Series. ............................     S-62
LIBOR ........................................     S-25
LIBOR Certificates ...........................     S-18
LIBOR Determination Date .....................     S-25
Life Bank ....................................     S-59
Limited Documentation ........................     S-58
Liquidated Mortgage Loan .....................     S-32
LIUS01M ......................................     S-26
Loan-to-Value Ratio ..........................     S-35
London Banking Day ...........................     S-26
Long Beach Mortgage Company ..................     S-66
Loss Mitigations Advisor .....................     S-68
Lower Tier REMICs ............................     S-75
M1 Principal Distribution Amount .............     S-30
M1 Spread ....................................     S-23
M2 Principal Distribution Amount .............     S-30
M2 Spread ....................................     S-23
Master Servicer ..............................     S-59
Master Servicing Fee .........................     S-67
Master Servicing Fee Rate ....................     S-67
Maximum Interest Rate ........................     S-24
Maximum Rate .................................     S-36
Minimum Rate .................................     S-36
Modeling Assumptions .........................     S-72
Monthly Excess Cashflow ......................     S-32
Monthly Excess Interest ......................     S-25
Moody's ......................................     S-77
Mortgage Loans ...............................     S-18
Mortgage Pools ...............................     S-18
Mortgage Related Securities ..................     S-76

                 Defined terms                     Page
-----------------------------------------------   -----
Net Funds Cap .................................   S-23
Net Liquidation Proceeds ......................   S-31
Net Mortgage Rate .............................   S-23
Net Prepayment Interest Shortfalls. ...........   S-25
No Documentations .............................   S-58
Norwest .......................................   S-59
Ocwen .........................................   S-59
Offered Certificates ..........................   S-18
Offered Subordinate Certificates ..............   S-18
Offering ......................................   S-66
OID ...........................................   S-75
Old Long Beach ................................   S-66
One-Year CMT Index ............................   S-37
Optimal Interest Remittance Amount ............   S-23
Option One ....................................   S-59
Optional Termination ..........................   S-34
Originators ...................................   S-35
Overcollateralization .........................    S-9
Overcollateralization Amount ..................   S-30
Overcollateralization Deficiency ..............   S-30
Overcollateralization Release Amount ..........   S-30
Participant ...................................   S-19
Payahead ......................................   S-25
Periodic Cap ..................................   S-36
Plans .........................................   S-77
PMI ...........................................   S-33
PMI Insurer ...................................   S-33
PMI Policies ..................................   S-33
Pool 1 ........................................   S-18
Pool 2 ........................................   S-18
Pool Balance ..................................   S-31
Pool Percentage ...............................   S-30
Prepayment Interest Shortfall .................   S-25
Prepayment Period .............................   S-27
Prepayment Premiums ...........................   S-36
Principal Distribution Amount .................   S-27
Principal Remittance Amount ...................   S-27
Purchase Price ................................   S-34
Rating Agencies ...............................   S-78
Rating Agency .................................   S-78
Real Estate Assets ............................   S-76
Realized Loss .................................   S-32
Record Date ...................................   S-18
Reference Banks ...............................   S-26
Relevant Depositary ...........................   S-19
Reorganization ................................   S-66

             Defined terms                        Page
------------------------------------------------  ----
Reserve Interest Rate .........................   S-26
Residual Certificate ..........................   S-18
Rolling Three Month Delinquency Rate ..........   S-29
Rules .........................................   S-20
S&P ...........................................   S-77
Sale Agreement ................................   S-69
Sale and Assignment Agreement .................   S-69
Sale Date .....................................   S-69
Scheduled Payment .............................   S-31
Scheduled Principal Balance ...................   S-31
Second Lien Mortgage Loans ....................   S-35
Seller ........................................   S-35
Senior Certificates ...........................   S-18
Senior Enhancement Percentage .................   S-30
Senior Principal Distribution Amount ..........   S-29
Senior Proportionate Percentage ...............   S-31
Servicers .....................................   S-59
Servicing Agreement ...........................   S-59
Servicing Fee .................................   S-67
Servicing Fee Rate ............................   S-67
Six-Month LIBOR Index .........................   S-37
Spread ........................................   S-23
Stated Income Documentation ...................   S-58
Stepdown Date .................................   S-29
Subordinate Certificates ......................   S-18
Substitution Amount ...........................   S-25
Systems .......................................   S-22
Target Amount 1 ...............................   S-29
Target Amount 2 ...............................   S-29
Targeted Overcollateralization Amount .........   S-31
Tax Counsel ...................................   S-75
Terms and Conditions ..........................   S-21
Transferors ...................................   S-69
Trigger Event .................................   S-29
Trust Agreement ...............................   S-68
Trust Fund ....................................   S-18
Trustee .......................................   S-34
Trustee Fee ...................................   S-34
Trustee Fee Rate ..............................   S-34
U.S. Person ...................................    A-3
Underwriter ...................................   S-59
Underwriting Agreement ........................   S-77
Underwriting Guidelines .......................   S-57
Unpaid Basis Risk Shortfall ...................   S-24
Upper Tier REMIC ..............................   S-75
Year 2000 Problems ............................   S-22

                                    Annex I

         Global Clearance, Settlement and Tax Documentation Procedures

     Except in certain limited circumstances, the globally offered Amortizing Residential Collateral Mortgage Pass-Through Certificates, Series 2000-BC1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Banking, societe anonyme ("Clearstream Luxembourg") or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

     Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


Initial Settlement

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.

     Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date. Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

     Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading Between DTC Seller And Clearstream Luxembourg Or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.


     Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.


     As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.


     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.


     Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

      (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of Global Securities holding securities through Clearstream Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption Or Reduced Rate For Non-U.S. Persons Resident In Treaty Countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                     (This page intentionally left blank)

PROSPECTUS



                    Structured Asset Securities Corporation
                                   Depositor
                     Asset Trust Pass-Through Certificates
                              (Issuable in Series)

                              -------------------

     Consider carefully the risk factors beginning on page 9 of this prospectus.

     For a list of capitalized terms used in this prospectus, see the Glossary beginning on page 103.
     The certificates will represent interests in the trust fund only and will not represent interest in or obligations of any other entity.
     The prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.


The Trustee, on behalf of the Trust Fund:

o may periodically issue asset trust pass-through certificates in one or more series with one or more classes; and

o  will own --

         o mortgage loans or participation interests in mortgage loans, including manufactured home loans;

         o mortgage backed certificates insured or guaranteed by FNMA, FHLMC or GNMA;

         o private mortgage backed certificates as described in this prospectus;

         o payments due on those mortgage loans and mortgage backed certificates;

         o other property described in this prospectus and the accompanying prospectus the supplement; and

o may elect to have the assets of the trust fund characterized as a real estate mortgage investment conduit or financial asset securitization investment trust for tax purposes.

The Certificates:

o will represent interests in the trust fund and will be paid only from the trust fund assets described in this prospectus;

o   may have one or more forms of credit enhancement; and

o will be issued as part of a designated series which may include one or more classes of certificates and forms of credit enhancement.

The Certificateholders:

o will receive distributions of principal and interest that are dependent upon the rate of payments, including prepayments, on the mortgage loans, mortgage backed certificates and other assets in the trust fund.


     The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

     Neither the SEC nor any state securities commission has approved these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


                                LEHMAN BROTHERS

                The date of this prospectus is January 15, 1999

             Important notice about information presented in this prospectus and the accompanying prospectus supplement

     We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus which provides general information, some of which may not apply to a particular series of certificates, including your certificates, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

     o the timing of interest and principal payments;

     o information about the particular mortgage loans, mortgage backed certificates and other assets in a trust fund;

     o information about any credit enhancement provided for a class of certificates;

     o the ratings for each class of certificates; and

     o the method for selling the certificates.

     If the terms of a particular series of certificates vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference to other public filings made by the Depositor. We have not authorized anyone to provide you with any other information. We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the dates stated on their respective covers.

     We include cross references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                               Table of Contents





                                                         Page
                                                       --------
    Summary of Terms ...............................        5
       Depositor ...................................        5
       Certificates Offered ........................        5
       Distributions ...............................        5
       The Trust Fund ..............................        5
       Mortgage Backed Securities ..................        6
       Mortgage Loans ..............................        6
       Guaranteed Investment Contracts and
          Other Agreements .........................        6
       Pre-Funding Account .........................        6
       Collection and Certificate Accounts .........        6
       Final Scheduled Distribution Date ...........        6
       Optional Termination or Purchase of
          Certificates .............................        7
       Trustee .....................................        7
       Servicing of Mortgage Loans .................        7
       Credit Enhancement ..........................        7
       Material Federal Income Tax
          Consequences .............................        7
       Legal Investment Considerations .............        7
       Erisa Considerations ........................        8
       Use of Proceeds .............................        8
       Ratings .....................................        8
    Risk Factors ...................................        9
       Limited Ability to Resell Certificates ......        9
       Adverse Effect of Prepayments on the
          Yield and Maturity of Certificates .......        9
       Principal Prepayments Not Addressed
          by Ratings ...............................       10
       Potential Inadequacy of Credit
          Enhancement ..............................       10
       Bankruptcy ..................................       10
       Recent Origin of Certain Loan Types .........       10
       Greater Risks Involving Certain
          Property Types ...........................       11
       Limited Obligations and Assets of the
          Depositor ................................       11
       Limitations of FNMA and FHLMC
          Guaranties ...............................       11
       ERISA Considerations ........................       11
    Description of the Certificates ................       12
       General .....................................       12
       Distributions on the Certificates ...........       12
       Optional Termination ........................       14
       Optional Purchase of Certificates ...........       14
       Other Purchases .............................       14

                                                        Page
                                                        ----
      Book-Entry Registration ......................       14
    Yield, Prepayment and Maturity
       Considerations ..............................       16
       Payment Delays ..............................       16
       Principal Prepayments .......................       16
       Timing of Reduction of Principal
          Amount ...................................       16
       Interest or Principal Weighted
          Certificates .............................       16
       Final Scheduled Distribution Date ...........       16
       Prepayments and Weighted Average Life               17
       Other Factors Affecting Weighted
          Average Life .............................       18
    The Trust Funds ................................       19
       General .....................................       19
       GNMA Certificates ...........................       20
       FNMA Certificates ...........................       21
       FHLMC Certificates ..........................       23
       Private Mortgage-Backed Securities ..........       25
       The Mortgage Loans ..........................       26
       The Manufactured Home Loans .................       29
       Pre-Funding Arrangements ....................       31
       Collection Account and Certificate
          Account ..................................       31
       Other Funds or Accounts .....................       31
    Loan Underwriting Procedures and
       Standards ...................................       32
       Underwriting Standards ......................       32
       Loss Experience .............................       34
       Representations and Warranties ..............       35
       Substitution of Primary Assets ..............       36
    Servicing of Loans .............................       36
       General .....................................       36
       Collection Procedures; Escrow Accounts              37
       Deposits to and Withdrawals from the
          Collection Account .......................       37
       Servicing Accounts ..........................       39
       Buy-Down Loans, GPM Loans and
          Other Subsidized Loans ...................       39
       Advances and Limitations Thereon ............       40
       Maintenance of Insurance Policies and
          Other Servicing Procedures ...............       41
       Presentation of Claims; Realization
          Upon Defaulted Loans .....................       43
       Enforcement of Due-On-Sale Clauses ..........       44
       Certain Rights Related to Foreclosure .......       44

                                                       Page
                                                      -----
    Servicing Compensation and Payment of
      Expenses ....................................     45
    Evidence as to Compliance .....................     45
    Certain Matters Regarding the Master
       Servicer ...................................     46
    Credit Support ................................     47
       General ....................................     47
       Subordinate Certificates; Subordination
          Reserve Fund ............................     47
       Cross-Support Features .....................     48
       Insurance ..................................     48
       Letter of Credit ...........................     49
       Certificate Guarantee Insurance ............     49
       Reserve Funds ..............................     49
    Description of Mortgage and Other
       Insurance ..................................     50
       Mortgage Insurance on the Loans ............     50
       Hazard Insurance on the Loans ..............     54
       Bankruptcy Bond ............................     56
       Repurchase Bond ............................     56
    The Trust Agreements ..........................     56
       Assignment of Primary Assets ...............     56
       Repurchase and Substitution of
          Non-Conforming Loans ....................     59
       Reports To Certificateholders ..............     60
       Investment of Funds ........................     61
       Event of Default ...........................     61
       Rights Upon Event of Default ...............     61
       The Trustee ................................     62
       Duties of the Trustee ......................     62
       Resignation of Trustee .....................     63
       Certificate Account ........................     63
       Expense Reserve Fund .......................     63
       Amendment of Trust Agreement ...............     64
       Voting Rights ..............................     64
       List of Certificateholders .................     64
       REMIC or FASIT Administrator ...............     64
       Termination ................................     64
    Certain Legal Aspects of Loans ................     65
       Mortgages ..................................     65
       Junior Mortgages; Rights of Senior
          Mortgages ...............................     65
       Cooperative Loans ..........................     67
       Foreclosure on Mortgages ...................     69
       Realizing Upon Cooperative Loan
          Security ................................     69
       Rights of Redemption .......................     70

                                                       Page
                                                       ---
       Anti-Deficiency Legislation and Other
         Limitations on Lenders ...................     71
       Soldiers' and Sailors' Civil Relief Act of
          1940 ....................................     73
       Environmental Risks ........................     73
       Due-on-Sale Clauses in Mortgage Loans            74
       Enforceability of Prepayment and Late
          Payment Fees ............................     75
       Equitable Limitations on Remedies ..........     75
       Applicability of Usury Laws ................     75
       Adjustable Interest Rate Loans .............     76
       Manufactured Home Loans ....................     76
    Material Federal Income Tax
       Considerations .............................     79
       General ....................................     79
       Characterization of Certificates ...........     79
       Qualification as a REMIC ...................     79
       Qualification as a FASIT ...................     80
       Taxation of Regular Interest Certificates        82
       Sale or Exchange of Regular Interest
          Certificates ............................     86
       Taxation of the REMIC ......................     86
       Taxation of Holders of Residual Interest
          Certificates ............................     87
       Restrictions on Ownership and Transfer
          of REMIC Residual Interest
          Certificates ............................     89
       REMIC Expenses .............................     89
       Administrative Matters .....................     90
       Taxation of Holders of FASIT
          High-Yield Interests ....................     90
       Taxation of Holders of FASIT
          Ownership Interests .....................     90
       Tax Status as a Grantor Trust ..............     91
       Miscellaneous Tax Aspects ..................     94
       Tax Treatment of Foreign Investors .........     95
    State Tax Considerations ......................     96
    ERISA Considerations ..........................     96
    Legal Investment Considerations ...............     99
    Legal Matters .................................    100
    The Depositor .................................    100
    Use of Proceeds ...............................    100
    Plan of Distribution ..........................    100
    Additional Information ........................    101
    Incorporation of Certain Documents by
       Reference ..................................    101
    Reports to Certificateholders .................    102
    Glossary ......................................    103

                               Summary of Terms

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, you should carefully read this entire document and the accompanying prospectus supplement.

o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding, but it is qualified by the full description of these calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.


Depositor


      Structured Asset Securities Corporation, a limited purpose Delaware corporation organized primarily for the purpose of acquiring assets for each trust fund.


      See "The Depositor."


Certificates Offered


      The Depositor will establish separate trust funds, each of which will issue a series of asset trust pass-through certificates. The certificates of each series will evidence beneficial interests in the trust fund or in a segregated pool of trust fund assets.


      Each series of certificates may be divided into one or more classes. The related prospectus supplement will describe the certificates in detail.


      The certificates of each series will be entitled to payment only from the assets of the related trust fund.


      The certificates of any class of any series may be:


o subordinated in right to receive payments and subject to allocation of losses in favor or one or more other classes of certificates of such series,


o  entitled to receive payments:


o allocable only to principal, only to interest or to any combination of principal and interest,


o allocable to prepayments of principal throughout the life of such certificates or only during specified periods,


o  only after the occurrence of specified events, or


o in accordance with a specified schedule or formula or on the basis of payments, on specified portions of the mortgage assets.

      In the case of certificates entitled to receive payments allocable to interest, such certificates may receive:

o interest at a specified annual interest rate, which may be fixed, variable or adjustable and may differ from the interest rate at which other classes of certificates of such series are entitled to receive interest, and

o such payments only after the occurrence of specified events with interest accruing until such events occur, in each case as specified in the related prospectus supplement.

      Unless otherwise specified in the related prospectus supplement, the certificates of a series will not be guaranteed by any governmental agency or instrumentality or any other person or entity.

      The Depositor, a seller or one of their affiliates may retain or hold for sale from time to time one or more classes of certificates.

      See "Description of the Certificates."


Distributions

      Each prospectus supplement will specify:


o  when payments will be made to the certificates


o  the amount of each payment allocable to principal and interest; and


o  how the amounts distributed will be determined.


      See "Description of the Certificates -- Allocation of Distributions."


The Trust Fund


      The trust fund for a series will consist of one or a combination of the assets listed below, a collection account and certificate account, and may include certain insurance policies and other various forms of credit support to be specified in the related prospectus supplement.

      See "The Trust Funds -- Collection Account and Certificate Account," "Credit Support," and "Description of Mortgage and Other Insurance."


      The primary assets for a series of certificates may consist of any combination of the following:


Mortgage Backed Securities


o  securities insured or guaranteed by FNMA, FHLMC or GNMA; and


o mortgage backed debt or equity securities that are not guaranteed or insured by the United States or an agency or instrumentality of the United States.



Mortgage Loans


o Single family loans: mortgage loans secured by liens on one- to four-family residential and mixed use properties, or participation interests in such loans;


o Cooperative loans: loans secured by security interests in or similar liens on shares in private, non-profit cooperative housing corporations and on the related proprietary leases or occupancy agreements, or participation interests in such loans;


o Condominium loans: loans secured by a mortgage on a condominium unit, together with the condominium unit's interest in the common elements, or participation interests in such loans;


o Multifamily loans: mortgage loans secured by liens on residential and mixed use properties with five or more dwelling units, including buildings owned by cooperatives, or participation interests in such loans; and


o Manufactured home loans: manufactured housing conditional sales contracts and installment loan agreements, or participation interests in such loans.


      All liens may be first, second or more -- junior liens.


      All or a portion of the mortgage loans in a mortgage pool may be insured by the FHA and may be partially guaranteed by the VA, if so specified in the related prospectus supplement.


      The mortgaged properties may be located in any of the 50 states, the District of Columbia and Commonwealth of Puerto Rico. The principal characteristics of the mortgage loans included in a trust fund will be described in the related prospectus supplement.


Guaranteed Investment Contracts and Other Agreements

o investment contracts or reinvestment agreements pursuant to which money will be held in one or more funds or accounts on behalf of a series of certificates and invested at a specified rate.

Pre-Funding Account

      A trust may enter into a pre-funding arrangement with the Depositor for the transfer of additional mortgage assets to the trust following the issuance of the related certificates. If a pre-funding agreement is used, the trustee will be required to deposit in a segregated pre-funding account a portion of the proceeds of sale of the related certificates. Thereafter, the trustee will acquire additional mortgage assets in exchange for money in the segregated account pre-funding account.

      The trustee will apply any proceeds remaining in the pre-funding account at the end of a specified period, not to exceed three months, as a mandatory prepayment of certificates as specified in the related prospectus supplement.

      See "The Trust Funds -- Pre-Funding Arrangements."


Collection and Certificate Accounts

      Payments on the assets in a trust fund will initially be remitted for deposit in a collection account maintained by the trustee, servicer or master servicer. Funds on deposit in the collection account will then be transferred to a certificate account to be established with the trustee for the series of certificates related to the trust fund. Certain amounts may be subtracted from the amount deposited in the certificate account to cover servicing fees and other amounts specified in the related prospectus supplement. The remaining funds on deposit in the certificate account will be distributed by the trustee to the certificateholders of a series as described in the related prospectus supplement.

      See "The Trust Funds -- Collection Account and Certificate Account."


Final Scheduled Distribution Date

      The final scheduled distribution date for each class of a series will be set forth in the related prospectus supplement and will be determined as described in the related prospectus supplement. The final scheduled distribution date may vary from the actual maturity date of the certificates of a series because the actual maturity date will depend primarily upon the level of prepayments with respect to the assets in the related trust fund and the applicable payment priorities.

      See "Risk Factors" and "Yield, Prepayment and Maturity Considerations."


Optional Termination or Purchase of Certificates

      The certificates may be subject to early retirement or mandatory purchase.

      See "Description of the Certificates -- Optional Termination" and "-- Purchases."


Trustee

      The trustee for each series of certificates will be identified in the related prospectus supplement.


Servicing of Mortgage Loans

      One or more servicers, which may include an affiliate of the Depositor, will perform customary servicing functions for the mortgage loans included in each trust fund. The servicer or servicers for a trust will be identified in the related prospectus supplement.

      A special servicer may be appointed to service, make certain decisions with respect to, and take various actions with respect to delinquent or defaulted mortgage loans or mortgage loans that are secured by mortgaged properties acquired by foreclosure or by deed-in-lieu of foreclosure. The special servicer for a series, if any, will be identified in the related prospectus supplement.

      See "Servicing of Mortgage Loans."


Credit Enhancement

      A trust may include, or the related certificates may be entitled to the benefits of, certain ancillary or incidental assets intended to provide credit enhancement for ultimate or timely distributions to the holders of such certificates. These forms of credit enhancement may include reserve accounts, insurance policies, guaranties, surety bonds, letters of credit, guaranteed investment contracts, swap agreements, cap agreements and option agreements.

      In addition, one or more classes of certificates of a series may be entitled to the benefits of other credit enhancement arrangements, including subordination, overcollateralization or cross support. The protection against losses or delays afforded by any such assets or credit enhancement arrangements may be limited.


      The specific forms of credit enhancement available for a trust fund or one or more classes of certificates representing beneficial interests in such trust fund will be described in the related prospectus supplement.


      See "Credit Enhancement."

Material Federal Income Tax Consequences


      The federal income tax consequences to the certificateholders will depend on, among other factors, whether the related trust fund and/or specified portions of the trust fund elect to be treated as "real estate mortgage investment conduits" (each, a "REMIC") or "financial asset securitization investment trusts" (each, a "FASIT") under the provisions of the Internal Revenue Code of 1986, as amended, or if the trust fund does not elect to be treated as a REMIC or FASIT, whether the certificates are considered to be trust certificates, partnership interests or debt instruments.


      The prospectus supplement for each series of certificates will specify whether the related trust fund will make a REMIC or FASIT election.


      We recommend that you consult your tax advisors concerning the application of federal income tax laws to your particular situation.


      See "Material Federal Income Tax Consequences" herein and in the related prospectus supplement.


Legal Investment Considerations


      Some, but not all, of the certificates of a series may constitute "mortgage-related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") if they are rated in one of the two highest applicable rating categories by at least one rating agency. Mortgage-related securities will be "legal investments" for certain types of institutional investors to the extent provided in SMMEA, subject, in each case, to state laws overriding SMMEA and to any other regulations which may govern investments by such institutional investors. Certificates that do not constitute "mortgage-related securities" may not be legal investments to the same extent as mortgage- related securities which will limit certain investors' ability to invest in, sell or otherwise deal in such certificates.

      See "Legal Investment Considerations" herein and in the related prospectus supplement.


ERISA Considerations

      Fiduciaries of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, or the Code, should carefully review whether an investment in certificates could give rise to a transaction prohibited or not otherwise permissible. Certain classes of certificates may not be offered for sale or transfer to such plans.

      See "ERISA Considerations" herein and in the related prospectus supplement.

Use of Proceeds


      The Depositor will use the net proceeds from the sale of a series of certificates for one or more purposes described in the prospectus supplement.


      See "Use of Proceeds" herein and in the related prospectus supplement.


Ratings


      Each class of certificates offered by this prospectus and the related prospectus supplement will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations.

                                 Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under "Risk Factors" in the related prospectus supplement.

Limited Ability to Resell
 Certificates..............   The underwriter is not required to assist in
                              resales of the certificates, although it may do so. A secondary market for any class of certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.

                              Because the market value of the certificates of each series will fluctuate with changes in prevailing rates of interest, the sale of the certificates by a certificateholder in any secondary market that may develop may be at a discount from par value or from their purchase price.

Adverse Effect of
 Prepayments on the
 Yield and Maturity
 of Certificates...........   Prepayments, unless described otherwise in the
                              related prospectus supplement, include:

                              o voluntary prepayments by the obligors on the loans in a trust fund, and

                              o liquidations on such loans due to defaults and foreclosures.

                              The rate at which prepayments occur on the loans underlying or comprising the assets of a trust fund will be affected by a variety of factors, such as the level of prevailing interest rates and economic, demographic, tax, social, legal and other factors.

                              Prepayments will affect the average life and yield to investors of each class of certificates, and the extent to which principal on any such class is fully paid prior to its final scheduled distribution date, if at all. This is particularly true where a series of certificates includes an interest weighted class offered at a significant premium or a principal weighted class offered at a substantial discount.

                              Yields on such classes of certificates will be extremely sensitive to prepayments on the loans comprising or underlying the assets for such series of certificates.

                              o Where the amount of interest allocated to an interest weighted class is extremely disproportionate to principal, certificateholders purchasing such certificates at a significant premium could, under some rapid prepayment scenarios, fail to recover their original investments.

                              o If the interest rate on certificates of a series is based upon a weighted average of interest rates on the loans comprising or underlying the related trust fund assets, interest on such certificates may be paid or accrued in the future at a rate lower than the initial interest rate to the extent that loans that bear higher rates of interest are prepaid more quickly than those loans that bear lower rates of interest.

                              See "Yield, Prepayment and Maturity
                              Considerations" herein.

Principal Prepayments Not
 Addressed by Ratings......   Ratings assigned to certificates do not assess
                              the likelihood of principal prepayments on the loans underlying or comprising assets of the trust fund, or the degree to which the rate of such prepayments might differ from that originally anticipated. Ratings reflect only a rating agency's assessment of the likelihood that timely distributions will be made with respect to the certificates rated in accordance with the related trust agreement. The rating assigned to a certificate will not address the possibility that prepayment rates higher or lower than anticipated by an investor may cause that investor to experience a lower than anticipated yield, or that an investor purchasing an interest weighted certificate at a significant premium might fail to recoup his or her initial investment.

                              See "Yield, Prepayment and Maturity
                              Considerations" herein.

Potential Inadequacy of
 Credit Enhancement........   The credit enhancement, if any, for a series of
                              certificates may be limited in amount and may be subject to periodic reduction in accordance with a schedule or formula. In addition, such credit enhancement may provide only very limited coverage as to certain types of losses and may provide no coverage as to certain other types of losses. The trustee may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates to the extent specified in the related prospectus supplement.

                              See "Credit Enhancement."

Bankruptcy.................   The sellers and the Depositor intend that the
                              transfers of assets to the Depositor and, in turn, to the related trust fund constitute sales rather than pledges to secure indebtedness for insolvency purposes. In the event of the bankruptcy of a prior owner of the assets, a trustee in bankruptcy or a creditor of the insolvent party could attempt to recharacterize the sale of the assets by the insolvent party as a borrowing secured by a pledge of assets. That position, if argued or accepted by a court, could result in delays in payment on the certificates of the related series. If such an attempt were successful, holders of the related certificates could suffer losses, and could fail to fully recover their initial investments.

Recent Origin of Certain
 Loan Types................   Certain loan types that may be included in the
                              assets of a trust fund such as GPM Loans, GEM
                              Loans, ARMs and Buy-Down Loans are of relatively recent origin. As a result, reliable prepayment, loss and foreclosure statistics relating to these loan types may not be available and the rating agencies may have difficulty in estimating potential losses on such loans. To the extent that losses on these loans exceed the levels estimated by the rating agency rating the series of certificates in determining the required levels of overcollateralization or other credit support, the trust fund may experience a loss.

                              See "Loan Underwriting Procedures and Standards" and "Credit Support."

Greater Risks Involving
 Certain Property Types....   Loans made with respect to multifamily property,
                              manufactured homes or cooperative dwellings may entail risks of loss in the event of delinquency and foreclosure or repossession that are greater than similar risks associated with traditional single-family property. To the extent losses on such loans exceed levels estimated by the rating agency in determining required levels of overcollateralization or other credit support, the related trust fund may experience a loss.

                              See "Servicing of Loans - Maintenance of
                              Insurance Policies or Other Servicing Procedures" and "Credit Support."

Limited Obligations and
 Assets of the Depositor...   Unless otherwise set forth in the prospectus
                              supplement for a series of certificates, the trust fund for a series will be the only available source of funds to make distributions on the certificates of such series. The only obligations, if any, of the Depositor with respect to the certificates of any series will be pursuant to certain representations and warranties made in the trust agreement for a specific trust fund. The
                              Depositor does not have, and is not expected in the future to have, any significant assets to meet any obligations to repurchase assets that are the subject of a breach of any representation or warranty. If the Depositor were required to repurchase a loan, its only source of funds would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator or seller of the loans, servicer or master servicer, or from a reserve fund established to provide funds for such repurchases.
                              If the Depositor cannot enforce a corresponding obligation or there is no corresponding obligation to repurchase a loan, then the trust fund will bear the full risk of holding such loan.

                              See "The Depositor" herein.

Limitations of FNMA and
 FHLMC Guaranties..........   Although payments on FNMA and FHLMC Certificates
                              are guaranteed by FNMA and FHLMC, respectively, and FNMA and FHLMC are federally chartered corporations, FNMA and FHLMC guaranties are not backed by the full faith and credit of the United
                              States. Neither the United States nor any U.S.
                              agency is obligated to finance or otherwise assist either FNMA or FHLMC in any manner. So if the trust assets for your certificates include FNMA and FHLMC certificates, although these certificates will be guaranteed by the respective federally chartered corporations, they will not be backed by the full faith and credit of the United
                              States.

                              See "Additional Information" for the availability of further information regarding FNMA and FHLMC.

ERISA Considerations.......   ERISA generally applies to investments made by
                              employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern these plans, we recommend that prospective investors subject to ERISA consult their own counsel regarding the consequences under ERISA of acquiring, holding and disposing of any certificates of any series.

                              See "ERISA Considerations."

                        Description of the Certificates

General

     The Certificates will be issued in Series pursuant to separate Trust Agreements between the Depositor and the Trustee for the related Series identified in the related Prospectus Supplement. The following summaries describe certain provisions common to each Series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreement and the Prospectus Supplement relating to each Series. When particular provisions or terms used in the Trust Agreement are referred to, such provisions or terms shall be as specified in the Trust Agreement.

     Each Series will consist of one or more Classes, one or more of which may consist of Compound Interest Certificates, Floating Rate Certificates, Interest Weighted Certificates, Principal Weighted Certificates, Planned Amortization Certificates ("PACs") or such other Certificates as are described in the related Prospectus Supplement. A Series may also include one or more Classes of Subordinate Certificates. A Class of Subordinate Certificates will be offered hereby or by any Prospectus Supplement only if rated by a Rating Agency in one of its four highest applicable rating categories. If so specified in the related Prospectus Supplement, the Primary Assets in a Trust Fund may be divided into multiple Asset Groups.

     Each Series will be issued in registered form, in the minimum original principal amount or notional amount for Certificates of each Class specified in the related Prospectus Supplement. The transfer of the Certificates may be registered, and the Certificates may be exchanged, without the payment of any service charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only. See "-- Book-Entry Registration" herein.

Distributions on the Certificates

     General. Commencing on the date specified in the related Prospectus Supplement, distributions of principal and interest on the Certificates will be made on each Distribution Date to the extent of the "Available Distribution Amount" as set forth in the related Prospectus Supplement.

     Distributions of interest on Certificates that receive interest will be made periodically at the intervals and at the Certificate Interest Rate specified or, with respect to Floating Rate Certificates, determined in the manner described in the related Prospectus Supplement. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless otherwise specified in the related Prospectus Supplement. Distributions of principal on each class of the Certificates of a Series will be made on a pro rata or random lot basis among all of the Certificates of such Class, or otherwise, as specified in the related Prospectus Supplement. Principal payments will be allocated to each Class of a Series as specified in the related Prospectus Supplement.

     If funds in the Certificate Account (together with any amounts transferred from any Reserve Fund or applicable credit support) are insufficient to make the full distribution to Certificateholders described above on any Distribution Date, the funds available for distribution to the Certificateholders of each Class will be distributed in accordance with their respective interests therein, except that Subordinate Certificateholders, if any, will not, subject to the limitations described in the related Prospectus Supplement, receive any distributions until Senior Certificateholders receive the amount of present distributions due them and the amount of distributions owed them which were not timely distributed thereon and to which they are entitled (in each case calculated as described in the related Prospectus Supplement). The difference between the amount which the Certificateholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed will be included in the calculation of the amount which the Certificateholders are entitled to receive on the next Distribution Date.

     Distributions of principal of and interest on Certificates of a Series will be made by check mailed to Certificateholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the Certificate Register, except that (a) distributions may be made by wire transfer (at the expense of the Certificateholder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) the final distribution in retirement of a Certificate will be made only upon presentation and surrender of such Certificate at the corporate trust office of the Trustee for such Series or such other office of the Trustee as specified in the Prospectus Supplement. Notice of the final distribution on a Certificate will be mailed to the Holder of such Certificate before the Distribution Date on which such final distribution in retirement of the Certificate is expected to be made. If specified in the related Prospectus Supplement, the Certificates of a Series or certain Classes of a Series may be available only in book-entry form. See "-- Book-Entry Registration" herein.

     With respect to reports to be furnished to Certificateholders concerning a distribution, see "The Trust Agreements -- Reports to Certificateholders".

     Pass-Through Certificates Generally. With respect to a Series other than a Multi-Class Series, distributions on the Certificates on each Distribution Date will generally be allocated to each Certificate entitled thereto on the basis of the undivided percentage interest (the "Percentage Interest") evidenced by such Certificate in the Trust Fund or on the basis of their outstanding principal amounts or notional amounts (subject to any subordination of the rights of any Subordinate Classes to receive current distributions). See "Subordinate Certificates" below as specified in the related Prospectus Supplement.

     If the Primary Assets for a Series have adjustable or variable interest rates, then the Certificate Interest Rate of the Certificates of such Series may also vary, due to changes in such rates and due to prepayments with respect to Loans comprising or underlying the related Primary Assets. If the Primary Assets for a Series have fixed interest rates, then the Certificate Interest Rate on Certificates of the related Series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate or pass-through rate of the Primary Assets. If the Primary Assets have lifetime or periodic adjustment caps on the respective pass-through rates, then the Certificate Interest Rate on the Certificates of the related Series may also reflect such caps.

     If so specified in the related Prospectus Supplement, a Series may include one or more Classes of Interest Weighted Certificates, one or more Classes of Principal Weighted Certificates, or both. Unless otherwise specified in the Prospectus Supplement, payments received from the Primary Assets will be allocated on the basis of the Percentage Interest of each Class in the principal component of such distributions, the interest component of such distributions, or both, and will be further allocated on a pro rata basis among the Certificates within each Class. The method or formula for determining the Percentage Interest of a Certificate will be set forth in the related Prospectus Supplement.

     Multi-Class Series. Unless otherwise specified in the Prospectus Supplement, each Certificate of a Multi-Class Series will have a principal amount or a notional amount and a specified Certificate Interest Rate (which may be zero). Interest distributions on a Multi-Class Series will be made on each Certificate entitled to an interest distribution on each Distribution Date at the Certificate Interest Rate specified or, with respect to Floating Rate Certificates, determined as described in the related Prospectus Supplement, to the extent funds are available in the Certificate Account, subject to any subordination of the rights of any Subordinate Class to receive current distributions. See "Subordinate and Other Certificates" below and "Credit Support".

     Distributions of interest on a Class of Compound Interest Certificates will commence only after the related Accretion Termination Date specified in the related Prospectus Supplement. On each Distribution Date prior to and including the Accretion Termination Date, interest on such Class of Compound Interest Certificates will accrue and the amount of interest accrued on such Distribution Date (the "Accrual Amount") will be added to the principal balance thereof on the related Distribution Date. On each Distribution Date after the Accretion Termination Date, interest distributions will be made on Classes of Compound Interest Certificates on the basis of the current Compound Value of such Class. The Compound Value of a Class of Compound Interest Certificates equals the initial aggregate principal balance of the Class, plus accrued and undistributed interest added to such Class through the immediately preceding Distribution Date, less any principal distributions previously made in reduction of the aggregate outstanding principal balance of such Class.

     To the extent provided in the related Prospectus Supplement, a Series of Multi-Class Certificates may include one or more Classes of Floating Rate Certificates. The Certificate Interest Rate of a Floating Rate Certificate will be a variable or adjustable rate, which may be subject to a Maximum Floating Rate, Minimum Floating Rate, or both. For each Class of Floating Rate Certificates, the related Prospectus Supplement will set forth the initial Floating Rate (or the method of determining it), the Floating Rate Period, and the formula, index, or other method by which the Floating Rate for each Floating Rate Period will be determined.

     To the extent provided in the related Prospectus Supplement, a Series of Multi-Class Certificates may include one or more Classes of Planned Amortization Certificates ("PACs"), Targeted Amortization Certificates ("TACs") or other Certificates whose entitlement to distributions of principal is based on a schedule of balances or amounts.

     Distributions of principal will be allocated among the Classes of a Multi-Class Series in the order of priority and amount specified in the related Prospectus Supplement. The Principal Distribution Amount for a Multi-Class Series on each Distribution Date will be as specified in the related Prospectus Supplement.

     Subordinate Certificates. One or more Classes of a Series may consist of Subordinate Certificates. Subordinate Certificates may be included in a Series to provide credit support as described herein under "Credit Support" in lieu of or in addition to other forms of credit support. The extent of subordination of a Class of Subordinate Certificates may be limited as described in the related Prospectus Supplement. See "Credit Support". If the Primary Assets are divided into separate Asset Groups, beneficial ownership of which is evidenced by separate Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made to Senior Certificates evidencing beneficial ownership of one Asset Group prior to making distributions on Subordinate Certificates evidencing a beneficial ownership interest in another Asset Group within the Trust Fund. Unless rated in one of the four highest rating categories by at least one Rating Agency, Subordinate Certificates will not be offered hereby or by the related Prospectus Supplement.

Optional Termination
     If so specified in the related Prospectus Supplement for a Series, the Depositor, the Servicer or Master Servicer, or another entity designated in the related Prospectus Supplement may, at its option, purchase or direct the sale of a portion of the Primary Assets of a Trust Fund, or cause an early termination of a Trust Fund by repurchasing all of the Primary Assets from such Trust Fund or directing the sale of such Primary Assets, on or after a date specified in the related Prospectus Supplement, or on or after such time as the Aggregate Asset Principal Balance of the Primary Assets is less than a specified percentage of the initial Aggregate Asset Principal Balance, or the aggregate principal amount of the Certificates (or of certain Classes thereof) is less than a specified percentage of their initial aggregate principal amount, all as described in the related Prospectus Supplement. Such optional termination will be in addition to terminations which may result from other events. See "The Trust Agreements -- Deficiency Event" and "-- Termination".

Optional Purchase of Certificates
     If so specified in the related Prospectus Supplement for a Series, one or more Classes of the Certificates of such Series may be purchased, in whole or in part, at the option of the Depositor, the Servicer or Master Servicer, or another entity designated in the related Prospectus Supplement, at such times and under the circumstances specified in such Prospectus Supplement. Notice of any such purchase must be given by the Trustee prior to the optional purchase date, as specified in the related Prospectus Supplement. The purchase price for any Certificate so purchased will be set forth in the related Prospectus Supplement.

Other Purchases
     If so specified in the related Prospectus Supplement for a Series, any Class of the Certificates of such Series may be subject to redemption, in whole or in part, at the request of the holders of such Class or to mandatory purchase by the Depositor, the Servicer or Master Servicer, or another entity designated in the related Prospectus Supplement. Any such redemption at the request of holders or mandatory purchase with respect to a Class of a Series of the Certificates will be described in the related Prospectus Supplement and will be on such terms and conditions as described therein.

     The Depositor also may, at its option, obtain for any Series of the Certificates, one or more guarantees from a company or companies acceptable to the Rating Agencies. Such guarantees may provide for one or more of the following for any Series of the Certificates: (i) call protection for any Class of the Certificates of such Series; (ii) a guarantee of a certain prepayment rate of some or all of the Loans underlying such Series; or (iii) certain other guarantees, all as specified in the related Prospectus Supplement.

Book-Entry Registration
     If so specified in the related Prospectus Supplement, the Certificates will be issued in book-entry form in the minimum denominations specified in such Prospectus Supplement and integral multiples thereof, and each Class will be represented by a single Certificate registered in the name of the nominee of the depository, The

Depository Trust Company ("DTC"), a limited-purpose trust company organized under the laws of the State of New York. If so specified in the related Prospectus Supplement, no person acquiring an interest in the Certificates (a "Certificateowner") will be entitled to receive a Certificate representing such person's interest in the Certificates except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances set forth under "Definitive Certificates" below. Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Certificates will be Cede & Co., as nominee of DTC. Certificateowners will not be "Certificateholders" or "Holders" under the Trust Agreement, and Certificateowners will only be permitted to exercise the rights of Certificateholders indirectly through DTC and its Participants.


     DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to entities that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").


     Certificateowners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates may do so only through Participants and Indirect Participants. Because DTC can only act on behalf of Participants and Indirect Participants, the ability of a Certificateowner to pledge such owner's Certificate to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificate, may be limited. In addition, under a book-entry format, Certificateowners may experience some delay in their receipt of principal and interest distributions with respect to the Certificates since such distributions will be forwarded to DTC and DTC will then forward such distributions to its Participants which in turn will forward them to Indirect Participants or Certificateowners.


     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit principal and interest distributions and distributions with respect to the Certificates. Participants and Indirect Participants with which Certificateowners have accounts with respect to Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificateowners. Accordingly, although Certificateowners will not possess certificates, the Rules provide a mechanism by which Certificateowners will receive distributions and will be able to transfer their interests.


     The Depositor understands that DTC will take any action permitted to be taken by a Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, the Depositor understands that DTC will take such actions with respect to holders of a certain specified interest in the Certificates or holders having a certain specified voting interest only at the direction of and on behalf of Participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions with respect to other Holders of Certificates to the extent that such actions are taken on behalf of Participants whose holdings represent that specified interest or voting interest.


     Unless otherwise specified in the related Prospectus Supplement, if Certificates of a Series are issued initially in book-entry form only, the Certificates will be issued in fully registered, certified form ("Definitive Certificates") to Certificateowners, rather than to DTC, only if (i) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default under the Trust Agreement, Certificateowners representing a majority of the aggregate outstanding principal amount of the Certificates advise DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificateowners.


     Upon the occurrence of any of the events described in clauses (i), (ii) or
(iii) of the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and instructions for registration the

Trustee will issue all, but not less than all of the remaining formerly DTC-held Certificates then outstanding in the form of Definitive Certificates, and thereafter the Trustee and the Master Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement.


                 Yield, Prepayment and Maturity Considerations

Payment Delays

     With respect to any Series, a period of time will elapse between receipt of payments or distributions on the Primary Assets and the Distribution Date on which such payments or distributions are passed through to Certificateholders. Such a delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The related Prospectus Supplement will set forth an example of the timing of receipts and the distribution thereof to Certificateholders so that the impact of such a delay can be understood.


Principal Prepayments

     With respect to a Series for which the Primary Assets consist of Loans or participation interests therein, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of prepayment only to the prepayment date. In addition, the prepayment may not be required to be passed through to Certificateholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest which would otherwise be available for distributions on the Certificates, thus effectively reducing the yield that would be obtained if interest continued to accrue on the Loan until the date on which the principal prepayment was scheduled to be paid. To the extent specified in the related Prospectus Supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the Master Servicer or Servicer with respect to any such prepaid Loans. Further, if the Certificate Interest Rate or Pass-Through Rate on Certificates of a Series is based upon a weighted average of the interest rates on the Loans comprising or underlying the related Primary Assets, interest on such Certificates may be paid or accrued in the future at a rate lower than the initial interest rate to the extent that those of such Loans which bear higher rates of interest initial are prepaid more quickly than those of such Loans which bear lower rates of interest. See "Servicing of Loans -- Advances and Limitations Thereon".


Timing of Reduction of Principal Amount

     A Multi-Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Certificates is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any Interest Accrual Period will be less than the amount that would have accrued on the actual principal amount of the Certificates outstanding. The effect of such provisions is to produce a lower yield on the Certificates than would be obtained if interest were to accrue on the Certificates on the actual unpaid principal amount of such Certificates to each Distribution Date. The related Prospectus Supplement will specify the time at which the principal amounts of the Certificates are determined or are deemed to reduce for purposes of calculating interest distributions on Certificates of a Multi-Class Series.


Interest or Principal Weighted Certificates

     If a Class of Certificates consists of Interest Weighted Certificates or Principal Weighted Certificates, a lower rate of principal prepayments than anticipated will negatively affect yield to investors in Principal Weighted Certificates, and a higher rate of principal prepayments than anticipated will negatively affect yield to investors in Interest Weighted Certificates. The Prospectus Supplement for a Series including such Certificates will include a table showing the effect of various levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various prepayment rates and will not be intended to predict, or provide information which will enable investors to predict, yields or prepayment rates.

Final Scheduled Distribution Date

     The Final Scheduled Distribution Date of each Class of any Multi-Class Series will be specified in the related Prospectus Supplement and will be the date (calculated on the basis of the assumptions applicable to such Series described therein) on which the entire aggregate principal balance of such Class will be reduced to zero. Since prepayments on the Loans underlying or comprising the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Certificates, it is likely that the actual maturity of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date.

Prepayments and Weighted Average Life

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of such security will be repaid to the investor. The weighted average life of the Certificates of a Series will be influenced by the rate at which principal on the Loans comprising or underlying the Primary Assets for such Certificates is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).


     The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans comprising or underlying the Primary Assets for a Series, such Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such Loans. It should be noted that the Loans comprising or underlying the Primary Assets for a Series may have different interest rates, and the stated pass-through or interest rate of certain Primary Assets or the Certificate Interest Rate on the Certificates may be a number of percentage points less than interest rates on such Loans. In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Loans comprising or underlying the Primary Assets. If any Loans comprising or underlying the Primary Assets for a Series have actual terms-to-stated maturity less than those assumed in calculating the Final Scheduled Distribution Date of the related Certificates, one or more Classes of the Series may be fully paid prior to their respective Stated Maturities.


     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below.


     CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.


     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Primary Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Primary Assets for any Series will not conform to the FHA Prepayment Experience or to any level of CPR or SPA.


     The Prospectus Supplement for each Multi-Class Series will describe the prepayment standard or model used to prepare any illustrative tables setting forth the weighted average life of each Class of such Series under a given set of prepayment assumptions. The related Prospectus Supplement will also describe the percentage of the initial principal balance of each Class of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans comprising or underlying the related Primary Assets are made at rates corresponding to various percentages of CPR or SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the Certificates or prepayment rates of the Loans comprising or underlying the related Primary Assets.

Other Factors Affecting Weighted Average Life
     Type of Loan. Mortgage Loans made with respect to Multifamily Properties may have provisions which prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loan. ARMs, Bi-weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Primary Assets may experience a rate of principal prepayments which is different from the principal prepayment rate for ARMs, Bi-weekly Loans, GEM Loans and GPM Loans included in any other mortgage pool or from Conventional fixed rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics. There can be no assurance as to the respective rates of prepayment of such Loans in either stable or changing interest rate environments.

     In the case of Negatively Amortizing ARMs, if interest rates rise without a simultaneous increase in the related Scheduled Payment, Deferred Interest and negative amortization may result. However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid such negative amortization and to increase tax deductible interest payments. To the extent that any of such Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of such Mortgage Loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of such Mortgage Loans will increase. During a period of declining interest rates, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of such ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of such Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the Mortgage Loan and will adversely affect the yield to Holders who purchased their Certificates at a premium, if any, and Holders of Interest Weighted Classes. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial Mortgage Rates, Lifetime Mortgage Rate Caps, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs which comprise or underlie the Primary Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

     If the Loans comprising or underlying the Primary Assets for a Series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the Master Servicer, Servicer, or PMBS Servicer, as applicable, may, if specified in the related Prospectus Supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Certificates of the related Series.

     A GEM Loan provides for scheduled annual increases in the borrower's Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date.

     The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans. Even though some Manufactured Home Loans may be FHA Loans, no statistics similar to those describing the FHA experience above are available with respect to Manufactured Home Loans.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Loans comprising or underlying the Primary Assets which are foreclosed in relation to the number of Loans which are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Primary Assets and that of the related Series of Certificates. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to Holders of Certificates who purchased their Certificates at a premium, if any, and the return on an Interest Weighted Class may be adversely affected by servicing policies and decisions relating to foreclosures.

     Due on Sale Clauses. The acceleration of repayment as a result of certain transfers of the Mortgaged Property securing a Loan is another factor affecting prepayment rates, and is a factor that is not reflected in the FHA experience. While each of the Mortgage Loans included in the FHA statistics is assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Primary Assets may include "due-on-sale" clauses. Except as otherwise described in the Prospectus Supplement for a Series, the PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the Master Servicer or the Servicer of Loans constituting the Primary Assets for a Series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any "due-on-sale" clause applicable to the related Loan under the circumstances and in the manner it enforces such clauses with respect to other similar loans in its portfolio. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not "due-on-sale" and could have been assumed by new buyers.

     Optional Termination. If so specified in the related Prospectus Supplement, the entity specified therein may cause an early termination of the related Trust Fund by its repurchase of the remaining Primary Assets therein. See "Description of the Certificates -- Optional Termination."


                                The Trust Funds


General

     The Trust Fund for each Series will be held by the Trustee for the benefit of the related Certificateholders. Each Trust Fund will consist of (a) the Primary Assets; (b) amounts held from time to time in the Collection Account and the Certificate Account established for such Series; (c) Mortgaged Property which secured a Loan and which is acquired on behalf of the Certificateholders by foreclosure, deed in lieu of foreclosure or repossession; (d) any Reserve Fund for such Series, if specified in the related Prospectus Supplement; (e) the Servicing Agreements, if any, relating to Loans in the Trust Fund, to the extent that such agreements are assigned to the Trustee; (f) any primary mortgage insurance policies relating to Loans in the Trust Fund; (g) any pool insurance policy, any special hazard insurance policy, any bankruptcy bond or other credit support relating to the Series; (h) investments held in any fund or account or any Guaranteed Investment Contract and, if so specified in the Prospectus Supplement, income from the reinvestment of such funds; and (i) any other asset, instrument or agreement relating to the Trust Fund and specified in the related Prospectus Supplement (which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement issued by a bank, insurance company or savings and loan association).


     To the extent specified in the related Prospectus Supplement, certain amounts in respect of Retained Interests which are received with respect to an Agency Certificate, a Private Mortgage-Backed Security or a Loan comprising the Primary Assets for a Series will not be included in the Trust Fund for such Series, but will be payable to the seller of such Agency Certificate, Private Mortgage-Backed Security or Loan, to the Master Servicer, if any, to a Servicer, the Depositor or another party, free and clear of the interest of Certificateholders under the related Trust Agreement.


     Primary Assets in the Trust Fund for a Series may consist of any combination of the following to the extent and as specified in the related Prospectus Supplement: (a) GNMA Certificates (which may be GNMA I Certificates or GNMA II Certificates), (b) FNMA Certificates, (c) FHLMC Certificates, (d) Private Mortgage-Backed Securities, (e) Mortgage Loans or participation interests therein and (f) Manufactured Home Loans or participation interests therein. Private Mortgage-Backed Securities will evidence a beneficial ownership interest in underlying assets which will consist of Agency Certificates or Loans. Participation interests in a Loan Pool will be purchased by the Depositor, or an affiliate, pursuant to a participation agreement (a "Participation Agreement"). The interest acquired by the Depositor under such Participation Agreement will be evidenced by a Pool Participation Certificate. Unless otherwise specified in the related Prospectus Supplement, the terms of such Participation Agreement are substantially the same as the terms of the Trust Agreement and, except as noted herein, the description of provisions of the Trust Agreement are equally descriptive of the terms of the Participation Agreement. The Trustee will be the "certificateholder" with respect to a Pool Participation Certificate. Loans which comprise the Primary Assets will be purchased by the Depositor directly or through an affiliate in the open market or in privately negotiated transactions. Some, none or all of the Loans may have been originated by the Depositor or any of its affiliates. See "The Trust Agreements -- Assignment of Primary Assets."


GNMA Certificates

     General. The GNMA Certificates will be "fully modified pass-through" mortgage-backed certificates issued and serviced by GNMA-approved issuers of GNMA certificates (the "GNMA Servicers") under the GNMA I and/or the GNMA II program. The full and timely payment of principal of and interest on such GNMA Certificates is guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States of America. The GNMA Certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the GNMA Servicer to the registered holder of such GNMA Certificate of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each such mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the GNMA Certificate's pass-through rate. Each repayment to a holder of a GNMA Certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the GNMA Certificate and the remaining principal balance in the event of a foreclosure or other disposition of any such mortgage loan.

     The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the GNMA Servicer, the Depositor or any affiliate of the Depositor, and the only recourse of a registered holder, such as the Trustee or its nominee, is to enforce the guarantee of GNMA.

     GNMA approves the issuance of each GNMA Certificate in accordance with a guaranty agreement (the "Guaranty Agreement") between GNMA and the GNMA Servicer of such GNMA Certificate. Pursuant to the Guaranty Agreement, the GNMA Servicer is required to advance its own funds in order to make timely payments of all amounts due on the GNMA Certificate, whether or not the payments received by the GNMA Servicer on the underlying mortgage loans equal the amounts due on such GNMA Certificate. If a GNMA Servicer is unable to make a payment as it becomes due, it must promptly notify GNMA and request GNMA to make the payment. Upon notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by a GNMA Servicer and the GNMA Servicer fails to notify and request GNMA to make such payment, the holder of the GNMA Certificate has recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates, may proceed directly against GNMA under the terms of any GNMA Certificate or the Guaranty Agreement relating to the GNMA Certificate for any amounts that are not paid under the GNMA Certificate.

     Monthly installment payments on a GNMA Certificate will be comprised of interest due as specified on the GNMA Certificate plus the scheduled principal payments on the mortgage loans backing such GNMA Certificate due on the first day of the month in which the scheduled monthly installment on the GNMA Certificate is due. The monthly installments on the GNMA Certificate will be paid each month to the Trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing such GNMA Certificate received during any month will be passed through to the registered holder of the GNMA Certificate the following month.

     With respect to GNMA Certificates issued under the GNMA I program, the GNMA Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. GNMA Certificates issued under the GNMA II program provide for such payments to be mailed to registered holders by Chemical Bank, as paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the GNMA I program single issuer approach, an individual GNMA issuer assembles a pool of mortgages against which it issues and markets GNMA I Certificates while, under the GNMA II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one GNMA issuer. Under this option, packages submitted by various GNMA issuers for a particular issue date and interest rate are aggregated into a single pool which backs a single issue of GNMA II Certificates. However, single issuer pools may be formed under the GNMA II program as well.

     The Underlying Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, mortgage loans underlying the GNMA Certificates included in the Trust Fund for a Series will consist of FHA Loans and/or VA Loans, all of which are assumable by a purchaser. GNMA Certificates securing a Series may be backed by level payment mortgage loans, GNMA Loans, GEM Loans or Buy-Down Loans or adjustable rate mortgage loans or other mortgage loans eligible for inclusion in a GNMA Certificate. The mortgage loans may be secured by Manufactured Homes, Single Family Property or Multifamily Property.

     All mortgages underlying any GNMA Certificate issued under the GNMA I program must have the same annual interest rate (except for pools of loans secured by manufactured homes). The annual interest rate on each such GNMA Certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing such GNMA Certificate.

     Mortgages underlying a GNMA Certificate issued under the GNMA II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each such GNMA II Certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing such GNMA Certificate.

     The GNMA Certificates included in the Trust Fund for a Series may have other characteristics and terms different from those described above, so long as such GNMA Certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Certificates of such Series. Such GNMA Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

     GNMA. GNMA is a wholly owned corporate instrumentality of the United States of America. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act") authorizes GNMA to guarantee the timely payment of the principal of and the interest on GNMA Certificates, which are based on and backed by a pool of mortgages insured by the FHA under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code, or by other eligible mortgage loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." To meet its obligations under such guarantees, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.


FNMA Certificates

     General. FNMA Certificates are either Guaranteed Mortgage Pass-Through Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC Pass-Through Certificates. FNMA Certificates represent factional undivided interests in a pool of mortgage loans formed by FNMA. Unless otherwise specified in the related Prospectus Supplement, each pool consists of mortgage loans secured by a first lien on a one- to four-family residential property. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria set forth under the FNMA purchase program.

     FNMA guarantees to each holder of a FNMA certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by such FNMA Certificate) on the mortgage loans in the pool represented by such FNMA Certificate, whether or not received, and the holders proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are neither backed by nor entitled to the full faith and credit of the United States of America. If FNMA were unable to satisfy such obligations, distributions on FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on such FNMA Certificates and could adversely affect the payments on the Certificates of a Series secured by such FNMA Certificates.

     Unless otherwise specified in the related Prospectus Supplement, FNMA Certificates evidencing interests in pools formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing GPM Loans or mortgage loans secured by multifamily projects) will be available in book-entry form only.

Distributions of principal of and interest on each FNMA Certificate will be made by FNMA on the twenty-fifth day of each month to the persons in whose name the FNMA Certificates are entered in the books of the Federal Reserve Bank of New York (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions will be made by wire; with respect to FNMA Certificates issued in fully registered form, distributions will be made by check.

     The Underlying Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, mortgage loans underlying FNMA Certificates in the Trust Fund for a Series will consist of (i) fixed-rate level payment mortgage loans that are Conventional Loans, (ii) fixed-rate level payment FHA Loans or VA Loans, (iii) adjustable rate mortgage loans or GEM Loans, Buy-Down Loans or GPM Loans, and (iv) mortgage loans secured by Single Family Property or by Multifamily Property. Each mortgage loan must meet the applicable standards set forth under the FNMA purchase program.

     The original maturities of substantially all of the fixed rate level payment Conventional Mortgage Loans are expected to be between either eight to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     FNMA Stripped Mortgage Backed Securities are issued by FNMA in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of such difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of FNMA Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass- through rate and/or the weighted average interest rate of the underlying mortgage loans. The Guaranteed REMIC Pass-Through Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of FNMA or GNMA Certificates) as to which FNMA has elected REMIC status for federal income tax purposes.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate (and the series pass-through rate payable with respect to a FNMA Stripped Mortgage Backed Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guarantee fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between .50 and 2.50 percentage points greater than the annual interest rate for the FNMA Certificate (or the series pass-through rate payable with respect to a FNMA Stripped Mortgage Backed Security), and, under a special servicing option (pursuant to which the mortgagee or other servicer is reimbursed by FNMA for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between .55 and 2.55 percentage points greater than the annual FNMA Certificate interest rate (or the series pass-through rate payable with respect to a FNMA Stripped Mortgage Backed Security).

     The Trust Fund for a Series may include FNMA Certificates having characteristics and terms different from those described above, so long as such FNMA Certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Series. Such FNMA Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

     FNMA. FNMA is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (12 U.S.C. Section1716 et seq.). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, FNMA issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders. See "Additional Information" herein for the availability of further information with respect to FNMA and FNMA Certificates.


FHLMC Certificates

     General. The FHLMC Certificates represent an undivided interest in a group of mortgages or participations therein (a "PC Pool") purchased by FHLMC. FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement and may be issued under either FHLMC"s "Cash Program" or "Guarantor Program" or may be Multiclass Mortgage Participation Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of FHLMC Certificates.

     Under FHLMC's Cash Program, with respect to PC Pools formed prior to June 1, 1987 there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate; with respect to FHLMC Certificates issued on or after that date, the maximum interest rate on the mortgage loans underlying such FHLMC Certificates cannot exceed the pass-through rate on such FHLMC Certificates by more than two hundred basis points. Under such program, FHLMC purchases groups of whole mortgage loans from a number of sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance of the mortgage loans, an assumed term and a prepayment period as determined by FHLMC. No loan or participation is purchased by FHLMC at greater than 100% of the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a PC Pool for a FHLMC Certificate issued under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a PC Pool based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. However, beginning with PC Pools formed on or after June 1, 1987, the range of interest rates on the mortgages in Cash Program PC Pools will not exceed 100 basis points.

     Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC. For FHLMC Certificate groups formed under the Guarantor Program, the range between the lowest and highest annual interest rates on the mortgage loans in a PC Pool may not exceed two hundred basis points, and beginning with PC Pools formed in December 1987 under the Guarantor Program, the range of the interest rates on the mortgage loans in a PC Pools will not exceed 100 basis points.

     The FHLMC Certificates will be guaranteed by FHLMC as to the timely payment of interest at the applicable FHLMC Certificate rate on the holders pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received. FHLMC also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder's pro rata share thereof, but does not, except with respect to "Scheduled Principal" FHLMC Certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantee, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgages which FHLMC has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted servicing standards which require that the demand be made within any specified period.

     Holders of FHLMC Certificates are entitled to receive their pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial prepayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by FHLMC of the real property securing the mortgage. FHLMC is required to remit to each holder its pro rata share of principal payments on the underlying mortgage loans, interest at an applicable FHLMC Certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which FHLMC is deemed to receive such payments.

     Under FHLMC's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guarantee income as agreed upon between the seller and FHLMC.

     FHLMC Certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan Bank. If FHLMC were unable to satisfy such obligations, distributions on FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on such FHLMC Certificates and could adversely affect distributions on the Certificates of such Series.

     Requests for registration of ownership of FHLMC Certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts with respect thereto and makes payments of interest and principal each month to holders in accordance with the holders instructions. The first payment to a holder of an FHLMC Certificate will normally be received by the holder by the fifteenth day of the second month following the month in which such person became a holder of the FHLMC Certificate. Thereafter, payments will normally be received by the fifteenth day of each month.

     The Underlying Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, each PC Pool underlying the FHLMC Certificates in the Trust Fund for a Series will consist of first lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein. Unless otherwise specified in the related Prospectus Supplement, all of the mortgage loans evidenced by a FHLMC Certificate are conventional mortgages and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of America. All mortgages purchased by FHLMC must meet certain standards set forth in the FHLMC Act (as defined below).

     The Trust Fund for a Series may include FHLMC Certificates having other characteristics and terms different from those described above, so long as such FHLMC Certificates and the underlying mortgage loans meet the criteria of each Rating Agency rating the Certificates of such Series. Such FHLMC Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

     FHLMC. FHLMC is a corporate instrumentality of the United States of America created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. 1451-1459) on July 24, 1970 (the "FHLMC Act"). FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in such mortgage loans from mortgage lending institutions and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily FHLMC Certificates. In 1981, FHLMC initiated its Guarantor Program under which FHLMC purchases mortgages from sellers in exchange for FHLMC Certificates representing interests in the mortgages so purchased. Transactions under the Guarantor Program have resulted in a significant increase in the volume of FHLMC's purchases of mortgages and sales of FHLMC Certificates. All mortgage loans purchased by FHLMC must meet certain standards set forth in the FHLMC Act. FHLMC is confined to purchasing, so far as practicable, mortgage loans which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. See "ADDITIONAL INFORMATION" for the availability of further information with respect to FHLMC and FHLMC Certificates.


Private Mortgage-Backed Securities

     General. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans or Agency Certificates, or (b) collateralized mortgage obligations secured by Loans or Agency Certificates. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a "PMBS Agreement"). The seller/servicer of the underlying Loans, or the issuer of the collateralized mortgage obligations, as the case may be, will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the Loans underlying such Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will be an FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by HUD as an FHA mortgagee.

     The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts, and selling beneficial interests in such trusts; or one of such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Underlying Loans. The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or GEM Loans, GPM Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having balloon or other irregular payment features. Loans may be secured by Single Family Property, Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related cooperative. Except as otherwise specified in the related Prospectus Supplement, (i) no Loan shall have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each Mortgage Loan secured by Single Family Property and having a Loan-to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy, (iii) each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years, (iv) no Loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement, (v) each Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each Loan (other than a Cooperative Loan or a Loan secured by a Manufactured Home) will be covered by a title insurance policy.

     Credit Support Relating To Private Mortgage-Backed Securities. Credit support in the form of Reserve Funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, Insurance Policies or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency.

     Additional Information. The Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify, to the extent relevant, (i) the aggregate approximate principal amount and type of the Agency Certificates and Private Mortgage-Backed Securities to be included in the Trust Fund; (ii) certain characteristics of the Agency Certificates or Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including, in the case of Loans, (A) the payment features of such Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Loans, and (D) the minimum and maximum stated maturities of the underlying Loans at origination; (iii) the certificate rate or ranges thereof for the Private Mortgage-Backed Securities; (iv) the weighted average certificate rate of the Private Mortgage-Backed Securities;
(v) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities; (vi) certain characteristics of credit support, if any, such as Reserve Funds, Insurance Policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves; (vii) the terms on which the underlying Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (viii) the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

     If information of the nature described above regarding the Private Mortgage-Backed Securities or Agency Certificates is not known to the Depositor at the time the Certificates are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Certificates.


The Mortgage Loans

     General. The Trust Fund for a Series may consist of Mortgage Loans or participation interests therein. Mortgage Loans comprising the Primary Assets and Mortgage Loans in which participation interests are conveyed to the Trustee are both referred to herein as the "Mortgage Loans". Unless otherwise specified in the Prospectus Supplement for the related Series, the Mortgage Loans will have been originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act. Some, none or all of the Mortgage Loans may have been originated by the Depositor or an affiliate thereof. The Mortgage Loans may include Conventional Loans, FHA Loans or VA Loans. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for fixed level payments or may be GPM Loans,

GEM Loans, Buy-Down Loans, Bi-Weekly Loans or Mortgage Loans with other payment characteristics as described below and under "Yield, Prepayment and Maturity Considerations" herein and in the related Prospectus Supplement. The Mortgage Loans may be secured by mortgages or deeds of trust or other similar security instruments creating a first lien or if so specified in the related Prospectus Supplement, a second lien, on Mortgaged Property. The Mortgage Loans may also include Cooperative Loans evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Dwellings. The Mortgage Loans may also include Condominium Loans secured by a Mortgage on a Condominium Unit together with such Condominium Unit's appurtenant interest in the common elements.

     If specified in the applicable Prospectus Supplement, the Mortgage Loans may be secured by mortgages, deeds of trust or other similar Security Instruments creating a lien on borrowers' leasehold interests in real property under circumstances that the Depositor determines are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a leasehold interest in real property is secured not by a fee simple interest in the Mortgaged Property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located thereon. Generally, a Mortgage Loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease and the term of the lease ends at least five years beyond the maturity date of the related Mortgage Loan.

     The Mortgaged Properties may include Single Family Property (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings) or Multifamily Property (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units). The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Multifamily Property may include mixed commercial and residential structures. Each Single Family Property and Multifamily Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years greater than the term of the related Mortgage Loan unless otherwise specified in the related Prospectus Supplement. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed to the Cooperative by such tenant-stockholder. See "Certain Legal Aspects of Loans".

     The aggregate principal balance of Mortgage Loans with respect to Mortgaged Properties which are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single-Family Property that is owner-occupied will be either (i) the making of a representation by the mortgagor at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the borrower's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans to the extent specified in the related Prospectus Supplement.

     The characteristics of the Mortgage Loans comprising or underlying the Primary Assets for a Series may vary to the extent that credit support is provided in levels satisfactory to each Rating Agency that assigns a rating to a Series of Certificates. Unless otherwise specified in the related Prospectus Supplement for a Series, the following selection criteria shall apply with respect to the Mortgage Loans comprising the Primary Assets:

      (a) no first lien Mortgage Loan shall have had a Loan-to-Value Ratio at origination in excess of 95%, and no second lien Mortgage Loan shall have had a Loan-to-Value Ratio at origination in excess of 125%;

      (b) no first lien Mortgage Loan that is a Conventional Loan secured by a Single Family Property may have a Loan-to-Value Ratio in excess of 80%, unless covered by a primary mortgage insurance policy as described herein;

      (c) each first lien Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years and each second lien Mortgage Loan must have an original term to maturity of not less than 5 years and not more than 30 years;

      (d) no Mortgage Loan may be included which, as of the Cut-off Date, is more than 59 days delinquent as to payment of principal or interest;

      (e) no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy or, in lieu thereof, an attorney's opinion of title, and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing such Mortgage Loan.

     The initial Loan-to-Value Ratio of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of such loan divided by the fair market value of the Mortgaged Property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the "Appraised Value"). In the case of a Mortgage Loan to finance the purchase of a Mortgaged Property, the fair market value of such Mortgaged Property is the lesser of the purchase price paid by the borrower or the Appraised Value of such Mortgaged Property.

     Unless otherwise specified in the related Prospectus Supplement, with respect to Buy-Down Loans, during the period (the "Buy-Down Period") when the borrower is not obligated, on account of the buy-down plan, to pay the full Scheduled Payment otherwise due on such loan, each of the Buy-Down Loans will provide for Scheduled Payments based on a hypothetical reduced interest rate (the "Buy-Down Mortgage Rate") that will not have been more than 3% below the mortgage rate at origination and for annual increases in the Buy-Down Mortgage Rate during the Buy-Down Period that will not exceed 1%, and the Buy-Down Period will not exceed three years. The maximum amount of funds that may be contributed with respect to a Mortgaged Property having a Loan-to-Value Ratio
(i) of 90% or less at origination is limited to 10% of the Appraised Value of the Mortgaged Property, and (ii) in excess of 90% at origination is limited to 6% of the Appraised Value of the Mortgaged Property, unless otherwise indicated in the applicable Prospectus Supplement. Unless specified otherwise in the related Prospectus Supplement, the maximum amount of funds (the "Buy-Down Amounts") that may be contributed by the Servicer of the related Mortgaged Loan is limited to 6% of the Appraised Value of the Mortgaged Property. This limitation does not apply to contributions from immediate relatives or the employer of the mortgagor. Except as may be otherwise indicated in the related Prospectus Supplement, the borrower under each Buy-Down Loan will have been qualified at a mortgage rate which is not more than 3% per annum below the current mortgage rate at origination. Accordingly, the repayment of a Buy-Down Loan is dependent on the ability of the borrower to make larger Scheduled Payments after the Buy-Down Amounts have been depleted and, for certain Buy-Down Loans, while such Buy-Down Amounts are being depleted.

     Unless otherwise specified in the related Prospectus Supplement, with respect to Multifamily Property, (a) no Mortgage Loan will have been delinquent for more than 59 days within the 12-month period ending with the Cut-off Date,
(b) no more than two payments will have been 59 days or more delinquent during a three-year period ending on the Cut-off Date, (c) Mortgage Loans with respect to any single borrower will not exceed 5% of the aggregate principal balance of the Loans comprising the Primary Assets as of the Cut-off Date, and (d) the debt service coverage ratio with respect to each Mortgage Loan (calculated as described in the related Prospectus Supplement) will not be less than 1.1:1.

     Unless otherwise specified in the related Prospectus Supplement, the Bi-Weekly Loans will consist of fixed-rate, bi-weekly payment, conventional, fully-amortizing Mortgage Loans secured by first mortgages on one-to-four family residential properties.

     Unless otherwise specified in the related Prospectus Supplement, the ARMs will provide for a fixed initial Mortgage Rate for one or more Scheduled Payments; thereafter, the Mortgage Rates will adjust periodically based, subject to the applicable limitations, on changes in the relevant Index described in the applicable Prospectus Supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the related Prospectus Supplement, any ARM so converted may be subject to repurchase by the Servicer.

     Adjustable mortgage rates can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs may provide that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the "Lifetime Mortgage Rate Cap"), if any, or below the applicable lifetime minimum mortgage rate (the "Minimum Mortgage Rate"), if any, for such ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the "Maximum Mortgage Rate Adjustment"). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs ("Negatively Amortizing ARMs") instead provide for limitations on changes in the Scheduled Payment on such ARMs to protect borrowers from payment increases due to rising interest rates. Such limitations can result in Scheduled Payments which are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively-Amortizing ARM, then the Deferred Interest is added to the principal balance of such ARM causing the negative amortization thereof, and will be repaid through future Scheduled Payments. If specified in the related Prospectus Supplement, Negatively-Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The relevant Prospectus Supplement will specify whether the ARMs comprising or underlying the Primary Assets are Negatively Amortizing ARMs.

     The index applicable to any ARMs comprising the Primary Assets (the "Index") will be the one-month LIBOR Index, the three-year Treasury Index, the one-year Treasury Index, the Six Month Treasury Index, the Eleventh District Costs of Funds Index or the National Monthly Median Cost of Funds Ratio to FSLIC-Insured Institutions or such other index or indices as are specified or described in the related Prospectus Supplement.

     The related Prospectus Supplement for each Series will provide information with respect to the Mortgage Loans as of the Cut-off Date, including, among other things, (a) the aggregate outstanding principal balance of the Mortgage Loans; (b) the weighted average Mortgage Rate on the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Lifetime Mortgage Rate Caps, if any; (c) the average outstanding principal balance of the Mortgage Loans; (d) the weighted average term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity; (e) the range of Loan-to-Value Ratios for the Mortgage Loans; (f) the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, Cooperative Loans, Conventional Loans, Bi-Weekly Loans, FHA Loans and VA Loans; (g) the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off Date) that are not covered by primary mortgage insurance policies; (h) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans; (i) the geographic distribution of the Mortgaged Properties securing the Mortgage Loans and (j) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property, Multifamily Property, Cooperative Dwellings, investment property and vacation or second homes. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Mortgage Loans which may comprise or underlie the Primary Assets for a Series.

     If information of the nature described above respecting the Mortgage Loans is not known to the Depositor at the time the Certificates are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Certificates.


The Manufactured Home Loans
     The Manufactured Home Loans comprising or underlying the Primary Assets for a Series of Certificates will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor. Each

Manufactured Home Loan will have been originated by a bank or savings institution which is a FNMA- or FHLMC-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act.


     The Manufactured Home Loans may be Conventional Loans, FHA Loans or VA Loans. Each Manufactured Home Loan will be secured by a Manufactured Home. Unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Loans will be fully amortizing and will bear interest at a fixed interest rate.


     The Manufactured Homes securing the Manufactured Home Loans consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."


     Unless otherwise specified in the related Prospectus Supplement for a Series, the following restrictions apply with respect to Manufactured Home Loans comprising or underlying the Primary Assets for a Series:


      (a) no Manufactured Home Loan shall have had a Loan-to-Value Ratio at origination in excess of 95%;


      (b) each Manufactured Home Loan must have an original term to maturity of not less than three years and not more than 30 years;


      (c) no Manufactured Home Loan may be as of the Cut-off Date more than 59 days delinquent as to payment of principal or interest; and


      (d) each Manufactured Home Loan must have, as of the Cut-off Date, a standard hazard insurance policy (which may be a blanket policy) in effect with respect thereto.


     The initial Loan-to-Value Ratio of any Manufactured Home Loan represents the ratio of the principal amount of the Manufactured Home Loan outstanding at the origination of such loan divided by the fair market value of the Manufactured Home, as shown in the appraisal prepared in connection with origination of the Manufactured Home Loan (the "Appraised Value"). The fair market value of the Manufactured Home securing any Manufactured Home Loan is the lesser of the purchase price paid by the borrower or the Appraised Value of such Manufactured Home. With respect to underwriting of Manufactured Home Loans, see "Loan Underwriting Procedures and Standards". With respect to servicing of Manufactured Home Loans, see "Servicing of Loans".


     The related Prospectus Supplement for each Series will provide information with respect to the Manufactured Home Loans comprising the Primary Assets as of the Cut-off Date, including, among other things, (a) the aggregate outstanding principal balance of the Manufactured Home Loans comprising or underlying the Primary Assets; (b) the weighted average interest rate on the Manufactured Home Loans; (c) the average outstanding principal balance of the Manufactured Home Loans; (d) the weighted average scheduled term to maturity of the Manufactured Home Loans and the range of remaining scheduled terms to maturity; (e) the range of Loan-to-Value Ratios of the Manufactured Home Loans; (f) the relative percentages (by principal balance as of the Cut-off Date) of Manufactured Home Loans that were made on new Manufactured Homes and on used Manufactured Homes;
(g) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Manufactured Home Loans; and (h) the distribution by state of Manufactured Homes securing the Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Manufactured Home Loans which may be included in the Primary Assets for a Series.

     If information of the nature specified above respecting the Manufactured Home Loans is not known to the Depositor at the time the Certificates are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Certificates.


Pre-Funding Arrangements

     To the extent provided in the related Prospectus Supplement for a Series, the related Trust Agreement will provide for a commitment by the Depositor to subsequently convey to the applicable Trust Fund additional Primary Assets ("Subsequent Primary Assets") following the date on which the related Certificates are issued (a "Pre-Funding Arrangement"). With respect to a Series, the Pre-Funding Arrangement will require that any Subsequent Primary Assets included in the Trust Fund conform to the requirements and conditions provided in the related Trust Agreement. If a Pre-Funding Arrangement is utilized in connection with the issuance of the Series of Certificates, on the closing date for the issuance of such Series the related Trustee will be required to deposit in a segregated account (a "Pre-Funding Account") all or a portion of the proceeds received by such Trustee in connection with the sale of one or more Classes of Certificates of such Series; and, subsequently, the Trust Fund will acquire Subsequent Primary Assets in exchange for the release of money from the Pre-Funding Account for such Series. In addition, the Pre-Funding Arrangement will be limited to a specified period, not to exceed three months, during which time any transfers of Subsequent Primary Assets must occur and to a maximum deposit to the related Pre-Funding Account of no more than thirty-five percent (35%) of the aggregate proceeds received from the sale of all Classes of Certificates of such Series.


     If all of the funds originally deposited in the such Pre-Funding Account are not used by the end of such specified period, then any remaining amount of such funds will be applied as a mandatory prepayment of a Class or Classes of Certificates as specified in the related Prospectus Supplement. Although it is intended that the principal amount of Subsequent Primary Assets to be included in the Trust Fund after the closing date for the issuance of any particular Series will require application of substantially all of the Pre-Funding Account, and it is not anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the Pre-Funding Account in reduction of the principal balances of any Certificates, no assurance can be given that such a distribution with respect to the Certificates will not occur on the Distribution Date following the end of the Pre-Funding Arrangement.


     Amounts on deposit in the Pre-Funding Account will be invested as provided in the related Trust Agreement in investments permitted by each applicable Rating Agency.


Collection Account and Certificate Account

     A separate Collection Account for each Series will be established by the Trustee, or by the Master Servicer in the name of the Trustee, for deposit of all distributions received with respect to the Primary Assets for such Series, the amount of cash to be initially deposited therein, if any, and reinvestment income thereon. If specified in the related Prospectus Supplement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to such Collection Account, and any loss resulting from such investments will be charged to such Collection Account. Such reinvestment income may, however, be payable to the Trustee, the Master Servicer or a Servicer as additional compensation. See "Servicing of Loans" and "The Trust Agreements -- Investment of Funds." In such a case, such reinvestment income would not be included in calculation of the Available Distribution Amount. See "Description of the Certificates -- Distributions on the Certificates."


     Funds on deposit in the Collection Account will be available for remittance to the Trustee for deposit into the Certificate Account to the extent of the Available Distribution Amount and for certain other payments provided for in the Trust Agreement. Unless otherwise specified in the Prospectus Supplement, amounts in the Collection Account constituting reinvestment income which is payable to the Master Servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any Excess Servicing Fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the Trustee for deposit into the Certificate Account.

     A separate Certificate Account will be established by the Trustee in the name of the Trustee for the benefit of the Certificateholders into which all funds received from the Master Servicer (or Servicer) and all required withdrawals from any reserve funds for such Series will be deposited, pending distribution to the Certificateholders. If specified in the related Prospectus Supplement, any reinvestment income or other gain from investments of funds in the Certificate Account will be credited to the Certificate Account and any loss resulting from such investments will be charged to such Certificate Account. Such reinvestment income, may, however, be payable to the Trustee or the Master Servicer as additional compensation. On each Distribution Date, all funds on deposit in the Certificate Account, subject to certain permitted withdrawals by the Trustee as set forth in the Trust Agreement, will be available for remittance to the Certificateholders. See also "The Trust Agreements -- Certificate Account" herein.


Other Funds or Accounts
     A Trust Fund may include certain other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the Trust and accumulating funds pending their distribution. If so specified in the related Prospectus Supplement, certain funds may be established with the Trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the Trust Fund in addition to or in lieu of any such similar funds to be held by the Servicer. See "Servicing of Loans -- Payments on Loans; Deposits to Custodial Accounts." If Private Mortgage-Backed Securities are backed by GPM Loans and the Asset Value with respect to a Multi-Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established which will be similar to that which would be established if GPM Loans constituted the Primary Assets. See "Servicing of Loans - Payments on Loans; Deposits to Custodial Accounts" herein. Other similar accounts may be established as specified in the related Prospectus Supplement.


                  Loan Underwriting Procedures and Standards


Underwriting Standards

     The Depositor expects that all Loans comprising the Primary Assets for a Series will have been originated generally in accordance with the underwriting procedures and standards described herein, except as otherwise set forth in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will have been originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority; a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a wholly-owned subsidiary thereof; or by a subsidiary of the Depositor. Manufactured Home Loans may have been originated by such institutions (other than a subsidiary of the Depositor) or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act. Except as otherwise set forth in the related Prospectus Supplement, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Loans and VA Loans will have been originated in compliance with the underwriting policies of the FHA and the VA, respectively.

     In general, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower's financial condition, the borrower generally will have furnished information with respect to its assets, liabilities, income, credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In general, an employment verification is obtained from an independent source (typically the borrower's employer), which reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue such employment in the future. If the borrower was self-employed, the borrower may have been required to submit copies of recent signed tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. With respect to Multifamily Property, information concerning operating income and expenses will have been obtained from the borrower showing operating income and expenses during the preceding three calendar years. Certain considerations may cause an originator of Loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

     The adequacy of the property financed by the related Loan as security for repayment of such Loan will generally have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the Loan originator or independent appraisers selected in accordance with pre-established guidelines established by the Loan originator. The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf personally inspect the property and verify that it was in good condition and that construction, if new, had been completed. If an appraisal was required, such appraisal will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

     In general, based on the data provided, certain verifications and the appraisal, a determination will have been made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the Loan and other expenses related to the property (such as property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative or a condominium association) and certain other fixed obligations other than housing expenses. The originating lender's guidelines for Loans secured by Single Family Property generally will specify that Scheduled Payments plus taxes and insurance and all Scheduled Payments extending beyond one year (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective borrower's gross income. These guidelines will generally be applied only to the payments to be made during the first year of the Loan.


     With respect to FHA Loans and VA Loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each Loan will generally have been applied. With respect to Multifamily Property, the Loan originator will have made an assessment of the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability. Income derived from the Mortgaged Property constituting investment property may have been considered for underwriting purposes, rather than the income of the borrower from other sources. With respect to Mortgaged Property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.


     Certain types of Loans that may be included in the Primary Assets for a Series may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of Loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger Scheduled Payments in subsequent years. ARMs may involve similar assessments.


     To the extent specified in the related Prospectus Supplement, the Depositor may purchase Loans (or participation interests therein) for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described herein. For instance, Loans may be underwritten under a "limited documentation" or "no documentation" program. With respect to such Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and such Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property and Loan-to-Value Ratio on origination.


     In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The related Prospectus Supplement will specify the underwriting standards applicable to such Mortgage Loans.


     Certain states where the Mortgaged Properties may be located have "antideficiency" laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of Loans" herein.


Loss Experience


     The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, there can be no assurance that the past pattern of appreciation in value of the real property securing such Loans will continue; in fact, some regions of the country have experienced significant depreciation in real estate values in recent periods. Further, there is no assurance that appreciation of real estate values generally, if such appreciation occurs, will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of such Loan. If the residential real estate market in one or more regions of the United States should experience decline in property values such that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing such Loans become equal to or greater than the value of such Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. See "Certain Legal Aspects of Loans" herein.

     No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by other Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced low vacancy rates.

     To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Primary Assets for a Series of Certificates are not covered by the methods of credit support or the insurance policies described herein or in the related Prospectus Supplement, such losses will be borne by Holders of the Certificates of such Series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Primary Assets, thus reducing average weighted life and affecting yield to maturity. See "Yield, Prepayment and Maturity Considerations".

Representations and Warranties
     Unless otherwise specified in the related Prospectus Supplement, in the Trust Agreement, the Depositor, the Master Servicer or another entity will represent and warrant to the Trustee with respect to the Mortgage Loans comprising the Primary Assets in a Trust Fund, upon delivery of the Mortgage Loans to the Trustee hereunder, among other things, that: (i) any required title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required standard hazard and primary mortgage insurance was in effect as of the date of such representation and warranty; (ii) immediately prior to the transfer and assignment of the Mortgage Loans the Depositor (or such other entity) with respect to each Mortgage Loan had good title to and was sole owner of each such Mortgage Loan; (iii) with respect to first lien Mortgage Loans, each Mortgage constituted a valid first lien on the related Mortgaged Property (subject only to permissible title insurance exceptions) and that the related Mortgaged Property was free of material damage and was in good repair; (iv) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws; and (v) each Mortgage Loan was current as to all required payments (i.e., not more than one or two payments delinquent).

     If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative or Condominium Association itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the Condominium Association is responsible for maintaining standard hazard insurance, insuring the entire Condominium Building (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium do not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See "Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures" herein. With respect to a Cooperative Loan, unless otherwise specified in the related Prospectus Supplement, the Depositor will represent and warrant based, in part, upon representations and warranties of the originator of such Cooperative Loan that (i) with respect to first lien Cooperative Loans, the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and (ii) the related Cooperative Dwelling is free of material damage and in good repair.

     Unless otherwise specified in the related Prospectus Supplement, with respect to each Manufactured Home Loan, the Depositor, based, in part, upon representations and warranties of the originator of such Manufactured Home Loan will represent and warrant, among other things that (i) immediately prior to the transfer and assignment of the Manufactured Home Loans to the Trustee, the Depositor had good title to, and was the sole owner of, each Manufactured Home Loan; (ii) as of the date of such transfer and assignment, the Manufactured Home Loans are subject to no offsets, defenses or counterclaims; (iii) each Manufactured Home Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws; (iv) with respect to fist lien Manufactured Home Loans, as of the date of such transfer and assignment, each Manufactured Home Loan constitutes a valid first lien on the related Manufactured Home and such Manufactured Home is free of material damage and is in good repair; (v) as of the date of such representation and warranty, no Manufactured Home Loan is more than 59 days delinquent and there are no delinquent tax or assessment liens against the related Manufactured Home; and
(vi) with respect to each Manufactured Home Loan, any required hazard insurance policy was effective at the origination of each Manufactured Home Loan and remained in effect on the date of the transfer and assignment of the Manufactured Home Loan from the Depositor and that all premiums due on such insurance have been paid in full.

     Upon the discovery of the breach of any representation or warranty made by the Depositor, the Master Servicer or another entity in respect of a Loan that materially and adversely affects the value of such Loan, such entity will be obligated to cure such breach in all material respects, repurchase such Loan from the Trustee, or, unless specified otherwise in the related Prospectus Supplement, deliver a Qualified Substitute Mortgage Loan as described below under "The Trust Agreements -- Assignment of Primary Assets." The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet its obligations to repurchase or substitute Loans as to which there has been a breach of any representation or warranty, and its only source of funds to make such a substitution or repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator or seller of the Loans. See "Special Considerations -- Limited Obligations and Assets of the Depositor." The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the Trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of such Loan. If so specified in the related Prospectus Supplement, the Master Servicer may be obligated to enforce such obligations rather than the Trustee or PMBS Trustee.

Substitution of Primary Assets

     Substitution of Primary Assets will be permitted in the event of breaches of representations and warranties with respect to any original Primary Asset or in the event the documentation with respect to any Primary Asset is determined by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement. The related Prospectus Supplement will describe any other conditions upon which Primary Assets may be substituted for Primary Assets initially included in the Trust Fund.


                              Servicing of Loans

General
     Customary servicing functions with respect to Loans constituting the Primary Assets in the Trust Fund will be provided, as specified in the related Prospectus Supplement, either by the Master Servicer directly or through one or more servicers (the "Servicers") subject to supervision by the Master Servicer, or by a single Servicer that is a party to the Trust Agreement for a Series and services the Loans directly or through one or more subservicers (the "Subservicers"). In general, descriptions herein of the rights and obligations of a Master Servicer will also be applicable to a Servicer, and descriptions herein of the rights and obligations of Servicers that service Loans under the supervision of a Master Servicer will generally be applicable to Subservicers. If the Master Servicer is not directly servicing the Loans, then the Master Servicer will (i) administer and supervise the performance by the Servicers of their servicing responsibilities under their servicing agreements ("Servicing Agreements") with the Master Servicer, (ii) maintain any standard or special hazard insurance policy, primary mortgage insurance, bankruptcy bond or pool insurance policy required for the related Loans and (iii) advance funds as described below under "Advances". If the Master Servicer services the Loans through Servicers as its agents, the Master Servicer may or may not, as specified in the related Prospectus Supplement, be ultimately responsible for the performance of all servicing activities, including those performed by the Servicers, notwithstanding its delegation of certain responsibilities to such Servicers. If a single Servicer services the Loans through Subservicers, such Servicer will be ultimately responsible for the performance of all servicing activities.


     The Master Servicer will be a party to the Trust Agreement for any Series for which Loans comprise the Primary Assets and may be a party to a Participation Agreement executed with respect to any Participation Certificates which constitute the Primary Assets. The Master Servicer may be an affiliate of the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and each Servicer will be required to be a FNMA- or FHLMC-approved seller/servicer and, in the case of FHA Loans, approved by HUD as an FHA mortgagee.


     The Master Servicer will be paid a Servicing Fee for the performance of its services and duties under each Trust Agreement as specified in the related Prospectus Supplement. Each Servicer, if any, will be entitled to receive either a portion of the Servicing Fee or a separate fee. In addition, the Master Servicer or Servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a Servicer is terminated by the Master Servicer, the servicing function of the Servicer will be either transferred to a substitute Servicer or performed by the Master Servicer. The Master Servicer will be entitled to retain the fee paid to the Servicer under a terminated Servicing Agreement if the Master Servicer elects to perform such servicing functions itself.


     The Master Servicer, at its election, may pay itself the Servicing Fee for a Series with respect to each Mortgage Loan either by (a) withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of such payment in the Collection Account for such Series, (b) withdrawing the Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account, or (c) requesting that the Trustee pay the Servicing Fee out of amounts in the Certificate Account.


Collection Procedures; Escrow Accounts


     The Master Servicer, acting directly or through Servicers, will make reasonable efforts to collect all payments required to be made under the Mortgage Loans and will, consistent with the Trust Agreement for a Series and any applicable insurance policies and other credit supports, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Master Servicer and any Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Loan.


     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Servicers acting under its supervision, to the extent permitted by law, will establish and maintain escrow or impound accounts ("Escrow Accounts") in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. However, Mortgage Loans and Manufactured Home Loans may not require such payments under the loan related documents, in which case the Master Servicer would not be required to establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate such Escrow Account. The Master Servicer or the applicable Servicers will be responsible for the administration of the Escrow Accounts and generally will make advances to such account when a deficiency exists therein.


Deposits to and Withdrawals From the Collection Account

     The Master Servicer or the Trustee will establish a separate account (the "Collection Account") in the name of the Trustee. The Collection Account will be maintained in an account or accounts (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories by each Rating Agency rating the Certificates of such Series, (ii) the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each Rating Agency or (iii) with a depository institution otherwise acceptable to each Rating Agency.

     The Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the Trustee, in Eligible Investments. If so specified in the related Prospectus Supplement, the Master Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Master Servicer on or before the Closing Date, and thereafter, after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before such Cut-off Date):

     (i) All payments on account of principal, including prepayments, on such Loans;

     (ii) All payments on account of interest on such Loans after deducting therefrom, at the discretion of the Master Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Trust Agreement, the Servicing Fee in respect of such Loans;

     (iii) All amounts received by the Master Servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with such Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the Master Servicer but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Trust Agreement, the Servicing Fee, if any, in respect of the related Loan;

     (iv) All proceeds received by the Trust under any title, hazard or other insurance policy covering any such Loan, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the related Trust Agreement (which shall be retained by the Master Servicer and not deposited in the Collection Account);

     (v) All amounts required to be deposited therein from any applicable Reserve Fund for such Series pursuant to the related Trust Agreement;

     (vi) All Advances for such Series made by the Master Servicer pursuant to the related Trust Agreement; and

     (vii) All proceeds of any such Loans repurchased by the Depositor pursuant to the related Trust Agreement.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer is permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

         (i) to reimburse itself for Advances for such Series made by it pursuant to the related Trust Agreement; the Master Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries of Scheduled Payments respecting which any such Advance was made;

         (ii) to reimburse itself for any Advances for such Series that the Master Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

         (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Mortgaged Property and, to the extent that Liquidation Proceeds after such reimbursement are in excess of the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon at the applicable Pass-Through Rate to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

         (iv) in the event it has elected not to pay itself the Servicing Fee out of any interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Trust Agreement, from any the related Scheduled Payment, late payment or such other recovery, to the extent permitted by such Trust Agreement;

         (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Trust Agreement;

         (vi) to pay to itself with respect to each Loan or REO Property acquired in respect thereof that has been repurchased by the Depositor pursuant to the related Trust Agreement all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

         (vii) to reimburse itself for the excess of any unreimbursed Advances with respect to a particular Loan over the related Liquidation Proceeds;

         (viii) to make payments to the Trustee of such Series for deposit into the Certificate Account, if any, or for remittance to the Certificateholders of such Series in the amounts and in the manner provided for in the related Trust Agreement; and

         (ix) to clear and terminate the Collection Account pursuant to the related Trust Agreement.

     In addition, if the Master Servicer deposits in the Collection Account for a series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

Servicing Accounts

     In those cases where a Servicer is servicing a Mortgage Loan, the Servicer will establish and maintain an account (a "Servicing Account") that will comply with the standards set forth above, and which is otherwise acceptable to the Master Servicer. The Servicer is generally required to deposit into the Servicing Account all amounts enumerated in the preceding paragraph in respect of the Mortgage Loans received by the Servicer, less its servicing compensation. On the date specified in the related Prospectus Supplement, the Servicer will remit to the Master Servicer all funds held in the Servicing Account with respect to each Mortgage Loan. The Servicer may, to the extent described in the related Prospectus Supplement, be required to advance any monthly installment of principal and interest that was not received, less its servicing fee, by the date specified in the related Prospectus Supplement.

Buy-Down Loans, GPM Loans and Other Subsidized Loans

     With respect to each Buy-Down Loan, if any, included in a Trust Fund, the Master Servicer will deposit all Buy-Down Amounts in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (the "Buy-Down Fund"). The amount of such deposit, together with investment earnings thereon at the rate specified in the related Prospectus Supplement, will provide sufficient funds to support the payments on such Buy-Down Loan on a level debt service basis. The Master Servicer will not be obligated to add to the Buy-Down Fund should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the Certificateholders may be affected. Unless otherwise provided in the related Prospectus Supplement, a Buy-Down Fund will not be included in or deemed to be a part of the Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the terms of all Buy-Down Loans provide for the contribution of buy-down funds in an amount equal to or exceeding either (i) the total payments to be made from such funds pursuant to the related buydown plan or (ii) if such buy-down funds are present valued, that amount of buy-down funds which, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the Buy-Down Loan. Neither the Master Servicer, any Servicer nor the Depositor will be obligated to add to such buy-down funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loan, in which event distributions to Certificateholders may be affected. With respect to each

Buy-Down Loan, the Master Servicer will deposit in the Collection Account the amount, if any, of the buy-down funds (and, if applicable, investment earnings thereon) for each Buy-Down Loan that, when added to the amount due from the borrower on such Buy-Down Loan, equals the full monthly payment which would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

     If the borrower on a Buy-Down Loan prepays such Loan in its entirety during the Buy-Down Period, the Master Servicer will withdraw from the Buy-Down Fund and remit to the borrower in accordance with the related buy-down plan any buy-down funds remaining in the Buy-Down Fund. If a prepayment by a borrower during the Buy-Down Period together with buy-down funds will result in a prepayment in full, the Master Servicer will withdraw from the Buy-Down Fund for deposit in the Collection Account the buy-down funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full. If the borrower defaults during the Buy-Down Period with respect to a Buy-Down Loan and the property securing the related Loan is sold in liquidation (either by the Master Servicer or the insurer under any related insurance policy), the Master Servicer will withdraw from the Buy-Down Fund the buy-down funds and all investment earnings thereon, if any, for deposit in the Collection Account or remit the same to the insurer if the mortgaged property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. In the case of any such prepaid or defaulted Buy-Down Loan, the buy-down funds in respect of which were supplemented by investment earnings, the Master Servicer will withdraw from the Buy-Down Fund and retain or remit to the borrower, depending upon the terms of the buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

     The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the Master Servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (a "Subsidy Fund"). Unless otherwise specified in the related Prospectus Supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of such Loan. Neither the Master Servicer, any Servicer nor the Depositor will be obligated to add to such Subsidy Fund any of its own funds. Unless otherwise provided in the related Prospectus Supplement, such Subsidy Fund will not be included in or deemed to be a part of the Trust Fund.

     If the Depositor values any GPM Loans deposited into the Trust Fund for a Multi-Class Series on the basis of such GPM Loan's scheduled maximum principal balance, the Master Servicer will, if and to the extent provided in the related Prospectus Supplement, deposit in a custodial account (which may be interest bearing) (the "GPM Fund") complying with the requirements set forth above for the Collection Account an amount which, together with reinvestment income thereon at the rate set forth in the related Prospectus Supplement, will be sufficient to cover the amount by which payments of principal and interest on such GPM Loans assumed in calculating payments due on the Certificates of such Multi-Class Series exceed the scheduled payments on such GPM Loans. The Trustee will withdraw amounts from the GPM Fund for a Series upon a prepayment of such GPM Loan as necessary and apply such amounts to the payment of principal and interest on the Certificates of such Series. Neither the Depositor, the Master Servicer nor any Servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the Certificateholders may be affected. Unless otherwise specified in the related Prospectus Supplement, such GPM Fund will not be included in or deemed to be part of the Trust Fund.

     With respect to any other type of Loan which provides for payments other than on the basis of level payments, an account may be established as described in the related Prospectus Supplement on terms similar to those relating to the Buy-Down Fund, the Subsidy Fund or the GPM Fund.

Advances and Limitations Thereon

     General. The related Prospectus Supplement will describe the circumstances under which the Master Servicer or Servicer will make Advances with respect to delinquent payments on Loans. Unless otherwise specified in the related Prospectus Supplement, neither the Master Servicer nor any Servicer will be obligated to make Advances, and such obligation may be limited in amount, may be limited to advances received from the Servicers, if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the Master Servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to such obligation as described in the related Prospectus Supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer or the Master Servicer, as the case may be, out of amounts received on particular Loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of Insurance Policies, or Liquidation Proceeds from the related Loan, the Servicer or Master Servicer will be entitled to reimbursement from other funds in the Collection Account or Servicing Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the related Prospectus Supplement.

     Advances in Connection With Prepaid Loans. In addition, when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the principal amount prepaid only to the date of such prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Certificateholders of a Series will not be adversely affected by any resulting shortfall in interest, the Master Servicer may be obligated to advance moneys from its own funds to the extent necessary to include in its remittance to the Trustee for deposit into the Certificate Account an amount equal to a full Scheduled Payment of interest on the related Loan (adjusted to the applicable Pass-Through Rate). Any such principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Pass-Through Rate (to the extent of such adjustment or advance), will be distributed to Certificateholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount which the Master Servicer is obligated to advance, as applicable, a shortfall may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations".

Maintenance of Insurance Policies and Other Servicing Procedures
     Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to maintain or to cause the borrower on each Loan to maintain or will use its best reasonable efforts to cause each Servicer of a Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See "Description of Mortgage and Other Insurance" herein. Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding principal balance of the related Loan. The Master Servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance. When, at the time of origination of a Loan, the property securing that Loan is located in a federally designated special flood hazard area, the Master Servicer will cause to be maintained or use its best reasonable efforts to cause the Servicer to maintain with respect to such property flood insurance as required under the Flood Disaster Protection Act of 1973, to the extent available, or as described in the related Prospectus Supplement.

     Any amounts collected by the Master Servicer or the Servicer, as the case may be, under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the Master Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Master Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

     The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support. Similarly, the Depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium Unit), and the owner(s) of an individual Condominium Unit do not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing such Condominium Loan to the extent not covered by other credit support.

     Special Hazard Insurance Policy. To the extent specified in the related Prospectus Supplement, the Master Servicer will maintain a special hazard insurance policy, in full force and effect with respect to the Loans. Unless otherwise specified in the related Prospectus Supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The Master Servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the terminated special hazard insurance policy with a total coverage which is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the Master Servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the Master Servicer (or a Servicer) for related amounts owed to it). Certain characteristics of the special hazard insurance policy are described under "Description of Mortgage and Other Insurance -- Hazard Insurance on the Loans."

     Primary Mortgage Insurance. To the extent described in the related Prospectus Supplement, the Master Servicer will be required to use its best reasonable efforts to keep, or to cause each Servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which such coverage is required for as long as the related mortgagor is obligated to maintain such primary mortgage insurance under the terms of the related Loan. The Master Servicer will not cancel or refuse to renew any such primary mortgage insurance policy in effect at the date of the initial issuance of the Certificates that is required to be kept in force unless a replacement primary mortgage insurance policy for such cancelled or nonrenewed policy is maintained with a Qualified Insurer.

     Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the related Prospectus Supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the Master Servicer will be required to maintain such insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

     FHA Insurance and VA Guarantees. To the extent specified in the related Prospectus Supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance and guarantees in full force and effect. See "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

     Pool Insurance Policy. If so specified in the related Prospectus Supplement, the Master Servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The Master Servicer will be obligated to pay the premiums for such pool insurance policy on a timely basis.

     The related Prospectus Supplement will identify the pool insurer for each Series of Certificates. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by FHLMC or FNMA or because its claims-paying ability is no longer rated in the category required by the related Prospectus Supplement, the Master Servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the Master Servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the Master Servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the Master Servicer or any related unreimbursed advances or unpaid Servicing Fee). Certain characteristics of the pool insurance policy are described under "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

     Bankruptcy Bond. If so specified in the related Prospectus Supplement, the Master Servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Trust Agreement, unless coverage thereunder has been exhausted through payment of claims. If so specified in the Prospectus Supplement, the Master Servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the Master Servicer at any time, provided that such cancellation or reduction does not adversely affect the then current rating of the related Series of Certificates. See "Description of Mortgage and Other Insurance -- Bankruptcy Bond" herein.

Presentation of Claims; Realization Upon Defaulted Loans
     The Master Servicer, on behalf of the Trustee and the Certificateholders, will be required to present or cause to be presented, claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

     The Master Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing such of the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Master Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (i) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Master Servicer shall not liquidate any collateral acquired through foreclosure later than one year after the acquisition of such collateral. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund will have no ability to do so and neither the Master Servicer nor any Servicer will be required to do so.

     Similarly, if any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the Master Servicer nor any Servicer will be required to expend its own funds to restore the damaged property unless it determines
(i) that such restoration will increase the Liquidation Proceeds in respect of such Loan after reimbursement of the expenses incurred by such Servicer or the Master Servicer and (ii) that such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

     As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Certain Legal Aspects of Loans -- Foreclosure on Shares of Cooperatives" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

     With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of such property will be less than anticipated when such Loan was originated. To the extent that equity does not cushion the loss in market value and such loss is not covered by other credit support, a loss may be experienced by the related Trust Fund. With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than the value of a new Manufactured Home. To the extent equity does not cushion the loss in market value, and such loss is not covered by other credit support, a loss may be experienced by the Trust Fund.

Enforcement of Due-On-Sale Clauses

     Unless otherwise specified in the related Prospectus Supplement for a Series, when any Mortgaged Property is about to be conveyed by the borrower, the Master Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of such Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. If such conditions are not met or the Master Servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the Master Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan and pursuant to which the original borrower is released from liability and such person is substituted as the borrower and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Master Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption except that, if the terms of the Loan so permit, and subject to certain other conditions, the interest rate may be increased (but not decreased) to a prevailing market rate. Unless otherwise specified in the related Prospectus Supplement, Certificateholders would not benefit from any such increase.

Certain Rights Related to Foreclosure

     Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the Class of Subordinate Certificates ranking lowest in priority and, when such Certificates are no longer outstanding, to the holders of the Class of Subordinate Certificates ranking next lowest in priority. Such rights may include the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure such holder establishes a reserve fund for the benefit of the Trust Fund in an amount equal to 125% of the greater of the Scheduled Principal Balance of such Mortgage Loan or the appraised value of the related Mortgaged Property, plus three months' accrued interest on such Mortgage Loan. Any exercise of such right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property. Such rights may also include the right to recommend foreclosure or alternatives to foreclosure with respect to a defaulted Mortgage Loan, and the right to purchase defaulted Mortgage Loan from the Trust Fund.


Servicing Compensation and Payment of Expenses

     Except as otherwise provided in the related Prospectus Supplement, the Master Servicer or any Servicer will be entitled to a servicing fee in an amount to be determined as specified in the related Prospectus Supplement. The servicing fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or any Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted Loans.


     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will pay the fees of the Servicers, if any, and certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, payment of expenses incurred in enforcing the obligations of Servicers and in preparation of reports to Certificateholders. Certain of these expenses may be reimbursable pursuant to the terms of the Trust Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of Servicers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.


     The Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related Trust Fund will suffer no loss by reason of such expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Trust Fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Master Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan which would be distributable to Certificateholders. In addition, the Master Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, such right of reimbursement being prior to the rights of the Certificateholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other credit supports. The Master Servicer is also entitled to reimbursement from the Collection Account for Advances. In addition, when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Certificateholders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Master Servicer's remittance to the Trustee for deposit into the Certificate Account an amount equal to a full scheduled payment of interest on the related Loan (adjusted to the applicable Pass-Through Rate). Any such principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Pass-Through Rate (to the extent of such adjustment or advance), will be distributed to Certificateholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount of the Servicing Fee, a shortfall to Certificateholders may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations".


     The rights of the Master Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Certificateholders of such Series.


Evidence as to Compliance

     Unless otherwise specified in the related Prospectus Supplement, the Trust Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans by the Master Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with the Trust Agreement except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

     The Trust Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Trust Agreement throughout the preceding calendar year.

Certain Matters Regarding the Master Servicer

     The Master Servicer for each Series will be identified in the related Prospectus Supplement. The Master Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

     In the event of an Event of Default under the Trust Agreement, the Master Servicer may be replaced by the Trustee or a successor Master Servicer. See "The Trust Agreements -- Rights upon Events of Default" herein.

     Unless otherwise provided in the Prospectus Supplement, the Master Servicer has the right to assign its rights and delegate its duties and obligations under the Trust Agreement for each Series; provided that the purchaser or transferee accepting such assignment or delegation: (i) is qualified to service mortgage loans for FNMA or FHLMC, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) has a net worth of not less than $15,000,000, (iv) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under the Trust Agreement from and after the date of such agreement and (v) provided further that each Rating Agency's rating of the Certificates for such Series in effect immediately prior to such assignment, sale or transfer is not qualified, downgraded or withdrawn as a result of such assignment, sale or transfer. No such assignment will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Trust Agreement. To the extent that the Master Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above, however, in such instance, the assigning Master Servicer will remain liable for the servicing obligations under the Trust Agreement. Any entity into which the Master Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Master Servicer's obligations under the related Trust Agreement, provided that such successor or surviving entity meets the requirements for a successor Master Servicer set forth in the preceding paragraph.

     Each Trust Agreement will also provide that neither the Master Servicer, nor any director, officer, employee or agent of the Master Servicer, will be under any liability to the related Trust Fund or the Certificateholders for any action taken or for failing to take any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any breach of warranty or representations made under the Trust Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the Trust Agreement or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Trust Agreement will further provide that the Master Servicer and any director, officer, employee or agent of the Master Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Trust Agreement provides that the Master Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Trust Agreement which, in its opinion, may involve it in any expense or liability. The Master Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the Trust Fund and the Master Servicer will be entitled to be reimbursed therefor out of the Collection Account.

                                Credit Support


General


     For any Series, credit support may be provided with respect to one or more Classes thereof or the related Primary Assets. Credit support may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such series, the establishment of one or more reserve funds, use of a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy, certificate guarantee insurance, the use of cross-support features or another method of credit support described in the related Prospectus Supplement, or any combination of the foregoing, in any case, in such amounts and having such terms and conditions as are acceptable to each Rating Agency. If so specified in the related Prospectus Supplement, any form of credit support (including but not limited to insurance, letters of credit or certificate guarantee insurance) may be structured so as to be drawn upon by more than one Trust Fund to the extent described therein.


     Unless otherwise specified in the related Prospectus Supplement for a Series, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon at the Pass-Through Rate or Certificate Interest Rate, as applicable. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, Certificateholders will bear their allocable share of deficiencies. See "The Trust Agreements -- Deficiency Event." Moreover, if a form of credit support covers more than one Trust Fund (each, a "Covered Trust"), holders of Certificates issued by any of such Covered Trusts will be subject to the risk that such credit support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage. If credit support is provided with respect to a Series, or the related Primary Assets, the related Prospectus Supplement will include a description of (a) the amount payable under such credit support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such credit support may be reduced and under which such credit support may be terminated or replaced and (d) the material provisions of any agreement relating to such credit support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the issuer of any third-party credit support, including (a) a brief description of its principal business activities, (b) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (c) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (d) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.


Subordinate Certificates; Subordination Reserve Fund


     If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the Subordinate Certificateholders to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the Senior Certificateholders to the extent of the then applicable Subordinated Amount as defined in the related Prospectus Supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate Certificateholders are paid to the Senior Certificateholders (including amounts withdrawn from the Subordination Reserve Fund, if any, and paid to the Senior Certificateholders), and will (unless otherwise specified in the related Prospectus Supplement) increase whenever there is distributed to the Subordinate Certificateholders amounts in respect of which subordination payments have previously been paid to the Senior Certificateholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).


     A Series may include a Class of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to all other Classes. Such right will effectively be subordinate to the rights of other Certificateholders, but will not be limited to the Subordinated Amount. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.


     With respect to any Series which includes one or more Classes of Subordinate Certificates, a Subordination Reserve Fund may be established if so specified in the related Prospectus Supplement. The Subordination Reserve Fund, if any, will be funded with cash, a letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to Holders of Subordinate Certificates, or both, as specified in the related Prospectus Supplement. The Subordination Reserve Fund will not be a part of the Trust Fund, unless otherwise specified in the related Prospectus Supplement. If the Subordination Reserve Fund is not a part of the Trust Fund, the Trustee will have a security interest therein on behalf of the Senior Certificateholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Certificates under the circumstances set forth in the related Prospectus Supplement.


     Moneys deposited in any Subordinated Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the Subordinated Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Subordinated Reserve Fund. Amounts in any Subordinated Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the Subordinate Certificateholders under the conditions and to the extent specified in the related Prospectus Supplement. Additional information concerning any Subordinated Reserve Fund will be set forth in the related Prospectus Supplement, including the amount of any initial deposit to such Subordinated Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordinated Reserve Fund may be applied to make distributions to Senior Certificateholders and the employment of reinvestment earnings on amounts in the Subordinated Reserve Fund, if any.


Cross-Support Features


     If the Primary Assets for a Series are divided into separate Asset Groups, the beneficial ownership of which is evidenced by a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates evidencing the beneficial ownership of one Asset Group prior to distributions on Subordinate Certificates evidencing the beneficial ownership interest in another Asset Group within the Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.


Insurance


     Credit support with respect to a Series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each such insurance policy, with respect to all Loans comprising or underlying the Primary Assets for a Series, or such of the Loans as have certain characteristics. Such insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the related Prospectus Supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the origination of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See "Description of Mortgage and Other Insurance." Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Primary Assets for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

Letter of Credit


     The letter of credit, if any, with respect to a Series of Certificates will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more Classes of Certificates (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. See "Description of the Certificates -- Optional Termination" and "The Trust Agreements -- Termination." A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.


Certificate Guarantee Insurance


     Certificate guarantee insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more Classes of Certificates of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related Series.


Reserve Funds


     One or more Reserve Funds may be established with respect to a Series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Primary Assets as specified in the related Prospectus Supplement.

     Amounts on deposit in any Reserve Fund for a Series, together with the reinvestment income thereon, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of such Series by each Rating Agency, or to reduce the likelihood of Special Distributions with respect to any Multi-Class Series. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in such Reserve Fund in excess of any required Reserve Fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

     Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus

Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to the Master Servicer or a Servicer as additional servicing compensation. See "Servicing of Loans" and "The Trust Agreements -- Investment of Funds." The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.


                  Description of Mortgage and Other Insurance

     The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete. If so specified in the relevant Prospectus Supplement, any of such insurance may be structured so as to protect against losses relating to more than one Trust Fund in the manner described therein.


Mortgage Insurance on the Loans

     General. Unless otherwise specified in the related Prospectus Supplement, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage on the amount of each such Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of such Mortgage Loan is reduced to 80% of such original Appraised Value. In addition, each Mortgage Loan that is a Conventional Loan secured by a vacation or second home and which had a Loan-to-Value Ratio of more than 70% at origination will be covered by a primary mortgage insurance policy until the principal balance of such Mortgage Loan is reduced to below 70% of Appraised Value.

     A pool insurance policy will be obtained if so specified in the related Prospectus Supplement to cover any loss (subject to limitations described herein) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy or FHA Insurance. See "Pool Insurance Policy" below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See "Certain Legal Aspects of Loans" herein. Such losses will be covered to the extent described in the related Prospectus Supplement by the bankruptcy bond or other credit support, if any.

     To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent such losses are not covered by the pool insurance policy or other credit support for such Series, such losses, if any, would affect payments to Certificateholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See "Hazard Insurance on the Loans" below. Certain hazard risks will not be insured and the occurrence of such hazards could adversely affect payments to Certificateholders.

     Primary Mortgage Insurance. Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a Mortgage Loan (herein referred to as the "Insured Loss") generally will consist of the insured percentage (typically ranging from 12% to 25%) of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the mortgage insurer, (iv) claim payments previously made by the mortgage insurer and (v) unpaid premiums.

     Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan; (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans; (iii) physical damage to the Mortgaged Property; and (d) the related Servicer not being approved as a servicer by the mortgage insurer.

     Primary mortgage insurance policies generally contain provisions substantially as follows: (i) under the policy, a claim includes unpaid principal, accrued interest at the applicable loan interest rate to the date of filing of a claim thereunder and certain advances (with a limitation on attorneys' fees for foreclosures of 3% of the unpaid principal balance and accumulated delinquent interest) described below; (ii) when a claim is presented, the mortgage insurer will have the option of (a) paying the claim in full and taking title to the property and arranging for the sale thereof or (b) paying the insured percentage of the claim and allowing the insured to retain title to the property; (iii) unless earlier directed by the mortgage insurer, claims must be made within a specified period of time (typically, 60 days) after the insured has acquired good and marketable title to the property; and
(iv) a claim must be paid within a specific period of time (typically, 60 days) after the claim is accepted by the mortgage insurer.

     As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a Mortgage Loan, the insured will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the mortgage insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of such primary mortgage insurance policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in such primary mortgage insurance policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of such primary mortgage insurance policy, ordinary wear and tear excepted; and (iii) tender to the mortgage insurer good and marketable title to and possession of the Mortgaged Property.

     Other provisions and conditions of each primary mortgage insurance policy covering a Mortgage Loan will generally include that: (a) no change may be made in the terms of such Mortgage Loan without the consent of the mortgage insurer;
(b) written notice must be given to the mortgage insurer within 10 days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two Scheduled Payments due under such Mortgage Loan or that any proceedings affecting the borrower's interest in the Mortgaged Property securing such Mortgage Loan have been commenced, and thereafter the insured must report monthly to the mortgage insurer the status of any such Mortgage Loan until such Mortgage Loan is brought current, such proceedings are terminated or a claim is filed; (c) the mortgage insurer will have the right to purchase such Mortgage Loan, at any time subsequent to the 10 days' notice described in (b) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan plus accrued and unpaid interest thereon at the applicable Mortgage Rate and reimbursable amounts expended by the insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy with respect to such Mortgage Loan and any due and unpaid premium with respect to such policy; (d) the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and marketable title to and possession of the mortgaged property; (e) the insured must notify the mortgage insurer of the institution of such proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price amounts specified in (c) above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid such amount unless the mortgage insurer specifies a lower or higher amount; and (f) the insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the mortgage insurer, provided the ability of the insured to assign specified rights to the mortgage insurer are not thereby impaired or the specified rights of the mortgage insurer are not thereby adversely affected.

     The mortgage insurer will be required to pay to the insured either: (i) the insured percentage of the loss; or (ii) at its option under certain of the primary mortgage insurance policies, the sum of the delinquent

Scheduled Payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, Scheduled Payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred, or (b) an approved sale. Any rents or other payments collected or received by the insured which are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

     FHA Insurance and VA Guarantees. The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the Housing Act, as amended, and the United States Housing Act of 1937, as amended. Mortgage Loans designated in the related Prospectus Supplement as FHA Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to-four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Mortgage Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     The insurance premiums for FHA Loans will be collected by HUD-approved lenders or by the Master Servicer or Servicer and paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHA Loan, the Master Servicer or Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, by the Master Servicer or Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of Scheduled Payments for a specified period, with such payments to be made up on or before the maturity date of the Mortgage Note, or the rescheduling or other adjustment of payments due under the Mortgage Note up to or beyond the scheduled maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or the Servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the Mortgage Loan from the Master Servicer or the Servicer. With certain exceptions, at least three full installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or the Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Master Servicer or the Servicer of each FHA Loan will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the unpaid principal balance of the FHA Loan.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Master Servicer or the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation or make any payment due under the Mortgage Loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same mortgage rate as the applicable HUD debenture interest rate as described above.

     Mortgage Loans designated in the related Prospectus Supplement as VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Mortgage Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for such Mortgage Loan.

     With respect to a defaulted VA Loan, the Master Servicer or the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.


     The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation as specified in the VA regulations. Payments under the guarantee will equal the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.


     The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. As of January 1, 1990, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $46,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgagee of unsatisfied indebtedness on a mortgage upon its assignment to the VA.


     Pool Insurance Policy. If so specified in the related Prospectus Supplement, the Master Servicer will be required to maintain a pool insurance policy and to present or cause the Servicers, if any, to present claims thereunder on behalf of the Trustee and the Certificateholders. See "Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures." Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of such policies generally. The related Prospectus Supplement will describe any provisions of a pool insurance policy which are materially different from those described below. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all Mortgage Loans in the related Trust Fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under such primary mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees may be deemed to be acceptable primary insurance policies under the pool insurance policy. Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be: (i) the amount of the unpaid principal balance of the defaulted Mortgage Loan immediately prior to the approved sale of the Mortgaged Property, (ii) the amount of the accumulated unpaid interest on such Mortgage Loan to the date of claim settlement at the contractual rate of interest and (iii) advances made by the insured as described above less certain payments. An "approved sale" is (i) a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval, (ii) a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer, (iii) the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer or
(iv) the acquisition of the Mortgaged Property by the pool insurer.


     As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and marketable title to the Mortgaged Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to the Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

     The original amount of coverage under the mortgage pool insurance policy will be reduced over the life of the Certificates by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby. The amount of claims paid includes certain expenses incurred by the Master Servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See "Certain Legal Aspects of Loans" herein. Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the original policy limit, coverage under the mortgage pool insurance policy will lapse and any further losses will be borne by the Trust Fund, and thus will affect adversely payments on the Certificates. In addition, the exhaustion of coverage under any mortgage pool insurance policy may affect the Master Servicer's or Servicer's willingness or obligation to make Advances. If the Master Servicer or a Servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of such Loan or otherwise, it will not be obligated to make an advance respecting any such delinquency since the Advance would not be ultimately recoverable by it. See "Servicing of Loans -- Advances and Limitations Thereon."

     Mortgage Insurance with Respect to Manufactured Home Loans. A Manufactured Home Loan may be an FHA Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the related Prospectus Supplement.


Hazard Insurance on the Loans

     Standard Hazard Insurance Policies. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support will adversely affect distributions to Certificateholders. When a property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Master Servicer will be required to cause flood insurance to be maintained with respect to such property, to the extent available.

     The standard hazard insurance policies covering properties securing Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (generally defined as the replacement cost at the time and place of loss, less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements on the Mortgaged Property. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of residential real estate in the area where the Mortgaged Property is located fluctuates in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the Mortgaged Property.

     The Depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that either the Cooperative or the related borrower do not maintain such insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the Mortgaged Property securing such Cooperative Loan. Similarly, the Depositor will not require that a standard hazard or flood insurance policy be maintained for any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance for the Condominium Building (including the individual Condominium Units) and the owner(s) of an individual Condominium Unit do not maintain separate hazard insurance policies. To the extent, however, that either the Condominium Association or the related borrower do not maintain such insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to such borrower's Condominium Unit or such Condominium Building could significantly reduce the value of the Mortgaged Property securing such Condominium Loan.

     Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer or the Servicer with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

     Restoration of the property with the proceeds described under (i) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Loan secured by such property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Certificates, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     Other Hazard-Related Insurance; Liability Insurance. With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a Series for which Loans secured by Multifamily Property are included in the Trust Fund, the related Prospectus Supplement will specify the required types and amounts of additional insurance and describe the general terms of such insurance and conditions to payment thereunder.

Bankruptcy Bond


     In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan at an amount less than the then outstanding principal balance of such Loan. The amount of the secured debt could be reduced to such value, and the holder of such Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Certain Legal Aspects of Loans" herein. If so provided in the related Prospectus Supplement, the Master Servicer will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.


     The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Loans in the Pool secured by single unit primary residences. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

Repurchase Bond


     If so specified in the related Prospectus Supplement, the Depositor or Master Servicer will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the related Prospectus Supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of such Loan. Such obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the Depositor or the Master Servicer.


                             The Trust Agreements


     The following summaries describe certain provisions of the Trust Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Trust Agreements. Where particular provisions or terms used in the Trust Agreements are referred to, such provisions or terms are as specified in the Trust Agreements.


Assignment of Primary Assets


     General. The Depositor will transfer, convey and assign to the Trustee all right, title and interest of the Depositor in the Primary Assets and other property to be included in the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Certificates.


     Assignment of Private Mortgage-Backed Securities. The Depositor will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its agent or correspondent) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Funds -- Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Trust Agreement (the "Mortgage Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the Trustee. In the Trust Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Mortgage-Backed Securities: (i) that the information contained in the Mortgage Certificate Schedule is true and correct in all material respects;
(ii) that, immediately prior to the conveyance of the Private Mortgage-Backed


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

Securities, the Depositor had good title thereto, and was the sole owner thereof, (subject to any Retained Interests); (iii) that there has been no other sale by it of such Private Mortgage-Backed Securities and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Mortgage-Backed Securities.

     Assignment of Mortgage Loans. In addition, the Depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Certificateholders.

     If so specified in the related Prospectus Supplement, the Depositor will, at the time of delivery of the Certificates, cause assignments to the Trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after delivery of the Certificates as is specified in the related Prospectus Supplement, in which event, the Trust Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Mortgage Loan required to be recorded but not recorded within such time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Certificateholders or the Trustee for the failure of a Mortgage Loan to be recorded.

     With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Depositor will file in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     The Trustee, its agent, or a custodian will review the documents relating to each Mortgage Loan within the time period specified in the related Trust Agreement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the party (the "Seller") from which the Depositor, or an affiliate thereof, purchased such Mortgage Loan. If the Seller cannot cure the omission or defect within the time period specified in the related Trust Agreement after receipt of such notice, the Seller will be obligated to purchase the related Mortgage Loan from the Trustee at the Purchase Price or, if specified in the related Prospectus Supplement, replace such Mortgage Loan with another mortgage loan that meets certain requirements set forth therein. There can be no assurance that a Seller will fulfill this purchase obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "Mortgage Loan Program -- Representations by Sellers; Repurchases," neither the Master Servicer nor the Depositor will be obligated to purchase such Mortgage Loan if the Seller defaults on its purchase obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, any document.

     Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC or a FASIT election is to be made, unless the related Prospectus Supplement otherwise provides, no purchase of a Mortgage Loan will be made if such purchase would result in a prohibited transaction under the Code.

     The Trustee will be authorized to appoint a custodian to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

     Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the "Mortgage Loan Schedule"). Such Mortgage Loan Schedule will specify the number of Mortgage Loans which are Cooperative Loans and, with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Lifetime Mortgage Rate Cap, if any, and the current Index; and, if the Mortgage Loan is a GPM Loan, a GEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

     Assignment of Manufactured Home Loans. The Depositor will cause any Manufactured Home Loans included in the Primary Assets for a Series of Certificates to be assigned to the Trustee, together with principal and interest due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the related Prospectus Supplement. Each Manufactured Home Loan will be identified in a loan schedule (the "Manufactured Home Loan Schedule") appearing as an exhibit to the related Trust Agreement. Such Manufactured Home Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

     In addition, with respect to each Manufactured Home Loan, the Depositor will deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the custodian, the original Manufactured Home Loan agreement and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the Certificateholders to the Manufactured Home Loans, the Depositor will cause a UCC-1 financing statement to be filed identifying the Trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Loans agreements will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans agreements without notice of such assignment, the interest of the Certificateholders in the Manufactured Home Loans could be defeated. See "Certain Legal Aspects of Loans -- Manufactured Home Loans."

     The Depositor will provide limited representations and warranties to the Trustee concerning the Manufactured Home Loans. Such representations and warranties will include: (i) that the information contained in the Manufactured Home Loan Schedule provides an accurate listing of the Manufactured Home Loans and that the information respecting such Manufactured Home Loans set forth in such Manufactured Home Loan Schedule is true and correct in all material respects at the date or dates respecting which such information is furnished;
(ii) that, immediately prior to the conveyance of the Manufactured Home Loans, the Depositor had good title to, and was sole owner of, each such Manufactured Home Loan (subject to any Retained Interests); (iii) that there has been no other sale by it of such Manufactured Home Loans and that the Manufactured Home Loan is not subject to any lien, charge, security interest or other encumbrance; (iv) if the Master Servicer will not directly service the Manufactured Home Loans, each Servicing Agreement entered into with a Servicer with respect to Manufactured Home Loans comprising the Primary Assets has been assigned and conveyed to the Trustee and is not subject to any offset, counterclaim, encumbrance or other charge; and (v) the Depositor has obtained from the Master Servicer, the Servicer, the originator of the Manufactured Home Loans or such other entity that is the seller of the Manufactured Home Loans, representations and warranties relating to certain information respecting the origination of and current status of the Manufactured Home Loans, and has no knowledge of any fact which would cause it to believe that such representations and warranties are inaccurate in any material respect. See "Loan Underwriting Procedures and Standards" herein.

     Assignment of Participation Certificates. The Depositor will cause any Participation Certificates obtained under a participation agreement to be assigned to the Trustee by delivering to the Trustee such Participation Certificates, which will be reregistered in the name of the Trustee. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record with respect to the Loans represented by any Participation Certificate. Each Participation Certificate will be identified in a "Participation Certificate Schedule" which will specify the original principal balance, outstanding principal balance as of the Cut-off Date, pass-through rate and maturity date for each Participation Certificate. In the Trust Agreement, the Depositor will represent and warrant to the Trustee regarding each Participation Certificate: (i) that the information contained in the Participation Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Participation Certificates, the Depositor had good title to and was sole owner of such Participation Certificates; (iii) that there has been no other sale by it of such Participation Certificates and (iv) that such Participation Certificates are not subject to any existing lien, charge, security interest or other encumbrance (other than any Retained Interests).


Repurchase and Substitution of Non-Conforming Loans


     Unless otherwise provided in the related Prospectus Supplement, if any document in the Loan file delivered by the Depositor to the Trustee is found by the Trustee within 45 days of the execution of the related Trust Agreement, or such other time period as is specified in the Prospectus Supplement for the related Series, (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor does not cure such defect within 90 days, or such other period as is specified in the related Prospectus Supplement, the Depositor will, not later than 90 days, or such other period as is specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Master Servicer, as the case may be, of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to (a) the lesser of (i) the outstanding principal balance of such Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of such Mortgage Loan immediately prior to foreclosure) and (ii) the Trust Fund's federal income tax basis in the Mortgage Loan, and (b), accrued and unpaid interest to the date of the next scheduled payment on such Mortgage Loan at the related Pass-Through Rate or Certificate Interest Rate (less any unreimbursed Advances respecting such Mortgage Loan), provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of such Mortgage Loan will not result in any prohibited transaction tax under Section 860F(a) of the Code.

     If provided in the related Prospectus Supplement, the Depositor may, rather than repurchase the Loan as described above, remove such Loan from the Trust Fund (the "Deleted Loan") and substitute in its place one or more other Loans (each, a "Qualifying Substitute Mortgage Loan") provided, however, that
(i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Certificates and (ii) with respect to a Trust Fund for which a REMIC election is made, such substitution must be made within two years of such date.


     Any Qualifying Substitute Mortgage Loan will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Certificate Account in the month of substitution for distribution to Certificateholders), (ii) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan, (iii) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Loan, and will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

     Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Certificateholders or the Trustee for a material defect in a Loan document.

     The Depositor or another entity will make representations and warranties with respect to Loans which comprise the Primary Assets for a Series. See "Loan Underwriting Procedures and Standards -- Representations and Warranties" above. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within 90 days after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Loan, the Depositor or such entity is obligated to repurchase the affected Loan or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

     The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of such Loans. See "Special Considerations".


Reports to Certificateholders

     The Trustee will prepare and forward to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

         (i)(A) with respect to a Series other than a Multi-Class Series, the amount of such distribution allocable to principal on the Primary Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the Master Servicer or by a Servicer or (B) with respect to a Multi-Class Series, the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each Class and the aggregate unpaid principal amount (or Compound Value) of each Class following such distribution;

         (ii)(A) with respect to a Series other than a Multi-Class Series, the amount of such distribution allocable to interest on the Primary Assets and the amount, if any, advanced by the Master Servicer or a Servicer or (B) with respect to a Multi-Class Series, the amount of the interest distribution;

         (iii) the amount of servicing compensation with respect to the Principal Assets and paid during the Due Period commencing on the Due Date to which such distribution relates and the amount of servicing compensation during such period attributable to penalties and fees;

         (iv) the aggregate outstanding principal balance of the Principal Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (i) above;

         (v) the aggregate outstanding principal amount of the Certificates of such series as of the Due Date, after giving effect to distributions allocated to principal reported under (i) above;

         (vi) with respect to Compound Interest Certificates, prior to the Accrual Termination Date in addition to the information specified in (i)(B) above, the amount of interest accrued on such Certificates during the related Interest Accrual Period and added to the Compound Value thereof;

         (vii) in the case of Floating Rate Certificates, the Floating Rate applicable to the distribution being made;

         (viii) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient eligible funds in the Certificate Account and the amounts actually distributed);

         (ix) if applicable, the number and aggregate principal balances of Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of the business on the Determination Date to which such distribution relates;

         (x) if applicable, the book value of any REO Property acquired on behalf of Certificateholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which such distribution relates;

         (xi) the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to Certificateholders and the remaining balance of each reserve fund (including any Subordinated Reserve
     Fund), if any, on such Distribution Date, after giving effect to distributions made on such date; and

         (xii) such other information as specified in the related Trust
     Agreement.


     In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Certificateholder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to (i) through (iv), (vi), (viii) and (xvi) above for such calendar year and (b) such information specified in the Trust Agreement to enable Certificateholders to prepare their tax returns including, without limitation, the amount of original issue


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

discount accrued on the Certificates, if applicable. Information in the Distribution Date and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public accountant. However, the Master Servicer will provide to the Trustee a report by independent public accountants with respect to the Master Servicer's servicing of the Loans. See "Servicing of Loans -- Evidence as to Compliance" herein.


Investment of Funds

     The Certificate Account, Collection Account or Custodial Account, if any, and any other funds and accounts for a Series that may be invested by the Trustee or by the Master Servicer (or by the Servicer, if any), can be invested only in Eligible Investments acceptable to each Rating Agency, which may include, without limitation, (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FHLMC, FNMA or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, (ii) demand and time deposits, certificates of deposit or bankers' acceptances, (iii) repurchase obligations pursuant to a written agreement with respect to any security described in clause (i) above,
(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state, (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof), (vi) a Guaranteed Investment Contract issued by an entity having a credit rating acceptable to each Rating Agency and (vii) any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies.

     Funds held in a reserve fund or Subordinated Reserve Fund may be invested in certain Eligible Reserve Fund Investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the related Prospectus Supplement.

     Eligible Investments or Eligible Reserve Fund Investments with respect to a Series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the Trustee and amounts in the Certificate Account, any Reserve Fund or the Subordinated Reserve Fund for such Series are required or may be anticipated to be required to be applied for the benefit of Certificateholders of such Series.

     If so provided in the related Prospectus Supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicer Account, Collection Account or the Certificate Account may be property of the Master Servicer or a Servicer and not available for distributions to Certificateholders. See "Servicing of Loans" herein.


Event of Default

     Events of Default under the Trust Agreement for each Series include (i) any failure by the Master Servicer or Servicer to distribute or remit any required payment which continues unremedied for five business days (or such shorter period as is specified in the applicable agreement) after the giving of written notice of such failure to the Master Servicer or Servicer by the Trustee for such Series, or to the Master Servicer or Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series,
(ii) any failure by the Master Servicer or Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer or Servicer by the Trustee, or to the Master Servicer or Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates and (iii) certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer or Servicer indicating its insolvency, reorganization or inability to pay its obligations.


Rights Upon Event of Default

     So long as an Event of Default remains unremedied under the Trust Agreement for a Series, the Trustee for such Series or Holders of Certificates of such Series evidencing not less than 25% of the aggregate


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

outstanding principal amount of the Certificates for such Series may terminate all of the rights and obligations of the Master Servicer as servicer under the Trust Agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the Trust Agreement which rights the Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Trust Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Trust Agreement.

     In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Master Servicer under the provisions of such Trust Agreement relating to the servicing of the Mortgage Loans. The successor Master Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Trust Agreement.

     During the continuance of any Event of Default under the Trust Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

     No Certificateholder of a Series, solely by virtue of such Holder's status as a Certificateholder, will have any right under the Trust Agreement for such Series to institute any proceeding with respect to the Trust Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.


The Trustee

     The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Certificates will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Master Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Trust Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Trust Agreement.


Duties of the Trustee

     The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates or of any Primary Asset or related documents. If no Event of Default (as defined in the related


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Trust Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Trust Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Trust Agreement, however, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Certificateholders to the Master Servicer under the Trust Agreement.

     The Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, see "Rights Upon Event of Default" above. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under a Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.


Resignation of Trustee


     The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time (i) by the Depositor, if the Trustee ceases to be eligible to continue as such under the Trust Agreement, (ii) if the Trustee becomes insolvent, (iii) if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee pursuant to the Trust Agreement is located, or (iv) by the Holders of Certificates evidencing over 50% of the aggregate outstanding principal amount of the Certificates in the Trust Fund upon 30 days' advance written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.


Certificate Account


     The Trustee will establish a separate account (the "Certificate Account") in its name as Trustee for the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, the Certificate Account may be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to Certificateholders of the related Series, pursuant to the terms of the Trust Agreement, in Eligible Investments. If so specified in the related Prospectus Supplement, the Master Servicer will be entitled to receive as additional compensation, any interest or other income earned on funds in the Certificate Account. The Trustee will deposit into the Certificate Account on the Business Day received all funds received from the Master Servicer and required withdrawals from any Reserve Funds. Unless otherwise specified in the related Prospectus Supplement, the Trustee is permitted from time to time to make withdrawals from the Certificate Account for each Series to remove amounts deposited therein in error, to pay to the Master Servicer any reinvestment income on funds held in the Certificate Account to the extent it is entitled, to remit to the Master Servicer its Servicing Fee to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular distributions to the Certificateholders and to clear and terminate the Certificate Account.


Expense Reserve Fund


     If specified in the Prospectus Supplement relating to a Series, the Depositor may deposit on the related Closing Date in an account to be established with the Trustee (the "Expense Reserve Fund") cash or eligible investments which will be available to pay anticipated fees and expenses of the Trustee or other agents. The Expense Reserve Fund for a Series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the related Prospectus Supplement. The Expense Reserve Fund, if any, will not be part of the Trust Fund held for the benefit of the Holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.


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Amendment of Trust Agreement

     Unless otherwise specified in the Prospectus Supplement, the Trust Agreement for each Series of Certificates may be amended by the Depositor, the Master Servicer, and the Trustee with respect to such Series, without notice to or consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising under such Trust Agreement or (iv) to comply with any requirements imposed by the Code; provided that any such amendment pursuant to clause (iii) above will not adversely affect in any material respect the interests of any Certificateholders of such Series not consenting thereto. Any such amendment pursuant to clause (iii) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Trust Agreement for each Series may also be amended by the Trustee, the Master Servicer and the Depositor with respect to such Series with the consent of the Holders possessing not less than 662/3% of the aggregate outstanding principal amount of the Certificates of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreement or modifying in any manner the rights of Certificateholders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Certificate without the consent of the Holder of such Certificate; or (b) reduce the aforesaid percentage of aggregate outstanding principal amount of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Certificates affected thereby.


Voting Rights

     The related Trust Agreement will specify the method of determining allocation of Voting Rights with respect to a Series.


List of Certificateholders

     Upon written request of three or more Certificateholders of record of a Series for purposes of communicating with other Certificateholders with respect to their rights under the Trust Agreement or under the Certificates for such Series, which request is accompanied by a copy of the communication which such Certificateholders propose to transmit, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

     No Trust Agreement will provide for the holding of any annual or other meeting of Certificateholders.


REMIC or FASIT Administrator

     With respect to any Multi-Class Series, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC or a FASIT administrator, who may be an affiliate of the Depositor.


Termination

     The obligations created by the Trust Agreement for a Series will terminate upon the distribution to Certificateholders of all amounts distributable to them pursuant to such Trust Agreement after (i) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund for such Series or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan ("REO Property") or
(ii) the repurchase, as described below, by the Master Servicer from the Trustee for such Series of all Mortgage Loans at that time subject to the Trust Agreement and all REO Property. The Trust Agreement for each Series permits, but does not require, the Master Servicer to repurchase from the Trust Fund for such Series all remaining Mortgage Loans at a price equal to 100% of the Aggregate Asset Principal Balance of such Mortgage Loans plus, with respect to REO Property, if any, the outstanding principal balance of the related Mortgage Loan, less, in either case, related unreimbursed Advances (in the


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case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Principal Balance of such Mortgage Loans) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Trust Agreement) plus, in either case, accrued interest thereon at the weighted average Mortgage Loan Pass-Through Rate through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC or as a FASIT under the Code, the repurchase price may equal the greater of (a) 100% of the Aggregate Asset Principal Balance of such Mortgage Loans, plus accrued interest thereon at the applicable Net Mortgage Rates through the last day of the month of such repurchase and (b) the aggregate fair market value of such Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Certificates of such Series, but the Master Servicer's right to so purchase is subject to the Aggregate Principal Balance of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the Cut-off Date Aggregate Asset Principal Balance. In no event, however, will the trust created by the Trust Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain person identified therein. For each Series, the Master Servicer or the Trustee, as applicable, will give written notice of termination of the Trust Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See "Description of the Certificates -- Optional Termination of the Trust Fund" herein.


                        Certain Legal Aspects of Loans

     The following discussion contains summaries of certain legal aspects of housing loans which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.


Mortgages

     The Mortgage Loans comprising or underlying the Primary Assets for a Series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.


Junior Mortgages; Rights of Senior Mortgages

     If specified in the applicable Prospectus Supplement, Mortgage Loans included in the Mortgage Pool will be secured by junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust


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held by other lenders or institutional investors. The rights of the Trust Fund
(and therefore the Certificateholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Special Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.


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

     The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.


Cooperative Loans


     If specified in the Prospectus Supplement relating to a Series of Certificates, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations which are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.


     Cooperative Loans are not secured by liens on real estate. The "owner" of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation which holds title to the building in which the apartment is located, and by virtue of owning such stock is entitled to a proprietary lease or occupancy agreement to occupy the specific apartment. A Cooperative Loan is a loan secured by a lien on the shares and an assignment of the lease or occupancy agreement. If the borrower defaults on a Cooperative Loan, the lender's remedies are similar to the remedies which apply to a foreclosure of a leasehold mortgage or deed of trust, in that the lender can foreclose the loan and assume ownership of the shares and of the borrower's rights as lessee under the related proprietary lease or occupancy agreement. Typically, the lender and the cooperative housing corporation enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the borrower on its obligations under the lease or occupancy agreement.


     A corporation which is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage and rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations
(i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly


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diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.


     The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Realizing on Cooperative Loan Security" below.


     There are certain risks that arise as a result of the cooperative form of ownership which differentiate Cooperative Loans from other types of Mortgage Loans. For example, the power of the board of directors of most cooperative housing corporations to reject a proposed purchaser of a unit owner's shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination), or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, in buildings where the "sponsor" (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold interests in apartments, cooperative apartment owners run a special risk that the sponsor may go into default on its proprietary leases or occupancy agreements, and thereby cause a default under the underlying mortgage loan to the cooperative housing corporation which is secured by a mortgage on the building. In such event, the unit owners may be forced to make up any shortfall in income to the cooperative housing corporation resulting from the sponsor's default or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by such an occurrence, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder's equity in the building and right to occupy the apartment (and a corresponding loss of the lender's security for its Cooperative Loan).


     Tax Aspects of Cooperative Ownership. In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under
Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under
Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.


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Foreclosure on Mortgages


     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee generally being precluded from pursuing both at the same time.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.



Realizing Upon Cooperative Loan Security


     The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the


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Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

     In New York, lenders generally have realized upon the pledged shares and proprietary lease or occupancy agreement given to secure a Cooperative Loan by public sale in accordance with the provisions of Article 9 of the New York Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted.


Rights of Redemption

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory


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

right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders


     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.


     Cooperative Loans. Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under
Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     Leases and Rents. Multifamily mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

     Federal Bankruptcy and Other Laws Affecting Creditors' Rights. In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the Bankruptcy Code to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that


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

the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.
     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

     Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property. Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering such case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to such executory contract or unexpired lease, such as the Mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for such damages from the termination of a lease of real property will be limited to the sum of (i) the rent reserved by such lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the filing of the petition and the date on which such lender repossessed, or the lessee surrendered, the leased property, and (ii) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

     Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date.

     Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign such executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions such assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a Mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a Mortgagor, as applicable.


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

     Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in- possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of such sale.



Soldiers' and Sailors' Civil Relief Act of 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including mortgage loans and manufactured home loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or
(iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Mortgage Loan or Manufactured Home Loan included in a Trust for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, neither the Servicer, the Master Servicer nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the Certificates of such Series.

     Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Mortgage Loans included in a Trust for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Certificates of such Series that is entitled to receive interest in respect of such Mortgage Loans or Manufactured Home Loans in proportion to the interest that each such Class of Certificates would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

Environmental Risks

     Under the laws of some states, and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), it is conceivable that a secured lender (such as the Trust Fund) may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Mortgage Property, even though the environmental damage or threat was caused by a prior or current owner or "responsible parties", including owners and operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest, but does not "participate in the management" of the Mortgaged Property (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the property as an investment (including leasing the property to a third party), or fails to market the property in a timely fashion.

     Recently enacted amendments to CERCLA have clarified the range of activities in which a lender may engage without becoming subject to liability under CERCLA. However, liability for costs associated with the investigation and cleanup of environmental contamination may also be governed by state law, which may not provide any specific protections to lenders, or, alternatively, may not impose liability on lenders at all.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs associated with releases of petroleum contamination. Federal regulation of underground petroleum storage tanks (other than heating oil tanks) is governed by Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"). The United States Environmental Protection Agency ("EPA") has promulgated a lender liability rule for underground storage tanks regulated by Subtitle I of RCRA. Under the EPA rule, a holder of a security interest in an underground storage tank, is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, recent amendments to RCRA, enacted currently with the CERCLA amendments discussed


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in the previous paragraph, extend to the holders of security interests in petroleum underground storage tanks the same protections accorded to secured creditors under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide any specific protection for lenders, or, alternatively, may not impose liability on lenders at all.

Due-On-Sale Clauses in Mortgage Loans

     Due-on-Sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been impaired in various ways in certain states by statutory or decisional law. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by Congress when it enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"). The legislation, subject to certain exceptions, provides for federal preemption of all state restrictions on the enforceability of due-on-sale clauses. Excluded from the preemption are loans originated or assumed during a "window period" ("Window Period Loans"). The window period runs from the date the state restricted the enforcement of the clauses, either by constitution, statute, or statewide judicial proclamation, to October 15, 1982. All Window Period Loans are governed by the restrictive state law until October 15, 1985, unless the state acted to extend the effect of the window period by further regulating such loans. The Garn-St Germain Act further provides that loans originated by a federal savings bank or a federally chartered savings and loan association shall be governed by the regulations of the Federal Home Loan Bank Board. These regulations preempt any state law restrictions and expressly allow these federal lenders to enforce due-on-sale clauses. Loans originated by such institutions are not subject to the window period and therefore due-on-sale clauses in such loans are enforceable regardless of the date the loans originated.

     Although neither the Garn-St Germain Act nor the Federal Home Loan Bank Board regulations promulgated thereunder actually lists the states with window periods ("Window Period States"), FHLMC has taken the position, in prescribing mortgage loan servicing standards with respect to loans which it has purchased, that the Window Period States are Arizona, Arkansas, California, Colorado, Florida, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. (Despite Florida's status as a Window Period State, Florida case law indicates that courts no longer require a lender to show an impairment of security before enforcing a due-on-sale clause.) In regulations issued on November 8, 1983, as amended on December 9, 1983, the Comptroller of the Currency indicated that certain loans which were originated by national banks prior to October 15, 1982 and which were secured by property located in the states listed above were Window Period Loans. These regulations limit the effect of state law restrictions on the enforcement of due-on-sale clauses, with respect to Window Period Loans originated by national banks, by shortening the window period. On December 3, 1982, the National Credit Union Administration issued final regulations allowing federal credit unions to enforce due-on-sale clauses in long term first mortgage loans for transfers occurring on or after November 18, 1982, notwithstanding state law restrictions.

     Under the Garn-St Germain Act, unless a Window Period State took action by October 15, 1985 to further regulate enforcement of due-on-sale clauses, such clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, Washington and Utah) have acted to restrict the enforceability of due-on-sale clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among such states. The Garn-St Germain Act also sets forth nine specific instances in which no lender covered by the Garn-St Germain Act may exercise its option pursuant to a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy Person, which could increase the likelihood of default or may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Loans related to a Series and the number of such Loans which may be outstanding until maturity.


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Enforceability of Prepayment and Late Payment Fees


     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.


Equitable Limitations on Remedies


     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.


     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.


Applicability of Usury Laws


     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.


     The Depositor has been advised by counsel that a court interpreting Title V would hold that Mortgage Loans related to a Series originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such Mortgage Loans, any such limitation under such state's usury law would not apply to such Mortgage Loans.


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

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of such state action will be eligible as Primary Assets if such Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.


Adjustable Interest Rate Loans


     ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments" (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

     The Depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARMs which were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.


Manufactured Home Loans


     Security Interests in the Manufactured Homes. Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or a servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event such notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing


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statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the lender or its assignee. With respect to a Series of Certificates evidencing interests in a Trust Fund that includes Manufactured Home Loans and as described in the related Prospectus Supplement, the Depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the Certificateholders would be against the Depositor pursuant to its repurchase obligation for breach of warranties. A PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will, unless otherwise specified in the related Prospectus Supplement, have substantially similar requirements for perfection of a security interest.

     In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the assignor.

     Relocation of a Manufactured Home. In the event that the owner of a Manufactured Home moves the home to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner reregisters the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in such state, and if steps are not taken to reperfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to such Manufactured Home must be surrendered or, in the case of Manufactured Homes registered in states which provide for notation of lien, the notice of surrender must be given to any person whose security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, reregistration could defeat perfection. In the ordinary course of servicing the Manufactured Home Loans, the Master Servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation. Similarly, when a borrower under a Manufactured Home Loan sells the related Manufactured Home, the Trustee must surrender possession of the certificate of title or the Trustee will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Home Loan before release of the lien. Under the Trust Agreement, the Depositor is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

     Intervening Liens. Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, such liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the Trustee or Certificateholders in the event such a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

     Enforcement of Security Interests in Manufactured Homes. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days' notice,


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which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the borrower.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing such borrower's loan. However, some states impose prohibitions or limitations on deficiency judgments. See "Antideficiency Legislation and Other Limitations on Lenders" above.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See "Federal Bankruptcy and Other Law Affecting Creditors' Rights" and "Equitable Limitations on Remedies" above.

     Consumer Protection Laws. The so-called "Holder-In-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against such borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

     Transfers of Manufactured Homes; Enforceability of "Due-On-Sale"
Clauses. Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any such sale or transfer for which no such consent is granted.

     In the case of a transfer of a Manufactured Home, the lender's ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. See "Due-On-Sale" Clauses in Mortgage Loans' above. With respect to any Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in "Due-On-Sale" Clauses in Mortgage Loans' above. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses, and so are freely assumable.

     Applicability of Usury Laws. Title V provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See "Applicability of Usury Laws" above.


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                  Material Federal Income Tax Considerations


General

     The following is a summary of certain anticipated federal income tax consequences of the purchase, ownership, and disposition of the Certificates. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Potential purchasers of Certificates are advised to consult their own tax advisers concerning the federal, state or local tax consequences to them of the purchase, holding and disposition of the Certificates.


Characterization of Certificates

     Unless otherwise stated in the applicable Prospectus Supplement, a REMIC or a FASIT election will be made with respect to each Series of Certificates. In such a case, special counsel to the Issuer will deliver its opinion to the effect that under then-current law, the arrangement by which the Certificates of that Series are issued will be treated as a REMIC or as a FASIT as long as all of the provisions of the applicable Indenture or Trust Agreement, as applicable, are complied with and the statutory and regulatory requirements are satisfied. Certificates of such Series will be designated as "regular interests" or "residual interests" in a REMIC, or as "regular interests" or "ownership interests" in a FASIT, as specified in the related Prospectus Supplement. The opinion will assume the accuracy of certain representations of the Depositor contained in the Trust Agreement.

     If the applicable Prospectus Supplement so specifies with respect to a Series of Certificates, the Certificates of such Series will not be treated as regular or residual interests in a REMIC or as regular interests or ownership interests in a FASIT for federal income tax purposes but instead will be treated as (i) indebtedness of the Issuer, (ii) an undivided beneficial ownership interest in the Mortgage Loans (and the arrangement pursuant to which the Mortgage Loans will be held and the Certificates will be issued will be treated as a grantor trust under Subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation for federal income tax purposes); (iii) equity interests in an association that will satisfy the requirements for qualification as a real estate investment trust; or (iv) interests in an entity that will satisfy the requirements for qualification as a partnership for federal income tax purposes. The federal income tax consequences to Certificateholders of any such Series will be described in the applicable Prospectus Supplement.


Qualification as a REMIC

     In order for a pool of assets (each, a "REMIC Pool") to qualify as a REMIC, it must comply with certain ongoing requirements set forth in the Code. First, the REMIC must fulfill an asset test, which requires that substantially all of the assets of the REMIC as of the close of the third calendar month beginning after the "Startup Day" (generally the date that the Certificates or Bonds are issued) and at all times thereafter consist of "qualified mortgages" and "permitted investments" (generally, temporary investments of collections on qualified mortgages) as those terms are defined in the Code. In addition, a REMIC must also establish reasonable arrangements to insure that residual interests therein are not held by "disqualified organizations" (in general, entities that are not subject to federal income tax). The Pooling and Servicing Agreement will require compliance with the REMIC provisions.

     The Code and applicable regulations define a "qualified mortgage" to include an obligation that is principally secured by interest in real property as those terms are defined in applicable regulations. In addition to the foregoing, in order for a mortgage loan to be a "qualified mortgage," the fair market value of the


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

"interest in real property" (as specifically defined for this purpose) securing the mortgage loan (reduced by certain items, including the amount of any senior liens and a pro rata portion of any parity liens) must equal at least 80% of the adjusted issue price of the mortgage loan (generally, the proceeds of the loan to the borrower) at either (a) the time it was originated or, if the Mortgage Loan has been significantly modified (as described in applicable regulations), the time of such modification, or (b) the time of contribution to the REMIC. Tax Counsel has not independently investigated the qualification of the Mortgage Loans as "qualified mortgages" pursuant to these provisions, but in rendering its opinion has relied on representations of the Depositor in the Trust Agreement.


     If a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year or for any year thereafter. In such case, the classification of the REMIC for federal income tax purposes is uncertain. Some Classes of the Certificates may continue to be treated as debt instruments for federal income tax purposes. On the other hand, all or a part of the REMIC may be treated as a separate association taxable as a corporation under Treasury regulations, and the Certificates may be treated as stock interests therein and not as debt instruments. The Code grants regulatory authority to the Treasury Department to issue regulations that would grant relief from disqualification where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Any such relief may be accompanied by sanctions, however, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time during which the requirements for REMIC status were not satisfied.


     Except to the extent the related Prospectus Supplement specifies otherwise, if a REMIC election is made with respect to a Series of Certificates, (i) Certificates held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans . . . secured by an interest in real property," and other types of assets described in Code
Section 7701(a)(19)(C)); and (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(6)(B), and income with respect to the Certificates will be considered "interest on obligations secured by mortgages on real property or on interest in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in
(i) or (ii) above, then Certificates will qualify for the tax treatment described in (i) or (ii) in the proportion that such REMIC assets are qualifying assets. In general, Mortgage Loans secured by non-residential real property will not constitute "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C).


     It is possible that various reserves or funds will reduce the proportion of REMIC assets which qualify under the standards described above.


     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code section 593(d) to any taxable year beginning after December 31, 1995.


Qualification as a FASIT


     The Small Business and Job Protection Act of 1996 added Sections 860H through 860L to the Code (the "FASIT Provisions"), which provide for a new type of entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance have been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASITs.


     A Trust Fund will qualify as a FASIT if (i) a FASIT election is in effect,
(ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the investors' interests in the FASIT are met on a continuing basis, and (iii) the Trust Fund is not a regulated investment company as defined in section 851(a) of the Code.


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

     For a Trust Fund to be eligible for FASIT status, substantially all of the Trust Fund Assets must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate), (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,
(v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interest, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

     In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C Corporation. FASIT interests will be classified as either FASIT regular interests, which generally will be treated as debt for federal income tax purposes, or FASIT ownership interests, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT. The Prospectus Supplement for each Series of Securities will indicate which Securities of such Series will be designated as regular interests, and which, if any, will be designated as ownership interests.

     A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount,
(iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., certain qualified floating rates and weighted average rates). Interest will be considered to be based on a permissible variable rate if generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rate," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such FASIT regular interest.

     If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if an interest in a FASIT fails to meet the requirement of clause
(vi), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Material Federal Income Tax Consequences -- Taxation of Trust as a FASIT -- Treatment of High-Yield Interests."

     If a Trust Fund fails to comply with one or more of ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and interests therein for federal income tax purposes is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.


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

Taxation of Regular Interest Certificates

     Interest and Acquisition Discount. Certificates that qualify as regular interests in a REMIC ("Regular Interest Certificates") are generally treated as indebtedness for federal income tax purposes. Certificates representing regular interests in a FASIT are treated as debt instruments. Certificates designated as regular interests in a REMIC or a FASIT will be referred to hereinafter collectively as "Regular Interest Certificates." Stated interest on a Regular Interest Certificate will be taxable as ordinary income using the accrual method of accounting, regardless of the Certificateholder's normal accounting method. Reports will be made annually to the IRS and to holders of Regular Interest Certificates that are not excepted from the reporting requirements regarding amounts treated as interest (including accrual of original issue discount) on Regular Interest Certificates.

     Compound Interest Certificates, Interest Weighted Certificates, and Zero Coupon Certificates will, and other Certificates constituting Regular Interest Certificates may, be issued with "original issue discount" ("OID") within the meaning of Code Section 1273. Rules governing original issue discount are set forth in sections 1271-1275 of the Code and the Treasury regulations thereunder (the "OID Regulations"). The OID Regulations do not address the treatment of instruments having contingent payments. However, Treasury regulations (the "Contingent Regulations") governing the treatment of contingent payment obligations have recently been finalized. As described more fully below, Code
Section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes (i) a single constant yield to maturity and (ii) the Prepayment Assumption. Under Section 1272(a)(6) of the Code, special rules apply to the computation of OID on instruments, such as the Regular Interest Certificates, on which principal is prepaid based on prepayments of the underlying assets. Neither the OID Regulations nor the Contingent Regulations contain rules applicable to instruments governed by Section 1272(a)(6). Although technically not applicable to prepayable securities, the Contingent Regulations may represent the likely method to be applied in calculating OID on certain Classes of Certificates. Until the Treasury issues guidance to the contrary, the Servicer or other person responsible for computing the amount of original issue discount to be reported to a Regular Interest Certificateholder each taxable year (the "Tax Administrator") intends to base its computations on Code Section 1272(a)(6), the OID Regulations and the Contingent Regulations as described below. However, because no regulatory guidance currently exists under Code
Section 1272(a)(6), there can be no assurance that the methodology described below represents the correct manner of calculating original issue discount on the Regular Interest Certificates.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Regular Interest Certificate and its issue price. A holder of a Regular Interest Certificate must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Regular Interest Certificate will be considered to be zero if it is less than a de minimis amount determined under the Code. However, the amount of any de minimis OID must be included in income as principal payments are received on an Offered Certificate, in the proportion that each such payment bears to the original principal balance of the Certificate.

     The issue price of a Regular Interest Certificate of a Class will generally be the initial offering price at which a substantial amount of the Certificates in the Class are sold, and will be treated by the Issuer as including, in addition, the amount paid by the Certificateholder for accrued interest that relates to a period prior to the Closing Date of such Regular Interest Certificate. Under the OID Regulations, the stated redemption price at maturity is the sum of all payments on the Security other than any "qualified stated interest" payments. Qualified stated interest is defined as any one of a series of payments equal to the product of the outstanding principal balance of the Security and a single fixed rate, or certain variable rates of interest that is unconditionally payable at least annually. See "Variable Rate Certificates" below. In the case of the Compound Interest Certificates, and certain of the other Regular Interest Certificates, none of the payments under the instrument will be considered "qualified stated interest," and thus the aggregate amount of all payments will be included in the stated redemption price. For example, any securities upon which interest can be deferred and added to principal ("Deferred Interest Certificates") will not be "qualified stated interest." In addition, because Certificates Owners are entitled to receive interest only to the extent that payments are made on the Mortgage Loans, interest on all Regular Interest Certificates may not be "unconditionally payable." In


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

that case, all of the yield on a Regular Interest Certificate will be taxed as OID, but interest would not then be includible in income again when received. Unless otherwise specified in the related Prospectus Supplement, the Issuer intends to take the position that interest on the Regular Interest Certificates is "unconditionally payable."

     The holder of a Regular Interest Certificate issued with OID must include in gross income, for all days during its taxable year on which it holds such Regular Interest Certificate, the sum of the "daily portions" of such OID. Such daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a debt instrument, subject to Section 1272(a)(6) of the Code, such as a Regular Interest Certificate, that is subject to acceleration due to prepayments on other debt obligations securing such instrument, OID is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Regular Interest Certificate as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Regular Interest Certificate, over (ii) an "adjusted issue price" of the Regular Interest Security at the beginning of the accrual period. The adjusted issue price of a Regular Interest Certificate is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Regular Interest Certificate in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors: (i) the original yield to maturity of the Regular Interest Certificate (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),
(ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

     The effect of this method is to increase the portions of OID required to be included in income by a Certificateholder to take into account prepayments with respect to the Mortgage Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Certificateholder to take into account prepayments with respect to the Mortgage Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Certificateholders based on the Prepayment Assumption, no representation is made to Certificateholders that Mortgage Loans will be prepaid at that rate or at any other rate.

     The Issuer may adjust the accrual of OID on a Class of Regular Interest Certificates in a manner that it believes to be appropriate, to take account of realized losses on the Mortgage Assets, although the OID Regulations do not provide for such adjustments. If the Service challenges the method adopted by the Issuer, the rate of accrual of OID for a Class of Regular Interest Certificates could increase.

     Certain classes of Regular Interest Certificates may represent more than one class of REMIC regular interests or FASIT regular interests. Unless the applicable Prospectus Supplement specifies otherwise, based on the OID Regulations and solely for the purposes of computing OID, the Trustee intends to calculate OID on such Regular Interest Certificates as if the separate regular interests were a single debt instrument.

     Certain Series of Certificates may represent regular interests ("Lower Tier Interests") in other REMICs or FASITs. Unless otherwise provided in the applicable Prospectus Supplement, based on the OID Regulations and solely for the purposes of computing OID, the Trustee intends to calculate OID on such certificates as if the separate regular interests were a single debt instrument.

     A holder of a Regular Interest Certificate, which acquires the Regular Interest Certificate for an amount that exceeds its stated redemption price, will not include any original issue discount in gross income. A subsequent holder of a Regular Interest Certificate which acquires the Regular Interest Certificate for an amount that is less than its stated redemption price, will be required to include original issue discount in gross income, but such a holder who purchases such Regular Interest Certificate for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Regular Interest Certificate's issue price) to offset such original issue discount by comparable economic accruals of portions of such excess.


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     Interest Weighted Certificates. It is not clear how income should be accrued with respect to a Regular Interest Certificates the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by a REMIC or a FASIT ("Interest Weighted Certificates"). Absent guidance to the contrary, the Issuer intends to take the position that all of the income derived from Interest Weighted Certificates should be treated as OID and that the amount and rate of accrual of such OID should be calculated in the same manner as for a Compound Interest Security. However, the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Interest Weighted Security were a bond purchased at a premium equal to the excess of the price paid by such holder for the Interest Weighted Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that the Interest Weighted Security should be taxable under rules comparable to those governing bonds issued with contingent principal payments or otherwise treated as contingent payment instruments (although the Contingent Regulations explicitly do not apply to REMIC regular interests). The OID Regulations do not, at the present time, include regulations governing instruments that provide for contingent payments. Under the Contingent Regulations, if they were applicable to Interest Weighted Certificates (which, as Section 1272(a)(6) instruments, are specifically excluded from the scope of the Contingent Regulations) income on certain Certificates would be computed under the "noncontingent bond method." The noncontingent bond method would generally apply in a manner similar to the method prescribed by the Code under Section 1272(a)(6). See "-- Variable Rate Regular Certificates." Under the noncontingent bond method, however, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any reduction in the income accrual for a period below zero (a "Net Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent that prior income inclusions exceed the total Net Negative Adjustments previously treated as ordinary loss by the Certificateholder, and may be carried forward to offset future interest accruals. At maturity, any remaining Net Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant Code provisions indicates, however, that negative amount of OID on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Net Negative Adjustment may be recognized currently or must be carried forward until disposition or retirement of the debt obligation.

     Variable Rate Regular Certificates. Under the OID Regulations, the amount and accrual of OID that qualifies for treatment under the rules applicable to variable rate debt instruments (a "VRDI Security") is determined, in general, by converting the VRDI Security into a hypothetical fixed rate security and applying the rules applicable to fixed rate securities described above to the hypothetical fixed rate security. A VRDI Security providing for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical fixed rate security by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A VRDI Security providing for an objective rate or rates is converted to a hypothetical fixed rate security by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the instrument. Such hypothetical fixed rate securities are assumed to have terms identical to those provided under the related VRDI Certificates, except for a rate that varies directly with an objective index. In the case of a VRDI Security that does not provide for the payment of interest at least annually, appropriate adjustments to the OID accruals and the qualified stated interest payments are made in each accrual period to the extent that the interest actually accrued or paid during the accrual period is greater or less than the interest assumed to be accrued or paid under the hypothetical fixed rate security.

     Regular Interest Certificates of certain Series may provide for interest based on a weighted average of the interest rates on some or all of the Mortgage Loans of the related Trust ("Weighted Average Certificates"). Under the OID Regulations, it appears that Weighted Average Certificates relating to a Trust whose Mortgage Loans are exclusively ARM Loans bear interest at an "objective rate," since the ARM Loans themselves bear interest at qualified floating rates. Under the existing OID Regulations, Weighted Average Certificates relating to a Trust whose Mortgage Loans are not exclusively ARM Loans ("Non-Objective Weighted Average Certificates") do not bear interest at an objective or a qualified floating rate and, consequently, are not


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governed by the rules applicable to VRDI Certificates described above.
Accordingly, absent additional regulatory guidance, it appears that Non-Objective Weighted Average Certificates would be taxed under the rules applicable to contingent payment instruments. Under the Contingent Regulations, it appears that a weighted average of fixed rates would qualify as an objective rate.

     Effect of Defaults and Delinquencies. Each holder of a Regular Interest Certificate will be required to accrue interest and original issue discount on such Certificate without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Regular Interest Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a Regular Interest Security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as a result of such loss, ultimately will not be paid, the law is unclear with respect to the timing and character of such losses or reduction in income. Accordingly, holders of Regular Interest Certificates should consult their own tax advisors on this point.

     Under Section 166 of the Code, both corporate and noncorporate holders of Regular Interest Certificates that hold such Certificates in connection with a trade of business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Regular Interest Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a Regular Interest Security in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Regular Interest Security becomes wholly worthless (that is, until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Market Discount and Premium. A purchaser of a Regular Interest Certificate may also be subject to the market discount rules of the Code. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Interest Certificate, or upon sale or exchange of the Regular Interest Certificate. In general terms, until regulations are promulgated, market discount may be treated as accruing, at the election of the holder, either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to accruals of stated interest). A holder of a Regular Interest Certificate having market discount may also be required to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Regular Interest Certificate. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     A holder who purchases a Regular Interest Certificate (other than an Interest Weighted Security, to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Certificate at a premium, which it may elect to amortize as an offset to interest income on such Certificate (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on collateralized mortgage obligations or REMIC and FASIT regular interests have been issued, applicable legislative history indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Regular Interest Certificate will be calculated using the prepayment assumption used in pricing such Regular Interest Certificate. If a holder makes an election to amortize premium on a Certificate, such election will apply to all taxable debt instruments (including all REMIC regular interests) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Regular Interest Security should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     The Regulations dealing with amortizable bond premium specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of Certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.


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

Sale or Exchange of Regular Interest Certificates

     A Regular Interest Certificateholder's tax basis in its Regular Interest Certificates is the price such holder pays for a Certificate, increased by amounts of original issue discount included in income and reduced by any payments received (other than qualified periodic interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Regular Interest Certificates, measured by the difference between the amount realized and the Regular Interest Certificate's basis as so adjusted, will generally be capital gain or loss, assuming that the Regular Interest Certificate is held as a capital asset, except to the extent of (i) accrued market discount and (ii) in the case of a redemption or prepayment of a Regular Interest Certificate, any OID, including OID that did not previously accrue. If, however, a Regular Certificateholder is a bank, thrift, or similar institution described in Section 582 of the Code, gain or loss realized on the sale or exchange of a Regular Interest Certificate will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Certificate that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest Certificate had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Certificate.

Taxation of the REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. The regular interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on a Regular Interest Security, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with the Residual Interest Securityholder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. See "REMIC Expenses" below.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Start Up Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The original issue discount provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to all loans. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount on such loans will be equivalent to the method under which holders of Regular Interest Certificates accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct original issue discount on the Regular Interest Certificates in the same manner that the holders of the Certificates include such discount in income, but without regard to the de minimis rules. See "Taxation of Regular Interest Certificates" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the


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life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.


     Income From Foreclosure Property. To the extent that a REMIC derives income from Foreclosed Properties that is treated as "net income from foreclosure property," that income will be subject to taxation at the highest corporate tax rate. Net income from foreclosure property generally includes gain from the sale of a foreclosure property that is inventory property and net income from the property that would not be treated as "rents from real property" or other certain other qualifying income. In addition, if the operation of the Foreclosed Property is treated as a trade or business carried on by the REMIC, then unless the property is operated through an independent contractor, the income from the foreclosed property will be subject to tax on "income from nonpermitted assets" at a rate of 100%. A trust agreement or indenture may permit the Servicer to operate a Foreclosed Property in a manner that produces income subject to the foregoing taxes if certain conditions are satisfied.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from other prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Start Up Day. The holders of Residual Interest Certificates will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the assets of the REMIC and, unless otherwise specified in the related Prospectus Supplement, will be allocated pro rata to all outstanding Classes of Certificates of such REMIC.


Taxation of Holders of Residual Interest Certificates

     The Holder of a Certificate representing a REMIC residual interest (a "Residual Interest Certificate") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Certificates in proportion to their respective holdings on such day.

     The holder of a Residual Interest Certificate must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on Regular Interest Certificates issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on Regular Interest Certificates, will typically increase over time as lower yielding Certificates are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Certificate in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.


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

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Certificate will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Certificate (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Certificate. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Certificate, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Certificate) to the extent of such excess.

     Mark-to-Market Rules. A residual interest in a REMIC, or an interest or arrangement that is determined by the Commissioner to have substantially the same effect, is not a "security" for purposes of the mark-to-market rules and accordingly is not eligible to be marked to market.

     Sale or Exchange. A holder of a Residual Interest Certificate will recognize gain or loss on the sale or exchange of a Residual Certificate equal to the difference, if any, between the amount realized and such Certificateholder's adjusted basis in the Residual Interest Certificate at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Certificate will be disallowed if the selling Certificateholder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusion Income. The portion of a Residual Certificateholder's REMIC taxable income consisting of "excess exclusion" income may not be offset by other deductions or losses, including net operating losses, on such Certificateholder's federal income tax return. Further, if the holder of a Residual Interest Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Residual Certificateholder's excess inclusion income will be treated as unrelated business taxable income of such Certificateholders. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Certificate, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest Certificate is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty and is not eligible for treatment as "portfolio interest."

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Certificate, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Start Up Day multiplied by (ii) the adjusted issue price of such Residual Interest Certificate at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Certificate at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Certificate), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Certificate before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable

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income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Certificates may be disregarded. See "Restrictions on Ownership and Transfer of Residual Interest Certificates" and "Tax Treatment of Foreign Investors" below.


Restrictions on Ownership and Transfer of REMIC Residual Interest Certificates


     As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the Indenture or Trust Agreement, as applicable, will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Issuer an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value is calculated based on the Prepayment Assumption, using a discount rate equal to the "applicable federal rate" at the time of transfer. If a transfer of a residual interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of transfer, knew or should have known that the transferee would be unwilling or unable to pay taxes on its share of the taxable income of the REMIC. A similar limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "Tax Treatment of Foreign Investors" below.


REMIC Expenses


     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Certificates or the REMIC residual interest. In the case of a "single class REMIC," however, the expenses will be allocated, under temporary Treasury regulations, among the holders of the Regular Interest Certificates and the holders of the Residual Interest Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of a holder of a Regular Interest Certificate who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such


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

expenses, plus other "miscellaneous itemized deductions" of the Certificateholder exceed 2% of such Bondholder's or Certificateholder's adjusted gross income and will not be deductible in computing alternative minimum taxable income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The disallowance of this deduction may have a significant impact on the yield of the Regular Interest Certificate to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.


Administrative Matters


     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the Internal Revenue Service in a unified administrative proceeding.


Taxation of Holders of FASIT High-Yield Interests


     FASIT High-Yield Interests are subject to special rules regarding the eligibility of holders of such interest, and the ability of such holders to offset income derived from those interests with losses. High-Yield Interests only may be held by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the High-Yield Interest.

     The Holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular interest and that have the same features as High-Yield Interests.


Taxation of Holders of FASIT Ownership Interests


     A FASIT ownership interest represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership interest determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership interest must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT regular interests issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT regular interests as are holders of High-Yield Interest.

     Rules similar to the wash sale rules applicable to REMIC residual interests also will apply to FASIT ownership interests. Accordingly, losses on dispositions of a FASIT ownership interest generally will be disallowed where within six months before or after the disposition, the seller of such interest acquires any other FASIT ownership interest that is economically comparable to a FASIT ownership interest. In addition, if


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any security that is sold or contributed to a FASIT by the holders of the related FASIT ownership interest was required to be marked-to-market under section 475 of the Code by such holder, then section 475 of the Code will continue to apply to such securities, except that the amount realized under the mark-to-market rules or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semi-annually.

     The holder of a FASIT ownership interest will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets,
(iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series of Securities for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.


Tax Status as a Grantor Trust

     General. If the applicable Prospectus Supplement so specifies with respect to a Series of Certificates, the Certificates of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be treated as an undivided beneficial ownership interest in the Mortgage Loans and the arrangement pursuant to which the Mortgage Loans will be held and the Certificates will be issued, will be classified for federal income tax purposes as a grantor trust under Subpart E,
Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. In such a case, special counsel to the Issuer will deliver its opinion to the effect that the arrangement by which the Certificates of that Series are issued will be treated as a grantor trust as long as all of the provisions of the applicable Trust Agreement are complied with and the statutory and regulatory requirements are satisfied. In some Series ("Pass-Through Certificates"), there will be no separation of the principal and interest payments on the Mortgage Loans. In such circumstances, a Certificateholder will be considered to have purchased an undivided interest in each of the Mortgage Loans. In other cases ("Stripped Certificates"), sale of the Certificates will produce a separation in the ownership of the principal payments and interest payments on the Mortgage Loans.

     Each Certificateholder must report on its federal income tax return its pro rata share of the gross income derived from the Mortgage Loans (not reduced by the amount payable as fees to the Trustee and the Master Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Mortgage Loans directly, received directly its share of the amounts received with respect to the Mortgage Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Certificates, such gross income will consist of a pro rata share of all of the income derived from all of the Mortgage Loans and, in the case of Stripped Certificates, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Certificateholder owns an interest. The holder of a Certificate will generally be entitled to deduct such Servicing Fees under
Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Master Servicer (and Servicer, if other than the Master Servicer). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, Code
Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Discount or Premium on Pass-Through Certificates. The holder's purchase price of a Pass-Through Certificate is to be allocated among the Mortgage Loans in proportion to their fair market values, determined as of the time of purchase of the Certificates. In the typical case, the Trustee believes it is reasonable for this purpose to treat each Mortgage Loan as having a fair market value proportional to the share of the aggregate


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principal balances of all of the Mortgage Loans that it represents, since the
Mortgage Loans, unless otherwise specified in the applicable Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Certificate allocated to a Mortgage Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Mortgage Loan allocable to the Certificate, the interest in the Mortgage Loan allocable to the Certificate will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents original issue discount or market discount. In the case of a Mortgage Loan with original issue discount in excess of a prescribed de minimis amount, a holder of a Certificate will be required to report as interest income in each taxable year its share of the amount of original issue discount that accrues during that year, determined under a constant yield method by reference to the initial yield to maturity of the Mortgage Loan, in advance of receipt of the cash attributable to such income and regardless of the method of federal income tax accounting employed by that holder. Original issue discount with respect to a Mortgage Loan could arise for example by virtue of the financing of points by the originator of the Mortgage Loan, or by virtue of the charging of points by the originator of the Mortgage Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. However, the OID Regulations provide that if a holder acquires an obligation at a price that exceeds its stated redemption price, the holder will not include any original issue discount in gross income. In addition, if a subsequent holder acquires an obligation for an amount that exceeds its adjusted issue price the subsequent holder will be entitled to offset the original issue discount with economic accruals of portions of such excess. Accordingly, if the Mortgage Loans acquired by a Certificateholder are purchased at a price that exceeds the adjusted issue price of such Mortgage Loans, any original issue discount will be reduced or eliminated.

     Certificateholders also may be subject to the market discount rules of Sections 1276-1278 of the Code. A Certificateholder that acquires an interest in Mortgage Loans with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Mortgage Loans over the purchaser's purchase price) will be required under Section 1276 of the Code to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Mortgage Loans received in that month and, if the Certificates are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations. The legislative history of the 1986 Act indicates that, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of (a) in the case of Mortgage Loans not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Mortgage Loans originally issued at a discount, original issue discount in the relevant period to total original issue discount remaining to be paid.

     Section 1277 of the Code provides that the excess of interest paid or accrued to purchase or carry a loan with market discount over interest received on such loan is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule discussed above will not apply.

     A Certificateholder who purchases a Certificate at a premium generally will be deemed to have purchased its interest in the underlying Mortgage Loans at a premium. A Certificateholder who holds a Certificate as a capital asset may generally elect under Section 171 of the Code to amortize such premium as an offset to interest income on the Mortgage Loans (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act suggests that the same rules that will apply to the accrual of market discount (described above) will generally also apply in amortizing premium with respect to Mortgage Loans originated after September 27, 1985. If a holder makes an election to amortize premium, such election will apply to all taxable debt instruments held by such holder at the beginning of the taxable year in which the


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election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed. Although the law is somewhat unclear regarding recovery of premium allocable to Mortgage Loans originated before September 28, 1985, it is possible that such premium may be recovered in proportion to payments of Mortgage Loan principal.

     Discount or Premium on Stripped Certificates. A Stripped Certificate may represent a right to receive only a portion of the interest payments on the Mortgage Loans, a right to receive only principal payments on the Mortgage Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Certificated ("Ratio Strip Certificates") may represent a right to receive differing percentages of both the interest and principal on each Mortgage Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the original issue discount rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest. The Code, the OID Regulations, and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Certificates. Under the method described above for REMIC Regular Interest Certificates (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. The 1986 Act prescribed the same method for debt instruments "secured by" other debt instruments, the maturity of which may be affected by prepayments on the underlying debt instruments. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Certificates which technically represent ownership interests in the underlying Mortgage Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Certificates, and it is expected that original issue discount will be reported on that basis. In applying the calculation to such Certificates, the Trustee will treat all payments to be received with respect to the Certificates, whether attributable to principal or interest on the loans, as payments on a single installment obligation and as includible in the stated redemption price at maturity. The IRS could, however, assert that original issue discount must be calculated separately for each Mortgage Loan underlying a Certificate. In addition, in the case of Ratio Strip Certificates, the Internal Revenue Service could assert that original issue discount must be calculated separately for each stripped coupon or stripped bond underlying a Certificate.

     Under certain circumstances, if the Mortgage Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Certificateholder's recognition of income. If, however, the Mortgage Loans prepay at a rate slower than the prepayment assumption, in some circumstances the use of this method may decelerate a Certificateholder's recognition of income.

     In the case of a Stripped Certificate which either embodies only interest payments on the underlying loans or (if it embodies some principal payments on the Mortgage Loans) is issued at a price that exceeds the principal payments (an "Interest Weighted Certificate"), the Trustee intends, absent contrary authority, to report income to Certificateholders as OID, in the manner described above in "-- Interest Weighted Certificates".

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Certificate is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Certificates are subject to the Proposed Regulations; (iii) each Interest Weighted Certificate is composed of an unstripped undivided ownership interest in the Mortgage Loans and an installment obligation consisting of stripped interest payments; or (iv) there are as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan.


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     Given the variety of alternatives for treatment of the Certificates and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Certificates for federal income tax purposes.

     Character as Qualifying Mortgage Loans. In the case of Stripped Certificates there is no specific legal authority existing regarding whether the character of the Certificates, for federal income tax purposes, will be the same as the Mortgage Loans. The IRS could take the position that the Mortgage Loans' character is not carried over to the Certificates in such circumstances. Pass-Through Certificates will be, and, although the matter is not free from doubt, Stripped Certificates should be considered to represent "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code and interest income attributable to the Certificates should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. However, Mortgage Loans secured by non-residential real property will not constitute "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code. In addition, it is possible that various reserves or funds underlying the Certificates may cause a proportionate reduction in the above-described qualifying status categories of Certificates.

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code section 593(d) to any taxable year beginning after December 31, 1995.

     Sale of Certificates. As a general rule, if a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such gain or loss will generally be capital gain or loss if the Certificate is held as a capital asset. In the case of Pass-Through Certificates, such tax basis will generally equal the holder's cost of the Certificate increased by any discount income with respect to the loans represented by such Certificate previously included in income, and decreased by the amount of any distributions of principal previously received with respect to the Certificate. Such gain, to the extent not otherwise treated as ordinary income, will be treated as ordinary income to the extent of any accrued market discount not previously reported as income. In the case of Stripped Certificates, the tax basis will generally equal the Certificateholder's cost for the Certificate, increased by any discount income with respect to the Certificate previously included in income, and decreased by the amount of all payments previously received with respect to such Certificate.


Miscellaneous Tax Aspects

     Backup Withholding. A Bondholder or Certificateholder, other than a Residual Bondholder or Residual Certificateholder, may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Certificates. This withholding generally applies if the holder of a Certificate
(i) fails to furnish the Issuer with its taxpayer identification number ("TIN"); (ii) furnishes the Issuer an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Issuer or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Bondholders or Certificateholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders of the Certificates should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Issuer will report to the Certificateholders and to the Internal Revenue Service for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Certificates.


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Tax Treatment of Foreign Investors

     Under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the Issuer or (ii) the recipient is a controlled foreign corporation to which the Issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the Issuer normally will be relieved of the obligation to withhold federal income tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the Issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

     Interest and original issue discount of Bondholders or Certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Bondholder or Certificateholders. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Certificates who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." To the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Certificates that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded an the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "Excess Inclusion Income."


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                           State Tax Considerations

     In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of investment in the Bonds or Certificates. In particular, potential investors in Residual Interest Certificates should consult their tax advisers regarding the taxation of the Residual Interest Certificates in general and the effect of foreclosure on the Mortgaged Properties on such taxation.


                             ERISA Considerations


     ERISA and the Code impose certain restrictions on employee benefit plans ("Plans") that are subject to ERISA and on persons who have certain specified relationships to such Plans (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code, hereinafter referred to collectively as "Parties in Interest"). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan.

     A final regulation promulgated by the Department of Labor (the "DOL") defining the term "plan assets" was published in the Federal Register (the "DOL Regulation"). Under the DOL Regulation, generally, when a Plan makes an equity investment in another entity (for example, the purchase of a REMIC Certificate), the underlying assets of that entity may be considered Plan assets unless certain exceptions apply. There can be no assurance that any of the exceptions set forth in the DOL Regulation will apply to the purchase or holding of Certificates. A Plan's investment in Certificates may cause the Loans or other assets comprising or underlying the Primary Assets to be deemed Plan assets. If the Loans or other assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and the Code with respect to the Loans and other assets. Certain affiliates of the Depositor, including Lehman Brothers Inc., the Underwriter of the Certificates, and Lehman Commercial Paper Incorporated, the parent of the Depositor, might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the Trustee, the Master Servicer or any other Servicer, any insurer, special hazard insurer, primary insurer or any other issuer of a credit support instrument relating to the Primary Assets in a Trust Fund or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. Prohibited transactions within the meaning of ERISA and the Code could arise if Certificates are acquired by a Plan with respect to which any such person is a Party in Interest.

     One or more exemptions may be available, however, with respect to any such prohibited transaction, including, but not limited to: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 83-1, regarding mortgage pool investment trusts; PTCE 84-14, regarding transactions effected by a "qualified professional asset manager;" or PTCE 96-23, regarding transactions effected by an "in-house asset manager."

     PTCE 83-1 exempts from the prohibited transaction provisions of ERISA certain transactions involving single family residential mortgage pool investment trusts. With respect to Mortgage Loans secured solely by property consisting of single family residential housing, PTCE 83-1 permits, subject to certain general and specific conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans, related to the origination, maintenance and termination of mortgage pools and the acquisition and holding of certain mortgage pool pass-through certificates by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgages in the mortgage pool. PTCE 83-1 does not apply to investments in Subordinate Certificates to Certificates that evidence an interest in


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distributions of principal only. Because certain of the Certificates may, if specified in the related Prospectus Supplement, be Subordinate Certificates or evidence an interest in distributions of principal only or interest only from the pooled Mortgage Loans, PTCE 83-1 will not be applicable to such Certificates.

     PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (1) the maintenance of a system of insurance or other protection for the pooled housing loans and property securing such loans, and for indemnifying certificate holders against reductions in pass-through payments due to property damage or defaults in loan payments; (2) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (3) a limitation on the amount of the payment retained by the pool sponsor together with other benefits inuring to its benefit, to not more than adequate consideration for selling the housing loans plus reasonable compensation for services provided by the pool sponsor to the loan pool. PTCE 83-1 also imposes additional specific conditions for certain types of transactions and where certain Parties in Interest are fiduciaries with respect to a Plan that acquires a Certificate.

     If a Trust Fund consists of Agency Certificates, then under the terms of the DOL Regulation, even if the acquisition or holding by a Plan of a Certificate with respect to such Trust Fund were characterized as the acquisition of ownership rights in the assets of the Trust Fund (including the Agency Certificates) such acquisition or holding would not constitute acquisition of ownership rights in the mortgage loans underlying the Agency Certificates.

     In addition, the DOL has granted to Lehman Brothers Inc. an administrative exemption (Prohibited Transaction Exemption 91-14 et al.; Exemption Application No. D-7958 et al., 56 Fed. Reg. 7413 (1991)) (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial acquisition, holding and the subsequent disposition by Plans of certificates in pass-through trusts that consist of certain receivables, loans, and other obligations that meet the conditions and requirements of the Exemption. The loans covered by the Exemption include mortgage loans and manufactured home loans such as the Loans.

     Among the conditions that must be satisfied for the Exemption to apply are the following:

      (1) The acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

      (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Fund;

      (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Fitch IBCA, Inc. or Duff & Phelps Credit Rating Co.;

      (4) The sum of all payments made to the underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Loans to the Trust Fund represents not more than the fair market value of such Loans; the sum of all payments made to and retained by the Master Servicer and any other Servicer represents not more than reasonable compensation for such person's services under the Trust Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

      (5) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements: (i) no fiduciary (or its affiliate) is an obligor with respect to more than five percent of the fair market value of the obligations contained in the trust;
(ii) the Plan's investment in certificates does not exceed twenty-five percent of all of the Certificates outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the "Pre-Funding Period") instead of requiring that all such Obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

      (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Pre-Funding Limit") must not exceed twenty-five percent.

      (2) All Obligations transferred after the closing date (the "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by a Rating Agency.

      (3) The transfer of such Additional Obligations to the trust during the Pre-Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a Rating Agency upon termination of the Pre-funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

      (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Obligations in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations which were transferred to the trust on the closing date.

      (5) In order to ensure that the characteristics of the Additional Obligations are substantially similar to the original Obligations which are transferred to the trust,

         (i) the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider which is independent of the depositor; or

         (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each Rating Agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations which were transferred to the trust as of the closing date.

      (6) The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

      (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

      (8) The related prospectus or prospectus supplement must describe:

         (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

         (ii) the duration of the Pre-Funding Period;

         (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the trust; and

         (iv) that the amounts remaining in the pre-funding account at the end of the Pre-Funding Period will be remitted to certificateholders as repayments of principal.

      (9) The related trust agreement must describe the permitted investments for the pre-funding and/or capitalized interest account and, if no disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the Exemption as amended or other exemptions, and the potential consequences to their specific circumstances, prior to making an investment in the Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                        Legal Investment Considerations

     The Prospectus Supplement for each Series of Certificates will specify which, if any, of the classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Classes of Certificates that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline.

     SMMEA also amended the legal investment authority of federally-chartered depository institution as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of Certificates under consideration for purchase constitutes a "mortgage related security").

     All depository institutions considering an investment in the Certificates (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Certificates not entitled to distributions allocated to principal or interest, or Subordinated Certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but no limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                                 Legal Matters


     Certain legal matters in connection with the Certificates offered hereby will be passed upon for the Depositor and for the Underwriters, and the material federal income tax consequences of the Certificates will be passed upon for the Depositor, by Brown & Wood LLP, Washington, D.C.


                                 The Depositor


     The Depositor was incorporated in the State of Delaware on January 2, 1987. The principal office of the Depositor is located at 200 Vesey Street, New York, New York 10285. Its telephone number is (212) 526-5594.

     The Certificate of Incorporation of the Depositor provides that the Depositor may not conduct any activities other than those related to the issue and sale of one or more Series and to serve as depositor of one or more trusts that may issue and sell bonds or certificates. The Certificate of Incorporation of the Depositor provides that any securities, except for subordinated securities, issued by the Depositor must be rated in one of the three highest categories available by any Rating Agency rating the Series.

     The Series Supplement for a particular Series may permit the Primary Assets pledged to secure the related Series of Certificates to be transferred by the Issuer to a trust, subject to the obligations of the Certificates of such Series, thereby relieving the Issuer of its obligations with respect to such Certificates.


                                Use of Proceeds


     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Primary Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Primary Assets, to establish the Reserve Funds, if any, for the Series and to pay costs of structuring and issuing the Certificates. If so specified in the related Prospectus Supplement, Certificates may be exchanged by the Depositor for Primary Assets. Unless otherwise specified in the related Prospectus Supplement, the Primary Assets for each Series of Certificates will be acquired by the Depositor either directly, or through one or more affiliates which will have acquired such Primary Assets from time to time either in the open market or in privately negotiated transactions.


                             Plan of Distribution


     Each Series of Certificates offered hereby and by means of the related Prospectus Supplements may be offered through any one or more of the following:
Lehman Brothers Inc., an affiliate of the Depositor; underwriting syndicates represented by Lehman Brothers Inc.; any originator of Loans underlying a Series; or underwriters, agents or dealers selected by such originator (collectively, the "Underwriters"). The Prospectus Supplement with respect to each such Series of Certificates will set forth the terms of the offering of such Series of Certificates and each Sequence within such Series, including the name or names of the Underwriters (if known), the proceeds to the Depositor (if any), and including either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or commissions allowed or reallowed to certain dealers, or the method by which the prices at which the Underwriters will sell the Certificates will be determined.

     The Underwriters may or may not be obligated to purchase all of the Certificates of a Series described in the Prospectus Supplement with respect to such Series if any such Certificates are purchased. The Certificates may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     If so indicated in the Prospectus Supplement, the Depositor will authorize Underwriters or other persons acting as the Depositor's agents to solicit offers by certain institutions to purchase the Certificates from the Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Depositor. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The Underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     The Depositor may also sell the Certificates offered hereby and by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect such transactions by selling Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Certificates for whom they may act as agents.

     The place and time of delivery for each Series of Certificates offered hereby and by means of the related Prospectus Supplement will be set forth in the Prospectus Supplement with respect to such Series.


                            Additional Information


     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Seller has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     Copies of the most recent FNMA Prospectus for FNMA Certificates and FNMA's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of FNMA, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor did not participate in the preparation of FNMA's Prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

     Copies of the most recent Offering Circular for FHLMC Certificates as well as FHLMC's most recent Information Statement and Information Statement Supplement and any quarterly report made available by FHLMC can be obtained by writing or calling the Investor Inquiry department of FHLMC at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336- 3672; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor did not participate in the preparation of FHLMC's Offering Circular, Information Statement or any supplement thereto or any quarterly report thereof and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.


                Incorporation of Certain Documents by Reference


     All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Certificates issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Trustee on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee specified in the accompanying Prospectus Supplement.


                         Reports to Certificateholders

     Periodic and annual reports concerning the related Trust Fund are required under the Trust Agreement to be forwarded to Certificateholders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. See "The Trust Agreements -- Reports to Certificateholders" herein.

                                   Glossary

     The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a supplemental Glossary in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the Trust Agreement and the Trust Agreement generally provides a more complete definition of certain of the terms. Reference should be made to the Trust Agreement for a more complete definition of such terms.

     "Accrual Date" means, with respect to any Multi-Class Series, the date upon which interest begins accruing on the Certificates of the Series, as specified in such Certificates and the related Prospectus Supplement.

     "Accrual Amount" means, with respect to any Distribution Date for a Multi-Class Series that occurs prior to or on the Accrual Termination Date, the aggregate amount of interest that has accrued on the Compound Interest Certificates of such Series during the Interest Accrual Period ending on or prior to such Distribution Date but which is not then required to be paid.

     "Accretion Termination Date" means, with respect to a Class of Compound Interest Certificates, such date as may be specified in the related Prospectus Supplement.

     "Advance" means a cash advance by the Master Servicer or a Servicer in respect of delinquent payments of principal of and/or interest on a Loan, and for the other purposes specified herein and in the related Prospectus Supplement.

     "Agency Certificates" means GNMA Certificates, FNMA Certificates, and FHLMC Certificates.

     "Aggregate Asset Principal Balance" means, with respect to the Mortgage Loans in the Trust Fund, the aggregate of the Asset Principal Balances for all such Mortgage Loans at the time of any determination.

     "Appraised Value" means, with respect to a property securing a Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Loan or the sales price of such mortgaged property.

     "ARM" or "Adjustable Rate Mortgage" means a Mortgage Loan as to which the related Mortgage Note provides for periodic adjustments in the interest rate component of the Scheduled Payment pursuant to an Index as described in the related Prospectus Supplement.

     "Asset Group" means a group of individual Primary Assets which share similar characteristics and are aggregated into one group for certain purposes.


     "Asset Principal Balance" means, with respect to any Mortgage Loan, at the time of any determination, its outstanding principal balance as of the Cut-off Date reduced by all amounts distributed to Certificateholders (or used to fund the Subordination Reserve Fund, if any) and reported as allocable to principal payments on such Mortgage Loan.

     "Assumed Deposit Date" means the date specified therefor in the Prospectus Supplement for a Series, upon which distributions on the Primary Assets are assumed to be received for purposes of calculating Reinvestment Income thereon.


     "Available Distribution Amount" means the amount in the Certificate Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Certificateholders on a Distribution Date.

     "Bankruptcy Code" means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

     "Bi-Weekly Loan" means a Mortgage Loan which provides for payments of principal and interest by the borrower once every two weeks.

     "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

     "Buy-Down Fund" means a custodial account, established by the Master Servicer or the Servicer for a Buy-Down Loan, that meets the requirements set forth herein.

     "Buy-Down Loan" means a level payment Mortgage Loan for which funds have been provided by a Person other than the mortgagor to reduce the mortgagor's Scheduled Payment during the early years of such Mortgage Loan.

     "Buy-Down Period" means, with respect to a Buy-Down Loan, the period when the related mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on the Buy-Down Loan.

     "Certificate Account" means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Master Servicer in respect of the Primary Assets in a Trust Fund.

     "Certificate guarantee insurance" means an insurance policy issued by one or more insurance companies which will guarantee timely distributions of interest and full distributions of principal of a Series on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement for the Series.

     "Certificateholder" or "Holder" means the Person in whose name a Certificate is registered in the Certificate register.

     "Certificate Interest Rate" means, with respect to any Multi-Class Series, the per annum rate at which interest accrues on the principal balance of the Certificates of such Series or a Class of such Series, which rate may be fixed or variable, as specified in the related Prospectus Supplement.

     "Certificates" means the Asset Trust Pass-Through Certificates. "Class" means a Class of Certificates of a Series.

     "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Certificates of such Series are first issued.

     "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     "Collection Account" means, with respect to a Series, the account established in the name of the Master Servicer for the deposit by the Master Servicer of payments received from the Primary Assets in a Trust Fund (or from the Servicers, if any).

     "Compound Interest Certificate" means any Certificate of a Multi-Class Series on which interest accrues and is added to the principal balance of such Certificate periodically, but with respect to which no interest or principal shall be payable except during the period or periods specified in the related Prospectus Supplement.

     "Compound Value" means, with respect to a Class of Compound Interest Certificates, as of any Determination Date, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Certificates.

     "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

     "Condominium Association" means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

     "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

     "Condominium Loan" means a Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

     "Condominium Unit" means an individual housing unit in a Condominium Building.

     "Conventional Loan" means a Loan that is not insured or guaranteed by any governmental agency.

     "Cooperative" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.

     "Cooperative Dwelling" means an individual housing unit in a building owned by a Cooperative.

     "Cooperative Loan" means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower (tenant-stockholder) of a security interest in shares issued by the applicable Cooperative.

     "Cut-off Date" means the date designated in the Trust Agreement for a Series on or before which amounts due and payable with respect to a Primary Asset will not inure to the benefit of Certificateholders of the Series.

     "Cut-off Date Aggregate Asset Principal Balance" means, with respect to the Loans in the Trust Fund as of the Cut-off Date, the Aggregate Asset Principal Balance for all such Loans as of the Cut-off Date, reduced by all payments of principal due on or before the Cut-off Date and not paid, and increased by scheduled payments of principal due after the Cut-off Date but received by the Master Servicer on or before the Cut-off Date.

     "Deferred Interest" means excess interest resulting when the amount of interest paid by a Mortgagor on a Negatively Amortizing ARM in any month is less than the amount of interest accrued on the Stated Principal Balance thereof.

     "Deficiency Event" means, with respect to a Series, the inability of the Trustee to distribute to Holders of one or more Classes of Certificates of the Series (other than any Class of Subordinate Certificates prior to the time that the Available Distribution Amount is reduced to zero), in accordance with the terms thereof and the related Trust Agreement, any distribution of principal or interest thereon when and as distributable due to insufficient funds for such purpose then held in the related Trust Fund.

     "Deleted Mortgage Loan" means a Mortgage Loan which is repurchased from the Trust Fund by the Depositor or as to which a Qualifying Substitute Loan is substituted therefor.

     "Depositor" means Structured Asset Securities Corporation.

     "Determination Date" means the day specified in the related Prospectus Supplement as the day on which the Master Servicer calculates the amounts to be distributed to Certificateholders on the next succeeding Distribution Date.

     "Distribution Date" means, with respect to a Series or Class, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

     "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable to the Trustee or its nominee on any Primary Asset.

     "Eligible Investments" means any one or more of the obligations or securities described as such at "THE TRUST AGREEMENTS -- Investment of Funds."

     "Eligible Reserve Fund Investments" means Eligible Investments and any other obligations or securities described as Eligible Reserve Fund Investments in the applicable Trust Agreement, as described in the related Prospectus Supplement for a Series.

     "ERISA" means the Employer Retirement Income Security Act of 1974, as amended.

     "Escrow Account" means an account, established and maintained by the Master Servicer or the Servicer for a Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items that are required to be paid to the mortgagee are deposited.

     "Excess Cash Flow" means, with respect to a Multi-Class Series, the amount, if any, by which (a) the cash flow received from the Primary Assets in the related Trust Fund and deposited in the related Certificate Account (excluding any Retained Interest but including transfers from any applicable Reserve Fund), net of applicable servicing fees, guarantee fees, insurance premiums and other administrative expenses, on the relevant determination date exceeds (b) the sum of (1) the Minimum Principal Distribution Amount for such Series on such Distribution Date and (2) the Accrual Distribution Amount, if any, on such Distribution Date.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHA" means the Federal Housing Administration, a division of HUD.

     "FHA Loan" means a fixed-rate housing loan insured by the FHA.

     "FHLMC" or "Freddie Mac" means the Federal Home Loan Mortgage Corporation.


     "FHLMC Certificate" means a mortgage participation certificate or other pass-through certificate guaranteed by FHLMC as to the timely payment of interest and, except as specified in the related Prospectus Supplement, the ultimate collection of principal, which represents ultimately a proportional beneficial ownership interest in a pool of residential mortgage loans.

     "Final Scheduled Distribution Date" means, with respect to a Class of a Series, the date after which no Certificates of such Class will remain outstanding assuming timely payments or distributions are made on the Primary Assets in the related Trust Fund.

     "Floating Rate" means a Certificate Interest Rate which is subject to change from time to time.

     "Floating Rate Certificate" means any Certificate of a Multi-Class Series which accrues interest at a Floating Rate.

     "Floating Rate Distribution Date" means the Distribution Date for a Class of Floating Rate Certificates, which may be either more or less frequent than the Distribution Date for other Classes of the Series.

     "Floating Rate Period" means the period of time during which a given Certificate Interest Rate applies to a Class of Floating Rate Certificates.

     "FNMA" or "Fannie Mae" means the Federal National Mortgage Association.

     "FNMA Certificate" means a guaranteed mortgage pass-through certificate or a stripped mortgage-backed security, the full and timely payment of principal of and interest on which is guaranteed by FNMA, which represents ultimately a proportional beneficial ownership interest in a pool of residential mortgage loans.

     "FSLIC" means the Federal Savings and Loan Insurance Corporation or any successor thereto.

     "Fund or account" means any fund or account, including, without limitation, the Certificate Account or any reserve fund established under the Trust Agreement for a Series, excluding any fund or account not available to make distributions to Certificateholders.

     "GEM Loan" means, unless specified otherwise in the related Prospectus Supplement for a Series, a fixed rate, fully amortizing mortgage loan providing for monthly payments based on a 10-to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of such increases being applied to principal, and with further provision for level payments thereafter.

     "GNMA" or "Ginnie Mae" means the Government National Mortgage Association.

     "GNMA Certificate" means a mortgage pass-through certificate the full and timely payment of principal of and interest on which is guaranteed by GNMA and issued under either the GNMA I or the GNMA II program, which represents ultimately a proportional beneficial ownership interest in a pool of residential housing loans. A "GNMA I Certificate" is a GNMA Certificate issued under the GNMA I program, and a "GNMA II Certificate" is a GNMA Certificate issued under the GNMA II program.

     "GPM Fund" means a trust account established by the Master Servicer or the Servicer of a GPM Loan into which funds sufficient to cover the amount by which payments of principal and interest on such GPM Loan assumed in calculating payments due on the Certificates of the related Multi-Class Series exceed scheduled payments on such GPM Loan.

     "GPM Certificate" means a Certificate backed by GPM Loans.

     "GPM Loan" means a mortgage loan providing for graduated payments, having an amortization schedule (a) requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period of time after which the monthly installments become fixed for the remainder of the mortgage term, (b) providing for deferred payment of a portion of the interest due monthly during such period of time and (c) providing for recoupment of the interest deferred through negative amortization whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note.

     "Guaranteed Investment Contract" means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

     "HUD" means the United States Department of Housing and Urban Development.


     "Index" means the index applicable to any adjustments in the Mortgage Rates of any ARMs included in the Primary Assets.

     "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Certificates, Loans, or Private Mortgage-Backed Securities.

     "Insurance Proceeds" means, unless otherwise provided in a Supplement, amounts paid by the insurer under any of the Insurance Policies covering any Loan or Mortgaged Property.

     "Interest Accrual Period" means the period specified in the related Prospectus Supplement for a Multi-Class Series, during which interest accrues on the Certificates or a Class of Certificates of such Series with respect to any Distribution Date or Special Distribution Date.

     "Interest Weighted Certificates" means a Class of Certificates entitled to a greater percentage of interest on the Loans underlying or comprising the Primary Assets for the Series than the percentage of principal on such Loans to which it is entitled.

     "IRS" means the Internal Revenue Service.

     "L/C Bank" means the issuer of a letter of credit.

     "L/C Percentage" means the maximum liability of a L/C Bank under a letter of credit, equal to the percentage specified in the related Prospectus Supplement for a Series for which a letter of credit is issued of the initial aggregate principal balance of the Loans in the related Trust Fund or one or more Class of Certificates of the Series.

     "Letter of credit" means an irrevocable letter of credit issued by the L/C Bank to provide limited protection against certain losses relating to Loans, as described in the related Prospectus Supplement for a Series.

     "Lifetime Mortgage Rate Cap" means the lifetime limit on the Mortgage Rate during the life of each ARM.

     "Liquidation Proceeds" means amounts received by the Master Servicer or Servicer in connection with the liquidation of a mortgage, net of liquidation expenses.

     "Loan" means a Mortgage Loan (including an interest therein) or a Manufactured Home Loan (including an interest therein) that is deposited by the Depositor into the Trust Fund for a Series.

     "Loan-to-Value Ratio" means the ratio, expressed as a percentage, of the principal amount of a Loan at the date of determination to the Appraised Value.


     "Manufactured Home" means a manufactured home within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     "Manufactured Home Loan" means a loan secured by a Manufactured Home.

     "Master Servicer" means, with respect to a Series secured by Loans, the Person, if any, designated in the related Prospectus Supplement to manage and supervise the administration and servicing by the Servicers of the Loans comprising or underlying the Primary Assets for that Series, or the successors or assigns of such Person.

     "Maximum Floating Rate" means, as to any Multi-Class Series, the per annum interest rate cap specified for any Floating Rate Certificates of such Series in the related Prospectus Supplement.

     "Minimum Floating Rate" means, as to any Multi-Class Series, the per annum interest rate floor specified for any Floating Rate Certificates of such Series in the related Prospectus Supplement.

     "Minimum Principal Distribution Amount" means, with respect to a Distribution Date for a Multi- Class Series, the amount, if any, by which (a) the outstanding principal balance of the Certificates of such Series (before giving effect to any payment of principal on that Distribution Date) exceeds
(b) the aggregate Asset Value of the Primary Assets for the Series as of that Distribution Date.

     "Minimum Mortgage Rate" means the lifetime minimum Mortgage Rate during the life of each ARM.

     "Mortgage" means the mortgage, deed of trust or other instrument securing a Mortgage Note.

     "Mortgage Loan" means a mortgage loan (including an interest therein) secured by Mortgaged Property, including Cooperative Loans and Condominium Loans.

     "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Mortgage Loan.

     "Mortgage Pool" means with respect to a Trust Fund for a Series of Certificates, a pool of Mortgage Loans.

     "Mortgaged Property" means the real property securing a Mortgage Loan.

     "Mortgage Rate" means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rates borne by each Loan.

     "Mortgagor" means the obligor on a Mortgage Note.

     "Multifamily Property" means any property securing a Loan consisting of multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units.

     "Multi-Class Series" means a Series of Certificates that may include Floating Rate Certificates, Compound Interest Certificates and Planned Amortization Certificates, and/or Subordinate and Senior Classes embodying a subordination feature which protects the Senior Class or Classes in the event of failure of timely payment of Primary Assets. With respect to Series of Asset Trust Pass-Through Certificates other than Multi-Class Series, each Class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets, which designation does not change over the term of the Certificates; provided, however, a Series may be so characterized if the designation changes only on account of a subordination feature in one or more Subordinate Classes which protects one or more Senior Classes in the event of failure of timely payment of Primary Assets.

     "1986 Act" means the Tax Reform Act of 1986.

     "Negatively Amortizing ARMs" means ARMs which provide for limitations on changes in the Scheduled Payment which can result in Scheduled Payments which are greater or less than the amount necessary to amortize such ARM by its stated maturity at the Mortgage Rate in effect in any particular month.

     "Pass-Through Rate" means the rate of interest paid to the Certificateholders in respect of the Primary Assets.

     "PAC" ("Planned Amortization Certificates") means a Class of Certificates of a Series on which no payment of principal will need to be made until the earlier of the date specified in the related Prospectus Supplement or the date on which the principal of all Certificates of the Series having an earlier Final Scheduled Distribution Date have been paid in full.

     "Percentage Interest" means, with respect to a Certificate, the proportion (expressed as a percentage) of the percentage amounts of all of the Certificates in the related Class represented by such Certificate, as specified in the related Prospectus Supplement.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

     "PMBS Agreement" means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private
Mortgage-Backed Security is issued.

     "PMBS Issuer" means, with respect to Private Mortgage-Backed Securities, the depositor or seller/servicer under a PMBS Agreement.

     "PMBS Servicer" means the servicer of the Loans underlying a Private Mortgage-Backed Security.

     "PMBS Trustee" means the trustee designated under a PMBS Agreement.

     "Participation Certificate" means a certificate evidencing a participation interest in a pool of Loans.

     "Prepayment Period" means, with respect to any Distribution Date, the period specified in the related Prospectus Supplement for a Series.

     "Primary Assets" means the Agency Certificates, Private Mortgage-Backed Securities or Loans, as the case may be, which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Agency Certificate, Private Mortgage-Backed Security or Loan, as the case may be.

     "Principal Distribution Amount" means, unless specified otherwise in the Prospectus Supplement for a Multi-Class Series, the sum of (a) the Accrual Distribution Amount, if any, (b) the Minimum Principal Distribution Amount and
(c) the percentage, if any, of Excess Cash Flow specified in the related Prospectus Supplement.

     "Principal Weighted Certificates" means a Class of Certificates entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets in the Trust Fund for the related Series than the percentage of interest to which it is entitled.

     "Private Mortgage-Backed Security" means a mortgage participation or pass-through certificate representing a fractional, undivided interest in Loans or collateralized mortgage obligations secured by Loans.

     "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

     "Proposed Regulations" means the proposed Treasury regulations issued under Sections 1271-1273 and 1275 of the Code.

     "Qualified Insurer" means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgage Properties are located duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

     "Rating Agency" means any nationally recognized statistical rating organization (or organizations) that was (or were) requested by the Depositor to rate the Certificates upon the original issuance thereof.

     "Regular Interest" means a regular interest in a REMIC as described herein under "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS -- Tax Status as a REMIC."

     "Reinvestment Income" means any interest or other earnings on Funds or Accounts that are part of the Trust Fund for a Series.

     "REMIC" means a real estate mortgage investment conduit under Section 860D of the Code.

     "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

     "Remittance Date" means the calendar day or days of each month, as specified in the related Prospectus Supplement for a Series, on which the Servicer is required to withdraw funds from the related Servicer Account for remittance to the Master Servicer.

     "REO Property" means real property which secured a defaulted Loan which has been acquired upon foreclosure, deed in lieu of foreclosure or repossession.

     "Reserve Fund" means, with respect to a Series, any Reserve Fund established pursuant to the Trust Agreement.

     "Residual Interest" means a residual interest in a REMIC as described herein under "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS -- Tax Status as a REMIC."

     "Retained Interest" means, with respect to a Primary Asset, the amount or percentage specified in the related Prospectus Supplement that is not sold by the Depositor or seller of the Primary Asset and, therefore, is not included in the Trust Fund for the related Series.

     "Scheduled Payments" the scheduled payments of principal and interest to be made by the borrower on a Mortgage Loan in accordance with the terms of the related Mortgage Note.

     "Senior Certificateholder" means the Holder of a Senior Certificate.

     "Senior Certificates" means a Class of Certificates as to which the Holders' rights to receive distributions of principal and interest are senior to the rights of Holders of Subordinate Certificates, to the extent specified in the related Prospectus Supplement.

     "Servicer" means the entity which has primary liability for servicing Loans if other than the Master Servicer.

     "Servicing Account" means an account established by a Servicer (other than the Master Servicer) who is directly servicing Loans, into which such Servicer will be required to deposit all receipts received by it with respect to the Primary Assets serviced by such Servicer.

     "Single Family Property" means property securing a Loan consisting of one-to four-family attached or detached residential housing, including Cooperative Dwellings.

     "Subordinate Certificateholder" means a Holder of a Subordinate
Certificate.

     "Subordinate Certificates" means a Class of Certificates as to which the rights of Holders to receive distributions of principal and interest are subordinated to the rights of Holders of Senior Certificates, to the extent and under the circumstances specified in the related Prospectus Supplement.

     "Subordinated Amount" means the amount, if any, specified in the related Prospectus Supplement for a Series with a Class of Subordinated Certificates, that the Subordinate Certificates are subordinated to the Senior Certificates of the same Series.

     "Subordination Reserve Fund" means the subordination reserve fund, if any, for a Series with a Class of Subordinate Certificates, established pursuant to the related Trust Agreement.

     "Subsidy Account" means a custodial account established by the Master Servicer or the Servicer for a Loan into which subsidy funds contributed by the seller of the property securing the Loan (or by another party) necessary to maintain the scheduled level of payments due on the Loan are deposited.

     "Trust Agreement" means the trust agreement relating to a Series among the Depositor, the Master Servicer, and the Trustee.

     "Trustee" means the trustee under a Trust Agreement, and its successors.

     "Trust Fund" means all property and assets held for the benefit of the Certificateholders by the Trustee under the Trust Agreement for a Series of Certificates including, without limitation, the Primary Assets (except any Retained Interests), all amounts in the Certificate Account, Collection Account or Servicer Accounts, distributions on the Primary Assets (net of servicing fees), and reinvestment earnings on such net distributions and amounts deposited in any reserve fund and the proceeds of any insurance policies required to be maintained with respect to the Loans.

     "UCC" means the Uniform Commercial Code.

     "VA" means the Veterans Administration.

     "VA Loans" means housing loans partially guaranteed by the VA.

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                                 $1,353,485,000
                                  (Approximate)




                     AMORTIZING RESIDENTIAL COLLATERAL TRUST





                       Mortgage Pass-Through Certificates,
                                 Series 2000-BC1




                     Structured Asset Securities Corporation
                                    Depositor





                             Norwest Bank Minnesota,
                              National Association
                                 Master Servicer



                           --------------------------
                              PROSPECTUS SUPPLEMENT
                                February 7, 2000
                           --------------------------
                                 LEHMAN BROTHERS

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          Photo of a globe printed in the background of the back cover